     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1995


                                                       REGISTRATION NO. 33-61169

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              NELLCOR INCORPORATED
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  3845                                 94-2789249
     (State or other jurisdiction                 (Primary Standard                        (I.R.S. Employer
  of incorporation or organization)                   Industrial                        Identification Number)
                                             Classification Code Number)

                              4280 HACIENDA DRIVE
                          PLEASANTON, CALIFORNIA 94588
                                 (510) 463-4000
                  (Address, including zip code, and telephone
                        number, including area code, of
                   registrant's principal executive offices)

                             LAUREEN DEBUONO, ESQ.
                   EXECUTIVE VICE PRESIDENT, HUMAN RESOURCES,
                         GENERAL COUNSEL AND SECRETARY
                              4280 HACIENDA DRIVE
                          PLEASANTON, CALIFORNIA 94588
                                 (510) 463-4000
                    (Name, address, including zip code, and
                     telephone number, including area code,
                             of agent for service)
                           --------------------------

                                                   COPIES TO:
                 GAVIN B. GROVER, ESQ.                                    DANIEL C. WEARY, ESQ.
               C. PATRICK MACHADO, ESQ.                                 JEFFREY T. HAUGHEY, ESQ.
               MICHAEL G. O'BRYAN, ESQ.                             BLACKWELL SANDERS MATHENY WEARY &
                  MORRISON & FOERSTER                                         LOMBARDI L.C.
                 345 CALIFORNIA STREET                                2300 MAIN STREET, SUITE 1100
            SAN FRANCISCO, CALIFORNIA 94104                            KANSAS CITY, MISSOURI 64108
                    (415) 677-7000                                           (816) 274-6800

                           --------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              NELLCOR INCORPORATED
                             CROSS REFERENCE SHEET
             BETWEEN ITEMS IN PART I OF THE REGISTRATION STATEMENT
               (FORM S-4) AND PROSPECTUS PURSUANT TO ITEM 501(B)

                                 ITEM OF FORM S-4                                       LOCATION IN PROSPECTUS
           -------------------------------------------------------------  --------------------------------------------------
A.  INFORMATION ABOUT THE
     TRANSACTION
                  1.  Forepart of Registration Statement and Outside
                       Front Cover Page of Prospectus...................  Outside Front Cover Page of Prospectus
                  2.  Inside Front and Outside Back Cover Pages of
                       Prospectus.......................................  Outside Front Cover Page of Prospectus; Available
                                                                           Information; Incorporation of Documents by
                                                                           Reference; Table of Contents
                  3.  Risk Factors, Ratio of Earnings to Fixed Charges
                       and Other Information............................  Outside Front Cover Page of Prospectus; Summary;
                                                                           Investment Considerations
                  4.  Terms of the Transaction..........................  Outside Front Cover Page of Prospectus; Summary;
                                                                           The Nellcor Special Meeting; The P-B Special
                                                                           Meeting; The Merger; The Merger Agreement;
                                                                           Management of Nellcor After the Merger;
                                                                           Description of Capital Stock of Nellcor;
                                                                           Comparison of Stockholder Rights
                  5.  Pro Forma Financial Information...................  Summary; Unaudited Pro Forma Combined Condensed
                                                                           Financial Statements
                  6.  Material Contracts with the Company Being
                       Acquired.........................................  The Merger; The Merger Agreement
                  7.  Additional Information Required for Reoffering by
                       Persons and Parties Deemed to be Underwriters....                          *
                  8.  Interests of Named Experts and Counsel............                          *
                  9.  Disclosure of Commission Position on
                       Indemnification for Securities Act Liabilities...                          *

B.  INFORMATION ABOUT THE
     REGISTRANT
                 10.  Information with Respect to S-3 Registrants.......                          *
                 11.  Incorporation of Certain Information by
                       Reference........................................  Available Information; Incorporation of Documents
                                                                           by Reference
                 12.  Information with Respect to S-2 or S-3
                       Registrants......................................                          *
                 13.  Incorporation of Certain Information by
                       Reference........................................                          *
                 14.  Information with Respect to Registrants Other Than
                       S-3 or S-2 Registrants...........................                          *

                                 ITEM OF FORM S-4                                       LOCATION IN PROSPECTUS
           -------------------------------------------------------------  --------------------------------------------------
C.  INFORMATION ABOUT THE COMPANY
     BEING ACQUIRED
                 15.  Information with Respect to S-3 Companies.........                          *
                 16.  Information with Respect to S-2 or S-3
                       Companies........................................                          *
                 17.  Information with Respect to Companies Other Than
                       S-3 or S-2 Companies.............................                          *

D.  VOTING AND MANAGEMENT
     INFORMATION
                 18.  Information if Proxies, Consents or Authorizations
                       are to be Solicited..............................  Incorporation of Documents by Reference; Summary;
                                                                           The Nellcor Special Meeting; The P-B Special
                                                                           Meeting; The Merger; The Merger Agreement;
                                                                           Management of Nellcor After the Merger;
                                                                           Compensation of Directors and Certain Executive
                                                                           Officers of Nellcor; Beneficial Owners of Nellcor
                                                                           Common Stock; Stockholder Proposals
                 19.  Information if Proxies, Consents or Authorizations
                       are not to be Solicited or in an Exchange
                       Offer............................................                          *

- ------------------------
*Not applicable or answer is negative.

                              [NELLCOR LETTERHEAD]

                                                                   July 24, 1995

Dear Stockholder:

    You are cordially invited to attend the Special Meeting of Stockholders of Nellcor Incorporated ("Nellcor") to be held at 10:00 A.M. on August 24, 1995 at the offices of Nellcor, 4280 Hacienda Drive, Pleasanton, California 94588.

    At the Special Meeting, you will be asked to consider and vote upon the following proposals:

    1. To approve the issuance of Nellcor Common Stock in connection with the Agreement and Plan of Merger, dated as of May 21, 1995 and amended as of June 30, 1995 (as amended, the "Merger Agreement"), among Nellcor, Puma Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Nellcor ("Sub"), and Puritan-Bennett Corporation ("P-B"), pursuant to which Sub will be merged (the "Merger") with and into P-B, and P-B will become a wholly-owned subsidiary of Nellcor. In the Merger, each outstanding share of P-B Common Stock (other than shares held in the treasury of P-B, which will be canceled) will be converted into the right to receive 0.88 of a fully paid and nonassessable share of Nellcor Common Stock. Cash will be delivered in lieu of fractional shares.

    2. To approve an amendment to the Restated Certificate of Incorporation of Nellcor to change Nellcor's corporate name to Nellcor Puritan Bennett Incorporated.

    3. To approve the adoption of Nellcor's 1995 Merger Stock Incentive Plan (the "1995 Plan").

    4. To approve the adoption of an amendment to Nellcor's 1994 Equity Incentive Plan to increase the number of shares of Nellcor Common Stock authorized for issuance thereunder from 1,500,000 shares to 2,500,000 shares (the "1994 Plan Amendment").

    At the Special Meeting, you may also be asked to consider and vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

    YOUR BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, NELLCOR AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF NELLCOR COMMON STOCK VOTE "FOR" APPROVAL OF THE ISSUANCE OF NELLCOR COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, THE PROPOSED AMENDMENT TO NELLCOR'S RESTATED CERTIFICATE OF INCORPORATION, AND THE ADOPTION OF THE 1995 PLAN AND THE 1994 PLAN AMENDMENT.

    The accompanying Joint Proxy Statement/Prospectus provides detailed information concerning the proposed Merger and additional information concerning Nellcor and P-B, which you are urged to read carefully. It is important that your shares of Nellcor Common Stock be represented at the Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting.

                                          On behalf of the Board of Directors,

                                          C. Raymond Larkin, Jr.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              NELLCOR INCORPORATED
                              4280 HACIENDA DRIVE
                          PLEASANTON, CALIFORNIA 94588

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 24, 1995

                            ------------------------

To the Stockholders of Nellcor Incorporated:

    A Special Meeting of Stockholders of Nellcor Incorporated, a Delaware corporation ("Nellcor"), will be held at 10:00 A.M. on August 24, 1995, at the offices of Nellcor, 4280 Hacienda Drive, Pleasanton, California 94588, for the following purposes:

    1. To consider approval of the issuance of Nellcor Common Stock in connection with the Agreement and Plan of Merger, dated as of May 21, 1995 and amended as of June 30, 1995 (as amended, the "Merger
       Agreement"),  among  Nellcor,   Puma  Merger   Corporation,  a   Delaware
       corporation and a wholly-owned subsidiary of Nellcor ("Sub"), and Puritan-Bennett Corporation, a Delaware corporation ("P-B"), pursuant to which Sub will be merged (the "Merger") with and into P-B, and P-B will become a wholly-owned subsidiary of Nellcor. In the Merger, each outstanding share of P-B Common Stock (other than shares held in the treasury of P-B, which will be canceled) will be converted into the right to receive 0.88 of a fully paid and nonassessable share of Nellcor Common Stock. Cash will be delivered in lieu of fractional shares. The Merger is more completely described in the accompanying Joint Proxy Statement/Prospectus, and a copy of the Merger Agreement is attached as Annex A thereto.

    2. To consider approval of an amendment to the Restated Certificate of Incorporation of Nellcor to change Nellcor's corporate name to Nellcor Puritan Bennett Incorporated.

    3. To consider approval of the adoption of Nellcor's 1995 Merger Stock Incentive Plan (the "1995 Plan").

    4. To consider approval of the adoption of an amendment to Nellcor's 1994 Equity Incentive Plan to increase the number of shares of Nellcor Common Stock authorized for issuance thereunder from 1,500,000 shares to 2,500,000 shares (the "1994 Plan Amendment").

    5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on July 14, 1995 as the record date for the determination of the holders of Nellcor Common Stock entitled to notice of, and to vote at, the Special Meeting. The affirmative vote of a majority of the total votes cast is necessary for approval of the proposed issuance of Nellcor Common Stock in connection with the Merger. The affirmative vote of the holders of a majority of the outstanding shares of Nellcor Common Stock entitled to vote thereon is necessary for approval of the proposal to amend Nellcor's Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Nellcor Common Stock present, or represented, and entitled to vote at the Nellcor Special Meeting is necessary for approval of the adoption of the 1995 Plan and the 1994 Plan Amendment.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          Laureen DeBuono
                                          EXECUTIVE VICE PRESIDENT, HUMAN
                                          RESOURCES,
                                          GENERAL COUNSEL AND SECRETARY

Dated: July 24, 1995

                          [PURITAN-BENNETT LETTERHEAD]

                                                                   July 24, 1995

Dear Stockholder:

    You are cordially invited to attend the Special Meeting of Stockholders of Puritan-Bennett Corporation ("P-B") to be held at 12:00 Noon on August 24, 1995, at the offices of P-B, 9401 Indian Creek Parkway, Suite 300, Overland Park, Kansas 66210.

    At the Special Meeting, you will be asked to consider and vote upon the following proposal:

        To approve the adoption of the Agreement and Plan of Merger, dated as of May 21, 1995 and amended as of June 30, 1995 (as amended, the "Merger Agreement"), by and among Nellcor Incorporated ("Nellcor"), Puma Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Nellcor ("Sub"), and P-B, pursuant to which Sub will be merged (the "Merger") with and into P-B. Following consummation of the Merger, P-B will be a wholly-owned subsidiary of Nellcor. In the Merger, each outstanding share of P-B Common Stock (other than shares held in the treasury of P-B, which will be canceled) will be converted into the right to receive 0.88 of a fully paid and nonassessable share of Nellcor Common Stock. Cash will be delivered in lieu of fractional shares.

    At the Special Meeting, you may also be asked to consider and vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

    YOUR BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, P-B AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF P-B COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

    The accompanying Joint Proxy Statement/Prospectus provides detailed information concerning the proposed Merger and additional information, which you are urged to read carefully. It is important that your shares of P-B Common Stock be represented at the Special Meeting, regardless of the number of shares you hold. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting.

                                          On behalf of the Board of Directors,

                                          Burton A. Dole, Jr.
                                          CHAIRMAN, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                          PURITAN-BENNETT CORPORATION
                           9401 INDIAN CREEK PARKWAY
                          OVERLAND PARK, KANSAS 66210

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 24, 1995

                            ------------------------

To the Stockholders of Puritan-Bennett Corporation:

    A Special Meeting of Stockholders of Puritan-Bennett Corporation, a Delaware corporation ("P-B"), will be held at 12:00 Noon on August 24, 1995, at the offices of P-B, 9401 Indian Creek Parkway, Suite 300, Overland Park, Kansas 66210 for the following purposes:

    1. To consider the adoption of the Agreement and Plan of Merger, dated as of May 21, 1995 and amended as of June 30, 1995 (as amended, the "Merger Agreement"), by and among Nellcor Incorporated ("Nellcor"), Puma Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Nellcor ("Sub"), and P-B, a copy of which is attached as Annex A to the Joint Proxy Statement/ Prospectus accompanying this Notice, pursuant to which Sub will be merged (the "Merger") with and into P-B, and P-B will become a wholly-owned subsidiary of Nellcor. In the Merger, each outstanding share of P-B Common Stock (other than shares held in the treasury of P-B, which will be canceled) will be converted into the right to receive 0.88 of a fully paid and nonassessable share of Nellcor Common Stock. Cash will be delivered in lieu of fractional shares.

    2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on July 14, 1995, as the record date for the determination of the holders of P-B Common Stock entitled to notice of, and to vote at, the Special Meeting. Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of P-B Common Stock entitled to vote thereon. The Merger and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus, and the annexes thereto, which form a part of this Notice.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE SPECIAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          Daniel C. Weary
                                          GENERAL COUNSEL AND SECRETARY

Dated: July 24, 1995

      PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                              NELLCOR INCORPORATED
                                      AND
                          PURITAN-BENNETT CORPORATION
                             JOINT PROXY STATEMENT

                              NELLCOR INCORPORATED

                                   PROSPECTUS

    This Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the holders of common stock, $.001 par value per share (the "Nellcor Common Stock"), of Nellcor Incorporated, a Delaware corporation ("Nellcor"), in connection with the solicitation of proxies by the Board of Directors of Nellcor for use at a Special Meeting of Stockholders of Nellcor to be held at Nellcor's offices at 4280 Hacienda Drive, Pleasanton, California 94588 on August 24, 1995 at 10:00 A.M., and at any and all adjournments or postponements thereof (the "Nellcor Special Meeting").

    This Proxy Statement/Prospectus also is being furnished to the holders of common stock, $1.00 par value per share (the "P-B Common Stock"), of Puritan-Bennett Corporation, a Delaware corporation ("P-B"), in connection with the solicitation of proxies by the Board of Directors of P-B for use at a
Special Meeting of Stockholders of P-B to be held at P-B's offices at 9401 Indian Creek Parkway, Suite 300, Overland Park, Kansas 66210, on August 24, 1995, at 12:00 Noon, and at any and all adjournments or postponements thereof (the "P-B Special Meeting").

    This Proxy Statement/Prospectus relates to the Agreement and Plan of Merger, dated as of May 21, 1995 and amended as of June 30, 1995 (as amended, the "Merger Agreement"), by and among Nellcor, Puma Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Nellcor ("Sub"), and P-B, pursuant to which Sub will be merged (the "Merger") with and into P-B, and P-B will be the surviving corporation (the "Surviving Corporation") as a wholly-owned subsidiary of Nellcor. In the Merger, each outstanding share of P-B Common Stock (other than shares held in the treasury of P-B, which will be canceled), together with the associated P-B Common Stock Purchase Right (as hereinafter defined), will be converted into the right to receive 0.88 of a fully paid and nonassessable share of Nellcor Common Stock, including the corresponding percentage of a Nellcor Preferred Stock Purchase Right (as hereinafter defined). Cash will be delivered in lieu of fractional shares. Consummation of the Merger is subject to various conditions, including adoption at the P-B Special Meeting of the Merger Agreement by the holders of a majority of the outstanding shares of P-B Common Stock entitled to vote thereon and approval of the proposed issuance of shares of Nellcor Common Stock in connection with the Merger by a majority of the total votes cast on such proposal at the Nellcor Special Meeting. At the Nellcor Special Meeting, Nellcor stockholders will also be asked to approve a proposed amendment to the Restated Certificate of Incorporation of Nellcor to change Nellcor's corporate name to Nellcor Puritan Bennett Incorporated, and to approve the adoption of Nellcor's 1995 Merger Stock Incentive Plan and an amendment to Nellcor's 1994 Equity Incentive Plan.


    This Proxy Statement/Prospectus also constitutes a prospectus of Nellcor for the issuance of up to 11,860,150 shares of Nellcor Common Stock and associated Nellcor Preferred Stock Purchase Rights to be issued in connection with the Merger. Nellcor Common Stock is listed and traded on the Nasdaq National Market ("Nasdaq") under the symbol "NELL." On July 20, 1995, the closing sales price for Nellcor Common Stock as reported on Nasdaq was $47.625 per share.


    All information contained in this Proxy Statement/Prospectus with respect to Nellcor and Sub has been provided by Nellcor. All information contained in this Proxy Statement/Prospectus with respect to P-B has been provided by P-B. This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to stockholders of Nellcor and P-B on or about July 24, 1995. A stockholder who has given a proxy may revoke it at any time prior to its exercise. See "The Nellcor Special Meeting -- Record Date; Voting Rights; Proxies" and "The P-B Special Meeting -- Record Date; Voting Rights; Proxies."

    SEE "INVESTMENT CONSIDERATIONS" FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY BOTH NELLCOR AND P-B STOCKHOLDERS.

THESE SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
    PASSED    UPON    THE   ACCURACY    OR    ADEQUACY   OF    THIS   PROXY
     STATEMENT/PROSPECTUS. ANY       REPRESENTATION TO THE  CONTRARY IS  A
                               CRIMINAL OFFENSE.
                           --------------------------

          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JULY 24, 1995

                             AVAILABLE INFORMATION

    Nellcor has filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-4 (including all amendments, exhibits, annexes and schedules thereto, the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, covering the Nellcor Common Stock and the associated Nellcor Preferred Stock Purchase Rights being offered hereby. This Proxy Statement/ Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or incorporated by reference herein, reference is made to the exhibit for a more complete description of the matters involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including exhibits filed as a part thereof, is available at the Commission for inspection and copying as set forth below.

    Nellcor and P-B are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, material filed by Nellcor and P-B can be inspected at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO NELLCOR AND TO P-B THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. NELLCOR WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF NELLCOR COMMON STOCK OR P-B COMMON STOCK, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL SUCH DOCUMENTS RELATING TO NELLCOR (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED HEREIN BY REFERENCE). WRITTEN REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO NELLCOR INCORPORATED, 4280 HACIENDA DRIVE, PLEASANTON, CALIFORNIA 94588, ATTENTION: INVESTOR
RELATIONS; AND TELEPHONE REQUESTS MAY BE DIRECTED TO NELLCOR'S INVESTOR RELATIONS DEPARTMENT AT (510) 463-4039. P-B WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, INCLUDING ANY BENEFICIAL OWNER OF NELLCOR COMMON STOCK OR P-B COMMON STOCK, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL SUCH DOCUMENTS RELATING TO P-B (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED HEREIN BY REFERENCE). WRITTEN REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO PURITAN-BENNETT CORPORATION, 9401 INDIAN CREEK PARKWAY, OVERLAND PARK, KANSAS 66210, ATTENTION: STOCKHOLDER SERVICES DEPARTMENT; AND TELEPHONE REQUESTS MAY BE DIRECTED TO P-B'S STOCKHOLDER SERVICES DEPARTMENT AT (913) 661-0444. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE BY AUGUST 17, 1995. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents previously filed by Nellcor with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Proxy Statement/Prospectus:

        1.   Nellcor's  Annual Report on  Form 10-K  for the year  ended July 3,
    1994;

        2. Nellcor's Quarterly Reports on Form 10-Q for the quarters ended October 2, 1994, January 1, 1995 and April 2, 1995;

        3. Nellcor's Current Reports on Form 8-K dated April 3, 1995 and May 21, 1995;

        4. The description of the Nellcor Common Stock contained in the Registration Statement on Form 8-A filed by Nellcor with the Commission, File No. 0-14980, including any amendments or reports filed for the purpose of updating such description; and

        5. The description of the Nellcor Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed by Nellcor with the Commission, File No. 0-14980, including any amendments or reports filed for the purpose of updating such description.

    The following documents previously filed by P-B with the Commission pursuant to the Exchange Act are hereby incorporated by reference into this Proxy Statement/Prospectus:

        1.   P-B's  Annual Report on  Form 10-K  for the year  ended January 31,
    1995;

        2. P-B's Quarterly Report on Form 10-Q for the quarter ended April 30, 1995;

        3.  P-B's Current Report on Form 8-K dated May 23, 1995;

        4. The description of the P-B Common Stock contained in the Registration Statement on Form 8-A filed by P-B with the Commission, File No. 0-3717, including any amendments or reports filed for the purpose of updating such description; and

        5. The description of the P-B Common Stock Purchase Rights contained in the Registration Statement on Form 8-A filed by P-B with the Commission, File No. 0-3717, including any amendments or reports filed for the purpose of updating such description.

    In addition, all reports and other documents filed by Nellcor or P-B pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to (a) the date of the Nellcor Special Meeting, with respect to such materials filed by Nellcor, and (b) the date of the P-B Special Meeting, with respect to such materials filed by P-B, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NELLCOR OR P-B. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NELLCOR OR P-B SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           i
INCORPORATION OF DOCUMENTS BY REFERENCE....................................................................          ii
SUMMARY....................................................................................................           1
INVESTMENT CONSIDERATIONS..................................................................................          10
  Integration of the Businesses............................................................................          10
  Health Care Reform/Pricing Pressure......................................................................          10
  Dependence on Third Parties; Managed Care Organizations..................................................          10
  Government Regulation....................................................................................          11
  Dependence of Earnings on Certain Products...............................................................          13
  Intellectual Property Rights.............................................................................          13
  Competition..............................................................................................          14
  New Product Introductions................................................................................          14
  Product Liability Exposure...............................................................................          14
  Dependence on Key Personnel..............................................................................          15
  Employees................................................................................................          15
  Impact of Currency Fluctuations; Importance of Foreign Sales.............................................          15
  Possible Volatility of Stock Price.......................................................................          15
  Certain Anti-Takeover Provisions.........................................................................          15
  Dividend Policy..........................................................................................          16
THE NELLCOR SPECIAL MEETING................................................................................          16
  Purpose of the Nellcor Special Meeting...................................................................          16
  Record Date; Voting Rights; Proxies......................................................................          16
  Solicitation of Proxies..................................................................................          17
  Quorum...................................................................................................          17
  Required Vote............................................................................................          17
THE P-B SPECIAL MEETING....................................................................................          18
  Purpose of the P-B Special Meeting.......................................................................          18
  Record Date; Voting Rights; Proxies......................................................................          18
  Solicitation of Proxies..................................................................................          19
  Quorum...................................................................................................          19
  Required Vote............................................................................................          19
THE MERGER.................................................................................................          20
  General..................................................................................................          20
  Effective Time...........................................................................................          20
  Conversion of Shares; Procedures for Exchange of Certificates............................................          20
  Background of the Merger.................................................................................          21
  Recommendation of the Nellcor Board; Reasons for the Merger and Other Proposals..........................          24
  Recommendation of the P-B Board; Reasons for the Merger..................................................          24
  Opinions of Robertson Stephens and Goldman Sachs.........................................................          25
  Opinion of Smith Barney..................................................................................          34
  Interests of Certain Persons in the Merger...............................................................          42
  Certain Federal Income Tax Consequences..................................................................          45
  Accounting Treatment.....................................................................................          46
  Regulatory Approvals.....................................................................................          47
  Resale Restrictions......................................................................................          47
  No Appraisal Rights......................................................................................          48
THE MERGER AGREEMENT.......................................................................................          49
  The Merger...............................................................................................          49
  Effective Time of the Merger.............................................................................          49
  Conversion of Securities.................................................................................          49

  Stock Options............................................................................................          49
  Exchange of Shares.......................................................................................          50
  Representations and Warranties...........................................................................          51
  Certain Covenants........................................................................................          51
  Compensation Plans.......................................................................................          53
  No Solicitation..........................................................................................          54
  Certain Employee Benefit Plan Matters....................................................................          54
  Director and Officer Indemnification.....................................................................          55
  P-B Accruals and Reserves................................................................................          55
  Name Change..............................................................................................          55
  Management After the Merger..............................................................................          55
  Conditions...............................................................................................          56
  Termination..............................................................................................          57
  Cancellation Fees; Expenses..............................................................................          57
  Amendment; Waiver........................................................................................          58
  Expenses.................................................................................................          58
MANAGEMENT OF NELLCOR AFTER THE MERGER.....................................................................          59
  Directors and Executive Officers After the Merger........................................................          59
  Security Ownership of Management.........................................................................          61
  Post-Merger Dividend Policy..............................................................................          61
COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES.........................................................          61
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS................................................          63
THE NELLCOR 1995 MERGER STOCK INCENTIVE PLAN...............................................................          68
  The 1995 Plan............................................................................................          68
  Terms of Replacement Options.............................................................................          69
  Acceleration and/or Termination in Certain Circumstances.................................................          70
  Federal Income Tax Consequences Relating to the 1995 Plan................................................          71
  New Plan Benefits........................................................................................          72
THE AMENDMENT TO NELLCOR'S 1994 EQUITY INCENTIVE PLAN......................................................          73
  Purpose..................................................................................................          73
  Administration...........................................................................................          73
  Duration, Amendment and Termination......................................................................          73
  Eligibility..............................................................................................          74
  Terms of Stock Options...................................................................................          74
  Terms of Stock Grants, Restricted Stock Grants and Restricted Stock Purchases............................          74
  Adjustment Provisions....................................................................................          75
  Federal Income Tax Consequences Relating to Stock Awards.................................................          75
  New Plan Benefits........................................................................................          76
COMPENSATION OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS OF NELLCOR........................................          77
  General..................................................................................................          77
  Other Compensation.......................................................................................          78
  Employee Stock Option Plans..............................................................................          78
  Stock Option Exercises and Holdings......................................................................          80
  Voluntary Investment Plus Plan...........................................................................          80
  Deferred Compensation Plan...............................................................................          81
  Certain Transactions.....................................................................................          81
  Indebtedness of Management...............................................................................          82
  Compensation of Directors................................................................................          82
  Nominating and Compensation Committee Interlocks and Insider Participation...............................          83
BENEFICIAL OWNERS OF NELLCOR COMMON STOCK..................................................................          84
DESCRIPTION OF CAPITAL STOCK OF NELLCOR....................................................................          85
  Authorized Capital Stock.................................................................................          85

  Nellcor Common Stock.....................................................................................          85
  Nellcor Preferred Stock..................................................................................          85
  Preferred Stock Purchase Rights..........................................................................          86
COMPARISON OF STOCKHOLDER RIGHTS...........................................................................          87
  General..................................................................................................          87
  Classified Board of Directors............................................................................          88
  Stockholders Rights Plan.................................................................................          88
  Election and Number of Directors; Filling Vacancies; Removal.............................................          89
  Stockholders Meetings....................................................................................          89
  Stockholders Vote for Business Combinations..............................................................          90
  Common Stock.............................................................................................          92
  Preferred Stock..........................................................................................          92
  Business Combinations....................................................................................          92
  Limitation of Liability of Directors.....................................................................          93
  Indemnification of Directors and Officers................................................................          93
  Other Provisions.........................................................................................          94
  Amendment of the Certificate of Incorporation and By-Laws................................................          95
PROPOSED AMENDMENT TO NELLCOR'S RESTATED CERTIFICATE OF INCORPORATION......................................          96
OTHER MATTERS..............................................................................................          96
LEGAL MATTERS..............................................................................................          96
EXPERTS....................................................................................................          96
STOCKHOLDER PROPOSALS......................................................................................          96

                                    ANNEXES

ANNEX A      MERGER AGREEMENT

ANNEX B      AMENDMENT NO. 1 TO MERGER AGREEMENT

ANNEX C      OPINION OF ROBERTSON, STEPHENS & COMPANY, L.P.

ANNEX D      OPINION OF GOLDMAN, SACHS & CO.

ANNEX E      OPINION OF SMITH BARNEY INC.

ANNEX F      FORM OF AMENDMENT TO NELLCOR'S RESTATED CERTIFICATE OF INCORPORATION

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS, THE ANNEXES HERETO AND DOCUMENTS INCORPORATED BY REFERENCE HEREIN. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL INFORMATION RELATING TO THE MERGER AGREEMENT, THE MERGER AND THE OTHER MATTERS DISCUSSED HEREIN AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS OF NELLCOR AND P-B SHOULD READ CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS.

THE COMPANIES

    NELLCOR. Nellcor, a corporation organized under the laws of the State of Delaware, together with its subsidiaries, designs, manufactures and markets monitoring, diagnostic and therapeutic instruments, sensors, airway adapters and detectors for the safety and management of respiratory-impaired patients wherever they are treated. Nellcor's arterial blood oxygen, respiratory gas, blood pressure and apnea instruments provide intermittent and continuous, real-time, noninvasive monitoring of physiologically unstable patients.
Nellcor's wide variety of oximetry sensors are used with Nellcor's own instruments, instruments that incorporate the Nellcor oximetry OEM module and instruments produced by manufacturers licensed to use Nellcor sensors. Nellcor also manufactures and distributes automated systems for the collection, use and management of patient information. Nellcor's products are sold worldwide principally through a direct sales force, assisted by clinical education consultants and specialists. Nellcor's products are also sold through distributors.

    As used herein, the term "Nellcor" refers to Nellcor Incorporated and its subsidiaries, unless the context otherwise requires. The principal executive offices of Nellcor are located at 4280 Hacienda Drive, Pleasanton, California 94588 and the telephone number at that address is (510) 463-4000.

    P-B.   P-B, a corporation organized under the laws of the State of Delaware, is the successor to a business founded in 1913 that was a pioneer in the use of oxygen as a medicinal agent.

    P-B is primarily engaged in the development, manufacture and sale of products related to respiration. Such products are used in a wide variety of health care settings (including hospitals, home care, sub-acute care, emergency care, skilled nursing facilities and physicians offices) and on aircraft. P-B is organized into two main business lines, Puritan and Bennett. Bennett primarily covers the hospital market and includes P-B's worldwide critical care ventilator business, as well as the CliniVision-Registered Trademark- Respiratory Care Management Information System in the United States, the holter monitoring product line worldwide and the portable ventilator product lines that are manufactured and sold outside the United States. Puritan includes nearly all of P-B's home respiratory care product lines and certain complementary products such as medical gas and gas-related equipment and spirometry. Aero Systems, which principally develops and manufactures emergency oxygen systems for use on aircraft, is included in Puritan because it shares one of Puritan's manufacturing facilities. P-B markets and sells its products worldwide through a direct sales force and distributors.

    As used herein, the term "P-B" refers to Puritan-Bennett Corporation and its subsidiaries, unless the context otherwise requires. The principal executive offices of P-B are located at 9401 Indian Creek Parkway, Overland Park, Kansas 66210 and the telephone number at that address is (913) 661-0444.

THE SPECIAL MEETINGS

    TIME, PLACE AND DATE

    A Special Meeting of Stockholders of Nellcor will be held at Nellcor's offices, 4280 Hacienda Drive, Pleasanton, California 94588, on August 24, 1995, at 10:00 A.M., Pacific Time (including any and all adjournments or postponements thereof, the "Nellcor Special Meeting").

    A Special Meeting of Stockholders of P-B will be held at P-B's offices, 9401 Indian Creek Parkway, Suite 300, Overland Park, Kansas 66210, on August 24, 1995, at 12:00 Noon, Central Time (including any and all adjournments or postponements thereof, the "P-B Special Meeting").

    PURPOSE OF THE SPECIAL MEETINGS

    At the Nellcor Special Meeting, holders of Nellcor Common Stock will consider and vote upon the issuance of shares of Nellcor Common Stock in connection with the Merger and pursuant to the Merger Agreement (the "Nellcor Share Proposal"). In addition, holders of Nellcor Common Stock will consider and vote upon a proposal to amend Nellcor's Restated Certificate of Incorporation to change Nellcor's corporate name to Nellcor Puritan Bennett Incorporated (the "Nellcor Charter Amendment Proposal"). Holders of Nellcor Common Stock also will consider and vote upon proposals to (a) adopt the 1995 Merger Stock Incentive Plan (the "1995 Plan Proposal"), which Nellcor is adopting pursuant to its obligation under the Merger Agreement to issue replacement options to purchase shares of Nellcor Common Stock in exchange for certain outstanding options to purchase shares of P-B Common Stock, and (b) adopt an amendment to increase the number of shares of Nellcor Common Stock authorized for issuance under Nellcor's 1994 Equity Incentive Plan from 1,500,000 to 2,500,000 (the "1994 Plan Amendment Proposal"). If the Nellcor Share Proposal is not approved or the Merger is otherwise not consummated, Nellcor will not implement the Nellcor Charter Amendment Proposal, the 1995 Plan Proposal or the 1994 Plan Amendment Proposal. However, Nellcor is obligated under the terms of the Merger Agreement to implement the 1995 Plan Proposal if the Merger is consummated, regardless of whether stockholder approval of the 1995 Plan Proposal is obtained. For more detailed descriptions of the Nellcor Share Proposal, the Nellcor Charter Amendment Proposal, the 1995 Plan Proposal and the 1994 Plan Amendment Proposal, see "The Merger," "The Merger Agreement," "Proposed Amendment to Nellcor's Restated Certificate of Incorporation," "The Nellcor 1995 Merger Stock Incentive Plan," and "The Amendment to Nellcor's 1994 Equity Incentive Plan." Stockholders of Nellcor will also consider and vote upon any other matter that may properly come before the meeting.

    At the P-B Special Meeting, holders of P-B Common Stock will consider and vote upon a proposal to adopt the Merger Agreement. As a result of the Merger, P-B will become a wholly-owned subsidiary of Nellcor. In the Merger, each outstanding share of P-B Common Stock (other than shares held in the treasury of P-B, which will be canceled), together with the associated P-B Common Stock Purchase Right (as hereinafter defined), will be converted into the right to receive 0.88 of a fully paid and nonassessable share of Nellcor Common Stock, including the corresponding percentage of a Nellcor Preferred Stock Purchase Right (as hereinafter defined). Cash will be delivered in lieu of fractional shares. Stockholders of P-B will also consider and vote upon any other matter that may properly come before the meeting.

    VOTES REQUIRED; RECORD DATE

    Consummation of the Merger requires approval of the Nellcor Share Proposal by the affirmative vote of a majority of the total votes cast thereon at the Nellcor Special Meeting. Approval of the Nellcor Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Nellcor Common Stock entitled to vote thereon at the Nellcor Special Meeting. Approval of the 1995 Plan Proposal and the 1994 Plan Amendment Proposal requires the affirmative vote of the holders of a majority of the shares of Nellcor Common Stock present, or represented, and entitled to vote thereon at the Nellcor Special Meeting. Holders of Nellcor Common Stock are entitled to one vote per share. Only holders of Nellcor Common stock at the close of business on July 14, 1995 (the "Nellcor Record Date") are entitled to notice of and to vote at the Nellcor Special Meeting. See "The Nellcor Special Meeting." As of June 30, 1995, directors and executive officers of Nellcor and their affiliates were beneficial owners of an aggregate of 191,934 shares of Nellcor Common Stock (exclusive of any shares issuable upon the exercise of stock options remaining unexercised as of such date), or approximately 1.15% of the 16,706,250 shares of Nellcor Common Stock that were issued and outstanding as of such date. See "Management of Nellcor After the Merger -- Security Ownership of Management." Each of the directors and executive officers of Nellcor has indicated an intention to vote all shares of Nellcor Common Stock beneficially owned by him or her in favor of approval of the Nellcor Share Proposal, the Nellcor Charter Amendment Proposal, the 1995 Plan Proposal and the 1994 Plan Amendment Proposal.

    Consummation of the Merger also requires approval of the proposal to adopt the Merger Agreement by the holders of a majority of the outstanding shares of P-B Common Stock entitled to vote thereon at the P-B Special Meeting. Holders of P-B Common Stock are entitled to one vote per share. Only holders of P-B Common Stock at the close of business on July 14, 1995 (the "P-B Record Date") are entitled to notice of and to vote at the P-B Special Meeting. See "The P-B Special Meeting." As of June 30, 1995, directors and executive officers of P-B and their affiliates were beneficial owners of an aggregate of 179,276 shares of P-B Common Stock (exclusive of any shares issuable upon the exercise of stock options remaining unexercised as of such date), or approximately 1.39% of the 12,922,092 shares of P-B Common Stock that were issued and outstanding as of such date. Each of the directors and executive officers of P-B has indicated an intention to vote all shares of P-B Common Stock beneficially owned by him or her in favor of adoption of the Merger Agreement.

SURRENDER OF STOCK CERTIFICATES

    Nellcor has authorized The First National Bank of Boston to act as Exchange Agent under the Merger Agreement (the "Exchange Agent"). As soon as reasonably practicable after the Effective Time (as hereinafter defined) of the Merger, the Exchange Agent will send a transmittal letter to each P-B stockholder. The transmittal letter will contain instructions with respect to the surrender of certificates representing P-B Common Stock to be exchanged for Nellcor Common Stock. See "The Merger -- Conversion of Shares; Procedures for Exchange of Certificates."

    P-B STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES FOR P-B COMMON STOCK TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. P-B STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    THE BOARDS OF DIRECTORS OF NELLCOR AND P-B EACH HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT. THE BOARD OF DIRECTORS OF NELLCOR (THE "NELLCOR BOARD") BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, NELLCOR AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF NELLCOR COMMON STOCK VOTE "FOR" APPROVAL OF THE NELLCOR SHARE PROPOSAL, THE NELLCOR CHARTER AMENDMENT PROPOSAL, THE 1995 PLAN PROPOSAL AND THE 1994 PLAN AMENDMENT PROPOSAL. THE BOARD OF DIRECTORS OF P-B (THE "P-B BOARD") BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, P-B AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF P-B COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER
AGREEMENT. SEE "THE MERGER -- BACKGROUND OF THE MERGER," "-- RECOMMENDATION OF THE NELLCOR BOARD; REASONS FOR THE MERGER AND OTHER PROPOSALS," "-- RECOMMENDATION OF THE P-B BOARD; REASONS FOR THE MERGER" AND "-- INTERESTS OF CERTAIN PERSONS IN THE MERGER."

THE MERGER

    CONVERSION OF SECURITIES

    Upon consummation of the transactions contemplated by the Merger  Agreement,
(i) Sub will be merged with and into P-B, and P-B will become a wholly-owned subsidiary of Nellcor and (ii) each issued and outstanding share of P-B Common Stock (other than shares of P-B Common Stock held in the treasury of P-B, which will be canceled), together with the associated P-B Common Stock Purchase Right, will be converted into the right to receive 0.88 of a fully paid and non-assessable share (the "Exchange Ratio") of Nellcor Common Stock, together with the corresponding percentage of a Nellcor Preferred Stock Purchase Right. Fractional shares of Nellcor Common Stock and associated Nellcor Preferred Stock Purchase Rights will not be issued in connection with the Merger. A holder of P-B Common Stock otherwise entitled to a fractional share of Nellcor Common Stock and the associated fractional Nellcor Preferred Stock Purchase Right will be paid cash in lieu of such fractional share and associated fractional Nellcor Preferred Stock Purchase Right in an amount equal to the product of such fraction multiplied by the closing sales price per share of Nellcor Common Stock on Nasdaq on the business day immediately preceding the Closing Date (as hereinafter defined). See "The Merger -- Conversion of Shares; Procedures for Exchange of Securities" and "The Merger Agreement -- Conversion of Securities" and "-- Exchange of Shares."

    CONDITIONS TO THE MERGER; TERMINATION

    The obligations of Nellcor and P-B to effect the Merger are subject to the satisfaction of certain conditions, including, among others: (i) obtaining requisite regulatory approvals (including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which already has occurred) and Nellcor and P-B stockholder approvals; (ii) the effectiveness of the Registration Statement and receipt of all necessary approvals under state securities laws; (iii) the absence of any injunction prohibiting consummation of the Merger; (iv) receipt of all necessary government and other consents and approvals, and the satisfaction of any conditions with respect thereto (other than the filing of the Certificate of Merger (as hereinafter defined)); (v) the absence of any action by any federal or state governmental entity that imposes any condition upon the Surviving Corporation, Nellcor or P-B that would so impact the Merger as to render the Merger inadvisable; (vi) receipt of accountants' letters with respect to the qualification of the Merger as a "pooling of interests"; (vii) receipt of legal opinions with respect to the tax consequences of the Merger and other matters; and (viii) the absence of any change, or any event involving a prospective change, in the other party's business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a material adverse effect on such party and its subsidiaries taken as a whole (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by the other party prior to the execution of the Merger Agreement). See "The Merger Agreement -- Conditions."

    The Merger Agreement is subject to termination by either Nellcor or P-B if, among other things, the Merger is not consummated by December 31, 1995. The Merger Agreement also may be terminated by either Nellcor or P-B under other circumstances, including the failure of Nellcor's stockholders to approve the Nellcor Share Proposal or of P-B's stockholders to approve the proposal to adopt the Merger Agreement. Under certain circumstances leading to termination of the Merger Agreement, Nellcor or P-B, as the case may be, may be entitled to receive a cancellation fee or expenses. See "The Merger Agreement -- Termination" and "-- Cancellation Fees; Expenses."

    APPRAISAL RIGHTS

    Under the General Corporation Law of the State of Delaware (the "DGCL"), the holders of Nellcor Common Stock are not entitled to appraisal rights with respect to the Merger, the Nellcor Share Proposal or any of the other proposals being submitted to Nellcor's stockholders and holders of P-B Common Stock are not entitled to appraisal rights with respect to the Merger. See "The Merger -- No Appraisal Rights."

    GOVERNMENTAL APPROVALS REQUIRED

    Certain aspects of the Merger will require notifications to, and/or approvals from, certain United States authorities. Nellcor and P-B believe that all material notifications, filings and approvals have been made or obtained, or will be made or obtained, as the case may be. See "The Merger -- Regulatory Approvals."

    ACCOUNTING TREATMENT

    The Merger is expected to be treated by Nellcor as a "pooling of interests" transaction for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon the delivery of letters from Price Waterhouse LLP, Nellcor's independent accountants, and Ernst & Young LLP, P-B's independent accountants, to this effect. See "The Merger -- Accounting Treatment" and "The Merger Agreement -- Conditions."

    DIRECTORS OF NELLCOR AFTER THE MERGER

    In the Merger Agreement, Nellcor has agreed to take all action necessary to cause Burton A. Dole, Jr. and Thomas A. McDonnell to be appointed to the Nellcor Board, effective as of the Effective Time, for a term expiring at the first annual meeting of Nellcor's stockholders after the Merger. Mr. Dole is currently Chairman, President and Chief Executive Officer of P-B and Mr. McDonnell is currently a director of P-B. In addition, Nellcor has agreed in the Merger Agreement to nominate Mr. Dole and Mr. McDonnell for reelection at the first annual meeting of Nellcor's stockholders following the Merger, and to nominate for election as an additional director of Nellcor at such first annual meeting a person selected by Nellcor who is not a current or former officer, director or employee of P-B and who is mutually agreeable to Mr. Dole and Mr. McDonnell. See "The Merger -- Interests of Certain Persons in the Merger," "The Merger Agreement -- Management After the Merger" and "Management of Nellcor After the Merger."

OPINIONS OF FINANCIAL ADVISORS AND GOLDMAN SACHS

    Robertson, Stephens & Company, L.P. ("Robertson Stephens") has acted as financial advisor to Nellcor in connection with the Merger and has delivered a written opinion, dated May 21, 1995, to the Nellcor Board to the effect that the Exchange Ratio was fair to Nellcor and its stockholders, from a financial point of view, as of the date of such opinion.

    Goldman, Sachs & Co. ("Goldman Sachs") have delivered their opinion, dated May 21, 1995, to the Nellcor Board to the effect that, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement was fair to Nellcor.

    Smith Barney Inc. ("Smith Barney") has acted as financial advisor to P-B in connection with the Merger and has delivered a written opinion, dated May 21, 1995, to the P-B Board that the Exchange Ratio was fair to the holders of P-B Common Stock, from a financial point of view, as of the date of such opinion.

    Copies of the written opinions of Robertson Stephens, Goldman Sachs and Smith Barney, which set forth the respective assumptions made, matters considered and limitations on the reviews undertaken, are attached as Annexes C, D and E, respectively, to this Proxy Statement/Prospectus and should be read carefully in their entirety. See "The Merger -- Opinions of Robertson Stephens and Goldman Sachs" and "The Merger -- Opinion of Smith Barney."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the P-B Board with respect to the approval by the P-B stockholders of the proposal to adopt the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of P-B management and the P-B Board have certain interests in the Merger that are in addition to the interests of stockholders of P-B generally. These interests arise from, among other things, certain employee benefit plans, indemnification and insurance arrangements and employment agreements among Nellcor, P-B and directors and certain executive officers of P-B. In addition, two members of the P-B Board will become members of the Nellcor Board after the Merger. See "The Merger -- Interests of Certain Persons in the Merger," "The Merger Agreement -- Management After the Merger" and "Management of Nellcor After the Merger -- Directors and Executive Officers After the Merger."

INVESTMENT CONSIDERATIONS

    In considering whether to approve the Nellcor Share Proposal or adopt the Merger Agreement, as the case may be, Nellcor stockholders and P-B stockholders should carefully review and consider the information contained below under the caption "Investment Considerations."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    It is anticipated that the Merger will constitute a "reorganization" for federal income tax purposes and, accordingly, that no gain or loss will be recognized by P-B stockholders (except with respect to cash received in lieu of fractional shares), Nellcor stockholders, Nellcor or P-B as a result of the

Merger. Consummation of the Merger is conditioned upon the delivery of opinions of counsel to this effect. See "The Merger -- Certain Federal Income Tax Consequences" and "The Merger Agreement -- Conditions."

COMPARATIVE RIGHTS OF STOCKHOLDERS

    The rights of P-B stockholders are currently governed by the DGCL, P-B's Restated Certificate of Incorporation, P-B's By-Laws and the P-B Rights
Agreement (as hereinafter defined). Upon consummation of the Merger, P-B stockholders will become stockholders of Nellcor, which is also a Delaware corporation, and their rights as Nellcor stockholders will be governed by the DGCL, Nellcor's Restated Certificate of Incorporation, Nellcor's By-Laws and the Nellcor Rights Agreement (as hereinafter defined). For a discussion of the various differences between the rights of stockholders of P-B and Nellcor, see "Comparison of Stockholder Rights."

COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES

    Both the Nellcor Common Stock and the P-B Common Stock are listed and traded on Nasdaq. The following table sets forth the high and low sale prices per share of Nellcor Common Stock and P-B Common Stock for the calendar quarters indicated, as reported by Nasdaq.


                                                                  NELLCOR                 P-B
                                                                COMMON STOCK          COMMON STOCK
                                                            --------------------  --------------------
                                                              HIGH        LOW       HIGH        LOW
                                                            ---------  ---------  ---------  ---------
Calendar 1993:
  First Quarter...........................................  $   34.25  $  20.00   $  34.00   $  20.75
  Second Quarter..........................................      25.25     17.50      23.00      13.25
  Third Quarter...........................................      23.50     19.00      22.75      16.25
  Fourth Quarter..........................................      26.50     19.75      17.50      14.50
Calendar 1994:
  First Quarter...........................................      29.50     24.25      21.75      15.00
  Second Quarter..........................................      28.75     24.375     22.75      16.75
  Third Quarter...........................................      31.50     26.00      20.00      15.25
  Fourth Quarter..........................................      34.00     28.25      26.25      15.75
Calendar 1995:
  First Quarter...........................................      38.25     31.50      24.50      20.25
  Second Quarter..........................................      47.75     36.00      40.50      21.75
  Third Quarter (through July 20).........................      50.75     44.00      43.625     38.375



    On May 19, 1995, the last trading day prior to announcement of the Merger Agreement, the closing sales prices of Nellcor Common Stock and P-B Common Stock as reported by Nasdaq were $41.25 per share and $26.125 per share, respectively. Based on the Exchange Ratio of 0.88, the equivalent per share value of P-B Common Stock as of such date was $36.30. On July 20, 1995, the closing sales prices of Nellcor Common Stock and P-B Common Stock as reported by Nasdaq were $47.625 per share and $41.125 per share, respectively. Based on the Exchange Ratio of 0.88, the equivalent per share value of P-B Common Stock as of such date was $41.91.


    Because the Exchange Ratio is fixed at 0.88 and because the market price of Nellcor Common Stock is subject to fluctuation, the market value of the shares of Nellcor Common Stock that holders of P-B Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR NELLCOR COMMON STOCK AND P-B COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR NELLCOR COMMON STOCK OR P-B COMMON STOCK.

    In August 1976, P-B initiated payment of a regular quarterly dividend. The current dividend of $0.03 per share was established in March 1990. Pending consummation of the Merger, P-B has agreed to cease paying dividends after its May 1995 regular cash dividend. See "The Merger Agreement -- Certain Covenants." No dividends have been declared or paid on Nellcor Common Stock since Nellcor's incorporation, nor are any such dividends expected to be paid following consummation of the Merger.

SELECTED HISTORICAL FINANCIAL DATA
    The following selected historical financial data of Nellcor and P-B have been derived from their respective historical financial statements and should be read in conjunction with such consolidated financial statements and the notes thereto included or incorporated by reference herein. The Nellcor and P-B historical financial data as of and for the nine months ended April 2, 1995 and April 3, 1994 and as of and for the three months ended April 30, 1995 and 1994, respectively, have been derived from unaudited financial statements of Nellcor or P-B, as the case may be, and have been prepared on the same basis as the historical information derived from audited financial statements. In the opinion of the managements of Nellcor and P-B, respectively, the unaudited financial statements of Nellcor or P-B, as the case may be, from which such data have been derived contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results for, and as of the end of, such periods. No cash dividends have been declared or paid on Nellcor Common Stock. The operating results of Nellcor for the nine months ended April 2, 1995, and the operating results of P-B for the three months ended April 30, 1995, are not necessarily indicative of the results that may be expected for the years ending July 2, 1995, in the case of Nellcor, and January 31, 1996, in the case of P-B.

                       SELECTED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
NELLCOR

                                                                                                    NINE MONTHS ENDED
                                                              FISCAL YEAR ENDED
                                            -----------------------------------------------------  --------------------
                                             JULY 3,    JULY 4,    JULY 5,    JULY 7,    JULY 1,   APRIL 2,   APRIL 3,
                                              1994       1993       1992       1991       1990       1995       1994
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------
HISTORICAL STATEMENT OF OPERATIONS DATA:
  Net revenue.............................  $ 234,972  $ 218,186  $ 196,164  $ 158,929  $ 142,557  $ 190,766  $ 169,907
  Income from operations..................     42,851     37,837     30,988     22,360     19,740     36,737     29,554
  Net income from operations..............     20,557     25,120     21,293     16,262     14,435     25,400     21,067
  Net income from operations per share....       1.22       1.50       1.31       1.05       0.96       1.51       1.25
  Common dividends per share..............     --         --         --         --         --         --         --
  Shares used to compute net income from
   operations per share...................     16,843     16,745     16,281     15,457     15,024     16,857     16,857
HISTORICAL BALANCE SHEET DATA:
  Working capital.........................  $ 154,827  $ 143,686  $ 108,527  $  96,201  $  72,777  $ 175,448  $ 164,935
  Total assets............................    238,148    225,606    188,654    142,836    121,286    263,558    249,841
  Long-term obligations...................     --         --         --         --            674     --          1,886
  Stockholders' equity....................    204,113    192,464    154,492    121,384     97,815    224,840    213,593

P-B

                                                             FISCAL YEAR ENDED
                                           -----------------------------------------------------
                                                                                                   THREE MONTHS ENDED
                                                     JANUARY 31,              DECEMBER 31,(1)          APRIL 30,
                                           -------------------------------  --------------------  --------------------
                                             1995      1994(2)     1993       1991       1990       1995       1994
                                           ---------  ---------  ---------  ---------  ---------  ---------  ---------
HISTORICAL STATEMENT OF OPERATIONS DATA:
  Net revenue............................  $ 336,026  $ 309,255  $ 300,060  $ 256,122  $ 251,876  $  84,493  $  80,408
  Income/(loss) from operations..........     20,895    (35,141)    21,125        440     23,549      8,892      5,058
  Net income/(loss) from operations......      8,398    (31,779)    14,595        574     15,873      6,377      3,724
  Net income/(loss) from operations per
   share.................................       0.67      (2.66)      1.24       0.05       1.39       0.51       0.30
  Common dividends per share.............       0.12       0.12       0.12       0.12       0.12       0.03       0.03
  Shares used to compute net
   income/(loss) from operations per
   share.................................     12,509     11,956     11,812     11,617     11,451     12,618     12,432

HISTORICAL BALANCE SHEET DATA:
  Working capital........................  $  73,572  $  51,882  $  81,086  $  70,847  $  81,405  $  82,154  $  54,390
  Total assets...........................    273,135    256,594    244,408    208,788    193,157    277,652    260,111
  Long-term obligations..................     84,690     66,117     64,351     49,085     46,293     85,700     69,924
  Stockholders' equity...................    117,284    107,712    133,723    120,929    117,368    124,172    111,361

- ------------------------------
(1) P-B changed its year end from a calendar year end to a fiscal year ended January 31, effective February 1, 1992. The one month period ended January 31, 1992 (transition period) was audited. Selected historical financial data for the transition period are as follows: net revenue $19.7 million, loss from operations $1.5 million, net loss from operations $2.2 million, net loss from operations per share of $0.20 and 11.6 million shares used to compute net loss from operations per share. No cash dividends were declared or paid with respect to the transition period.
(2) P-B accrued restructuring charges totaling approximately $43.2 million during the fiscal year ended January 31, 1994.

SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

    The following summary unaudited pro forma combined condensed financial data are derived from the unaudited pro forma combined condensed financial statements and notes thereto, appearing elsewhere herein, which give effect to the Merger as a pooling of interests, and should be read in conjunction with such unaudited pro forma statements and notes thereto and the separate audited consolidated financial statements and related notes thereto of Nellcor and P-B, incorporated by reference in this Proxy Statement/Prospectus. See "Unaudited Pro Forma Combined Condensed Financial Statements." For the purpose of the unaudited pro forma combined statement of operations data, Nellcor's financial data for each of the three fiscal years in the period ended July 3, 1994 and the unaudited nine months ended April 2, 1995 and April 3, 1994 have been combined with P-B's financial data for each of the two fiscal years in the period ended January 31, 1994, the year ended December 31, 1991 and the unaudited nine months ended April 30, 1995 and 1994, respectively. For the purpose of the unaudited pro forma combined balance sheet data, Nellcor's financial data at April 2, 1995 were combined with P-B's financial data at April 30, 1995.

    The unaudited pro forma information is presented for comparative purposes only and does not purport to be indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods, nor is such information necessarily indicative of the future operating results or financial position of Nellcor and P-B.

         SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            FISCAL YEAR ENDED               NINE MONTHS ENDED
                                                  -------------------------------------  ------------------------
                                                    JULY 3,      JULY 4,      JULY 5,     APRIL 2,     APRIL 3,
                                                    1994(1)       1993         1992         1995        1994(1)
                                                  -----------  -----------  -----------  -----------  -----------
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
Net revenue.....................................  $   544,227  $   518,246  $   452,286  $   446,884  $   406,265
Income from operations..........................        7,710       58,962       31,428       55,147        2,878
Net income/(loss) from operations...............       (6,422)      39,715       21,867       35,107         (474)
Net income/(loss) from operations per share.....        (0.23)        1.46         0.83         1.26        (0.02)
Shares used to compute net income/ (loss) from
 operations per share...........................       27,364       27,140       26,504       27,961       27,797


                                                   APRIL 2,
                                                     1995
                                                  -----------
PRO FORMA COMBINED BALANCE
 SHEET DATA:
Working capital.................................  $   251,802
Total assets....................................      550,910
Long-term obligations...........................       85,700
Stockholders' equity............................      343,212

- ------------------------

(1) P-B accrued restructuring charges totaling approximately $43.2 million during the fiscal year ended January 31, 1994, of which approximately $34.2 million was accrued during the nine month period ended April 30, 1994.

COMPARATIVE PER SHARE DATA

    The following table presents historical, unaudited pro forma combined and unaudited pro forma equivalent per share data of Nellcor and P-B after giving effect to the Merger using the pooling of interests method of accounting, assuming the Merger had been effective during all periods presented. The pro forma equivalent data for P-B have been calculated by multiplying the Nellcor pro forma combined amounts by the Exchange Ratio of 0.88. The pro forma data do not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the historical financial statements and notes thereto of Nellcor and P-B incorporated by reference in this Proxy Statement/Prospectus, and the unaudited pro forma combined condensed financial statements included elsewhere in this Proxy Statement/Prospectus.

    The unaudited pro forma combined and unaudited pro forma equivalent per share data combine Nellcor's historical results for each of the three fiscal years in the period ended July 3, 1994 and the unaudited nine months ended April 2, 1995 with the P-B results for each of the two fiscal years in the period ended January 31, 1994, the year ended December 31, 1991 and the unaudited nine months ended April 30, 1995, respectively, and Nellcor's financial position at April 2, 1995 with P-B's financial position at April 30, 1995.

                                                                                                            NINE MONTHS
                                                                               FISCAL YEAR ENDED               ENDED
                                                                      -----------------------------------  --------------
                                                                       JULY 3,     JULY 4,      JULY 5,       APRIL 2,
                                                                        1994        1993         1992           1995
                                                                      ---------  -----------  -----------  --------------
NELLCOR COMMON STOCK
Net income/(loss) from operations per share:
  Historical........................................................  $    1.22   $    1.50    $    1.31     $     1.51
  Pro forma combined................................................  $   (0.23)  $    1.46    $    0.83     $     1.26
Cash dividend per share:
  Historical........................................................     --          --           --             --
Book value per share at period end:
  Historical........................................................  $   12.12      n/a          n/a        $    13.34
  Pro forma combined................................................  $   11.57      n/a          n/a        $    12.27

P-B COMMON STOCK
Net income/(loss) from operations per share:
  Historical........................................................  $   (2.66)  $    1.24    $    0.05     $     0.54
  Pro forma equivalent..............................................  $   (0.20)  $    1.28    $    0.73     $     1.11
Cash dividend per share:
  Historical........................................................  $    0.12   $    0.12    $    0.12     $     0.09
  Pro forma equivalent..............................................     --          --           --             --
Book value per share at period end:
  Historical........................................................  $    9.01      n/a          n/a        $     9.84
  Pro forma equivalent..............................................  $   10.18      n/a          n/a        $    10.80

                           INVESTMENT CONSIDERATIONS

    The following factors should be considered carefully by the stockholders of Nellcor and P-B in connection with voting on the matters to be presented at the Special Meetings.

INTEGRATION OF THE BUSINESSES

    The Merger involves the integration of two companies that have previously operated independently. Among the factors considered by the Nellcor Board and P-B Board in connection with their approval of the Merger Agreement were the opportunities for operating efficiencies that they expect will ultimately result from the Merger. The integration of the companies' operations following the Merger will require the dedication of substantial management resources in order to achieve the anticipated operating efficiencies of the Merger. While Nellcor and P-B expect to achieve savings in operating costs as a result of the Merger, no assurance can be given that difficulties encountered in integrating the operations of Nellcor and P-B will be overcome or that the benefits expected from such integration will be realized. The difficulties of combining the companies' operations are exacerbated by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of either or both of the companies' businesses. Difficulties encountered in connection with the Merger and the integration of the two companies' operations could have an adverse effect on the business, results of operations or financial condition of the combined companies.

    Subsequent to the Merger, Nellcor expects to incur a charge in the quarter ended October 1, 1995, currently estimated to be in the range of $20 million to $30 million, to reflect the combination of the two companies, including costs relating to severance and employee relocation, the elimination of duplicate systems and facilities and other integration costs. This amount is a preliminary estimate only and is therefore subject to change. In addition, there can be no assurance that Nellcor will not incur additional charges in subsequent quarters to reflect costs associated with the Merger.

HEALTH CARE REFORM/PRICING PRESSURE

    The health care industry in the United States is experiencing a period of extensive change. Changes in the law or new interpretations of existing laws may have a dramatic effect on the definition of permissible or impermissible activities, the relative costs associated with doing business and the amount of reimbursement by both government and third-party payors. In addition, economic forces, regulatory influences and political initiatives are subjecting the health care industry to fundamental change. Health care reform proposals have been formulated by the current administration and by members of Congress. In addition, state legislatures periodically consider various health care reform proposals. Federal, state and local government representatives will, in all likelihood, continue to review and assess alternative health care delivery systems and payment methodologies, and ongoing public debate of these issues can be expected. Currently, the health care industry also is experiencing market-driven reforms from forces within the industry that are exerting pressure on health care companies to reduce health care costs. These market-driven reforms are resulting in industry-wide consolidation that is expected to increase the downward pressure on health care product margins, as larger buyer and supplier groups exert pricing pressure on providers of medical devices and other health care products. The ultimate timing or effect of legislative efforts and market driven reforms cannot be predicted, and short-term cost containment initiatives may vary substantially from long-term reforms and may impact the combined business of Nellcor and P-B in different ways. No assurance can be given that any such efforts or reforms will not have a material adverse effect on the business, results of operations or financial condition of the combined companies.

DEPENDENCE ON THIRD PARTIES; MANAGED CARE ORGANIZATIONS

    The businesses of Nellcor and P-B depend upon relationships with hospitals, hospital groups, purchasing organizations, managed care organizations, physicians, physician groups, home health care organizations, long-term care facilities, private and governmental third party payors and other institutional health care providers. There can be no assurance that the combined companies will be able successfully to maintain and develop the third party relationships that will be required after the Merger, or that certain relationships will not be adversely affected by the Merger. The loss of or damage to existing relationships, or the failure to continue to develop relationships of these kinds, could have a material adverse effect on the business, results of operations and financial condition of the combined companies after the Merger.

    Managed care organizations have grown substantially in terms of the percentage of the population in the United States that receives medical benefits through such organizations and in terms of the influence and control that such organizations are able to exert over an increasingly large portion of the health care industry. Managed care organizations are continuing to consolidate, and such consolidation may increase the ability of such organizations to influence the practices and pricing involved in the purchase of medical devices, including those sold by Nellcor and P-B.

GOVERNMENT REGULATION

    The United States Food and Drug Administration ("FDA") regulates the development, testing, manufacturing, packaging, distribution and marketing of medical devices in the United States, including the products manufactured by P-B and Nellcor. Comparable agencies in certain foreign countries also regulate the activities of P-B and Nellcor.

    GENERAL. The development, testing, manufacturing, packaging, distribution and marketing of medical devices in the United States are regulated under the Medical Device Amendments of 1976 to the Federal Food, Drug, and Cosmetic Act (the "1976 Amendments"), the Safe Medical Devices Act of 1990, the Medical Device Amendments of 1992 and additional regulations promulgated by the FDA. The State of California, where both Nellcor and P-B have manufacturing plants, as well as other states, also regulate the manufacture of medical devices.

    In general, these statutes and regulations require that manufacturers adhere to certain standards designed to ensure the safety and effectiveness of medical devices. Under the 1976 Amendments, each medical device manufacturer must comply with statutes and regulations applicable generally to manufacturing practices, clinical investigations involving humans, sale and marketing of medical devices, post-market surveillance, repairs, replacements and refunds, recalls, and other matters. The FDA is authorized to obtain and inspect devices and their labeling and advertising, and to inspect the facilities in which they are manufactured in order to ensure that a device is not improperly manufactured or labeled.

    REGULATION OF NEW PRODUCTS. The FDA requires that a new medical device or a new indication for use of or other significant change in an existing medical device obtain either 510(k) premarket notification clearance or an approved Premarket Approval Application ("PMA") prior to being introduced into the market in the United States. The process of obtaining 510(k) clearance may take at least six months from the date of filing of the application and generally requires the submission of supporting data, which can be extensive and extend the process for a considerable length of time. In addition, the FDA may require review by an advisory panel as a condition for 510(k) clearances, which can further lengthen the process. The PMA process generally takes more than two years from initial filing and requires the submission of extensive supporting data and clinical information. In recent years, there has been a trend for the FDA to require more supporting data with respect to both 510(k) clearance notifications and PMA filings. Historically, substantially all of the products of Nellcor and P-B have been submitted to the FDA under the 510(k) premarket notification clearance process. However, as the combined companies broaden their product base, new products could be required to be submitted under the PMA process rather than the 510(k) process.

    FOREIGN REGULATION. Sales of medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. The time required to obtain clearance to sell medical devices in foreign countries may be longer or shorter than that required for FDA clearance, and requirements for licensing may differ significantly from FDA requirements. Some countries have historically permitted human studies earlier in the product development cycle than regulations in the United States. Other countries, such as Japan, have standards similar to those of the FDA. This disparity in the regulation of medical devices may result in more rapid product clearance in certain countries than in the United States, while clearance in countries such as Japan may require longer periods than in the United States. In addition, the European Union has developed a new approach to the regulation of medical products that may significantly change the situation in those countries. The receipt or denial of FDA clearance for a particular product may affect the receipt or denial of regulatory clearance for that product in certain other countries.

    GMP REQUIREMENTS; FDA ENFORCEMENT. The 1976 Amendments also require compliance with specific manufacturing and quality assurance standards, including regulations promulgated by the FDA with respect to good manufacturing practices. FDA regulations require that each manufacturer establish a quality assurance program by which the manufacturer monitors the manufacturing process and maintains records that show compliance with the FDA regulations and the manufacturer's written specifications and procedures relating to the devices. Compliance with the good manufacturing practices regulation is necessary to receive FDA approval to market new products and is necessary for a manufacturer to be able to continue to market approved product offerings.

    The FDA makes unannounced inspections of medical device manufacturers and may issue reports of observations where the manufacturer has failed to comply with all appropriate regulations and procedures. Failure to comply with applicable regulatory requirements can, among other consequences, result in warning letters, civil penalties, injunctions, suspensions or losses of regulatory clearances, product recalls, seizure or administrative detention of products, operating restrictions through consent decrees or otherwise, refusal of the government to approve product license applications or allow a manufacturer to enter into supply contracts, and criminal prosecution.

    There has been a trend in recent years both in the United States and outside the United States toward more stringent regulation of, and enforcement of requirements applicable to, medical device manufacturers. The continuing trend of more stringent regulatory oversight in product clearance and enforcement activities has caused medical device manufacturers to experience longer approval cycles, more uncertainty, greater risk and higher expenses. At the present time, there are no meaningful indications that this trend will be discontinued in the near-term or the long-term either in the United States or abroad.

    FDA ENFORCEMENT WITH RESPECT TO P-B. P-B has been subject to significant FDA enforcement activity with respect to its operations in recent years. In January 1994, P-B entered into a consent decree with the FDA pursuant to which P-B agreed to maintain systems and procedures complying with the FDA's good manufacturing practices regulation and medical device reporting regulation in all of its device manufacturing facilities. Under the decree, domestic shipments of P-B's portable ventilator products and intra-arterial blood gas monitoring systems were suspended until the FDA could become satisfied with P-B's manufacturing practices for such products. Both Burton A. Dole, Jr., P-B's
Chairman, President and Chief Executive Officer, and John H. Morrow, its Executive Vice President and Chief Operating Officer, are parties to the consent decree. Under the terms of the Merger Agreement, following consummation of the Merger, Mr. Dole will be the Chairman of the Board of Directors of the combined companies and Mr. Morrow will be Executive Vice President of the combined companies and President of the combined companies' Home Health Care Business. See "The Merger -- Management After the Merger."

    As a result of the consent decree, P-B curtailed operations of its FOxS intra-arterial blood gas monitoring systems division in the fourth quarter of fiscal year 1994 pending location of a purchaser of the division or a strategic partner that might be able to assist P-B with respect to its operation. No partner was found for the FOxS division. P-B then closed the FOxS division.

    In addition, as a result of the consent decree, P-B suspended shipments of portable ventilators from its Boulder, Colorado facility to customers in the United States. P-B then closed the Boulder, Colorado facility and shifted all manufacturing of portable ventilators to facilities outside the United States from which P-B continues to serve markets outside the United States.

    P-B incurred restructuring charges of approximately $43.2 million in its fiscal year 1994, primarily as a result of the shut-down of the FOxS business described above, the closure of its Boulder, Colorado facility and the cessation of its portable ventilator manufacturing in the United States.

    Under the terms of the consent decree, P-B must notify the FDA of the Merger at least 10 days prior to consummation of the Merger.

    IMPACT OF P-B CONSENT DECREE. P-B has experienced and will continue to experience incremental operating costs due to ongoing compliance requirements and quality assurance programs initiated in part as a result of the FDA consent decree. P-B expects to continue to incur additional operating expenses associated with its ongoing regulatory compliance program, but the amount of these incremental costs cannot be completely predicted at this time and will depend upon a variety of factors, including future changes in statutes and regulations governing medical device manufacturers and the manner in which the FDA continues to enforce and interpret the requirements of the consent decree.

    POSSIBLE IMPACT ON COMBINED COMPANIES. There can be no assurance that the combined companies will not experience problems associated with FDA regulatory compliance after the Merger, including increased general costs of ongoing regulatory compliance and specific costs associated with the P-B consent decree. The combined companies could experience a material adverse effect on business, operations, profitability and outlook from, among other things: (i) requirements associated with the P-B consent decree; (ii) requirements arising from continuing company-wide adherence to quality assurance and good manufacturing practices; (iii) the results of future FDA inspections of the operations and facilities of the combined companies; (iv) any modification, extension or adverse interpretation of the P-B consent decree or any product recall, plant closure or other FDA enforcement activity with respect to the combined companies; and (v) any failure by the combined companies in obtaining, or any delay in obtaining, required product approvals.

DEPENDENCE OF EARNINGS ON CERTAIN PRODUCTS

    For its fiscal year ended July 3, 1994 and for the nine months ended April 2, 1995, more than three-quarters of Nellcor's revenues were attributable to sales of its oximetry products, which include oximetry instruments, sensors and OEM modules. On a pro forma basis, such oximetry products would have accounted for approximately 38% of the revenues of the combined companies, and a higher percentage of their combined earnings, for the year ended July 3, 1994. Accordingly, negative developments in the market for, or Nellcor's competitive position with respect to, its oximetry products could have a material adverse effect on the business, results of operations or financial condition of the combined companies.

INTELLECTUAL PROPERTY RIGHTS

    From time to time, Nellcor and P-B have received, and in the future may receive, notices of claims with respect to possible infringement of the intellectual property rights of others or notices of challenges to their respective intellectual property rights. In some instances such notices have given rise to, or may give rise to, litigation. Any litigation involving the intellectual property rights of Nellcor or P-B may be resolved by means of a negotiated settlement or by contesting the claim through the judicial process.

    In December 1992, Nellcor commenced an action in Alameda County Superior Court, Eastern Division, State of California against BOC Health Care, Inc. ("BOC"), the parent corporation of Ohmeda Inc. ("Ohmeda"), and certain other parties for, among other things, misappropriation of trade secrets and unfair competition. BOC in turn commenced an action against Nellcor in the United States District Court for the District of Delaware (the "Delaware District Court") seeking a declaratory judgment that certain of Nellcor's patents were invalid and/or not infringed by the manufacture, use or sale of the BOC pulse oximetry sensor which was the subject matter of the California Superior Court action by Nellcor. In the third quarter of fiscal year 1994, Nellcor agreed to settle the trade secrets litigation with BOC and the other named parties on terms which provided for the payment to Nellcor of an initial royalty of $2 million plus ongoing royalties and the assignment to Nellcor of the patent at issue in the case. In July 1995, the Delaware District Court issued a decision in favor of Nellcor ruling that four key oximeter and sensor technology patents are valid and would be infringed by Ohmeda if Ohmeda sold certain pulse oximetry sensors for use with non-Ohmeda monitors. Although Nellcor has been successful to date in its litigation with BOC and Ohmeda, there can be no assurance that the decision of the Delaware District Court will not be appealed.

    Neither Nellcor nor P-B believes that the outcome of the BOC litigation or any currently pending claims will have a material adverse effect on the financial position or results of operations of the combined companies after the Merger. There can be no assurance that the results of operations or the financial condition of the combined companies will not suffer a material adverse effect as a result of intellectual property claims that may be commenced against Nellcor or P-B in the future.

COMPETITION

    The medical device industry is characterized by rapidly evolving technology and increased competition. Competitors of P-B and Nellcor include large medical companies, some of which have greater financial and technical resources and broader product lines than Nellcor and P-B, even on a combined basis. Nellcor and P-B believe that the principal competitive factors in their respective markets are product features, price, quality, customer service, performance, market reputation, breadth of product offerings and effectiveness of sales and marketing efforts. There are a number of companies that currently offer, or are in the process of developing, products that compete with products offered by Nellcor and P-B. Some of these competitors may have substantially greater capital resources, research and development staffs and experience in the medical device industry, including with respect to regulatory compliance in the development, manufacturing and sale of medical products similar to those offered by Nellcor and P-B. There can be no assurance that some of these competitors will not succeed in developing technologies and products that are more effective than those currently used or produced by Nellcor and P-B or that would render some products offered by Nellcor and P-B obsolete or non-competitive. Competition based on price is expected to become an increasingly important factor in customer purchasing patterns as a result of cost containment pressures on, and consolidation in, the health care industry. Such competition has exerted, and is likely to continue to exert, downward pressure on the prices Nellcor and P-B are able to charge for their products. There can be no assurance that the combined companies will be able to offset such downward price pressure through corresponding cost reductions. Any failure to offset such pressure could have a material adverse effect on the business, results of operations or financial condition of the combined companies.

NEW PRODUCT INTRODUCTIONS

    As the existing products of Nellcor and P-B become more mature and their existing markets more saturated, the importance to the combined companies of developing or acquiring new products will increase. The development of any such products will entail considerable time and expense, including research and development costs and the time and expense required to obtain necessary regulatory approvals, which could adversely affect the business, results of operations or financial condition of the combined companies. There can be no assurance that such development activities will yield products that can be commercialized profitably, or that any product acquisitions can be consummated on commercially reasonable terms or at all. Any failure to acquire or develop new products to supplement more mature products could have an adverse effect on the business, results of operations or financial condition of the combined companies.

PRODUCT LIABILITY EXPOSURE

    Because the products of both Nellcor and P-B are intended to be used in health care settings on patients who are physiologically unstable and may also be seriously or critically ill, both companies are exposed to potential product liability claims. Furthermore, P-B faces potential product liability risk in connection with the operations of Aero Systems, which principally develops and manufactures emergency oxygen systems for use on aircraft. From time to time, patients using Nellcor or P-B products have suffered serious injury or death, which has led to product liability claims against both Nellcor and P-B. Neither company believes that any of these claims, individually or in the aggregate, will have a material adverse effect on its business, results of operations or financial condition. There can be no assurance, however, that Nellcor or P-B will not in the future be subject to product liability claims that could have such a material adverse effect.

    Both Nellcor and P-B maintain product liability insurance coverage in amounts that each deems sufficient for its respective business. However, there can be no assurance that such coverage will ultimately prove to be adequate, or that such coverage will continue to remain available on acceptable terms or at all.

DEPENDENCE ON KEY PERSONNEL

    After the Merger, the combined companies will be dependent on the continued services and management experience of their executive officers. If such executive officers were to leave, the operating results of the combined companies could be adversely affected. In addition, the continued growth of the combined companies will depend on the ability of their officers and key employees to manage growth successfully.

EMPLOYEES

    Many of the employees of Nellcor and P-B are highly skilled. Competition in recruiting and retaining such personnel is intense in the labor markets in which Nellcor and P-B operate. Locating persons with experience in regulated industries is particularly difficult. The success of Nellcor and P-B, as well as that of the combined companies, is predicated in part on the ability to continue to attract, retain and motivate highly qualified management, marketing, medical and technical personnel.

IMPACT OF CURRENCY FLUCTUATIONS; IMPORTANCE OF FOREIGN SALES

    Because sales of products by Nellcor and P-B outside the United States typically are denominated in local currencies and such sales by both Nellcor and P-B are growing at a rate that is generally faster than domestic sales, the results of operations of the combined companies are expected to continue to be affected by changes in exchange rates between certain foreign currencies and the United States dollar. There can be no assurance that the combined companies will not experience currency fluctuation effects in future periods, which could have an adverse effect on the operating results of the combined companies. Nellcor currently engages in some hedging activities, while P-B does not currently engage in any material currency hedging activities. The operations and financial results of the combined companies also may be significantly affected by other international factors, including changes in governmental regulations or import and export restrictions, and foreign economic and political conditions generally.

POSSIBLE VOLATILITY OF STOCK PRICE

    The market price of Nellcor Common Stock is, and is expected to continue to be, subject to significant fluctuations in response to variations in quarterly operating results, trends in the health care industry in general and the medical device industry in particular, and certain other factors beyond the control of Nellcor. In addition, broad market fluctuations, as well as general economic or political conditions and initiatives such as health care reform, may adversely affect the market price of Nellcor Common Stock, regardless of the operating performance of the combined companies.

CERTAIN ANTI-TAKEOVER PROVISIONS

    The Nellcor Rights Agreement and certain provisions of the Restated Certificate of Incorporation of Nellcor, including provisions requiring the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of Nellcor capital stock entitled to vote generally in the election of directors to approve certain business combinations with interested persons, may make an unsolicited acquisition of control of Nellcor more difficult or expensive than would otherwise be the case. See "Description of Capital Stock of Nellcor" and "Comparison of Stockholder Rights."

DIVIDEND POLICY

    Nellcor has never paid any cash dividends, and does not anticipate paying cash dividends in the foreseeable future following the Merger. Accordingly, holders of P-B Common Stock, who presently receive a quarterly dividend of $0.03 per share, will cease receiving such dividends following the Merger. Pending consummation of the Merger, P-B has agreed to cease paying dividends after its May 1995 regular cash dividend. See "The Merger Agreement -- Certain Covenants."

                          THE NELLCOR SPECIAL MEETING

PURPOSE OF THE NELLCOR SPECIAL MEETING

    At the Nellcor Special Meeting, holders of Nellcor Common Stock will consider and vote upon proposals to approve (i) the issuance of shares of Nellcor Common Stock pursuant to the Merger Agreement (the "Nellcor Share Proposal"), (ii) an amendment to Nellcor's Restated Certificate of Incorporation to change Nellcor's corporate name to Nellcor Puritan Bennett Incorporated (the "Nellcor Charter Amendment Proposal"); (iii) the adoption of Nellcor's 1995 Merger Stock Incentive Plan (the "1995 Plan Proposal"); and (iv) the adoption of an amendment to Nellcor's 1994 Equity Incentive Plan to increase the number of shares of Nellcor Common Stock available for grant thereunder from 1,500,000 shares to 2,500,000 shares (the "1994 Plan Amendment Proposal"). For a description of the Nellcor Share Proposal, see "The Merger" and "The Merger Agreement." For a description of the Nellcor Charter Amendment Proposal, see "Proposed Amendment to Nellcor's Restated Certificate of Incorporation." For a description of the 1995 Plan Proposal and the 1994 Plan Amendment Proposal, see "The Nellcor 1995 Merger Stock Incentive Plan" and "The Amendment to Nellcor's 1994 Equity Incentive Plan," respectively. Stockholders of Nellcor will also consider and vote on any other matter that may properly come before the meeting.

    Neither the DGCL nor the Restated Certificate of Incorporation of Nellcor requires Nellcor to obtain stockholder approval of the Merger, because P-B is merging with Sub, a wholly-owned subsidiary of Nellcor, rather than with Nellcor itself. However, due to the number of shares of Nellcor Common Stock to be issued in the Merger, Nasdaq rules require Nellcor to obtain stockholder approval of the issuance of such shares. Stockholder approval of the Nellcor Share Proposal will constitute the approval required by Nasdaq for the issuance of the Nellcor Common Stock in connection with the Merger. Stockholder approval of the Nellcor Charter Amendment Proposal is required by the DGCL. Stockholder approval of the 1995 Plan Proposal is being sought so as to assure the availability of the exemption under Rule 16b-3, promulgated under the Exchange Act, to stock options granted pursuant to such plan. Stockholder approval of the 1994 Plan Amendment Proposal is also being sought to assure the continued availability of the exemption under Rule 16b-3 to stock awards granted under such plan.

    THE NELLCOR BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, NELLCOR AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF NELLCOR COMMON STOCK VOTE "FOR" APPROVAL OF THE NELLCOR SHARE PROPOSAL, THE NELLCOR CHARTER AMENDMENT PROPOSAL, THE 1995 PLAN PROPOSAL AND THE 1994 PLAN AMENDMENT PROPOSAL.

RECORD DATE; VOTING RIGHTS; PROXIES

    Only holders of Nellcor Common Stock at the close of business on July 14, 1995 (the "Nellcor Record Date") are entitled to notice of and to vote at the Nellcor Special Meeting.


    As of the Nellcor Record Date, there were 16,712,444 shares of Nellcor Common Stock issued and outstanding, each of which entitled the holder thereof to one vote.


    All shares of Nellcor Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF NELLCOR COMMON STOCK WILL BE

VOTED "FOR" THE NELLCOR SHARE PROPOSAL, THE NELLCOR CHARTER AMENDMENT PROPOSAL, THE 1995 PLAN PROPOSAL AND THE 1994 PLAN AMENDMENT PROPOSAL. Nellcor does not know of any matters other than as described in the Notice of Special Meeting that are to come before the Nellcor Special Meeting. If any other matter or matters are properly presented for action at the Nellcor Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of Nellcor, by signing and returning a later dated proxy, or by voting in person at the Nellcor Special Meeting. However, mere attendance at the Nellcor Special Meeting will not in and of itself have the effect of revoking the proxy. Votes cast by proxy or in person at the Nellcor Special Meeting will be tabulated by the inspector of election appointed for the meeting.

SOLICITATION OF PROXIES

    Proxies are being solicited by and on behalf of the Nellcor Board. Nellcor will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Nellcor in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation. Arrangements have also been made with brokerage firms, banks, custodians, nominees and fiduciaries for the forwarding of proxy and solicitation materials to owners of Nellcor Common Stock held of record by such persons, and in connection therewith such firms will be reimbursed for reasonable expenses incurred in forwarding such materials. Nellcor and P-B have each retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies from their respective stockholders. The aggregate fees of such firm for the solicitation of proxies from the stockholders of Nellcor and P-B are estimated to be $15,000 plus reimbursement of out-of-pocket expenses.

QUORUM

    The presence in person or by properly executed proxy of holders of a majority of all of the issued and outstanding shares of Nellcor Common Stock entitled to vote is necessary to constitute a quorum at the Nellcor Special Meeting. For purposes of determining whether a quorum is present, the inspector of election will include shares the holders of which abstain from voting on any particular matter ("abstentions") and exclude shares that are held of record by brokers and as to which such brokers indicate that they do not have discretionary authority to vote on any particular matter ("broker non-votes").

REQUIRED VOTE

    Approval of the Nellcor Share Proposal requires the affirmative vote of a majority of the total votes cast on such proposal at the Nellcor Special Meeting. Approval of the Nellcor Charter Amendment Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Nellcor Common Stock entitled to vote thereon at the Nellcor Special Meeting. Approval of the 1995 Plan Proposal and the 1994 Plan Amendment Proposal requires the affirmative vote of the holders of a majority of the shares of Nellcor Common Stock present, or represented, and entitled to vote at the Nellcor Special Meeting. Approval of the Nellcor Charter Amendment Proposal, the 1995 Plan Proposal and the 1994 Plan Amendment Proposal is not a condition to the consummation of the Merger, but such proposals will not be implemented unless the Merger is consummated. However, Nellcor is obligated under the terms of the Merger Agreement to implement the 1995 Plan Proposal if the Merger is consummated, whether or not stockholder approval of the 1995 Plan Proposal is obtained.

    For purposes of determining whether the Nellcor Share Proposal has been approved, the inspector of election will exclude abstentions and broker non-votes from the number of shares deemed to have voted on such matter at the Nellcor Special Meeting. Accordingly, abstentions and broker non-votes will not affect the voting on the Nellcor Share Proposal. For purposes of determining whether the Nellcor Charter Amendment Proposal has been approved, the inspector of election will include abstentions and broker non-votes in the number of outstanding shares of Nellcor Common Stock entitled to vote thereon at the Nellcor Special Meeting. Accordingly, abstentions and broker non-votes will have the effect of a "NO" vote on the Nellcor Charter Amendment Proposal. For purposes of determining whether the 1995 Plan Proposal and the 1994 Plan Amendment Proposal have been approved, the inspector of election will include abstentions, but exclude broker non-votes, from the number of shares of Nellcor Common Stock deemed to be present, or represented, and entitled to vote at the Nellcor Special Meeting. Accordingly, abstentions will have the effect of a "NO" vote, and broker non-votes will have no effect, on the 1995 Plan Proposal and the 1994 Plan Amendment Proposal.

    As of June 30, 1995, directors and executive officers of Nellcor and their affiliates were beneficial owners of an aggregate of 191,934 shares of Nellcor Common Stock (exclusive of any shares issuable upon the exercise of stock options remaining unexercised as of such date), or approximately 1.15% of the 16,706,250 shares of Nellcor Common Stock that were issued and outstanding as of such date. See "Management of Nellcor After the Merger -- Security Ownership of Management." Each of the directors and executive officers of Nellcor has indicated an intention to vote all shares of Nellcor Common Stock beneficially owned by him or her in favor of approval of the Nellcor Share Proposal, the Nellcor Charter Amendment Proposal, the 1995 Plan Proposal and the 1994 Plan Amendment Proposal.

    THE MATTERS TO BE CONSIDERED AT THE NELLCOR SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF NELLCOR. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            THE P-B SPECIAL MEETING

PURPOSE OF THE P-B SPECIAL MEETING

    At the P-B Special Meeting, holders of P-B Common Stock will consider and vote upon a proposal to adopt the Merger Agreement. As a result of the Merger, P-B will become a wholly-owned subsidiary of Nellcor. Stockholders of P-B will also consider and vote on any other matter that may properly come before the meeting.

    THE P-B BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, P-B AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF P-B COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

RECORD DATE; VOTING RIGHTS; PROXIES

    Only holders of P-B Common Stock at the close of business on July 14, 1995 (the "P-B Record Date") are entitled to notice of and to vote at the P-B Special Meeting.

    As of the P-B Record Date, there were 12,936,210 shares of P-B Common Stock issued and outstanding, each of which entitled the holder thereof to one vote.

    All shares of P-B Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF P-B COMMON STOCK WILL BE VOTED IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT. P-B does not know of any matters other than as described in the Notice of Special Meeting that are to come before the P-B Special Meeting. If any other matter or matters are properly presented for action at the P-B Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of P-B, by signing and returning a later dated proxy, or by voting in person at the P-B Special Meeting. However, mere attendance at the P-B Special Meeting will not in and of itself have the effect of revoking the proxy. Votes cast by proxy or in person at the P-B Special Meeting will be tabulated by the inspectors of election appointed for the meeting.

SOLICITATION OF PROXIES

    Proxies are being solicited by and on behalf of the P-B Board. P-B will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of P-B in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation. Arrangements have also been made with brokerage firms, banks, custodians, nominees and fiduciaries for the forwarding of proxy and solicitation material to owners of P-B Common Stock held of record by such persons, and in connection therewith such firms will be reimbursed for reasonable expenses incurred in forwarding such materials. P-B and Nellcor have each retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies from their respective stockholders. The aggregate fees of such firm for the solicitation of proxies from the stockholders of P-B and Nellcor are estimated to be $15,000 plus reimbursement of out-of-pocket expenses.

QUORUM

    The presence in person or by properly executed proxy of holders of a majority of all of the issued and outstanding shares of P-B Common Stock entitled to vote is necessary to constitute a quorum at the P-B Special Meeting.

REQUIRED VOTE

    Adoption of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of P-B Common Stock entitled to vote thereon at the P-B Special Meeting. For purposes of determining whether the Merger Agreement has been adopted, the inspectors of election will include abstentions and broker non-votes in the number of outstanding shares of P-B Common Stock entitled to vote thereon at the P-B Special Meeting. Accordingly, abstentions and broker non-votes will have the effect of a "NO" vote on the proposal to adopt the Merger Agreement.

    As of June 30, 1995, directors and executive officers of P-B and their affiliates were beneficial owners of an aggregate of 179,276 shares of P-B Common Stock (exclusive of any shares issuable upon the exercise of stock options remaining unexercised as of such date), or approximately 1.39% of the 12,922,092 shares of P-B Common Stock that were issued and outstanding as of such date. Each of the directors and executive officers of P-B has indicated an intention to vote all shares of P-B Common Stock beneficially owned by him or her in favor of approval of the Merger Agreement.

    THE MATTERS TO BE CONSIDERED AT THE P-B SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF P-B. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   THE MERGER

    THIS SECTION OF THE PROXY STATEMENT/PROSPECTUS DESCRIBES CERTAIN ASPECTS OF THE PROPOSED MERGER. TO THE EXTENT THAT IT RELATES TO THE MERGER AGREEMENT AND THE TERMS OF THE MERGER, THE FOLLOWING DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, INCLUDING THE AMENDMENT THERETO, WHICH ARE ATTACHED AS ANNEXES A AND B, RESPECTIVELY, TO THIS PROXY STATEMENT/PROSPECTUS AND ARE INCORPORATED HEREIN BY REFERENCE. ALL STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT, INCLUDING THE AMENDMENT THERETO, IN ITS ENTIRETY.

GENERAL

    The Merger Agreement provides that the Merger will be consummated if the approvals of the Nellcor and P-B stockholders required therefor are obtained and all other conditions to the Merger are satisfied or waived as provided in the Merger Agreement. Upon consummation of the Merger, Sub will be merged with and into P-B, and P-B will become a wholly-owned subsidiary of Nellcor.

    Upon consummation of the Merger, each outstanding share of P-B Common Stock (other than shares held in the treasury of P-B, which will be canceled), including the associated P-B Common Stock Purchase Right, will be converted into the right to receive 0.88 of a fully paid and nonassessable share of Nellcor Common Stock, including the corresponding percentage of an associated Nellcor Preferred Stock Purchase Right. Cash will be delivered in lieu of fractional shares as described in the Merger Agreement.

    Based upon the capitalization of Nellcor and P-B as of July 19, 1995, the stockholders of P-B will own approximately 40.5% of the outstanding Nellcor Common Stock following consummation of the Merger assuming no exercise of outstanding options to acquire Nellcor Common Stock or P-B Common Stock. Such percentage could change depending on whether and to what extent shares of Nellcor Common Stock and P-B Common Stock issuable upon exercise of outstanding Nellcor or P-B stock options are issued.

EFFECTIVE TIME

    The effective time of the Merger (the "Effective Time") will occur upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the "Certificate of Merger") or at such later time as is specified on such certificate. The filing of the Certificate of Merger will occur as soon as practicable after the closing of the transactions contemplated by the Merger Agreement. The Merger Agreement may be terminated by either party if the Merger has not been consummated on or before December 31, 1995 and under certain other conditions. See "The Merger Agreement -- Conditions" and "The Merger Agreement
- -- Termination."

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

    The conversion of P-B Common Stock and related P-B Common Stock Purchase Rights into the right to receive Nellcor Common Stock, related Nellcor Preferred Stock Purchase Rights, and cash in lieu of fractional shares will occur automatically at the Effective Time.

    As soon as practicable after the Effective Time, a transmittal letter will be mailed by the Exchange Agent to each stockholder of P-B informing such stockholder of the procedures to follow in forwarding P-B stock certificates to the Exchange Agent. Upon receipt of the P-B stock certificates, the Exchange Agent will deliver whole shares of Nellcor Common Stock to the stockholder and cash in lieu of fractional shares pursuant to the terms of the Merger Agreement and in accordance with the transmittal letter, together with any dividends or other distributions to which such stockholder may be entitled.

    If any issuance of shares of Nellcor Common Stock in exchange for shares of P-B Common Stock is to be made to a person other than the P-B stockholder in whose name the certificate is registered at the Effective Time, it will be a condition of such exchange that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the P-B stockholder requesting such issuance either pay any transfer or other tax required or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    After the Effective Time, there will be no further transfers of P-B Common Stock on the stock transfer books of P-B. If a certificate representing P-B Common Stock is presented for transfer, it will be canceled and a certificate representing the appropriate number of full shares of Nellcor Common Stock and cash in lieu of fractional shares and any dividends and distributions will be issued in exchange therefor.

    After the Effective Time and until surrendered, shares of P-B Common Stock will be deemed for all corporate purposes, other than the payment of dividends and distributions, to evidence ownership of the number of full shares of Nellcor Common Stock into which such shares of P-B Common Stock were converted at the Effective Time. No dividends or other distributions, if any, payable to holders of Nellcor Common Stock will be paid to the holders of any certificates for shares of P-B Common Stock until such certificates are surrendered. Upon surrender of such certificates, all such declared dividends and distributions which shall have become payable with respect to such Nellcor Common Stock in respect of a record date after the Effective Time will be paid to the holder of record of the full shares of Nellcor Common Stock represented by the certificate issued in exchange therefor, without interest.

    P-B STOCKHOLDERS SHOULD NOT FORWARD CERTIFICATES FOR P-B COMMON STOCK TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL LETTERS. P-B STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

BACKGROUND OF THE MERGER

    Increased competitive pressures in the health care industry and significant health care reform initiatives have contributed to a trend towards consolidation in the industry. Partially in response to these trends, Nellcor established a strategic objective to grow through acquisitions and strategic combinations in order to broaden its product line and enhance its competitive position. At its meeting on January 11, 1994, the Nellcor Board established a strategic objective to seek acquisitions and merger candidates. As part of this strategy, Nellcor retained Robertson Stephens in May 1994 to identify possible candidates for acquisition by or strategic combination with Nellcor. P-B was one of the companies identified by Robertson Stephens as a possible candidate for a strategic business combination with Nellcor. Since the adoption of that strategy, Nellcor has initiated discussions with a number of other potential merger and acquisition candidates for a strategic business combination.

    In the Summer and Fall of 1993, P-B commenced consideration of various strategic alternatives available to P-B as a means to address the P-B Board's concern with the perceived undervaluation of P-B's stock in the market. In December 1993, the P-B Board authorized the retention of Smith Barney to explore the sale by P-B of its FOxS intra-arterial blood gas monitoring systems division or the establishment of a strategic alliance with respect to the FOxS division and strategic alternatives, including the possibility of a separation of the hospital and home health care operations of P-B.

    During the period from May 1994 to September 1994, C. Raymond Larkin, Jr., President and Chief Executive Officer of Nellcor, initiated several conversations with Burton A. Dole, Jr., Chairman, President and Chief Executive Officer of P-B, regarding the possibility of a strategic alliance or business combination between Nellcor and P-B. These initial conversations were preliminary in nature and primarily addressed the strategic reasons for pursuing a business combination.

    During July 1994, Mr. Dole had several meetings with representatives of Thermo Electron Corp. ("Thermo Electron"). During these meetings, the parties addressed the possibility of technology sharing arrangements between Thermo Electron and P-B and the possible sale by P-B of its blood gas monitoring business or technology. Representatives of Thermo Electron also indicated to Mr. Dole an interest in possibly acquiring P-B.

    At the P-B Board meeting on August 31, 1994, Mr. Dole advised the P-B Board of his conversations with Thermo Electron and Thermo Electron's interest in an acquisition of P-B. At the meeting, the P-B Board determined that it was not in the best interest of P-B and its stockholders to pursue a sale of P-B at that time.

    On September 19, 1994, Mr. Dole had a telephone conversation with Dr. George
N. Hatsopoulos, Chief Executive Officer and Chairman of the Board of Thermo Electron, in which Dr. Hatsopoulos indicated that Thermo Electron had acquired a 4.9% interest in P-B, that Thermo Electron was definitely interested in an acquisition of P-B and that it might be in the best interest of P-B to retain an investment banker to assist in evaluating any offer that Thermo Electron might wish to make.

    P-B retained Smith Barney to act as its financial advisor with respect to the proposal made by Thermo Electron and related matters. On September 22, 1994, Dr. Hatsopoulos contacted Mr. Dole again to reiterate Thermo Electron's interest in an acquisition of P-B and to suggest that P-B's counsel contact Seth H.
Hoogasian, General Counsel of Thermo Electron. Over the course of the next several days there were a number of conversations between Daniel C. Weary, General Counsel and a director of P-B, and Mr. Hoogasian, as well as between Mr. Dole and Dr. Hatsopoulos.

    In September 1994, Mr. Dole contacted Mr. Larkin to request a meeting. In response to Mr. Dole's request, a meeting occurred on September 22, 1994 between Mr. Dole and John H. Morrow, Executive Vice President and Chief Operating Officer of P-B, and Mr. Larkin and Michael P. Downey, Executive Vice President and Chief Financial Officer of Nellcor. During the meeting the parties discussed various preliminary matters related to a possible business combination between Nellcor and P-B.

    A follow-up meeting occurred in Denver, Colorado on September 27, 1994 between Mr. Dole and Mr. Larkin. On September 29, 1994, Mr. Dole telephoned Mr. Larkin to advise him that P-B was not interested in further discussions with Nellcor at that time.

    On October 6, 1994, Mr. Hoogasian of Thermo Electron telephoned Mr. Weary and informed him that Thermo Electron was sending a letter to Mr. Dole proposing a merger transaction. Later that day P-B received a letter from Thermo Electron containing an unsolicited proposal to acquire all of the outstanding shares of P-B for a price of $21 per share. On October 6, 1994, P-B announced the receipt of the unsolicited proposal from Thermo Electron and its retention of Smith Barney and Shearman & Sterling, as financial and legal advisors, respectively, with respect to the Thermo Electron proposal.

    During the remainder of 1994, there were a number of developments with respect to Thermo Electron's proposal to acquire P-B, including: (i) the announcement by the P-B Board on October 11, 1994 of its rejection of the initial $21 per share acquisition proposal made by Thermo Electron; (ii) Thermo Electron's second proposal on October 12, 1994 to acquire P-B in a negotiated merger transaction at a price of $24 per share; (iii) Thermo Electron's launch on October 24, 1994 of a tender offer to acquire all outstanding P-B Common Stock at a price of $24.50 per share; (iv) the announcement of the P-B Board on November 7, 1994 of its recommendation that P-B stockholders reject the Thermo Electron tender offer; and (v) the expiration on December 8, 1994 of the Thermo Electron tender offer.

    During the pendency of the Thermo Electron offer, Nellcor's financial advisors contacted P-B's financial advisors on several occasions to reiterate Nellcor's interest in pursuing a strategic business combination between the two companies. P-B's financial advisors indicated on the occasion of each of these contacts that P-B was not interested in pursuing a transaction with Nellcor at such time.

    On February 23, 1995, P-B's financial advisors contacted Nellcor's financial advisors to suggest resuming discussions of a strategic business combination between the two companies. Shortly thereafter, Nellcor and P-B executed confidentiality agreements.

    On March 7, 1995, Mr. Dole and Mr. Morrow (the "P-B Representatives") met with Mr. Larkin, Mr. Downey and Ms. Laureen DeBuono, Executive Vice President, Human Resources, General Counsel and Secretary of Nellcor (the "Nellcor Representatives"), to discuss a variety of issues relating to a strategic combination between Nellcor and P-B. At this meeting, it was suggested that Mr. Larkin attend the next meeting of the P-B Board in order to outline Nellcor's views regarding a strategic combination between the two companies.

    During  March  1995,  Smith  Barney   and  Robertson  Stephens  engaged   in
preliminary negotiations concerning valuation issues regarding pricing in a stock-for-stock merger.

    On April 5, 1995, Mr. Larkin outlined to the P-B Board Nellcor's view of the strategic reasons for a business combination between Nellcor and P-B. Mr. Downey, Ms. DeBuono and a representative of Robertson Stephens also attended the P-B Board meeting.

    On April 7, 1995, the P-B Representatives and the Nellcor Representatives met in Salt Lake City, Utah to discuss composition of the Board of Directors of the combined companies after a merger and other issues related to management of the combined operations.

    On April 12, 1995, more extensive due diligence discussions commenced with meetings in Kansas City, Missouri and continued through the date of the signing of the Merger Agreement. During the remainder of April and in the first three weeks of May, representatives of Nellcor and P-B and their respective legal and financial advisors held a series of discussions concerning the terms of the proposed business combination including negotiations of the Merger Agreement and related issues concerning employee benefits and employment arrangements with respect to Mr. Dole and Mr. Morrow.

    Final agreement on the terms of the Exchange Ratio was reached at a meeting involving Mr. Dole, P-B's financial advisors, Mr. Larkin and Nellcor's financial advisors on the evening of May 19, 1995. The remaining terms of the Merger Agreement and the related issues concerning employee benefits and employment arrangements with respect to Mr. Dole and Mr. Morrow were finalized during negotiations on May 20, 1995.

    During this time period, the status of negotiations regarding the terms of the Merger Agreement and issues concerning valuation were reported to the Nellcor Board in meetings held on April 24, April 30 and May 21, 1995 and to the P-B Board in meetings on April 25, April 30 and May 21, 1995.

    In the conference call with the Nellcor Board on April 24, 1995, Mr. Larkin, Mr. Downey and Ms. DeBuono reported on the status of the due diligence investigation of P-B and the negotiations with P-B regarding the terms of a proposed business combination. The Nellcor Board authorized its management team and financial and legal advisors to continue negotiations with P-B and to pursue further due diligence of P-B and its operations.

    During the meeting of the Nellcor Board on April 30, 1995, Mr. Larkin, Mr. Downey and Ms. DeBuono updated the Nellcor Board regarding the status of the proposed transaction and Robertson Stephens presented its analysis of the financial impact to Nellcor and its stockholders of the Merger using various possible exchange ratios. The Nellcor Board reaffirmed its prior authorization to pursue negotiation of the transaction and gave its management team certain parameters concerning valuation and other issues to be addressed in the negotiations.

    In the meeting of the P-B Board held on April 30, 1995, the P-B Board discussed with the P-B Representatives and P-B's legal and financial advisors the status of the due diligence investigation of Nellcor, the draft Merger Agreement and negotiations with respect to the Exchange Ratio.

    In its meeting on May 21, 1995, the Nellcor Board unanimously approved the final terms of the Merger Agreement. Each of Robertson Stephens and Goldman Sachs provided to the Nellcor Board its and their analysis, respectively, of the financial terms of the Merger. Robertson Stephens provided its oral opinion that the Exchange Ratio was fair to Nellcor and its stockholders, from a financial point of view, and Goldman Sachs provided their oral opinion that the Exchange Ratio was fair to Nellcor, in each case as of the date of such opinions.

    In its meeting on May 21, 1995, the P-B Board unanimously approved the final terms of the Merger Agreement. Smith Barney provided to the P-B Board its analysis of the financial terms of the Merger and provided to the P-B Board its oral opinion that the Exchange Ratio was fair to the holders of P-B Common Stock, from a financial point of view, as of the date of such opinion.

    As of June 30, 1995, the parties entered into Amendment No. 1 to the Merger Agreement in order to allow additional time for the selection of the third new member to be added to the Nellcor Board in connection with the Merger.

RECOMMENDATION OF THE NELLCOR BOARD; REASONS FOR THE MERGER AND OTHER PROPOSALS

    THE NELLCOR BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, NELLCOR AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF NELLCOR COMMON STOCK VOTE "FOR" APPROVAL OF THE NELLCOR SHARE PROPOSAL, THE NELLCOR CHARTER AMENDMENT PROPOSAL, THE 1995 PLAN PROPOSAL AND THE 1994 PLAN AMENDMENT PROPOSAL.

    The Nellcor Board has concluded that the terms of the proposed Merger are fair to, and in the best interests of, Nellcor and its stockholders. The Nellcor Board also has concluded that the proposed Merger is in the best interests of Nellcor and its stockholders because, among other reasons, the Merger would further Nellcor's strategic objectives of enhancing its competitive position in the rapidly consolidating health care industry, primarily via growth through acquisition, expanding its existing product line to include complementary new products and obtaining manufacturing and other synergies, and would enhance Nellcor's product offerings to respiratory impaired patients throughout the continuum of care.

    The Nellcor Board concluded that the proposed Merger will further such strategic objectives because of its belief that: (i) the larger size and broader product offering of the combined companies will enable them to respond more fully to the demands of the rapidly consolidating health care industry; (ii) P-B's product line complements that of Nellcor and enhances the market presence of both companies in the respiratory products industry; (iii) Nellcor and P-B may be able to realize manufacturing, marketing and distribution efficiencies through greater economies of scale and the elimination of redundancies; and (iv) Nellcor and P-B may be able to realize increased product innovation from the combination of their respective research and development activities.

    In reaching its conclusion that the proposed Merger is fair to, and in the best interests of, Nellcor and its stockholders, the Nellcor Board also considered, among other factors, (i) its knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of Nellcor and P-B; (ii) current industry, economic and market conditions; (iii) presentations by Nellcor's management with respect to, and the analysis of each of Robertson Stephens and Goldman Sachs of, Nellcor, P-B and the Merger; (iv) the opinion of Robertson Stephens that, as of May 21, 1995, the Exchange Ratio was fair to Nellcor and its stockholders, from a financial point of view, and the opinion of Goldman Sachs, dated May 21, 1995, to the effect that, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement was fair to Nellcor (see "-- Opinions of Robertson Stephens and Goldman Sachs"); (v) the terms of the Merger Agreement (see "The Merger Agreement"); (vi) the accounting and tax treatment of the Merger; and (vii) the opportunity for Nellcor stockholders to participate in a larger, more diversified company.

    In view of the variety of factors considered in connection with its evaluation of the Merger, the Nellcor Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Nellcor Board may have given different weights to different factors.

RECOMMENDATION OF THE P-B BOARD; REASONS FOR THE MERGER

    THE P-B BOARD HAS UNANIMOUSLY APPROVED THE TERMS OF THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, P-B AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF P-B COMMON STOCK VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

    In reaching its decision to approve the Merger Agreement, the P-B Board considered the following factors: (i) information relating to the business, assets, management, competitive position and prospects of P-B and Nellcor, including the prospects of P-B if it were to continue as an independent company;
(ii) the financial condition, cash flows and results of operations of P-B and Nellcor, both on an historical and on a prospective basis; (iii) the historical trading price for the P-B Common Stock and the Nellcor Common Stock; (iv) the percentage of equity in the combined companies to be received by P-B stockholders in relation to the relative contribution of Nellcor and P-B based on, among other things, revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), net income and book value; (v) the enhanced position of the combined companies to compete more effectively in the changing health care environment and the ongoing consolidation of health care providers and payors; (vi) the potential efficiencies, eliminations of redundancies, economies of scale and other synergies that may be realized as a result of the combination of P-B's and Nellcor's operations; (vii) the increased market capitalization and financial strength of the combined companies; (viii) the opportunity for P-B stockholders to receive a premium over the market price for their shares immediately prior to the announcement of the Merger (the Exchange Ratio represented a premium of approximately 39% over the closing sales price of $26.125 per share of P-B Common Stock on May 19, 1995, the last trading day prior to the announcement of the Merger, based upon 0.88 times the closing sales price per share of Nellcor Common Stock ($41.25) on such date); (ix) the structure of the Merger, which will permit holders of P-B Common Stock to have all of their shares converted into Nellcor Common Stock on a tax-free basis; and
(x) the financial presentation and opinion of Smith Barney as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of P-B Common Stock (see "-- Opinion of Smith Barney").

    The recommendation of the P-B Board also took into consideration the proposed inclusion on the Nellcor Board after the Merger of representatives familiar with P-B's businesses and operations and the P-B Board's belief that the interests of P-B's employees, customers, suppliers and the communities in which P-B has operated will be well served by the combined companies after the consummation of the Merger.

    In view of the variety of factors considered in connection with its evaluation of the Merger, the P-B Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specified factors considered in reaching this determination. In addition, individual members of the P-B Board may have given different weights to different factors.

OPINIONS OF ROBERTSON STEPHENS AND GOLDMAN SACHS

    OPINION OF ROBERTSON STEPHENS. Nellcor retained Robertson Stephens to act as its financial advisor in connection with the Merger. Robertson Stephens was retained based on Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions as well as Robertson Stephens' industry knowledge and familiarity with Nellcor.

    At the May 21, 1995 special meeting of the Nellcor Board, Robertson Stephens delivered its opinion to the effect that, as of such date and based on the matters described therein, the Exchange Ratio was fair to Nellcor and its stockholders from a financial point of view. Robertson Stephens did not recommend to Nellcor that any specific ratio constituted the appropriate exchange ratio for the Merger. Robertson Stephens' opinion to the Nellcor Board addresses only the fairness to Nellcor and its stockholders from a financial point of view of the Exchange Ratio, and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Nellcor Special Meeting.

    THE COMPLETE TEXT OF THE OPINION DATED MAY 21, 1995 IS ATTACHED HERETO AS ANNEX C AND THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. STOCKHOLDERS OF NELLCOR ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED, THE ASSUMPTIONS MADE AND SCOPE OF THE REVIEW UNDERTAKEN BY, AS WELL AS LIMITATIONS ON THE REVIEW UNDERTAKEN BY, ROBERTSON STEPHENS IN RENDERING ITS OPINION.

    In connection with the preparation of its opinion dated May 21, 1995, Robertson Stephens among other things: (i) reviewed financial information relating to Nellcor and P-B furnished to it by both companies, including certain internal financial analyses and forecasts prepared by Nellcor's management; (ii) reviewed publicly available information; (iii) held discussions with the managements of Nellcor and P-B concerning the business, past and current business operations, results of regulatory examinations, financial condition and future prospects of both companies, independently and combined, including certain information prepared jointly by the managements of Nellcor and P-B concerning potential cost savings and synergies that could result from the Merger; (iv) reviewed the Merger Agreement; (v) reviewed the stock price and trading histories of both companies; (vi) reviewed the contribution by each company to pro forma combined revenue, gross income, research and development expenditures, operating income, pretax income and net income; (vii) reviewed the valuations of publicly traded companies which it deemed comparable to Nellcor and P-B; (viii) compared the financial terms of the Merger with other transactions which it deemed relevant; (ix) prepared discounted cash flow analyses of both companies; (x) analyzed the pro forma earnings per share of the combined company; and (xi) made such other studies and inquiries, reviewed such other data, as it deemed relevant.

    Based on past activities, Robertson Stephens has a substantial degree of familiarity with Nellcor. In addition, in the course of its engagement, Robertson Stephens completed further investigation of both Nellcor and P-B. In arriving at its opinion, however, Robertson Stephens did not independently verify any of the foregoing information and has relied on all such information being complete and accurate in all material respects. Furthermore, Robertson Stephens did not obtain any independent appraisal of the properties or assets and liabilities of Nellcor or P-B or of any of their subsidiaries. With respect to the financial and operating forecasts (and the assumptions and bases therefor) of Nellcor and P-B which Robertson Stephens reviewed, Robertson Stephens assumed that such forecasts have been reasonably prepared and reflect the best available estimates and judgments of such respective managements and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the managements of Nellcor and P-B. In addition, Robertson Stephens has relied upon estimates and judgments of Nellcor and P-B managements as to the future financial performance of both companies, including the cost savings and synergies resulting from the Merger. Robertson Stephens also assumed that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. While Robertson Stephens believes that its review, as described within, is an adequate basis for the opinion that Robertson Stephens expresses, this opinion is necessarily based upon market, economic, and other conditions that exist and can be evaluated as of the date of the opinion, and on information available to Robertson Stephens as of such date.

    The following paragraphs summarize the most significant quantitative and qualitative analyses performed by Robertson Stephens in arriving at its opinion and reviewed by the Nellcor Board and does not purport to be a complete description of the analyses performed by Robertson Stephens. The information presented below is based on the financial condition of Nellcor and P-B as of a date or dates shortly before the Merger Agreement was executed on May 21, 1995 and stock price information through the close of the market on May 19, 1995.

    STOCK PRICE AND TRADING HISTORY. Robertson Stephens reviewed the trading activity including price and volume of P-B and Nellcor for the one-year and five-year periods since May 19, 1994 and May 18, 1990 respectively. With respect to P-B, Robertson Stephens noted that, since May 18, 1990, the daily closing prices of the P-B Common Stock ranged from a high of $36.00 on November 20, 1992 to a low of $13.25 on September 28, 1990. With respect to Nellcor, Robertson Stephens noted that, since May 18, 1990, the daily closing prices of the Nellcor Common Stock ranged from a high of $45.25 on May 2, 1995 to a low of $8.625 on November 11, 1990. In addition, Robertson Stephens compared the indexed performance of Nellcor Common Stock, P-B Common Stock, Datascope Corp. Common Stock, Healthdyne Technologies, Inc. Common Stock, Marquette Electronics, Inc. Common Stock, Protocol Systems, Inc. Common Stock, Respironics, Inc. Common Stock, and Spacelabs Medical, Inc.

Common Stock since May 19, 1994. Robertson Stephens also compared the indexed performance of Nellcor Common Stock, P-B Common Stock, the Standard & Poor's 500 Index, the Robertson Stephens Medical Products/Supplies Index, the Robertson Stephens Health Care Index and the Comparable Companies Index, consisting of the aforementioned companies, since November 3, 1994. In addition, Robertson Stephens reviewed selected commentary of research analysts at different points in the trading histories of Nellcor Common Stock and P-B Common Stock.

    EXCHANGE RATIO ANALYSIS. Robertson Stephens reviewed the exchange ratio of shares of Nellcor Common Stock per share of P-B Common Stock implied by the daily closing prices of P-B and Nellcor Common Stock since May 19, 1994. Robertson Stephens noted that the average implied exchange ratio since May 19, 1994 was 0.664 with a high of 0.901 on October 28, 1994 and a low of 0.515 on April 24, 1995.

    Robertson Stephens reviewed the premium represented by the Exchange Ratio compared to the implied exchange ratios based on closing prices as of one day and four weeks prior to May 21, 1995. Such premiums were 38.9% and 63.6%, respectively. In addition, Robertson Stephens reviewed the premium represented by the Exchange Ratio compared to implied exchange ratios based on average historical closing prices for the latest 10, 20 and 30 trading days, the latest 3, 6, and 9 months and since May 19, 1994. Such premiums ranged between 32.4% and 49.6%.

    Robertson Stephens compared price per share to projected fiscal year ending July 1996 and 1997 earnings per share ratios for Nellcor and P-B. Robertson Stephens noted that Nellcor trades at a higher price per share to earnings per share ratio than P-B. Robertson Stephens also noted that, in the absence of synergies, the exchange ratio that would be non-dilutive to the earnings of the pro forma company for the fiscal years ending July 1996 and 1997 is below the Exchange Ratio.

    CONTRIBUTION ANALYSIS. Robertson Stephens compared the contribution of Nellcor and P-B to pro forma combined revenue, gross income, research and development expenditures, operating income, pre-tax income, and net income for calendar 1996, 1995, 1994 and the last twelve months. Robertson Stephens noted that P-B contributes approximately 54.4%-57.7% of revenue, approximately 46.7%-48.4% of gross income, approximately 39.7%-44.1% of research and development expenditures, approximately 34.1%-39.1% of operating income, approximately 28.4%-32.8% of pre-tax income, and approximately 35.0%-40.1% of net income. Robertson Stephens compared these historical and projected contribution figures with the approximately 40.6% ownership position that P-B stockholders would have in the pro forma company on a fully-diluted basis (treasury method).

    COMPARABLE COMPANY ANALYSIS. Robertson Stephens compared certain financial data and multiples of income parameters accorded to other publicly traded companies deemed by Robertson Stephens to be comparable to P-B. Financial data compared included market capitalization, total capitalization, revenues, gross income, operating income, net income, earnings per share, gross margin, operating expenses as a percentage of revenues, operating margin, net margin and projected earnings per share growth rate as reported by ZACKS. Multiples compared included total capitalization to revenue, total capitalization to operating income, price per share to earnings per share and price per share to earnings per share divided by projected growth rate. Companies deemed by Robertson Stephens to be comparable to P-B included Datascope Corp., Healthdyne Technologies, Inc., Marquette Electronics, Inc., Nellcor, Protocol Systems, Inc., Respironics, Inc., SpaceLabs Medical, Inc., Invacare Corporation and Sunrise Medical Inc. (the "Comparable Companies").

    For P-B, based on total capitalization to revenues multiples of 0.9-2.7 for calendar 1994, 0.9-2.5 for the latest twelve months, and 0.8-2.1 for projected calendar 1995 for the Comparable Companies, implied equity value per share ranged from $15.76 to $61.94. Based on total capitalization to operating income multiples of 7.5-18.5 for calendar 1994, 7.6-17.7 for the latest twelve months, and 6.5-11.9 for projected calendar 1995 for the Comparable Companies, P-B's implied equity value per share ranged from $7.58 to $31.45. Based on price per share to earnings per share multiples of 13.8-26.8 for calendar 1994, 13.8-26.8 for the latest twelve months, 12.6-18.7 for projected calendar 1995 and 11.0-15.2 for projected calendar 1996 for the Comparable Companies, P-B's implied equity value per share ranged from $17.73 to $40.36. Based on the average price per share to earnings per share divided by projected growth rate multiple of 0.8-1.4 for calendar 1995, P-B's implied equity value per share was $31.22 to $50.49.

    The average implied exchange ratio at the current Nellcor price per share of $41.25 as of May 19, 1995, ranged from 0.386 to 0.902. Robertson Stephens also noted that the Exchange Ratio was within this range.

    COMPARABLE TRANSACTION ANALYSIS. Robertson Stephens also analyzed publicly available information for 22 selected pending or completed acquisitions and mergers within the medical device and medical equipment industries. The mergers
- -- listed with target(parent)/acquiror(parent)  (year of announcement) --  were:
Mitek  Surgical Products Inc./Johnson &  Johnson (1995); IVAC Corporation/ River
Medical  Incorporated  (1994);  SCIMED  Life  Systems,  Inc./Boston   Scientific
Corporation  (1994); NAMIC  USA Corporation/Pfizer Inc.  (1994); Laser Precision
Corporation/GN  Great  Nordic  Ltd.  (1994);  Cardiovascular  Imaging   Systems,
Inc./Boston  Scientific Corporation  (1994); Kinetic  Concepts, Inc.  -- certain
assets/Mediq  Incorporated  (1994);  Physio-Control  Corporation/Bain   Capital,
Incorporated   (1994);  Diasonics  Ultrasound  Incorporated/Elbit  Ltd.  (1994);
Corometrics Medical Systems/ Marquette Electronics, Inc. (1994); Interspec, Inc./Advanced Technology Laboratories, Inc. (1994); McGaw Inc./Ivax Corporation
(1994); Electromedics, Inc./MedTronic, Inc. (1993); SEFAM S.A./Puritan-Bennett Corporation (1993); DAR SpA/Mallinkrodt (Imcera Group, Inc.) (1993), DeVilbiss
Health  Care  (Homecare  Holdings,  Inc.)/Sunrise  Medical  Inc.  (1993);   Wilj
International  Ltd.  (Wilj International  Holdings Ltd.)/investor  group (1992);
Abbott Laboratories -- renal dialysis division/Fresenius USA, Inc. (1992); Malvern Instruments, Ltd. (Cray Electronics Holdings PLC)/Burnfield PLC (1992); Patlex Corporation/AutoFinance Group, Inc. (1992); SpaceLabs Medical, Inc. (Westmark International, Inc.)/shareholders (1992); and Albion Instruments Inc./BOC Group PLC (1990). In examining these transactions, Robertson Stephens analyzed the premium paid over market price one day and one month prior to the announcement. Based on the premium to the price one day prior to announcement of 23.8%-78.7%, P-B's implied equity value per share ranged from $31.10 to $44.89. Based on the average premium to the price one month prior to the announcement of 34.4%-71.9%, P-B's implied equity value per share ranged from $29.24 to $37.40.

    In addition, Robertson Stephens reviewed eight recent acquisitions or mergers within the medical device and medical equipment industries involving large comparable medical equipment companies. The mergers were: IVAC Corporation/River Medical Incorporated (1994); Diasonics Ultrasound Incorporated/Elbit Ltd. (1994); Corometrics Medical Systems/Marquette Electronics, Inc. (1994); Interspec, Inc./Advanced Technology Laboratories, Inc.
(1994); McGaw Inc./Ivax Corporation (1994); Electromedics, Inc./MedTronic,  Inc.
(1993);  DeVilbiss  Health Care  (Homecare  Holdings Inc.)/Sunrise  Medical Inc.
(1993); and SpaceLabs Medical, Inc. (Westmark International,  Inc.)/shareholders
(1992). In examining these transactions, Robertson Stephens analyzed certain financial parameters of the acquired company relative to the consideration offered. Multiples analyzed included consideration offered plus net debt assumed to latest twelve months revenue, consideration offered plus net debt assumed to latest twelve months earnings before interest and income taxes, and consideration offered to latest twelve months net income. For P-B, based on the consideration offered plus net debt to latest twelve months revenue multiples of 0.4-2.7, P-B's implied equity value per share ranged from $3.20 to $64.75; based on the "stripped" multiples (i.e., excluding the lowest and the highest multiples) of 0.77-1.66, P-B's implied equity value per share ranged from $13.79 to $36.87. Based on the average consideration offered plus net debt to latest twelve months earnings before interest and income taxes multiple of 11.8-24.3, P-B's implied equity value per share ranged from $19.02 to $45.85. Based on the average consideration offered to latest twelve months net income multiple of 19.2-33.3, P-B's implied equity value per share ranged from $28.92 to $50.03. Robertson Stephens also analyzed the premium paid over market price one day and one month prior to the announcement. Based on the premium to the price one day prior to announcement of 38.0%-78.7%, P-B's implied equity value per share ranged from $34.67 to $44.89. Based on the premium to the price one month prior to announcement of 52.0%-66.7%, P-B's implied equity value per share ranged from $33.07 to $36.27.

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
    The average implied exchange ratio at the current Nellcor price per share of $41.25 as of May 19, 1995, ranged from 0.643 to 0.935. Robertson Stephens also noted that the Exchange Ratio was within this range.

    DISCOUNTED CASH FLOW ANALYSIS. Robertson Stephens also performed discounted cash flow analyses of P-B and presented a range of average implied equity values per P-B share of $23.70 to $45.81 with an average value of $33.56. In performing these analyses, Robertson Stephens selected the following parameters: terminal valuations between 10 times and 14 times latest twelve month operating income at the end of fiscal year ending January 2001 and discount rates of between 11% and 19%.

    The implied exchange ratio at the current Nellcor price per share of $41.25 as of May 19, 1995, ranged from 0.574 to 1.111. Robertson Stephens also noted that the Exchange Ratio was within this range.

    In addition, Robertson Stephens also noted that the aforementioned valuation analyses were based on P-B as a stand-alone entity and did not include any of the potential cost savings or synergies that could result from this merger.

    VALUATION OF NELLCOR. Robertson Stephens compared certain financial data and multiples of income statement parameters accorded to other publicly traded medical instrumentation companies deemed by Robertson Stephens to be comparable to Nellcor. Financial data compared included market capitalization, total capitalization, revenues, gross income, operating income, net income, earnings per share, gross margin, operating expenses as a percentage of revenues, operating margin, net margin, projected earnings per share growth rate as reported by ZACKS. Multiples compared included total capitalization to revenue, total capitalization to operating income, price per share to earnings per share and price per share to earnings per share divided by projected growth rate. Companies deemed by Robertson Stephens to be comparable to Nellcor included Datascope Corp., Healthdyne Technologies, Inc., Marquette Electronics, Inc., Protocol Systems, Inc., Respironics, Inc. and SpaceLabs Medical, Inc.

    Robertson Stephens also performed discounted cash flow analyses of Nellcor. In performing these analyses, Robertson Stephens selected the following parameters: terminal valuations between 10 times and 14 times latest twelve month operating income at the end of fiscal year ending June 2000 and discount rates of between 13.0% and 21.0%.

    Based on the multiples compared and the discounted cash flow analysis, Nellcor's implied equity value per share ranged from $20.17 to $62.66.

    PRO FORMA MERGER ANALYSIS. Robertson Stephens also analyzed the pro forma earnings per share of the combined companies based on the Exchange Ratio. Such analysis indicated that, in the absence of synergies and excluding merger related expenses, pro forma earnings per share of the combined companies, compared to Nellcor as a stand-alone entity would be reduced by 4.5% and 6.6% for the fiscal years ending July 1996 and 1997, respectively.

    The preparation of fairness opinions involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such opinions are not readily susceptible to summary description. Accordingly, Robertson Stephens believes its analyses must be considered as a whole and that considering any portion of such analyses and the factors, without considering all such analyses and current factors, could create a misleading or incomplete view of the process underlying such opinions. In its analyses, Robertson Stephens made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of Nellcor and P-B. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    Robertson Stephens was retained based on Robertson Stephens' experience as financial advisor in connection with mergers and acquisitions as well as Robertson Stephens' investment banking

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
relationship and familiarity with Nellcor. Robertson Stephens has provided financial advisory and investment banking services to Nellcor since 1987. Robertson Stephens acted as underwriter for the initial public offering of Nellcor in May 1987 and with respect to that transaction, Robertson Stephens has been compensated for such services in the form of customary underwriting discounts. Robertson Stephens also makes a market in Nellcor Common Stock. In the course of its market making and other activities, Robertson Stephens may, from time to time, have a long or short position in and buy and sell securities of Nellcor.

    Nellcor formally engaged Robertson Stephens on May 24, 1994 by means of an engagement letter to provide financial advisory services in connection with potential merger or acquisition transactions. The engagement letter provides that, for its services, Robertson Stephens is to be paid, contingent upon the closing of the Merger, a fee of 1% of the total consideration to be paid to P-B, as defined by such letter. Nellcor has also agreed to reimburse Robertson Stephens for its reasonable out-of-pocket expenses and to indemnify Robertson Stephens for certain liabilities relating to or arising out of services provided by Robertson Stephens as financial advisor to Nellcor.

    Robertson Stephens' transaction fee is currently estimated to be approximately $6.4 million based upon an estimated average stock price of $48.00 per share of Nellcor Common Stock, the number of P-B's fully diluted shares outstanding (treasury method) as of June 30, 1995 and P-B's outstanding debt as of June 30, 1995. The actual fees could be higher or lower, based upon Nellcor's stock price, the number of fully diluted shares outstanding (treasury method) and the amount of outstanding debt immediately prior to the Merger.

    Robertson Stephens is a nationally recognized investment banking firm. As part of its investment banking business Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

    OPINION OF GOLDMAN SACHS. Goldman Sachs have delivered their opinion, dated May 21, 1995, to the Nellcor Board to the effect that, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement was fair to Nellcor.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS, DATED MAY 21, 1995, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF NELLCOR ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

    In connection with their opinion, Goldman Sachs reviewed, among other things, the Merger Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of Nellcor for the five fiscal years ended July 3, 1994; Annual Reports to Stockholders and Annual Reports on Form 10-K of P-B for the two fiscal years ended December 31, 1991 and the three fiscal years ended January 31, 1995; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Nellcor and P-B and certain other communications from Nellcor and P-B to their respective stockholders; certain internal financial analyses and forecasts for Nellcor and P-B prepared by Nellcor management; and certain information prepared jointly by the managements of Nellcor and P-B concerning potential cost savings and synergies that could result from the Merger. Goldman Sachs also held discussions with members of the senior management of Nellcor and P-B regarding the past and current business operations, results of regulatory examinations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for Nellcor Common Stock and P-B Common Stock, compared certain financial and stock market information for Nellcor and P-B with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the medical device industry specifically and in other industries generally and performed such other studies and analyses as they considered appropriate.

    Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by them for purposes of this opinion. Goldman Sachs

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
also relied upon the management of Nellcor as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefor) provided to them, and with Nellcor's consent assumed that such projections and forecasts reflect the best currently available estimates and judgments of the management of Nellcor and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the management of Nellcor. Furthermore, Goldman Sachs relied upon the managements of Nellcor and P-B as to the reasonableness and achievability of the cost savings and synergies resulting from the Merger, as reflected in certain information (the "Synergies Information") prepared jointly by the managements of Nellcor and P-B (and the assumptions and bases therefor) and provided to them, and with Nellcor's consent Goldman Sachs assumed that such cost savings and synergies reflected the best currently available estimates and judgments of such respective managements and that such cost savings and synergies will be realized in the amounts and in the time periods currently estimated by the managements of Nellcor and P-B. In addition, Goldman Sachs have not made an independent evaluation or appraisal of the assets and liabilities of Nellcor or P-B or of any of their respective subsidiaries and have not been furnished with any such evaluation or appraisal. Goldman Sachs also assumed, with Nellcor's consent, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles.

    The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing their opinion, dated May 21, 1995, to the Nellcor Board, which opinion is attached hereto as Annex D.

        (i) HISTORICAL STOCK TRADING ANALYSIS. Goldman Sachs reviewed the historical public trading prices and volumes for the Nellcor Common Stock and the P-B Common Stock (x) separately, on a daily basis from May 17, 1994 to May 17, 1995 and on a weekly basis from May 12, 1992 to May 12, 1995, and
    (y) in comparison to selected companies in the medical device industry (the "Medical Device Composite"), on a daily basis from May 17, 1994 to May 17, 1995 and on a weekly basis from May 12, 1992 to May 12, 1995. Goldman Sachs also reviewed the historical ratio of the market price per share of P-B Common Stock to the market price per share of Nellcor Common Stock on a weekly basis from March 30, 1990 to May 12, 1995 and based on the average market prices of P-B Common Stock and Nellcor Common Stock over the one-year, 6 month, 90 day, 60 day and 30 day periods immediately preceding May 18, 1995. Such analysis indicated that the historic average ratio of the market price per share of P-B Common Stock to the market price per share of Nellcor Common Stock ranged from 0.66 for the one year immediately preceding May 18, 1995 to 0.57 for the thirty days immediately preceding May 18, 1995, as compared to the Exchange Ratio of 0.88 of a share of Nellcor Common Stock per share of P-B Common Stock offered pursuant to the Merger Agreement. In addition, Goldman Sachs analyzed the consideration which would have been received by holders of P-B Common Stock pursuant to the Merger Agreement at the 52-week high, low and average market prices of Nellcor Common Stock for the 52-week period immediately preceding May 18, 1995. Such analysis indicated that the consideration per share of P-B Common Stock which would have been received pursuant to the Merger Agreement (x) at the 52-week high market price of Nellcor Common Stock was $39.82, (y) at the 52-week low market price of Nellcor Common Stock was $22.22, and (z) at the 52-week average market price of Nellcor Common Stock was $28.13.

        (ii) SELECTED COMPANIES ANALYSIS. Goldman Sachs reviewed and compared certain financial information relating to Nellcor and P-B to corresponding financial information, ratios and public market multiples for seven publicly traded corporations in the medical device industry: Ballard Medical Products, Marquette Electronics Inc., Protocol Systems, Inc., Respironics, Inc., SpaceLabs Medical, Inc., Tecnol Medical Products, Inc. and Vital Signs Inc. (the "Selected Companies"). The multiples of Nellcor, P-B and the Selected Companies were calculated using the closing prices of the Common Stock of such companies on May 18, 1995 (the "Reference Prices"). The multiples and ratios for each of Nellcor, P-B and the Selected Companies were based on publicly available information and composite analyst estimates. Goldman Sachs' analysis indicated that (x) the median Reference Prices to earnings per share ratio (the "P/E Ratio") for the Selected Companies was 18.1x in 1994, and was estimated to be 14.5x in 1995 and 12.4x in 1996, as compared with a 1994 P/E Ratio for Nellcor of 23.2 and estimated P/E Ratios for Nellcor of 18.3x in 1995 and 14.4x in 1996, and a 1994 P/E Ratio for P-B of 19.0x and estimated P/E Ratios for P-B of 12.4x in 1995 and 10.8x in 1996;
    (y) the median multiples of the Reference Prices to Last Twelve Months' ("LTM") sales, to LTM earnings before interest, taxes and depreciation, and to LTM earnings before interest and taxes ("EBIT") were 2.0x, 11.1x, and 13.3x, respectively, for the Selected Companies, 2.4x, 9.2x, and 12.5x, respectively, for Nellcor and 1.2x, 10.4x, and 17.1x for P-B; and (z) the median LTM gross margin and median LTM EBIT margin was 55.8% and 12.3%, respectively, for the Selected Companies, 60.4% and 18.8%, respectively, for Nellcor and 41.6% and 7.0%, respectively, for P-B.

        (iii) DISCOUNTED CASH FLOW ANALYSIS. Goldman Sachs performed a discounted cash flow analysis of P-B under the following two scenarios, in each case using Nellcor management projections of P-B's future EBIT and free cash flow: (x) without taking into account pre-tax cost savings and synergies reflected in the Synergies Information which may be realized following the Merger (the "Without Synergies Case"), and (y) including pre-tax cost savings and synergies projected by Nellcor and P-B managements, as reflected in the Synergies Information (the "Synergies Case"). In such analysis, Goldman Sachs assumed terminal value multiples of 9x-14x 2000 EBIT and discount rates of 10% to 18%. For the Without Synergies Case, such analysis produced implied current per-share values of P-B Common Stock ranging from $21.3 to $45.7, and for the Synergies Case, such analysis produced implied current per-share values of P-B Common Stock ranging from $27.0 to $55.8.

         Goldman Sachs also performed a discounted cash flow analysis of Nellcor assuming terminal value multiples of 9x-14x 2000 EBIT and discount rates of 10% to 18%. Such analysis indicated implied current per-share values of Nellcor Common Stock ranging from $39.1 to $68.8.

        (iv) SELECTED TRANSACTIONS ANALYSIS. Goldman Sachs analyzed certain public information relating to selected transactions in the medical device industry since 1982 (the "Selected Transactions"), and compared such information to various multiples and ratios of the Merger, assuming a price of Nellcor Common Stock of $43.00 per share (the closing market price of such stock on May 18, 1995). Such analysis indicated that for the Selected Transactions (x) aggregate consideration as a multiple of LTM sales ranged from 0.8x to 10.5x, with a mean of 2.8x and a median of 2.0x, as compared to a multiple of 1.7x for the Merger, (y) aggregate consideration as a multiple of LTM net income ranged from 15.5x to 150.0x, with a mean of 35.2x and a median of 29.1x, as compared to a multiple of 22.9x for the Merger, and (z) aggregate consideration as a multiple of LTM EBIT ranged from 7.1x to 32.0x, with a mean of 18.9x and a median of 18.6x, as compared to a multiple of 19.6x for the Merger.

        (v) PRO FORMA MERGER ANALYSIS. Goldman Sachs prepared pro forma analyses of the financial impact of the Merger. Using earnings estimates for Nellcor and P-B prepared by Nellcor management for the years 1995 through 2000, Goldman Sachs compared the earnings per share ("EPS") of Nellcor Common Stock, on a standalone basis, to the EPS of the common stock of the combined companies on a pro forma basis. Goldman Sachs performed this analysis based on a price of $43.00 per share of Nellcor Common Stock (the closing market price of such stock on May 18, 1995) under the Without Synergies Case and the Synergies Case. Such analyses indicated that (x) under the Without Synergies Case the proposed transaction would be dilutive to Nellcor's stockholders on an earnings per share basis in Nellcor fiscal years 1995 through 2000, and (y) under the Synergies Case the proposed transaction would be dilutive to Nellcor's stockholders on an earnings per share basis in Nellcor fiscal year 1995 and accretive in Nellcor fiscal years 1996 through 2000.

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
        (vi) CONTRIBUTION ANALYSIS. Goldman Sachs reviewed certain historical and estimated future operating and financial information (including, among other things, sales, EBIT, net income, R&D spending, book value and market capitalization) for Nellcor, P-B and the pro forma combined entity resulting from the Merger. The analysis indicated that, based on the closing prices of Nellcor Common Stock and P-B Common Stock on May 18, 1995, the Nellcor stockholders would contribute 69% of the outstanding market value of the common equity of the combined companies prior to the Merger. The analysis also indicated that Nellcor would contribute 65% of the book value of the combined companies after the merger. Goldman Sachs also analyzed the relative income statement contributions of Nellcor and P-B to the combined companies on a pro forma basis (without taking into account the cost savings and synergies reflected in the Synergies Information) for actual Nellcor fiscal year 1994 and estimated Nellcor fiscal years 1995 through 1998, based on financial data and estimates provided to Goldman Sachs by Nellcor management. This analysis indicated that in Nellcor fiscal year 1995 (based on fiscal year-end estimates), Nellcor would have contributed 43% to combined sales, 64% to combined EBIT, 63% to combined net income, and 57% to combined R&D spending, and in Nellcor fiscal years 1996 through 1998, Nellcor would have contributed 45%, 46% and 46%, respectively, to combined sales, 62%, 63% and 62%, respectively, to combined EBIT, 62%, 63% and 62%, respectively, to combined net income, and 60%, 61% and 43%, respectively, to combined R&D spending.

        (vii) OTHER ANALYSES. Goldman Sachs also reviewed selected investment research reports on, and earnings estimates for, Nellcor and P-B and analyzed available information regarding the current institutional holdings of Nellcor Common Stock and P-B Common Stock and pro forma institutional holdings in the stock of the pro forma combined entity resulting from the Merger.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at their fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Nellcor or P-B or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing their opinion to the Nellcor Board as to the fairness to Nellcor of the Exchange Ratio pursuant to the Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Nellcor, P-B, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

    As described above, Goldman Sachs' opinion to the Nellcor Board was one of many factors taken into consideration by the Nellcor Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex D hereto.

    Goldman Sachs, as part of their investment banking business, are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs have not participated in the negotiations leading to the Merger Agreement, and have been retained solely to provide a fairness opinion. Goldman Sachs are familiar with Nellcor, having provided certain investment banking services to Nellcor from time to time, including having acted as managing underwriter of a public offering of Nellcor Common Stock on May 19, 1987. In the course of the trading activities of Goldman

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
Sachs and their affiliates, as of May 21, 1995, Goldman Sachs have accumulated a long position of 73,500 shares of Nellcor Common Stock against which Goldman Sachs was short 18,039 shares of Nellcor Common Stock, as well as a long position of 217,500 shares of P-B Common Stock.

    Pursuant to a letter agreement dated April 28, 1995 (the "Engagement Letter"), Nellcor engaged Goldman Sachs to render the opinion of Goldman Sachs with respect to the Exchange Ratio pursuant to the Merger Agreement. Pursuant to the terms of the Engagement Letter, Nellcor has agreed to pay Goldman Sachs, in cash upon delivery of their opinion, a fee of $600,000. Nellcor has also agreed to reimburse Goldman Sachs for their reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

OPINION OF SMITH BARNEY

    Smith Barney was retained by P-B to act as its financial advisor in connection with the Merger. In connection with such engagement, P-B requested that Smith Barney evaluate the fairness, from a financial point of view, to the holders of P-B Common Stock of the Exchange Ratio. On May 19, 1995, Smith Barney indicated to Mr. Dole that it would be able to deliver a fairness opinion regarding the Exchange Ratio. On May 21, 1995 Smith Barney delivered an opinion in writing to the P-B Board to the effect that, as of such date and based upon and subject to the assumptions and qualifications set forth in such opinion, the Exchange Ratio was fair, from a financial point of view, to the holders of P-B Common Stock.

    In arriving at its opinion, Smith Barney reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of P-B and certain senior officers and other representatives and advisors of Nellcor concerning the business, operations and prospects of P-B and Nellcor. Smith Barney examined certain publicly available business and financial information relating to P-B and Nellcor as well as certain financial forecasts and other data for P-B and Nellcor which was provided to Smith Barney by the respective managements of P-B and Nellcor, including information relating to certain strategic implications of and operational benefits anticipated from the Merger. Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of P-B Common Stock and Nellcor Common Stock; the respective companies' historical and projected earnings; and the capitalization and financial condition or P-B and Nellcor. Smith Barney considered, to the extent publicly available, the financial terms of other similar transactions recently effected that Smith Barney considered comparable to the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Smith Barney considered comparable to those of P-B and Nellcor. Smith Barney also evaluated the pro forma financial impact of the Merger and the relative contributions of P-B and Nellcor to selected pro forma financial data of the combined companies. In addition to the foregoing, Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Smith Barney deemed necessary to arrive at its opinion. Smith Barney noted that its opinion was necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to Smith Barney as of the date of its opinion.

    In rendering its opinion, Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with Smith Barney. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with Smith Barney, Smith Barney was advised by the respective managements of P-B and Nellcor that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of P-B and Nellcor as to the expected future financial performance of P-B and Nellcor and as to the strategic implications of and operational benefits anticipated from the Merger. Smith Barney also relied, with the consent of the P-B Board and without independent verification, upon the assessment by the respective managements of Nellcor and P-B concerning certain litigation and contingencies with respect to Nellcor. Smith Barney assumed that

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
the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Smith Barney's opinion relates to the relative value of P-B and Nellcor. Smith Barney did not express any opinion as to what the value of the Nellcor Common Stock actually will be when issued to P-B stockholders pursuant to the Merger or the price at which the Nellcor Common Stock will trade subsequent to the Merger. In addition, Smith Barney did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of P-B or Nellcor nor did Smith Barney make any physical inspection of the properties or assets of P-B or Nellcor. Smith Barney's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for P-B or the effect of any other transactions in which P-B might engage. In addition, although Smith Barney evaluated the Exchange Ratio from the financial point of view, Smith Barney was not asked to and did not recommend the specific consideration payable in the Merger. No other limitations were imposed by P-B on Smith Barney with respect to the investigations made or procedures followed by Smith Barney in rendering its opinion.

    THE FULL TEXT OF THE WRITTEN OPINION OF SMITH BARNEY DATED MAY 21, 1995, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX E AND IS INCORPORATED HEREIN BY REFERENCE. P-B STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SMITH BARNEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AND HAS BEEN PROVIDED SOLELY FOR THE USE OF THE P-B BOARD IN ITS EVALUATION OF THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE P-B SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SMITH BARNEY SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In preparing its opinion for the P-B Board, Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Smith Barney's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Smith Barney did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significant and relevance of each analysis and factor. Accordingly, Smith Barney believes that such analyses must be considered as a whole and that selecting portions of such analyses and factors, without considering all such analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Smith Barney made numerous assumptions with respect to P-B, Nellcor, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of P-B and Nellcor. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

    TRANSACTION VALUATION SUMMARY. As part of its transaction valuation, Smith Barney performed an analysis of revenues, EBITDA, EBIT and net income of P-B during fiscal year 1995 (actual) and fiscal year 1996 (forecasted) as a multiple of: (i) P-B's pre-offer market value of $343.2 million (based upon 13.1 million fully diluted shares outstanding and the closing per share price of $26.25 on May 19, 1995); (ii) P-B's market value at the offer price of $476.9 million (based upon 13.1 million fully diluted shares outstanding and the offer price of $36.30 per share (based on the closing sale price of Nellcor Common Stock on May 19, 1995 and the Exchange Ratio of 0.88)); and (iii) P-B's enterprise value of $556.1 million ($476.9 million market value plus $79.2 million net debt). For pre-offer market value,

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
the multiples were as follows: (i) for fiscal year 1995: revenues 1.0x, EBITDA 8.8x, EBIT 14.5x and net income 23.6x; and (ii) for projected fiscal year 1996: revenues 1.0x, EBITDA 6.2x, EBIT 8.6x and net income 12.6x. For market value at the offer price, the multiples were as follows: (i) for fiscal year 1995: revenues 1.4x, EBITDA 12.3x, EBIT 20.2x, and net income 32.8x; and (ii) for projected fiscal year 1996: revenues 1.3x, EBITDA 8.7x, EBIT 12.0x and net income 17.5x. For enterprise value, the multiples were as follows: (i) for fiscal year 1995: 1.7x, EBITDA 14.3x, EBIT 23.6x and net income 38.2x; and (ii) for projected fiscal year 1996: revenues 1.6x, EBITDA 10.1x, EBIT 14.0x and net income 20.4x.

    PUBLIC AND PRIVATE MARKET BREAKDOWN. Smith Barney reviewed with the P-B Board the public and private market breakdown analysis of P-B. Based on the comparable hospital equipment company, comparable home health care company, and selected transaction analyses discussed below, Smith Barney explained to the P-B Board that this analysis consisted of the valuation of each of P-B's significant component business segments (hospital equipment and home health care), which valuation consists of an analysis of the multiples at which companies in lines of businesses comparable to such P-B business segments trade in the public market and have been acquired for in the private market. The combination of the comparable hospital equipment company and comparable home health care company analyses described in more detail below generated the following equity values (based upon 13.0 million fully-diluted shares of P-B common stock outstanding):
(i) based upon fiscal year 1995 EBIT: range of approximately $396 million to $475 million in the aggregate, or approximately $30.43 to $36.46 per share; (ii) based upon fiscal year 1995 revenues: range of approximately $378.8 million to $458.1 million in the aggregate, or approximately $29.04 to $35.12 per share; and (iii) based on implied fiscal year 1996 net income by segment: range of approximately $389.6 million to $449.3 million, or approximately $29.87 to $34.44 per share. The comparable transactions analyses discussed below generated an equity value of $28.50 to $36.50 per share (based upon 13.0 million fully-diluted shares of P-B Common Stock outstanding). The above analysis utilized P-B fiscal years ending one month after the calendar years of the comparable companies.

    COMPARABLE HOSPITAL EQUIPMENT COMPANY ANALYSIS. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of P-B, Nellcor and the following selected companies (the "Hospital Comparable Companies") in the hospital equipment industry: Acuson, Beckman Instruments, Bio Rad Laboratories, Datascope Corporation, Elscint Ltd., Infrasonics, Marquette Electronics and Spacelabs Medical Inc. Smith Barney compared: (i) market values as multiples of calendar year 1994 net income and estimated calendar year 1995 net income and (ii) adjusted market values (equity market value, plus total debt, less cash) as multiples of net revenue over the last twelve months ("LTM") and the latest quarter annualized net revenue and EBIT. The mean and median multiples of calendar year 1994 net income and estimated calendar year 1995 net income and LTM and latest quarter annualized net revenue and EBIT for the Hospital Comparable Companies (excluding Infrasonics) were as follows: (i) calendar year 1994 net income and estimated calendar year 1995 net income mean and median: 16.9x and 16.3x, and 15.1x and 13.5x, respectively; (ii) LTM and latest quarter annualized net revenue mean and median: 1.9x and 0.9x, and 1.0x and 0.9x, respectively; and (iii) LTM and latest quarter annualized EBIT mean and median: 12.0x and 9.9x, and 11.5x and 8.4x, respectively. Calendar year 1994 net income and estimated calendar year 1995 net income and LTM and latest quarter annualized net revenue and EBIT for P-B were as follows: (i) calendar year 1994 net income and estimated calendar year 1995 net income: 22.4x and 14.0x, respectively; (ii) LTM and latest quarter annualized net revenue: 1.2x and 1.2x, respectively; and (iii) LTM and latest quarter annualized EBIT: 17.3x and 15.8x, respectively. Calendar year 1994 net income and estimated calendar year 1995 net income and LTM and latest quarter annualized net revenue and EBIT for Nellcor was as follows: (i) calendar year 1994 net income and estimated calendar year 1995 net income: 24.8x and 18.4x, respectively; (ii) LTM and latest quarter annualized net revenue: 2.1x and 1.9x, respectively; and (iii) LTM and latest quarter annualized EBIT: 10.9x and 8.4x, respectively.

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
    For the Hospital Comparable Companies, Smith Barney also analyzed the EBIT margin, pre-tax margin, and net margin over the LTM and the latest quarter, and the earnings per share ("EPS") growth for calendar year 1994 and the estimated EPS growth for calendar year 1995 and over five years. The mean and median EBIT margin, pre-tax margin and net margin for the LTM and the latest quarter for the Hospital Comparable Companies were as follows: (i) EBIT margin mean and median:
10.0% and 10.7% for the LTM, and 10.0% and 11.0% for the latest quarter; (ii) pre-tax margin mean and median: 10.5% and 10.0% for the LTM, and 10.5% and 10.6% for the latest quarter; and (iii) net margin mean and median: 7.1% and 6.4% for the LTM, and 7.1% and 7.0% for the latest quarter. EPS growth for calendar year 1994 and estimated EPS growth for calendar year 1995 and over five years for the Hospital Comparable Companies were as follows: (i) mean and median EPS growth for calendar year 1994: 32.1% and 16.0%, respectively; (ii) mean and median estimated EPS growth for calendar year 1995: 15.6% and 16.8%, respectively; and
(iii) estimated EPS growth for five years: 14.7% and 14.5%, respectively. The EBIT margin, pre-tax margin and net margin for the LTM and the latest quarter for P-B was as follows: (i) EBIT margin: 7.0% for the LTM, and 7.3% for the latest quarter; (ii) pre-tax margin: 5.7% for the LTM, and 4.9% for the latest quarter; and (iii) net margin: 4.3% for the LTM, and 4.5% for the latest quarter. EPS growth for calendar 1994 and estimated EPS growth for calendar 1995 and over five years for P-B were as follows: (i) EPS growth for calendar 1994:
- -4.2%; (ii) estimated EPS growth for calendar 1995: 59.7%; and (iii) estimated EPS growth for five years: 16.0%.

    COMPARABLE HOME HEALTH CARE COMPANY ANALYSIS. Using publicly available information, Smith Barney analyzed, among other things, the market values and trading multiples of P-B and the following selected companies (the "Home Health Care Comparable Companies") in the home health care industry: Healthdyne Technologies, Invacare Corporation, Respironics and Sunrise Medical, and compared such multiples against the multiples of P-B implied by the Exchange Ratio. Smith Barney compared market values as multiples of, among other things, calendar year 1994 net income and estimated calendar year 1995 net income, and adjusted market values (equity market value, plus total debt, less cash) as multiples of net revenue over the LTM and the latest quarter annualized and EBIT over the LTM and the latest quarter annualized. The mean and median multiples of calendar year 1994 net income and estimated calendar year 1995 net income and LTM and latest quarter annualized net revenue and EBIT for the Hospital Comparable Companies were as follows: (i) calendar year 1994 net income and estimated calendar year 1995 net income mean and median: 22.9x and 22.4x, and 18.1x and 18.5x, respectively; (ii) LTM and latest quarter annualized net revenue mean and median: 1.6x and 1.5x, and 1.5x and 1.4x, respectively; and
(iii) LTM and latest quarter annualized EBIT mean and median: 13.7x and 12.6x, and 13.3x and 12.4x, respectively. Calendar year 1994 net income and estimated calendar year 1995 net income and LTM and latest quarter annualized net revenue and EBIT for P-B was as follows: (i) calendar year 1994 net income and estimated calendar year 1995 net income: 22.4x and 14.0x, respectively; (ii) LTM and latest quarter annualized net revenue: 1.2x and 1.2x, respectively; and (iii) LTM and latest quarter EBIT: 17.3x and 15.8x, respectively.

    For the Home Health Care Comparable Companies, Smith Barney also analyzed the EBIT margin, pre-tax margin, and net margin over the LTM and the latest quarter, and the EPS growth for calendar year 1994, and the estimated EPS growth for calendar year 1995 and over five years. The mean and median EBIT margin, pre-tax margin and net margin for the LTM and the latest quarter for the Home Health Care Comparable Companies were as follows: (i) EBIT margin mean and median: 12.2% and 10.5% for the LTM, and 12.1% and 10.7% for the latest quarter;
(ii) pre-tax margin mean and median: 11.5% and 9.5% for the LTM, and 11.1% and 9.2% for the latest quarter; and (iii) net margin mean and median: 7.3% and 5.8% for the LTM, and 6.8% and 5.5% for the latest quarter. EPS growth for calendar year 1994, estimated calendar year 1995 and over five years for the Home Health Care Comparable Companies were as follows: (i) mean and median EPS growth for calendar year 1994 (excluding Healthdyne Technologies): 19.7% and 18.7%, respectively; (ii) mean and median estimated EPS growth for calendar year 1995 (excluding Healthdyne Technologies): 19.1% and 19.2%, respectively; and (iii) estimated EPS growth for five years (excluding Healthdyne Technologies): 19.1% and 18.4%, respectively. The EBIT margin, pre-tax margin and net margin for the LTM and the latest

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
quarter for P-B was as follows: (i) EBIT margin: 7.0% for the LTM, and 7.3% for the latest quarter; (ii) pre-tax margin: 5.7% for the LTM, and 4.9% for the latest quarter; and (iii) net margin: 4.3% for the LTM, and 4.5% for the latest quarter. EPS growth for calendar year 1994, estimated calendar year 1995 and over five years for P-B were as follows: (i) EPS growth for calendar year 1994:
- -4.2%; (ii) estimated EPS growth for calendar year 1995: 59.7%; and (iii) estimated EPS growth for five years: 16.0%.

    ANALYSIS OF PREMIUMS PAID IN SELECTED STOCK-FOR-STOCK TRANSACTIONS INVOLVING COMPANIES APPROXIMATELY EQUAL TO EACH OTHER IN SIZE. Smith Barney also reviewed stock-for-stock transactions involving companies approximately equal to each other in size. Specifically, Smith Barney reviewed the following mergers:
Northern States Power Co./Wisconsin Energy Corp.; Monk-Austin Inc./Dibrell Brothers Inc.; Lockheed Corp./Martin Marietta Corp.; Blockbuster Entertainment/Viacom Inc.; Care Enterprises Inc./Regency Health Services; American Healthcare Mgmt./OrNda HealthCorp.; Medical Care America Inc./Surgical Care Affiliates Inc.; HCA Hospital Corp. of America/Columbia Healthcare Corp.; KeyCorp/Society Corp.; Price Co./Costco Wholesale Corp.; Inforum Inc./MEDSTAT Systems; Critical Care America Inc./Medical Care Int'l Inc.; Advanced Telecommunications/LDDS Communications; Cetus Corp./Chiron Corp.; Manufacturers Hanover Corp./Chemical Banking Corp.; and Ocean Drilling & Exploration/Murphy Oil Corp. Smith Barney reviewed the percentage premiums of offer values over market values one day prior, one month prior, two months prior and three months prior to the announcement date. The mean and median percentage premiums were as follows: (i) one day prior: 17.3% and 15.2%, respectively; (ii) one month prior:
23.4% and 18.9%, respectively; (iii) two months prior: 29.3% and 19.6%, respectively; and (iv) three months prior: 28.2% and 17.0%, respectively.

    ANALYSIS OF SELECTED MEDICAL DEVICES TRANSACTIONS. Smith Barney also reviewed the purchase price as a multiple of LTM net income, book value, and LTM cash flow (cash flow calculated as LTM net income plus depreciation and amortization ("D&A"); and the transaction value as a multiple of LTM revenues, LTM EBITDA and LTM EBIT for recent medical device transactions. Specifically, Smith Barney reviewed the following medical device transactions: Mitek Surgical Products Inc./Johnson & Johnson; IVAC Corp. (Eli Lilly & Co.)/River Acquisition Corp.; SciMed Life Systems Inc./Boston Scientific Corp.; NAMIC USA Corp./Pfizer Inc.; Cardiovascular Imaging Systems/Boston Scientific Corp.; Diasonics Ultrasound/Elbit Ltd.; Sterling Winthrop-Medical Imaging/Hafslund Nycomed; Siemens AG Pacemaker Unit/St. Jude Medical; Corometrics Medical Systems/Marquette Electronics Inc. USA; DLP Inc./Medtronic Inc.; Interspec Inc./Advanced Technologies Laboratories Inc.; Webster Laboratories Inc./Cordis Corp.; Stuart Medical Inc./Owens & Minor Inc.; Electromedics Inc./Medtronic Inc.; Edward Weck Inc./Teleflex Inc.; Costar Corp./Corning Inc.; DeVilbiss Health Care/Sunrise Medical Inc.; Applied Immune Sciences Inc./Rhone Poulenc Rorer Inc.; Nicolet Instrument-Biomed. Instruments/Thermo Electron Corp.; Tracheostomy Products/Mallindrodt Medical (IMCERA Group Inc.); Sybiosis Corp./American Home Products Corp; Intertech Resources Inc./Smiths Industries PLC; Surgitek (Bristol Meyers-Squibb Corp.)/Cabot Medical Corp.; Origin Medsystems Inc./Eli Lilly & Co.; Shiley Inc.-Product Lines/Sorin Biomedica SpA; Bio-Electro Systems Inc./ALZA Corp.; Pfizer Hospital Products-(Deknatel)/Investor Group; International Teledyne Corp./Thermo Electron Corp.; Micro-Controle SA-Micro Positioning Operations/Newport BV; Bio-Medicus Inc./Medtronic; Concept Inc./Bristol Myers Squibb Co.; and COBE Laboratories/Gambro AB. With respect to the above listed transactions, the purchase price multiples were as follows: (i) LTM net income: mean of 29.0x, with a high of 48.3x and a low of 8.1x; (ii) book value: mean of 3.4x with a high of 7.6x and a low of 0.8x; and (iii) LTM cash flow: mean of 21.0x with a high of 59.1x and a low of 9.3x. With respect to the above listed transactions, the transaction value multiples were as follows: (i) LTM revenues: mean of 2.6x with a high of 8.7x and a low of 0.2x; (ii) LTM EBITDA: mean of 11.9x with a high of 19.8x and a low of 6.4x; and (iii) LTM EBIT: mean of 16.1x with a high of 27.0x and a low of 4.9x. The premiums paid (calculated off the price one month prior to announcement date) in the above numerated transactions ranged from a high of 102.7% to a low of 25.8%, with a mean of 58.1%.

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
    ANALYSIS OF SELECTED HOME CARE TRANSACTIONS. Smith Barney also reviewed the purchase price as a multiple of LTM net income, book value, and LTM cash flow (cash flow calculated as LTM net income plus D&A); and the transaction value as a multiple of LTM revenues, LTM EBITDA and LTM EBIT for recent home health care transactions. Specifically, Smith Barney reviewed the following recent home health care transactions: Abbey Healthcare Group Inc./Homedco Group Inc.; Cooper Holding Corp./Integrated Health Services; Home Nutritional Services Inc./W.R. Grace & Co.; Protocare Inc./ Abbey Healthcare Group Inc.; Critical Care America Inc./Caremark International Inc.; Patient Care Inc./Chemed Corp.; American Home Therapies Inc./Medisys Inc.; Lifetime Corp./Olsten Corp.; Medical Innovations, Inc./Ballard Medical Products; Home Intensive Care, Inc./W.R. Grace & Co.; The IV Clinic, Inc./Quantum Health Resources; Allcare Health Services, Inc. & Allcare Home Care Inc./ Medisys, Inc.; Advance Home Health Services, Inc./ & Diversified Diagnostics/Lincare Holdings, Inc.; Total Home Care, Inc./Curaflex Health Services; TPN Lifeline, Inc./Home Intensive Care, Inc.; Critical Care America, Inc./Medical Care International; Lorimax, Inc./Total Pharmaceutical Care, Inc.; Glasrock Home Health Care, Inc./Homedco Group, Inc.; CareLink
Corp./Tokos Medical Corp.; Home Health Depot, Inc./Curaflex Health Services, Inc.; Preferred Homecare of America/Home Intensive Care Inc.; TeamCare Inc./Critical Care America, Inc.; Meyer Care SF, Inc./In Home Health Inc.; Medical Research Management Inc./Tokos Medical Corp.; CareLine, Inc./Care Group Inc.; Comprehensive Home Services/Quantum Health Resources; Care Plus Inc./New England Critical Care; Greater New York Home Therapeutics Inc./T2 Medical; Care Plus Inc./New England Critical Care Inc.; Upjohn Healthcare Services/The Olsten Corporation; Mentor Clinical Care/Lifetime Corp.; Fairfield Home Therapeutics/T2 Medical; and Athens Home Therapeutics/T2 Medical. With respect to the above listed transactions, the purchase price multiples were as follows: (i) LTM net income: mean of 23.2x, with a high of 44.7x and a low of 2.6x; (ii) book value: mean of 8.0x with a high of 22.5x and a low of 1.6x; and (iii) LTM cash flow: mean of 17.0x with a high of 35.4x and a low of 2.6x. With respect to the above listed transactions, the transaction value multiples were as follows: (i) LTM revenues: mean of 2.1x with a high of 6.9x and a low of 0.1x; (ii) LTM EBITDA: mean of 12.4x with a high of 26.9x and a low of 2.2x; and (iii) LTM EBIT: mean of 17.2x with a high of 49.3x and a low of 2.2x. The premiums paid (calculated off the price one month prior to announcement date) in the above listed transactions ranged from a high of 118.5% to a low of -5.4%, with a mean of 62.5%.

    No company or transaction used in the above analyses as a comparison is identical to P-B, Nellcor or the contemplated transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

    BREAK-UP ANALYSIS. Smith Barney reviewed and analyzed the critical care and home health care segments of P-B to determine the range of values for a hypothetical sale of P-B by business segment. The segment valuations were based on (i) the comparable company analyses for each segment described above; (ii) the precedent transaction analyses described above; and (iii) additional information provided to Smith Barney by P-B concerning P-B's investment in an intra-arterial blood gas monitoring system ("FOxS") and the tax basis of each segment. Based upon such information, the break-up analysis takes into consideration, among other factors, the valuation of the segments, the tax basis of the segments and the potential tax benefits from P-B's existing net operating losses ("NOLs") and the potential NOLs generated by the hypothetical sale for the purpose of this analysis. The analysis assumes the sale of the critical care segment and the FOxS technology, followed by the sale of the home health care segment, to maximize potential value. The analysis yielded a range of $28.82 to $37.17 per share of P-B Common Stock, before taking into consideration the timing of such a potential transaction and the effects of such a potential transaction on the operations of P-B, and the possibility that some or all of the hypothetical sale could not be completed.

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
    EXCHANGE RATIO ANALYSIS. Smith Barney reviewed and analyzed the historical ratio of the daily closing prices of P-B Common Stock for the LTM. The average of the exchange ratios of the daily closing price of one share of P-B Common Stock to one share of Nellcor Common Stock during such period was 0.66, as compared to the Exchange Ratio of 0.88.

    CONTRIBUTION ANALYSIS. Smith Barney analyzed the relative contributions of P-B and Nellcor to the sales, EBITDA, EBIT and net income of the combined company for fiscal years 1992, 1993, 1994 and 1995 and projected fiscal years 1996, 1997, 1998 and 1999. For purposes of such analysis, the P-B contribution was adjusted for certain non-recurring write-offs and restructuring charges and was conformed to Nellcor's fiscal year end. P-B and Nellcor projections were based upon management projections of each of P-B and Nellcor for fiscal year 1996, which were extrapolated by Smith Barney with the assistance of the respective managements of P-B and Nellcor for fiscal years 1997, 1998 and 1999. This analysis indicated that (i) for fiscal year 1992, P-B would have contributed approximately 59% of sales, 44% of EBITDA, 40% of EBIT and 44% of net income, and Nellcor would have contributed approximately 41% of sales, 56% of EBITDA, 60% of EBIT and 56% of net income, (ii) for fiscal year 1993, P-B would have contributed approximately 58% of sales, 46% of EBITDA, 45% of EBIT and 47% of net income, and Nellcor would have contributed approximately 42% of sales, 54% of EBITDA, 55% of EBIT and 53% of net income, (iii) for fiscal year 1994, P-B would have contributed approximately 58% of sales, 44% of EBITDA, 42% of EBIT and 40% of net income, and Nellcor would have contributed approximately 42% of sales, 56% of EBITDA, 58% of EBIT and 60% of net income, (iv) for fiscal year 1995, P-B would have contributed approximately 57% of sales, 39% of EBITDA, 37% of EBIT and 38% of net income, and Nellcor would have contributed approximately 43% of sales, 61% of EBITDA, 63% of EBIT and 62% of net income,
(v) for projected fiscal year 1996, P-B would contribute approximately 56% of sales, 42% of EBITDA, 41% of EBIT and 42% of net income, and Nellcor would contribute approximately 44% of sales, 58% of EBITDA, 59% of EBIT and 58% of net income, (vi) for projected fiscal year 1997, P-B would contribute approximately 56% of sales, 41% of EBITDA, 41% of EBIT and 43% of net income, and Nellcor would contribute approximately 44% of sales, 59% of EBITDA, 59% of EBIT and 57% of net income, (vii) for projected fiscal year 1998, P-B would contribute approximately 56% of sales, 42% of EBITDA, 42% of EBIT and 44% of net income, and Nellcor would contribute approximately 44% of sales, 58% of EBITDA, 58% of EBIT and 56% of net income, (viii) for projected fiscal year 1999, P-B would contribute approximately 56% of sales, 42% of EBITDA, 42% of EBIT and 44% of net income, and Nellcor would contribute approximately 44% of sales, 58% of EBITDA, 58% of EBIT and 56% of net income. Immediately following consummation of the Merger, based upon the Exchange Ratio and 13.1 million P-B and 17.5 million Nellcor fully-diluted total shares outstanding, stockholders of P-B and Nellcor would own approximately 39.8% and 60.2%, respectively, of the combined companies.

    DISCOUNTED CASH FLOW ANALYSIS. Smith Barney performed a discounted cash flow analysis of the projected free cash flow of P-B for the fiscal years ended 1996 through 1999, based on management projections for fiscal years 1996 and 1997 and then extrapolated by Smith Barney with the assistance of P-B management for fiscal years 1998 and 1999. For comparative purposes, Smith Barney utilized, in such analysis, discount rates of 10%, 15% and 20% and terminal year multiples of EBITDA of 11.0x, 12.0x and 13.0x, but focused on a discount rate of 15% in its valuation calculations. Based upon a discount rate of 15% and terminal year multiples of EBITDA of 11.0x, 12.0x and 13.0x, Smith Barney arrived at an equity valuation reference range for P-B of approximately $382 million to $453 million (or approximately $30.41 to $36.02 per share of P-B Common Stock) based on the management projections.

    PRO FORMA MERGER ANALYSIS. Smith Barney analyzed the pro forma impact of the Merger on the projected EPS of Nellcor for the fiscal years 1995 through 1999. Based on fully diluted EPS estimates for Nellcor of $2.08 in 1995, $2.37 in 1996, $2.72 in 1997, $3.11 in 1998 and $3.54 in 1999, and fully diluted EPS estimates for P-B of $1.67 in 1995, $2.31 in 1996, $2.72 in 1997, $3.30 in  1998
and $3.70 in 1999, and an Exchange Ratio of 0.88, the results of the pro forma merger analysis suggest that the merger would be dilutive to Nellcor EPS in fiscal year 1995 and accretive in fiscal years 1996 through

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
1999, regardless of whether synergies are achieved for fiscal years 1996 through 1999. The actual results achieved by the combined company may vary from projected results and the variations may be material.

    OTHER FACTORS AND COMPARATIVE ANALYSIS. In rendering its opinion, Smith Barney also considered other factors and conducted other comparative analyses, including a review of (i) the history of trading prices and volumes for P-B Common Stock and Nellcor Common Stock; (ii) Nellcor's cash position; and (iii) the pro forma ownership of the combined companies.

    The terms of the engagement of Smith Barney by P-B are set forth in a letter agreement dated September 27, 1994 between Smith Barney and P-B (the "Smith Barney Engagement Letter"). Pursuant to the terms of the Smith Barney Engagement Letter, P-B became obligated to pay an aggregate of approximately $3.8 million in fees to Smith Barney on April 6, 1995 (including certain amounts that had become payable or were paid prior to such date) as a result of financial advisory services provided to P-B in connection with an earlier unsolicited tender offer for P-B Common Stock by Thermo Electron. In addition, pursuant to the terms of the Smith Barney Engagement Letter, upon consummation of the Merger, a transaction fee will become payable to Smith Barney in an amount equal to (a) the Applicable Percentage (as defined below) of (i) the total proceeds and other consideration paid or received or to be paid or received in connection with the Merger (based, in the case of Nellcor Common Stock, on the average closing price of Nellcor Common Stock for the five trading days prior to the closing of the Merger) plus (ii) long-term indebtedness for money borrowed assumed in the Merger (the sum of (i) and (ii) being the "Transaction Value") less (b) all fees that are otherwise paid or payable to Smith Barney pursuant to its engagement by P-B including advisory fees, retainer fees, opinion fees and defense advisory fees, but excluding amounts paid or payable in respect of P-B's obligation to indemnify Smith Barney or in reimbursement of out-of-pocket expenses of Smith Barney. For purposes of the preceding sentence, "Applicable Percentage" means: (1) 1% for Transaction Values of $500,000,000 or more, (2) between 1% and 1.25% for Transaction Values of less than $500,000,000 but greater than or equal to $200,000,000 (the Applicable Percentage within such interval increasing from 1% to 1.25% proportionately to the decrease in the Transaction Value), and (3) up to 2% (based on a schedule contained in the Smith Barney Engagement Letter) for Transaction Values below $200,000,000. P-B has also agreed to reimburse Smith Barney for its out-of-pocket expenses, including all fees and disbursements of counsel, and to indemnify Smith Barney and certain related persons against certain liabilities in connection with their engagement, including certain liabilities under the federal securities laws.

    The portion of the fees payable to Smith Barney that is contingent upon consummation of the Merger is currently estimated to be approximately $2.1 million based upon an estimated Transaction Value of approximately $618 million multiplied by an Applicable Percentage of 1%, less the $4.1 million in fees that were paid or became payable prior to the Merger. The estimated Transaction Value was calculated assuming (solely for the purpose of such estimation) an average stock price of $48.00 per share of Nellcor Common Stock, and using the number of P-B's fully diluted shares outstanding (treasury method) as of June 30, 1995 and P-B's long-term indebtedness as of June 30, 1995. The actual amount could be higher or lower, based upon Nellcor's stock price, the number of P-B's fully-diluted shares outstanding (treasury method) and the amount of P-B's total long-term indebtedness immediately prior to the Merger.

    Smith Barney is a nationally recognized investment banking firm and was selected by P-B based on Smith Barney's experience and expertise. Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations of estate, corporate and other purposes.

    Smith Barney has advised P-B that, in the ordinary course of business, it may actively trade debt and equity securities of P-B and Nellcor for its own account or for the account of its customers and,

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
accordingly, may at any time hold a long or short position in such securities. In addition, Smith Barney and its affiliates (including The Travelers Inc. and its affiliates) may maintain business relationships with P-B.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendations of the Nellcor Board and the P-B Board with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of Nellcor and P-B have interests in the Merger that are in addition to the interests of stockholders of Nellcor and P-B generally.

    EMPLOYMENT AGREEMENTS. In the Merger Agreement, Nellcor has agreed that it will offer to Burton A. Dole, Jr., an employment agreement, which would be effective from and after the closing of the Merger. The employment agreement with Mr. Dole will provide for an initial term of two years in which Mr. Dole shall serve as the Chairman of the Board of Directors of the combined companies. As Chairman, Mr. Dole will chair meetings of the Board of Directors of the combined companies, the agenda for and the conduct of which will be set by the President and Chief Executive Officer of the combined companies. The employment agreement also will provide for an additional term of seven and one-half years during which Mr. Dole shall serve as an employee with more limited duties. During his two years as Chairman of the Board of the combined companies, Mr. Dole shall be entitled to receive a salary of $250,000 per year and during his seven and one-half year term he shall be entitled to receive a salary of $44,000 per year.

    Mr. Dole's employment agreement will also provide for certain additional employee benefits including severance payments upon certain termination events and "gross up" payments should Mr. Dole become liable for certain excise taxes by reason of his receipt of any "excess parachute payments" under the Internal Revenue Code of 1986, as amended (the "Code").

    In addition, Mr. Dole's employment with P-B will terminate on consummation of the Merger and, as a result, Mr. Dole will be entitled to receive certain severance payments pursuant to the terms of his existing 1980 employment agreement with P-B. See "-- Severance Arrangements." Under the terms of P-B's Supplemental Early Retirement Plan (the "SERP"), Mr. Dole will receive payments in an amount equal to $23,083 per month for life (based on a straight life annuity, although Mr. Dole may elect a different form of payment to the extent provided in the SERP), subject to reduction to the extent other payments are made to Mr. Dole under P-B's Defined Benefit Pension Plan or Make Up Plan.

    In the Merger Agreement, Nellcor has agreed that it will offer to John H. Morrow an employment agreement, which upon the closing of the Merger, will supersede Mr. Morrow's existing employment agreement. The employment agreement with Mr. Morrow will provide that Mr. Morrow is to serve as Executive Vice President of the combined companies and President of the combined companies' Home Health Care Business, including its Aero Systems business and its Republic of Ireland facilities. Pursuant to the employment agreement, Mr. Morrow would be entitled to an initial salary of $275,000 per annum plus an initial targeted bonus in the amount of 50% of his base salary, subject to achievement of individual and company objectives. Mr. Morrow's salary and bonus are subject to periodic review and adjustment pursuant to Nellcor's policies with respect to other similarly situated executives. Mr. Morrow's employment agreement will also provide for certain additional employee benefits including severance payments upon certain termination events and "gross up" payments should Mr. Morrow become liable for certain excise taxes by reason of his receipt of any "excess parachute payments" under the Code. See "-- Severance Arrangements."

    Mr. Morrow's employment agreement with Nellcor will provide a Supplemental Retirement Benefit Plan (the "Nellcor SERP") in lieu of his rights under P-B's SERP, the terms of which will generally be based upon P-B's SERP. The amount of benefits payable under the Nellcor SERP will depend upon a variety of factors, including Mr. Morrow's compensation and bonus levels prior to the time that payments under the Nellcor SERP become available.

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
    STOCK OPTION PLANS AND RESTRICTED STOCK. By the terms of P-B's 1979 Employee Stock Benefit Plan, all options issued thereunder have vested. By the terms of P-B's 1988 Stock Benefit Plan, the vesting and exercisability of all stock options outstanding thereunder will accelerate effective 30 days prior to the date of the Merger, and such options will terminate upon consummation of the Merger. All restricted stock issued thereunder will vest upon consummation of the Merger. Nellcor has agreed in the Merger Agreement that it will substitute replacement options for any P-B stock options outstanding under the 1988 Stock Benefit Plan and the 1979 Employee Stock Benefit Plan that have not been exercised as of the date of the Merger including accelerated options that terminate as a result of the Merger. Such replacement options shall entitle the holder thereof to purchase that number of shares of Nellcor Common Stock (rounded up to the nearest whole share) equal to the number of shares of P-B Common Stock subject to the replaced option multiplied by the Exchange Ratio, at an exercise price per share of Nellcor Common Stock (rounded down to the nearest penny) equal to the former exercise price per share of P-B Common Stock under such option immediately prior to the Merger divided by the Exchange Ratio. In general, all substituted options to purchase Nellcor Common Stock shall be subject to the same terms and conditions as were applicable to the expired P-B Stock Options for which they are substituted except that the acceleration of vesting and exercisability as a result of the Merger shall not be given effect.

    The substitution of such options enables participants in P-B's 1988 Stock Benefit Plan and 1979 Employee Stock Benefit Plan to hold stock options to acquire Nellcor Common Stock after the Merger rather than having their options terminate upon consummation of the Merger. In addition, certain employees of P-B including Mr. Dole and Mr. Morrow hold incentive stock options under the 1988 Stock Benefit Plan in amounts that would cause a portion of such incentive stock options to become non-qualified stock options upon the acceleration of their vesting and exercisability in connection with the Merger. The substituted Nellcor incentive stock options provided for in the Merger Agreement enable these employees to retain the tax benefits associated with holding incentive stock options.

    As of July 19, 1995, employees (or former employees) of P-B held options to purchase an aggregate of 883,583 shares of P-B Common Stock at a weighted average exercise price of $22.13 per share (at exercise prices ranging from $9.88 to $29.75 per share). Approval of the 1995 Merger Stock Incentive Plan, pursuant to which the Nellcor options will be issued in substitution or assumption of P-B options under P-B's 1988 Stock Benefit Plan and 1979 Employee Stock Benefit Plan, requires the affirmative vote of the holders of the majority of the shares of Nellcor Common Stock present, or represented, and entitled to vote at the Nellcor Special Meeting. See "The Nellcor 1995 Merger Stock Incentive Plan."

    SEVERANCE ARRANGEMENTS. P-B and Nellcor have mutually agreed that, upon consummation of the Merger, Mr. Dole will be terminated under the terms of his current employment agreement with P-B dated April 25, 1980, and in connection with such termination Mr. Dole shall be entitled to receive severance payments at the rate of his total annual base salary (which is an annual rate of $340,000) payable for the remaining term of his April 25, 1980 employment agreement (which will be approximately 56 months if the Merger is consummated on September 1, 1995). Such severance payments will be paid over a period of 90 months, in accordance with the terms of Mr. Dole's 1980 employment agreement. In addition, Nellcor's employment agreement with Mr. Dole will provide that if Mr. Dole's employment with Nellcor is terminated (other than on account of death, disability or for cause) or if Mr. Dole terminates such employment agreement with Nellcor in certain circumstances constituting good reason, he shall be entitled to receive among other things (i) the balance of payments to which he is entitled under his employment agreement with Nellcor, and (ii) certain additional payments with respect to the foregone value of his incentive stock options. In addition, Mr. Dole's employment agreement with Nellcor also will entitle him to "gross-up" payments should Mr. Dole become liable for certain excise taxes by reason of his receipt of amounts, if any, from Nellcor or P-B constituting "excess parachute payments" under the Code.

    If Mr. Morrow's employment with Nellcor is terminated (other than on account of death, disability or for cause) or if Mr. Morrow terminates his employment with Nellcor under certain circumstances constituting good reason, he shall be entitled to receive, among other things, (i) severance pay

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
for a period of three years from his employment termination date at an annual rate equal to the sum of (a) his highest base salary rate from Nellcor in effect prior to the employment termination date, plus (b) the highest bonus paid to him under Nellcor's short-term incentive bonus program for any fiscal year, (ii) certain additional payments with respect to the foregone value of his incentive stock options, and (iii) additional "gross-up" payments should he become liable for certain excise taxes by reason of his receipt of amounts, if any, from Nellcor or P-B constituting "excess parachute payments" under the Code.

    In June 1994, P-B entered into an Executive Agreement with Mr. Morrow, which was supplemented in November 1994. In November 1994, P-B entered into Executive Agreements with Messrs. Doyle, Jones, Rankin and Niles, each of whom is a senior executive of P-B, and entered into Severance Agreements with 12 additional persons who were then officers of P-B (Messrs. Jonietz, Ross, Neal, Fettes, Hope, Stewart, Robbins, Treff, Miller, Woodring, Gaskin and Reller). P-B subsequently entered into a Severance Agreement with one additional officer (Mr. Stowell). The Executive Agreement with Mr. Morrow is being superseded in connection with his employment agreement with Nellcor.

    The Executive Agreements generally provide that if the executive's employment is terminated (other than on account of death, disability or for cause) or if the executive terminates such employment agreement with P-B in certain circumstances constituting good reason, the executive shall be entitled to receive among other things (i) salary and bonus continuation payments for a period of up to three years, (ii) a one-time bonus (based on the average annual bonus paid to such executive over the last three years) pro rated for the year of termination if the executive is not otherwise entitled to receive a bonus for such year, and (iii) the acceleration of the executive's unvested stock options and restricted stock awards. Amounts payable under the Executive Agreements are not dependent upon the occurrence of a change in control, except that the salary and bonus amounts referred to in (i) and (ii) shall be paid in a lump sum amount if the termination of the executive's employment occurs within two years of a change of control (which, as defined, would include the Merger).

    The Severance Agreements generally provide that if the officer's employment is terminated (other than on account of death, disability or for cause) or if the officer terminates such employment agreement with P-B in certain circumstances constituting good reason, in each case within two years of a change in control (which as defined would include the Merger), the officer shall be entitled to receive among other things (i) salary and bonus continuation payments for a period of up to two years, and (ii) the acceleration of the officer's unvested stock options.

    INDEMNIFICATION AND INSURANCE. Under the terms of the Merger Agreement, Nellcor and the Surviving Corporation have each agreed that for acts occurring prior to the Merger (i) all rights to indemnification and advancement of expenses existing in favor of the directors and officers of P-B (the "Indemnified Parties") under the provisions existing on the date of the Merger Agreement in the Restated Certificate of Incorporation, By-Laws and indemnification agreements of P-B shall survive the Merger, and (ii) Nellcor and the Surviving Corporation shall each indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted under the provisions existing on the date of the Merger Agreement in the Restated Certificate of Incorporation, By-Laws and indemnification agreements of P-B.

    Nellcor has also agreed to maintain, for a period of six years after the Merger, with respect to claims arising from facts or events which occurred before the Merger, officers' and directors' liability insurance covering the Indemnified Parties who are currently covered (in their capacities as officers and directors) by P-B's existing officers' and directors' liability insurance policies, on terms substantially no less advantageous to such officers and directors than such existing insurance.

    BOARD OF DIRECTORS. In the Merger Agreement, Nellcor has agreed to take all action necessary to cause Burton A. Dole, Jr. and Thomas A. McDonnell to be appointed to the Nellcor Board, effective as of the Effective Time, for a term expiring at the first annual meeting of Nellcor's stockholders after the Merger. Mr. Dole is currently Chairman, President and Chief Executive Officer of P-B and

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
Mr. McDonnell is currently a director of P-B. In addition, Nellcor has agreed in the Merger Agreement to nominate Mr. Dole and Mr. McDonnell for reelection at the first annual meeting of Nellcor's stockholders following the Merger, and to nominate for election as an additional director of Nellcor at such first annual meeting a person selected by Nellcor who is not a current or former officer, director or employee of P-B and who is mutually agreeable to Mr. Dole and Mr. McDonnell. See "Management of Nellcor After the Merger -- Directors and Executive Officers After the Merger."

    In the Merger Agreement, Nellcor has agreed that it will guarantee the payment of P-B's obligations with respect to P-B's Directors Post-Retirement Income Plan.

    RETENTION AND BONUS ARRANGEMENTS. Pursuant to the Merger Agreement, Nellcor has agreed to cause P-B to adopt immediately after consummation of the Merger, a Retention Compensation Plan to be effective from and after the consummation of the Merger for the benefit of the following senior level employees of P-B:
Messrs. Dole, Morrow, Doyle, Jones, Rankin, Niles, Treff, Stewart, Stowell, Gaskin, Miller, Jonietz, Fettes, Neal, Haan, Hope and Ross. The terms of the Retention Compensation Plan will provide for payment of a lump sum retention bonus to each of such individuals who remains employed by Nellcor or P-B 366 days after the Merger or if earlier terminated without cause as defined in the Retention Compensation Plan.

    In connection with the Merger Agreement, P-B amended its Management Incentive Compensation Plan A and Plan B for Fiscal Year 1996 to provide that no further benefits shall be payable thereunder. In lieu of benefits under such plan, Nellcor agreed to cause P-B to adopt, immediately after the consummation of the Merger, a Merger Incentive Compensation Plan effective from and after the consummation of the Merger for the benefit of employees of P-B that previously participated in P-B's Management Incentive Compensation Plan A and Plan B for Fiscal Year 1996. Participation in the Merger Incentive Compensation Plan shall be available to the same officers and employees who were participating in P-B's Management Incentive Compensation Plan A and Plan B for Fiscal Year 1996 as of April 30, 1995 and who remain actively employed by P-B as of the Merger. The performance targets under the new plan shall be generally the same as under the predecessor plan except that there will be no requirement that P-B achieve minimum earnings of $2.00 per share. Bonuses will be prorated based upon the amount of P-B's fiscal year that occurs prior to the Merger and will be paid to employees that remain employed by Nellcor or P-B on February 1, 1996, or that are earlier terminated without cause as defined in the Merger Incentive Compensation Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The anticipated federal income tax consequences of the Merger are as follows:

        (i)  the Merger will  constitute a reorganization  within the meaning of
    Section 368(a) of the Code, and Nellcor, Sub and P-B will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

        (ii) no gain or loss will be recognized by Nellcor or P-B as a result of the Merger;

       (iii) no gain or loss will be recognized by the stockholders of P-B upon the conversion of their P-B Common Stock into shares of Nellcor Common Stock pursuant to the Merger except with respect to cash, if any, received in lieu of fractional shares of Nellcor Common Stock;

       (iv) a stockholder of P-B will recognize gain or loss equal to the difference between the cash received in lieu of a fractional share interest of Nellcor Common Stock and such stockholder's tax basis in the fractional share for which cash is received;

        (v) no gain or loss will be recognized by the existing stockholders of Nellcor as a result of the Merger;

       (vi) the aggregate tax basis of the shares of Nellcor Common Stock received in exchange for shares of P-B Common Stock pursuant to the Merger (including fractional shares for which cash is received) will be the same as the aggregate tax basis for such shares of P-B Common Stock, decreased by the amount of any tax basis allocable to the fractional share interests for which cash is received; and

       (vii) the holding period for shares of Nellcor Common Stock received in exchange for shares of P-B Common Stock pursuant to the Merger will include the period that such shares of P-B Common Stock were held by the holder, provided such shares of P-B Common Stock were held as capital assets by the holder at the Effective Time.

    It is a condition to the consummation of the Merger that Nellcor receive an opinion from its counsel, Morrison & Foerster, and that P-B receive an opinion from its counsel, Blackwell Sanders Matheny Weary & Lombardi L.C., substantially to the effect that the Merger will have the federal income tax consequences set forth above. Such opinions will be based upon the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect on the Effective Time and all of which are subject to change, which change could be retroactive. In addition, in rendering such opinions, counsel will rely upon representations contained in certificates of Nellcor, P-B and others, and may condition such opinions on the receipt from those stockholders of P-B holding a substantial amount of P-B Common Stock (the "Major Stockholders") of a certificate verifying that such Major Stockholders have no plan or intention as of the Effective Time to sell, exchange or otherwise dispose of the shares of Nellcor Common Stock to be distributed to them in the Merger. A ruling from the United States Internal Revenue Service concerning the tax consequences of the Merger will not be requested.

    THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. IN ADDITION, IT DOES NOT DISCUSS THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO CERTAIN PERSONS, INCLUDING HOLDERS OF OPTIONS OR WARRANTS, AND MAY NOT APPLY TO CERTAIN HOLDERS SUBJECT TO SPECIAL TAX RULES, INCLUDING HOLDERS WHO ACQUIRED P-B COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR RIGHTS OR OTHERWISE RECEIVED SUCH STOCK AS COMPENSATION, DEALERS IN SECURITIES AND FOREIGN HOLDERS.

    EACH P-B STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

    The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded historical cost basis of the assets and liabilities of Nellcor and P-B will be carried forward to the operations of the combined companies at their recorded amounts, results of operations of the combined companies will include income of Nellcor and P-B for the entire fiscal period in which the combination occurs and the historical results of operations of the separate companies for fiscal years prior to the Merger will be combined and reported as the results of operations of the combined companies.

    Consummation of the Merger is conditioned upon receipt by each of Nellcor and P-B of a letter from their respective independent public accountants stating that, in their respective opinions, the Merger will qualify as a pooling of interests for accounting purposes. See "The Merger Agreement -- Conditions." Certain events, including certain transactions with respect to P-B Common Stock or Nellcor Common Stock by affiliates of P-B or Nellcor, respectively, may prevent the Merger from qualifying as a pooling of interests for accounting and financial reporting purposes. For information concerning certain restrictions to be imposed on the transferability of Nellcor Common Stock to be received by affiliates in order, among other things, to ensure the availability of pooling of interests accounting treatment, see "-- Resale Restrictions."

REGULATORY APPROVALS

    Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Nellcor and P-B each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on June 12, 1995.

    The waiting period under the HSR Act for Nellcor and P-B expired on June 26, 1995. Neither Nellcor nor P-B received a request for additional information from the Antitrust Division or the FTC prior to expiration of the waiting period.

    At any time before or after consummation of the Merger, the Antitrust Division or the FTC, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Nellcor or P-B. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. In addition, non-United States governmental and regulatory authorities may seek to take action under applicable antitrust laws. There can be no assurance that a challenge to the Merger will not be made or, if such challenge is made, that Nellcor will prevail.

    Under the terms of the FDA consent decree applicable to P-B, P-B must notify
the  FDA  10  days  prior  to  consummation  of  the  Merger.  See   "Investment
Considerations -- Government Regulation."

    The obligations of Nellcor and P-B to consummate the Merger are subject to the condition that there be no preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction that prevents consummation of the Merger, and that there be no statute, rule, regulation, executive order, stay, decree or judgment by any court or governmental authority that prohibits or restricts the consummation of the Merger. See "The Merger Agreement -- Conditions." Either Nellcor or P-B may terminate the Merger Agreement if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action shall have become final and non-appealable, provided that the party seeking to terminate the Merger Agreement for such reason shall have used all reasonable efforts to remove such order, decree or ruling. See "The Merger Agreement -- Termination."

RESALE RESTRICTIONS

    All shares of Nellcor Common Stock received by P-B stockholders in the Merger will be freely transferable, except that shares of Nellcor Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of P-B may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Nellcor) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of P-B or Nellcor generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

    Commission guidelines regarding qualifying for the pooling of interests method of accounting also limit sales by affiliates of the acquiring and acquired companies in a business combination. Commission guidelines indicate further that the pooling of interests method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares they own or shares they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of combined operations have been published. See "-- Accounting Treatment."

    The Merger Agreement requires each of Nellcor and P-B to use all reasonable efforts to cause each of its affiliates to execute a written agreement restricting the disposition by such person of the shares of Nellcor Common Stock to be received by such person in the Merger.

NO APPRAISAL RIGHTS

    UNDER THE DGCL, HOLDERS OF NELLCOR COMMON STOCK ARE NOT ENTITLED TO APPRAISAL RIGHTS WITH RESPECT TO THE MERGER OR THE OTHER MATTERS TO BE ACTED UPON AT THE NELLCOR SPECIAL MEETING, AND HOLDERS OF P-B COMMON STOCK ARE NOT ENTITLED TO APPRAISAL RIGHTS WITH RESPECT TO THE MERGER.

                              THE MERGER AGREEMENT

    THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN PROVISIONS OF THE MERGER AGREEMENT, INCLUDING THE AMENDMENT THERETO, COPIES OF WHICH ARE ATTACHED AS ANNEXES A AND B, RESPECTIVELY, TO THIS PROXY STATEMENT/PROSPECTUS AND ARE INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT, INCLUDING THE AMENDMENT THERETO.

THE MERGER

    Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, at the Effective Time, Sub will be merged with and into P-B, with P-B as the Surviving Corporation. The Merger will have the effects specified in the DGCL.

    P-B's Restated Certificate of Incorporation, amended and restated as referred to in the Merger Agreement, shall be the Surviving Corporation's Certificate of Incorporation. Sub's Bylaws shall be the Surviving Corporation's Bylaws. The directors of Sub shall be the initial directors of the Surviving Corporation, and the officers of P-B shall be the initial officers of the Surviving Corporation.

EFFECTIVE TIME OF THE MERGER

    The closing of the transactions contemplated by the Merger Agreement (the "Closing") shall take place on the first business day (the "Closing Date") after the later of (i) the date on which both P-B's and Nellcor's stockholders' meetings approving the Merger shall have occurred, and (ii) the day on which all of the conditions to the Merger are satisfied or waived, or at such other date as Nellcor and P-B shall agree. See "-- Conditions."

    As soon as practicable after the Closing, a Certificate of Merger will be filed with the Secretary of State of the State of Delaware as provided in
Section 251 of the DGCL (the "Certificate of Merger"). The time at which the Certificate of Merger is so filed is referred to as the Effective Time.

CONVERSION OF SECURITIES

    As a result of the Merger and without any action on the part of the holders thereof, each share of P-B Common Stock issued and outstanding immediately prior to the Effective Time, together with the associated P-B Common Stock Purchase Right, will be converted into the right to receive 0.88 of a fully paid and nonassessable share (the "Exchange Ratio") of Nellcor Common Stock, together with the corresponding percentage of an associated Nellcor Preferred Stock Purchase Right, and will cease to be outstanding and will be canceled and retired, except as described below. Each holder of a certificate representing any such shares of P-B Common Stock (a "Certificate") will thereafter cease to have any rights with respect to such P-B Common Stock, except the right to receive, without interest, shares of Nellcor Common Stock and cash in lieu of fractional shares (as described in "-- Exchange of Shares") upon the surrender of such Certificate. If prior to the Effective Time Nellcor should split or combine the shares of Nellcor Common Stock, or pay a stock dividend or other stock distribution in, or in exchange of, shares of Nellcor Common Stock, or engage in any similar transaction, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend, exchange or other distribution or similar transaction.

    Each share of P-B Common Stock held in P-B's treasury at the Effective Time will cease to be outstanding and will be canceled and retired without payment of any consideration therefor. All shares of Nellcor Common Stock owned by P-B or any subsidiary of P-B shall become treasury stock of Nellcor.

STOCK OPTIONS

    As of the Effective Time, each of the options to acquire P-B Common Stock (each a "P-B Stock Option") outstanding as of the date of the Merger Agreement will be converted into an option (or a new substitute option shall be issued) to purchase the number of shares of Nellcor Common Stock (rounded up to the nearest whole share) equal to the number of shares of P-B Common Stock subject to such option multiplied by the Exchange Ratio, at an exercise price per share of Nellcor Common Stock (rounded down to the nearest penny) equal to the former exercise price per share of P-B

Common Stock under such option immediately prior to the Effective Time divided by the Exchange Ratio; provided that in the case of any P-B Stock Option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the converted or substituted P-B Stock Options shall be subject to the same terms and conditions as were applicable to P-B Stock Options immediately prior to the Effective Time.

    As of the Effective Time, Nellcor will issue an option intended to qualify as an incentive stock option in substitution for each incentive stock option, and will issue a non-qualified stock option in substitution for each P-B Stock Option that is a non-qualified stock option, in each case which (i) was issued under P-B's 1988 Stock Benefit Plan, (ii) had its vesting and exercisability accelerated as a result of the Merger, and (iii) expired unexercised as of the Effective Time. The number of shares of Nellcor Common Stock subject to such substituted options, and the exercise price per share of such Nellcor Common Stock, shall be based upon the number of shares of P-B Common Stock and the exercise price per share of P-B Common Stock under the terms of the expired option, in each case as provided in the preceding paragraph. To the extent that any P-B Stock Options under P-B's 1979 Employee Stock Benefit Plan would terminate as of the Effective Time as a result of the Merger, Nellcor will substitute equivalent options to acquire Nellcor Common Stock on the same basis as described above with respect to options under P-B's 1988 Stock Benefit Plan. Subject to the foregoing, all substituted options under this paragraph shall be subject to the same terms and conditions as were applicable to the expired P-B Stock Options for which they are substituted, except that the acceleration of vesting and exercisability as a result of the Merger shall not be given effect.

    Within fifteen (15) days after the Effective Time, Nellcor will cause to be filed one or more registration statements on Form S-8 under the Securities Act, or amendments to its existing registration statements on Form S-8 or amendments to such other registration statements as may be available, in order to register the shares of Nellcor Common Stock issuable upon exercise of the aforesaid converted P-B Stock Options. The consummation of the Merger shall not be treated as a termination of employment for purposes of the Option Plans.

EXCHANGE OF SHARES

    As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of P-B Common Stock (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Nellcor Common Stock. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Nellcor Common Stock and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate so surrendered. P-B STOCKHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.

    No fractional shares of Nellcor Common Stock shall be issued pursuant to the Merger. In lieu thereof, cash adjustments will be paid in an amount equal to the product of the fraction of a share of Nellcor Common Stock that would otherwise be issuable multiplied by the closing sales price per share of Nellcor Common Stock on Nasdaq on the business day immediately preceding the Closing Date.

    No dividends on shares of Nellcor Common Stock will be paid to persons entitled to receive certificates representing shares of Nellcor Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Nellcor Common Stock shall be issued, any dividends which shall have become payable with respect to such shares of Nellcor Common Stock between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends.

    If any certificates for shares of Nellcor Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange (i) pay to the Exchange Agent any transfer or other taxes required by reason thereof, or (ii) establish that such tax has been paid or is not applicable.

    At the Effective Time, the stock transfer books of P-B shall be closed and no transfer of shares of P-B Common Stock shall thereafter be made.

    Neither the Exchange Agent nor any party to the Merger Agreement shall be liable to a holder of shares of P-B Common Stock for any shares of Nellcor Common Stock or dividends thereon or the cash payment for fractional interests delivered to a public official pursuant to applicable escheat laws.

    In the event that any Certificate shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and (ii) if required by Nellcor, in its discretion, the posting by such person of a bond in such sum as Nellcor may direct as indemnity, or such other form of indemnity, as Nellcor may direct, against any claim that may be made against Nellcor with respect to such Certificate, Nellcor will issue or cause to be issued in exchange for such Certificate the number of whole shares of Nellcor Common Stock and cash in lieu of fractional shares into which the shares of P-B Common Stock represented by the Certificate are converted in the Merger.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains certain representations and warranties by Nellcor and Sub, on the one hand, and P-B, on the other hand, relating to, among other things, (a) due organization, power and standing; (b) capital structure and ownership of subsidiaries; (c) the authorization, execution, delivery and enforceability of the Merger Agreement; (d) required consents and approvals and the absence of breaches or violations of certificates of incorporation and by-laws, agreements and instruments, and law; (e) the filing of required reports with the Commission; (f) the absence of certain changes or events; (g) information in this Proxy Statement/Prospectus; (h) litigation; (i) certain contracts and agreements (including contracts with physicians, hospitals, HMOs and third party providers); (j) employee benefit plans; (k) taxes; (l) compliance with applicable law; (m) labor and employment matters; (n) ownership of shares of the other's stock; (o) insurance; (p) environmental matters; (q) intellectual property rights; (r) dealings with the FDA and other governmental entities concerned with medical products sold by Nellcor or P-B, respectively;
(s) real property; (t) the effect of the Merger on their respective Rights Agreements; (u) ownership of their shares; and (v) receipt of fairness opinions.

CERTAIN COVENANTS

    Nellcor and P-B have agreed that, prior to the Effective Time, except as set forth in their respective Disclosure Schedules, among other things: (i) each of their respective businesses shall be conducted only in the ordinary and usual course of business, consistent with past practices; and (ii) each of them will use its best efforts to preserve intact its business organization, to keep available the services of its and its subsidiaries' present officers and key employees, and to preserve the goodwill of those having business relationships with it and its subsidiaries. Nellcor and P-B also have agreed that, among other things: (i) through the Effective Time, they will confer on a regular and frequent basis, and each will report to the other the general status of its ongoing operations, deliver to the other unaudited consolidated balance sheets and related consolidated statements of income, changes in stockholders equity and changes in financial position and promptly notify the other of any material change in the normal course of its business or in its or its subsidiaries' properties; (ii) each will use all reasonable efforts to cause to be delivered to the other a letter from its independent auditors, in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and, if requested by the other, use reasonable efforts to cause to be delivered to the other an update, dated the Closing Date, of such letter; (iii) each will report to the other on operational matters and promptly advise the other of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on the business, assets, results of operation or financial condition of it and its subsidiaries, taken as a whole, or which would cause or constitute a material breach of any of the representations, warranties or covenants of it contained in the Merger Agreement; (iv) each will file all reports required to be filed by it with the Commission and deliver to the other copies of all such reports; (v) except where prohibited by applicable statutes and regulations, each will promptly provide the other with copies of all other filings made by such party with any state or federal government entity in connection with the Merger Agreement or the transactions contemplated thereby; and (vi) through the Effective Time, each and its respective subsidiaries will afford to the other access to all of its books, records, properties, facilities, personnel commitments and records and each will furnish to the other all information concerning its business, properties and personnel as such other party may reasonably request.


    Each of Nellcor and P-B has agreed that, prior to the Effective Time, neither it nor any of its subsidiaries will, among other things: (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend its Restated Certificate of Incorporation or By-Laws;
(iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or redeem, purchase or otherwise acquire any shares of its capital stock or other securities or shares of the capital stock or other securities of any of its subsidiaries, other than
(a) in connection with the use of shares of capital stock to pay the exercise price or tax withholdings in connection with its stock-based employee benefit plans in the ordinary course of business in accordance with past practice and
(b) P-B's $0.03 per share regular cash dividend declared in May 1995; (iv) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any Voting Debt (as defined in the Merger Agreement), except for unissued shares of Nellcor Common Stock or P-B Common Stock, as the case may be, reserved for issuance upon the exercise of the stock options or warrants pursuant to Nellcor's employee and director stock plans or P-B's employee stock plans; (v) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any material assets, other than in the ordinary course of business and consistent with past practices; (vi) incur, assume or prepay any material indebtedness or other liabilities or issue any debt securities, other than in the ordinary course of business and consistent with past practices; (vii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person (other than a subsidiary) in a material amount, other than in the ordinary course of business and consistent with past practices; (viii) make any material loans, advances or capital contributions to, or investments in, any other person (other than to subsidiaries), other than in the ordinary course of business and consistent with past practices; (ix) fail to maintain adequate insurance consistent with past practices for their businesses and properties; or (x) enter into any contract, agreement, commitment or arrangement with respect to any of the matters described in clauses (iv)-(ix).


    Nellcor and P-B have agreed that neither of them will change its (i) methods of accounting in effect at, with respect to Nellcor, July 3, 1994 or, with respect to P-B, January 31, 1995, except as contemplated by the Merger Agreement or as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors, or (ii) fiscal year.

    Nellcor and P-B have agreed that neither P-B, Nellcor nor any of their respective subsidiaries shall (i) knowingly take, or allow to be taken, any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) knowingly take, or allow to be taken or fail to take any action, which act or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    P-B and Nellcor have agreed that, until the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by the Merger Agreement.

    P-B and Nellcor have agreed that each will, and will cause its subsidiaries to, use all reasonable efforts (i) (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and the consummation of the transactions contemplated by the Merger Agreement, subject to the appropriate vote or consent of stockholders and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by the Merger Agreement; provided that neither P-B nor Nellcor will be obligated to take any action that would, in such party's reasonable opinion, be materially burdensome to such party or impact in such a manner the economic or business benefits of the transactions contemplated by the Merger Agreement, or would result in the imposition of a condition or restriction that would so impact such benefits, in either case so as to render inadvisable the consummation of the Merger and (ii) not to take or omit to take any action, and not to agree to take or omit to take any action, the effect of which action or omission would be to make any representation or warranty of P-B or Nellcor, as applicable, in the Merger Agreement untrue or incorrect in any material respect.

    Nellcor and P-B have agreed that Nellcor shall use reasonable efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of Nellcor Common Stock pursuant to the Merger Agreement, and that P-B will furnish Nellcor with all information concerning P-B and the holders of its capital stock and take such other action as Nellcor may reasonably request in connection with the Registration Statement and such issuance of shares of Nellcor Common Stock.

    Nellcor and P-B have agreed to, except to the extent required in the exercise of the fiduciary duties of the Board of Directors of Nellcor or P-B, as the case may be, under applicable law as advised by independent counsel, recommend approval and adoption of the Merger Agreement by their respective stockholders and to use their respective best efforts to obtain such approval. Nellcor has agreed to vote or cause to be voted in favor of approval and adoption of the Merger Agreement at the P-B Special Meeting all shares of P-B Common Stock which it beneficially owns at such time, although Nellcor does not presently beneficially own any such shares. Whenever any event occurs which should be set forth in an amendment or a supplement to the Proxy Statement or any filing required to be made with the Commission, each party will promptly inform the other and will cooperate in filing with the Commission and/or mailing to stockholders such amendment or supplement.

    Nellcor has agreed to notify Nasdaq of the listing of the shares of Nellcor Common Stock to be issued pursuant to the Merger.

COMPENSATION PLANS

    Each of P-B and Nellcor has agreed as to itself and its subsidiaries that, until the Effective Time, it will not, without the prior written consent of the other (except as required by applicable law or pursuant to existing contractual arrangements or solely to the extent necessary to make compensation increases in the ordinary course of business consistent with past practices or make available existing benefit arrangements to new or promoted employees in the ordinary course of business in accordance with past practice): (i) enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, plan, fund or other arrangement between P-B or Nellcor, as applicable, and one or more of its officers, directors or employees (collectively, "Compensation Plans"), in each case so as to materially increase benefits thereunder, (ii) grant or become obligated to grant any increase in the compensation or fringe benefits of directors, officers or employees or any increase in the compensation payable or to become payable to any officer, except, with respect to employees other than officers, for increases in compensation in the ordinary course of business consistent with past practice, or enter into any contract, commitment or arrangement to do any of the foregoing, except for normal increases and non-stock benefit changes in the ordinary course of business consistent with

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past practice,  (iii) institute  any new  employee benefit,  welfare program  or
Compensation Plan, (iv) make any change in any Compensation Plan or other employee welfare or benefit arrangement or enter into any employment or similar agreement or arrangement with any employee, or (v) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the transactions contemplated by the Merger Agreement.

NO SOLICITATION

    Nellcor and P-B have agreed that until the earlier of termination of the Merger Agreement or consummation of the Merger, neither P-B nor Nellcor, nor any of their respective subsidiaries, will (i) initiate, solicit or encourage, or take any other action to facilitate any inquiries or the making of any proposal with respect to, or (ii) except to the extent required in the exercise of the fiduciary duties of the Board of Directors of P-B or Nellcor, as the case may be, under applicable law as advised by independent counsel in connection with an unsolicited proposal, engage or participate in negotiations concerning, provide any nonpublic information or data to, or have any discussions with, any person other than a party to the Merger Agreement or its affiliates relating to, any
(a) acquisition, (b) tender offer (including a self-tender offer), (c) exchange offer, (d) merger, (e) consolidation, (f) acquisition of beneficial ownership of (or the right to vote securities representing) 10% or more of the total voting power of such entity or any of its subsidiaries, (g) dissolution, (h) business combination, (i) purchase of all or any significant portion of the assets or any division of (or any equity interest in) such entity or any subsidiary, or (j) similar transaction other than the Merger (such proposals, announcements, or transactions being referred to as "Acquisition Proposals").

    P-B and Nellcor have agreed to notify the other if any such Acquisition Proposals (including the identity of the persons making such proposals and, subject to the fiduciary duties of the Board of Directors of P-B or Nellcor, the terms of such proposals) are received and furnish to the other party hereto a copy of any written proposal.

CERTAIN EMPLOYEE BENEFIT PLAN MATTERS

    Nellcor has made certain representations to P-B regarding its current intention with respect to providing employee benefits after the Effective Time. Such representations are limited to Nellcor's present intentions and are subject to a number of limitations. To the extent the Nellcor employee benefit programs provide medical or dental welfare benefits after the Closing Date, Nellcor will cause all pre-existing condition exclusions and "actively-at-work" requirements to be waived, and Nellcor will provide that any expenses incurred on or before the Closing Date shall be taken into account under the Nellcor employee benefit programs for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions for such employees and their covered dependents.

    P-B has confirmed to Nellcor that (i) all P-B Stock Options granted under the 1988 Stock Benefit Plan that were not fully vested as of the date of the Merger Agreement provide for acceleration of exercisability effective 30 days prior to the Merger and all restricted stock awards provide for accelerated vesting upon consummation of the Merger, (ii) all P-B Stock Options under the 1988 Stock Benefit Plan provide for expiration upon consummation of the Merger and (iii) all P-B Stock Options under the 1979 Employee Stock Benefit Plan provide for carry over so as to become options to acquire Nellcor Common Stock after the Merger.

    P-B has confirmed that it has amended its Change of Control Severance Plan so that (i) none of the transactions contemplated by the Merger Agreement will constitute a "Change of Control" as defined therein, and (ii) effective immediately prior to consummation of the Merger, such Change of Control Severance Plan shall terminate and be of no further force and effect.

    P-B has agreed, except with respect to the rabbi trust of the Restated P-B Deferred Compensation Plan and other trusts in accordance with past practice, not to deposit into any trust amounts in respect of any employee benefit obligations.

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
    P-B has confirmed that it has amended its Management Incentive Compensation Plan A and Plan B for Fiscal Year 1996 to provide that no further benefits shall be payable thereunder subject to the consummation of the Merger and that such plans shall terminate from and after the Merger. In lieu of the benefits payable under such Plans for Fiscal Year 1996, Nellcor shall cause P-B to adopt
immediately  after  the   consummation  of  the   Merger,  a  Merger   Incentive
Compensation Plan for the benefit of employees of P-B that previously participated in such Management Incentive Compensation Plans. See "Interests of Certain Persons in the Merger."

    Nellcor and P-B have agreed that, from and after the Effective Time, neither of them shall take any action to amend or modify P-B's Directors Post-Retirement Income Plan, except that such plan shall not be available to new directors of P-B appointed by Nellcor from and after the Merger. P-B shall continue to make all payments required to be made under such plan to each former director of P-B entitled to benefits thereunder. Neither P-B nor Nellcor shall fund any rabbi trust with respect to such plan, provided that Nellcor will guarantee the payment by P-B of P-B's obligations under such plan. See "Interests of Certain Persons in the Merger."

    Nellcor has agreed to cause the adoption immediately after consummation of the Merger of a Retention Compensation Plan for the benefit of certain senior level employees of P-B. See "Interests of Certain Persons in the Merger."

DIRECTOR AND OFFICER INDEMNIFICATION

    Nellcor and the Surviving Corporation have agreed that for acts occurring prior to the Effective Time, all rights to indemnification and advancement of expenses existing in favor of the directors and officers of P-B (the "Indemnified Parties") under the provisions existing on the date of the Merger Agreement of the Restated Certificate of Incorporation, By-Laws and indemnification agreements of P-B shall survive the Effective Time. In addition, Nellcor and the Surviving Corporation have agreed to indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted under the provisions existing on the date of the Merger Agreement of P-B's Restated Certificate of Incorporation and By-Laws and indemnification agreements of P-B. See "Interests of Certain Persons in the Merger."

    For a period of six years after the Effective Time, Nellcor will maintain, with respect to claims arising from facts or events which occurred before the Effective Time, officers' and directors' liability insurance covering the Indemnified Parties who were covered as of the date of the Merger Agreement by P-B's existing officers' and directors' liability insurance policies, on terms substantially no less advantageous to such officers and directors than such existing insurance. See "The Merger -- Interests of Certain Persons in the Merger."

P-B ACCRUALS AND RESERVES

    P-B has agreed that it will, prior to the Closing Date, review and, to the extent determined necessary or advisable, consistent with generally accepted accounting principles and the accounting rules, regulations and interpretations of the Commission and its staff, modify its accrual, reserve and provision policies and practices to (a) reflect the Surviving Corporation's plans with respect to the conduct of P-B's business following the Merger and (b) make adequate provision for the costs and expenses relating thereto so as to be applied consistently on a mutually satisfactory basis with those of Nellcor. P-B shall not be obligated to take any such action unless and until Nellcor acknowledges that all conditions to its obligations to consummate the Merger have been satisfied.

NAME CHANGE

    The Nellcor Board is obligated to take all action necessary to submit to the stockholders of Nellcor an amendment to Nellcor's Restated Certificate of Incorporation to change Nellcor's corporate name at the Effective Time or promptly thereafter to Nellcor Puritan Bennett Incorporated. Such name change is contained in the Nellcor Charter Amendment Proposal.

MANAGEMENT AFTER THE MERGER

    In the Merger Agreement, Nellcor has agreed to take all action necessary to cause Burton A. Dole, Jr. and Thomas A. McDonnell to be appointed to the Nellcor Board, effective as of the Effective Time, for a term expiring at the first annual meeting of Nellcor's stockholders after the Merger. Mr. Dole is currently Chairman, President and Chief Executive Officer of P-B and Mr. McDonnell is currently a director of P-B. In addition, Nellcor has agreed in the Merger Agreement to nominate Mr. Dole and

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
Mr. McDonnell for reelection at the first annual meeting of Nellcor's stockholders following the Merger, and to nominate for election as an additional director of Nellcor at such first annual meeting a person selected by Nellcor who is not a current or former officer, director or employee of P-B and who is mutually agreeable to Mr. Dole and Mr. McDonnell.

    Nellcor has agreed to offer to Mr. Dole employment as Chairman of the Board of Directors of the combined companies pursuant to certain terms and conditions. As Chairman, Mr. Dole will chair meetings of the Board of Directors of the combined companies, the agenda for and the conduct of which will be set by the President and Chief Executive Officer of the combined companies. P-B has agreed that it will terminate the employment of Mr. Dole effective at the Effective Time and obtain from Mr. Dole an agreement modifying certain employee benefits effective as of the Effective Time. In connection with such termination and modification, the Surviving Corporation shall be bound by the terms of the employment agreement between Mr. Dole and P-B pursuant to which it shall pay to him certain severance amounts specified therein. See "The Merger -- Interests of Certain Persons in the Merger."

    Nellcor has agreed to offer to John H. Morrow employment as Executive Vice President of the combined companies and President of the combined companies' Home Health Care Business pursuant to certain terms and conditions. P-B has agreed that it will obtain from Mr. Morrow agreements (i) canceling his existing employment agreement effective at the Effective Time and (ii) modifying certain employee benefits effective as of the Effective Time. See "The Merger -- Interests of Certain Persons in the Merger."

CONDITIONS

    The respective obligations of each of Nellcor and P-B to effect the Merger are subject to the satisfaction or waiver of the following conditions, among others: (i) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (ii) the Registration Statement shall be effective in accordance with the provisions of the Securities Act, and no action, suit, proceedings or investigation by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing;
(iii) all necessary approvals under state securities and blue sky laws relating to the issuance or trading of the Nellcor Common Stock to be issued in connection with the Merger shall have been received; (iv) the Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the stockholders of Nellcor and P-B; (v) no injunction or other order by any court of competent jurisdiction which prohibits the consummation of the Merger shall have been issued and remain in effect; (vi) other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Merger, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and be in full force and effect; (vii) there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon the Surviving Corporation or its subsidiaries (or, in the case of any disposition of assets required in connection with such Requisite Regulatory Approval, upon Nellcor or its subsidiaries or P-B or its subsidiaries) which in any such case would so impact the economic or business benefits of the transactions contemplated by the Merger Agreement as to render inadvisable the consummation of the Merger; and (viii) Nellcor and P-B shall have received (a) a letter, dated the Closing Date, addressed to Nellcor from Price Waterhouse LLP, Nellcor's independent accountants ("Price Waterhouse"), and (b) a letter, dated the Closing Date, addressed to P-B from Ernst & Young LLP, P-B's independent accountants ("Ernst & Young"), in each case to the effect that the Merger qualifies for pooling of interests treatment for financial reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles, and Price Waterhouse shall have received from Ernst & Young a letter stating that Ernst & Young is not aware of any fact concerning P-B or any of its affiliates that would preclude Nellcor from accounting for the Merger by the pooling of interests method for financial reporting purposes.

    The obligation of each of Nellcor and P-B to effect the Merger is also subject to the satisfaction of the following additional conditions, among other things: (i) the other party shall have performed in all material respects its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of the other party contained in the Merger Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by the Merger Agreement; (ii) each shall have received an opinion of its counsel, substantially to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Nellcor and P-B will each be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) each of Nellcor and P-B shall have received an opinion of counsel to the other; (iv) each shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated by the Merger Agreement under any agreement or instrument; and (v) there shall not have occurred prior to the Closing Date any change, or any event involving a prospective change, in the other party's business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a material adverse effect on such other party and its subsidiaries taken as a whole (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by the other party prior to the execution of the Merger Agreement).

TERMINATION

    The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of P-B or Nellcor: (i) by mutual written consent of Nellcor, Sub and P-B; (ii) by either Nellcor and Sub, on the one hand, or P-B, on the other hand, if the Merger shall not have been consummated on or before December 31, 1995; (iii) by either Nellcor and Sub, on the one hand, or P-B, on the other hand, if there shall have been any material breach of a representation and warranty or material obligation of the other under the Merger Agreement and, if such breach is curable, such default shall have not been remedied within 10 days (subject to certain extensions) after receipt by such other party of notice in writing from such party specifying such breach and requesting that it be remedied; (iv) by either of Nellcor or P-B, if the Board of Directors of the other shall have (a) withdrawn or modified in a manner adverse to it such Board's approval or recommendation (or failed to make such recommendation) of the Merger Agreement or the Merger, or shall have resolved to do any of the foregoing, or (b) recommended an Acquisition Proposal other than the Merger; (v) by either Nellcor or P-B if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action shall have become final and non-appealable; (vi) by either of Nellcor or P-B, if any approval of the stockholders of the other required for the consummation of the Merger submitted for approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof; or (vii) by either of Nellcor or P-B, if its Board of Directors, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders under applicable law as advised by independent counsel, determines that such termination is required by reason of another Acquisition Proposal being made with respect to it.

    In the event of termination, the Merger Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party of the Merger Agreement, there shall be no liability or obligation on the part of either Nellcor, Sub or P-B or their respective officers or directors, except as specifically provided in the Merger Agreement.

CANCELLATION FEES; EXPENSES

    If at any time (i) P-B shall have entered into an agreement with respect to an Acquisition Proposal, other than the Merger; (ii) P-B shall breach any of the provisions of the Merger Agreement relating to Acquisition Proposals or shall recommend or approve an Acquisition Proposal pursuant to such provisions; or
(iii) any person, entity or group of persons or entities acting in concert shall acquire beneficial ownership of more than fifty percent (50%) of the voting securities of P-B as a result of an Acquisition Proposal and, in the case of (i) or (ii), the Merger Agreement is terminated by Nellcor pursuant to clause (iii),
(iv), (vi) or (vii) of the first paragraph under "Termination," then Nellcor shall be entitled to be paid by P-B a fee in cash or immediately available funds of ten million U.S. dollars ($10,000,000) (the "P-B Cancellation Fee"). The payment of the P-B Cancellation Fee shall be

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conditioned  on there being no material breach of the obligations of Nellcor and
Sub under the Merger Agreement. Payment of the P-B Cancellation Fee shall constitute full settlement of any and all liabilities and obligations of P-B under the Merger Agreement, except for liabilities arising from fraud or intentional misrepresentation with respect to the Merger Agreement by P-B and except as provided in the following paragraph.

    In the event that either P-B or Nellcor terminates this Agreement pursuant to clause (iii) of the first paragraph under "Termination," then the nonterminating party shall pay to the terminating party two million U.S. dollars ($2,000,000) representing full payment of the terminating party's reasonable out-of-pocket expenses incurred in connection with the negotiation, execution and performance of this Agreement ("Expense Reimbursement Payment"); provided that the terminating party shall not be entitled to any Expense Reimbursement Payment if at the time of termination the nonterminating party also would have been entitled to terminate this Agreement pursuant to such clause (iii). In addition, if the stockholders of Nellcor or P-B fail to approve the Merger and this Agreement is terminated by P-B or Nellcor pursuant to clause (vi) under "Termination," then the party whose stockholders have so failed to approve the Merger shall pay to the other party the Expense Reimbursement Payment; provided that no such Expense Reimbursement Payment shall be due under this sentence if the stockholders of the party which would have otherwise been entitled to such Expense Reimbursement Payment have previously failed to approve the Merger at the stockholders meeting called for that purpose.

    If at any time (i) Nellcor shall have entered into an agreement with respect to an Acquisition Proposal, other than the Merger; (ii) Nellcor shall breach any of the provisions of the Merger Agreement relating to Acquisition Proposals or shall recommend or approve an Acquisition Proposal pursuant to such provisions; or (iii) any entity, person or group of persons or entities acting in concert shall acquire beneficial ownership of more than fifty percent (50%) of the voting securities of Nellcor as a result of an Acquisition Proposal, and, in the case of (i) or (ii), this Agreement is terminated by P-B pursuant to clause
(iii), (iv), (vi) or (vii) of the first paragraph under "Termination," then P-B shall be entitled to be paid by Nellcor a fee in cash or immediately available funds of ten million U.S. dollars ($10,000,000) (the "Nellcor Cancellation Fee"). The payment of the Nellcor Cancellation Fee shall be conditioned on there being no material breach of the obligations of P-B under the Merger Agreement. Payment of the Nellcor Cancellation Fee shall constitute full settlement of any and all liabilities and obligations of Nellcor under the Merger Agreement, except for liabilities arising from fraud or intentional misrepresentation with respect to the Merger Agreement by Nellcor and except as provided in the preceding paragraph.

AMENDMENT; WAIVER

    The Merger Agreement may be amended by action taken by Nellcor, Sub and P-B at any time before or after approval thereof by the stockholders of P-B and Nellcor, but, after any such approval, no amendment shall be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    At any time prior to the Effective Time, Nellcor, Sub and P-B hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement.

EXPENSES

    Except as provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (whether or not the Merger is consummated) shall be paid by the party incurring such expenses, except that if the Merger is not consummated Nellcor and P-B shall share equally the expenses incurred in connection with filings under the HSR Act, printing and mailing this Proxy Statement/Prospectus and all aspects of the Registration Statement.

                     MANAGEMENT OF NELLCOR AFTER THE MERGER

DIRECTORS AND EXECUTIVE OFFICERS AFTER THE MERGER

    In the Merger Agreement, Nellcor has agreed to take all action necessary to cause Burton A. Dole, Jr. and Thomas A. McDonnell to be appointed to the Nellcor Board, effective as of the Effective Time, for a term expiring at the first annual meeting of Nellcor's stockholders after the Merger. Mr. Dole is currently Chairman, President and Chief Executive Officer of P-B and Mr. McDonnell is currently a director of P-B. In addition, Nellcor has agreed in the Merger Agreement to nominate Mr. Dole and Mr. McDonnell for reelection at the first annual meeting of Nellcor's stockholders following the Merger, and to nominate for election as an additional director of Nellcor at such first annual meeting a person selected by Nellcor who is not a current or former officer, director or employee of P-B and who is mutually agreeable to Mr. Dole and Mr. McDonnell. Following such actions, the Nellcor Board will consist of nine persons, six of whom were directors of Nellcor as of the date of the Merger Agreement.

    Set forth below is certain information about each person who is expected to be a member of the Board of Directors of Nellcor as of the Effective Time, with the information expected to be true at the Effective Time.

    C. RAYMOND LARKIN, JR., Director, President and Chief Executive Officer, age
47. Mr. Larkin has been an officer of Nellcor since 1983, serving as Vice President, Sales and Vice President, Sales and Marketing until his election as President and Chief Operating Officer in February 1989 and as Chief Executive Officer in November 1989. Mr. Larkin is a director of Heart Technology, Inc. and Ventritex, Inc.

    BURTON A. DOLE, JR., Director and Chairman, age 57. Mr. Dole has served as President, Chief Executive Officer and Chairman of the Board of P-B since 1986 and was President and Chief Executive Officer of P-B from 1980 to 1986. Mr. Dole will cease serving in such capacities as of the Effective Time. Mr. Dole is a director of the New England Company, the Anesthesia Patient Safety Foundation and the Health Industries Manufacturers Association. In December 1994, Mr. Dole completed a three-year term as Chairman of the Board of the Federal Reserve Bank of Kansas City.

    ROBERT J. GLASER, M.D., Director, age 76. Dr. Glaser is the Director for Medical Science and a Trustee of the Lucille P. Markey Charitable Trust, which provides major grants in support of basic biomedical research, positions he has held since 1984 and 1989, respectively. He is also a Consulting Professor of Medicine at Stanford University, where he served as the Dean of the School of Medicine from 1965 to 1970. Dr. Glaser was a founding member of the Institute of Medicine of the National Academy of Sciences. Dr. Glaser is a director of Alza Corporation and Hanger Orthopedics, Inc.

    FREDERICK M. GRAFTON, Director, age 69. Mr. Grafton is a management consultant to several technology companies. He retired as President of Raychem Ventures, Inc., a subsidiary of Raychem Corporation (a materials technology driven product company), in February 1990. Mr. Grafton joined Raychem Corporation in 1962 and served as Division General Manager and Group Vice President of Raychem Corporation until 1988 when he became President of Raychem Ventures, which manages a venture portfolio of Raychem Corporation.

    DONALD L. HAMMOND, Director, age 67. Mr. Hammond is a technical consultant to several technology companies. Previously, he was Director of Hewlett-Packard Laboratories of the Hewlett-Packard Company, a manufacturer of computer systems and electronic products. Mr. Hammond joined Hewlett-Packard in 1959 and served as a Founding Director of Hewlett-Packard Laboratories from 1966 until his retirement in 1988. He is a director of Mid-Peninsula Bank.

    THOMAS A. MCDONNELL, Director, age 49. Mr. McDonnell has served as a director of P-B since April 1994. He has served as Vice Chairman of the Board and Chief Executive Officer of DST Systems, Inc. ("DST"), a provider of data processing based services to the financial industry, since October 1984. Mr. McDonnell has served as President of DST from 1973 until October 1984 and from March 1987 to the present, and has been its Treasurer since 1973. Mr. McDonnell has been Executive Vice President of Kansas City Southern Industries, Inc. ("KCSI"), a holding company and parent of DST, since February 1987, and a member of the Office of the Chief Executive of KCSI since 1989. He is a director of KCSI, Informix Software, Inc., The Continuum Corporation, BHA Group, Inc. and First of Michigan Capital Corp.

    WALTER J. MCNERNEY, Director, age 70. Mr. McNerney is a Professor of Health Policy at the Kellogg Graduate School of Management at Northwestern University, a post he has held since 1982, and has served as Chairman of Walter J. McNerney Associates, a health care management consulting firm, since 1983. Previously, Mr. McNerney was President of the Blue Cross/Blue Shield Associations from 1978 to 1981, and President of the Blue Cross Association from 1961 to 1978. He is a director of American Health Properties, Hanger Orthopedics, Inc., Medicus, Osteo Tech, Stanley Works, Value Health, Inc. and Ventritex, Inc.

    EDWIN E. VAN BRONKHORST, Director, age 71. Mr. van Bronkhorst has been a consultant to various technology companies since 1984 and is currently Treasurer and Trustee of the David and Lucile Packard Foundation. Previously, he served as Senior Vice President, Chief Financial Officer and Treasurer of the Hewlett-Packard Company, a manufacturer of computer systems and electronic products, from 1962 until his retirement in 1984. Mr. van Bronkhorst joined Hewlett-Packard in 1953 and served on its Board of Directors from 1962 to 1984. He is a director of California Water Service Company and Mid-Peninsula Bank.

    Set forth below is certain information about each person in addition to C. Raymond Larkin, Jr. who is expected to be a senior executive officer of Nellcor as of the Effective Time, with the information expected to be true at the Effective Time.

    LAUREEN DEBUONO, Executive Vice President, Human Resources, General Counsel and Secretary, age 37. Ms. DeBuono joined Nellcor in April 1992 as General Counsel and Secretary and currently serves as Executive Vice President, Human Resources, General Counsel and Secretary. Prior to joining Nellcor, Ms. DeBuono was Division and Corporate Counsel with The Clorox Company, a diversified consumer products company, from 1987 to 1992, and Corporate Counsel with Varian Associates, Inc., an electronics device company, from 1984 to 1987.

    MICHAEL P. DOWNEY,  Executive Vice President,  Chief Financial Officer,  age
47. Mr. Downey joined Nellcor in 1986 as Corporate Controller and became Vice President, Finance in April 1987 and Vice President, Chief Financial Officer in July 1989. Mr. Downey currently serves as Executive Vice President and Chief Financial Officer. Prior to joining Nellcor, Mr. Downey was Vice President, Finance with Shugart Corporation, a manufacturer of disk drives, from 1984 to 1986. Mr. Downey also is a director of Emulex Corporation.

    ROBERT L. DOYLE, Executive Vice President, Worldwide Sales and Distribution, age 52. Mr. Doyle was elected Senior Vice President of P-B in 1988 and became Senior Vice President, Marketing in 1991. Mr. Doyle will cease serving in such capacity as of the Effective Date.

    RUSSELL B. HAYS, Executive Vice President, Nellcor Operations, age 50. Mr. Hays joined Nellcor as its Executive Vice President, Nellcor Operations in June 1995. Following consummation of the Merger, Mr. Hays' title will be Executive Vice President, President, Hospital Business. Prior to joining Nellcor, Mr. Hays served as the President and Chief Executive Officer of Sequenom from 1993 to 1995. Previously, Mr. Hays served as President and Chief Executive Officer of Enzytech, Inc. from 1992 to 1993, and in various capacities at Baxter Healthcare Corporation from 1985 to 1992. He also served as a General Manager at Stryker Corporation from 1981 to 1985 and in various capacities at Baxter Travenol Laboratories, Inc. from 1976 to 1981. Mr. Hays also serves as director of Activated Cell Therapy, Inc.

    JOHN H. MORROW, Executive Vice President, President, Home Health Care Business, age 50. Mr. Morrow was elected Vice President of P-B in 1979 and has served as its Executive Vice President and Chief Operating Officer since 1989. Mr. Morrow will cease serving in such capacities as of the Effective Time. Prior to joining P-B, Mr. Morrow was a management consultant with McKinsey & Company, Inc. from 1970 to 1979.

    It is contemplated that Messrs. Dole and Morrow will enter into employment agreements with Nellcor that will become effective at the Effective Time. See "The Merger -- Interests of Certain Persons in the Merger."

SECURITY OWNERSHIP OF MANAGEMENT

    As of the June 30, 1995, directors and executive officers of Nellcor and their affiliates were beneficial owners of approximately 1.15% of the outstanding shares of Nellcor Common Stock (exclusive of any shares issuable upon the exercise of stock options remaining unexercised as of such date. As of June 30, 1995, directors and executive officers of P-B and their affiliates were beneficial owners of approximately 1.39% of the outstanding shares of P-B Common Stock (exclusive of any shares issuable upon the exercise of any stock options remaining unexercised as of such date.

    Additional information concerning voting securities of Nellcor and P-B and the principal holders thereof is included in the documents filed by Nellcor and P-B with the Commission under the Exchange Act. See "Available Information" and "Incorporation of Documents by Reference."

POST-MERGER DIVIDEND POLICY

    Nellcor has never declared any cash dividends on the Nellcor Common Stock and does not anticipate paying such dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board of Directors of the combined companies.

               COMPARATIVE PER SHARE PRICES AND DIVIDEND POLICIES

    Both the Nellcor Common Stock and the P-B Common Stock are listed and traded on Nasdaq. The following table sets forth the high and low sale prices per share of Nellcor Common Stock and P-B Common Stock for the calendar quarters indicated, as reported by Nasdaq.


                                                                 NELLCOR                 P-B
                                                               COMMON STOCK          COMMON STOCK
                                                           --------------------  --------------------
                                                             HIGH        LOW       HIGH        LOW
                                                           ---------  ---------  ---------  ---------
Calendar 1993:
  First Quarter..........................................  $  34.25   $  20.00   $  34.00   $  20.75
  Second Quarter.........................................     25.25      17.50      23.00      13.25
  Third Quarter..........................................     23.50      19.00      22.75      16.25
  Fourth Quarter.........................................     26.50      19.75      17.50      14.50
Calendar 1994:
  First Quarter..........................................     29.50      24.25      21.75      15.00
  Second Quarter.........................................     28.75      24.375     22.75      16.75
  Third Quarter..........................................     31.50      26.00      20.00      15.25
  Fourth Quarter.........................................     34.00      28.25      26.25      15.75
Calendar 1995:
  First Quarter..........................................     38.25      31.50      24.50      20.25
  Second Quarter.........................................     47.75      36.00      40.50      21.75
  Third Quarter (through July 20)........................     50.75      44.00      43.625     38.375



    On May 19, 1995, the last trading day prior to announcement of the Merger Agreement, the closing sales prices of Nellcor Common Stock and P-B Common Stock as reported by Nasdaq were $41.25 per share and $26.125 per share, respectively. Based on the Exchange Ratio of 0.88, the equivalent per share value of P-B Common Stock as of such date was $36.30. On July 20, 1995, the closing sales prices of Nellcor Common Stock and P-B Common Stock as reported by Nasdaq were $47.625 per share and $41.125 per share, respectively. Based on the Exchange Ratio of 0.88, the equivalent per share value of P-B Common Stock as of such date was $41.91.


    Because the Exchange Ratio is fixed at 0.88 and because the market price of Nellcor Common Stock is subject to fluctuation, the market value of the shares of Nellcor Common Stock that holders of P-B Common Stock will receive in the Merger may increase or decrease prior to and following the

Merger. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR NELLCOR COMMON STOCK AND P-B COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR NELLCOR COMMON STOCK OR P-B COMMON STOCK.

    In August 1976, P-B initiated payment of a regular quarterly dividend. The current dividend of $0.03 per share was established in March 1990. Pending consummation of the Merger, P-B has agreed to cease paying dividends after its May 1995 regular cash dividend. See "The Merger Agreement -- Certain Covenants." No dividends have been declared or paid on Nellcor Common Stock since Nellcor's incorporation, nor are any such dividends expected to be paid following consummation of the Merger.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements assume a business combination between Nellcor and P-B accounted for using the pooling of interests method of accounting and are based upon the respective historical financial statements and notes thereto of Nellcor and P-B, which are incorporated by reference in this Proxy Statement/Prospectus. The unaudited pro forma combined condensed balance sheet combines Nellcor's April 2, 1995 unaudited consolidated balance sheet with P-B's April 30, 1995 unaudited consolidated balance sheet. The unaudited pro forma combined condensed statements of operations combine Nellcor's historical results for each of the three fiscal years in the period ended July 3, 1994 and the unaudited nine months ended April 2, 1995 and April 3, 1994 with P-B's historical results for each of the two fiscal years in the period ended January 31, 1994, the year ended December 31, 1991 and the unaudited nine months ended April 30, 1995 and 1994, respectively.

    The unaudited balance sheet of Nellcor at April 2, 1995 and P-B at April 30, 1995 and the unaudited statement of operations for the nine months ended April 2, 1995 and April 3, 1994 of Nellcor and ended April 30, 1995 and 1994 of P-B have been prepared on the same basis as the historical information derived from audited financial statements. In the opinion of the managements of Nellcor and P-B, respectively, the unaudited financial statements of Nellcor and P-B referred to above, as the case may be, from which such data have been derived contain all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of the results for such periods.

    The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, nor are they necessarily indicative of the future operating results or financial position.

    These unaudited pro forma combined condensed financial statements are based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Nellcor and P-B incorporated by reference in this Proxy Statement/Prospectus.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 (IN THOUSANDS)
                                     ASSETS

                                                     NELLCOR APRIL         P-B          PRO FORMA    COMBINED PRO
                                                        2, 1995      APRIL 30, 1995    ADJUSTMENTS      FORMA
                                                     --------------  ---------------  -------------  ------------
Current assets:
  Cash & cash equivalents..........................   $    100,885     $     1,162     $   --         $  102,047
  Marketable securities............................         42,395         --              --             42,395
  Trade notes and accounts receivable, net.........         38,634          75,907         --            114,541
  Inventories......................................         25,614          62,114         --             87,728
  Deferred income taxes and other current assets...          6,638          10,751         9,700(a)       27,089
                                                     --------------  ---------------  -------------  ------------
Total current assets...............................        214,166         149,934         9,700         373,800
                                                     --------------  ---------------  -------------  ------------
Net property and equipment.........................         33,977          91,303         --            125,280
Other assets and goodwill, net.....................         15,415          36,415         --             51,830
                                                     --------------  ---------------  -------------  ------------
                                                      $    263,558     $   277,652     $   9,700      $  550,910
                                                     --------------  ---------------  -------------  ------------
                                                     --------------  ---------------  -------------  ------------

                                       LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable....................................   $    --          $    18,700     $   --         $   18,700
  Accounts payable.................................         10,799          13,198         --             23,997
  Accrued liabilities..............................         17,611           7,831        15,500(b)       40,942
  Current maturities of long-term debt.............        --                9,533         --              9,533
  Income taxes payable.............................          3,660           3,654         --              7,314
  Other............................................          6,648          14,864         --             21,512
                                                     --------------  ---------------  -------------  ------------
Total current liabilities..........................         38,718          67,780        15,500         121,998
                                                     --------------  ---------------  -------------  ------------
Long-term debt, less current maturities............        --               54,573         --             54,573
Deferred compensation and pensions.................        --               20,352         --             20,352
Deferred revenue...................................        --               10,775         --             10,775
                                                                     ---------------  -------------  ------------
                                                                            85,700         --             85,700
                                                                     ---------------  -------------  ------------
                                                                                           9,700(a)
Total stockholders' equity.........................        224,840         124,172       (15,500)(b)     343,212
                                                     --------------  ---------------  -------------  ------------
                                                      $    263,558     $   277,652     $   9,700      $  550,910
                                                     --------------  ---------------  -------------  ------------
                                                     --------------  ---------------  -------------  ------------

- ------------------------
(a)  Pro forma adjustments as described in Note 3.

(b)  Pro forma adjustments as described in Note 4.

 See notes to the unaudited pro forma combined condensed financial statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            FISCAL YEAR ENDED                      NINE MONTHS ENDED
                                ------------------------------------------   -----------------------------
                                JULY 3, 1994   JULY 4, 1993   JULY 5, 1992   APRIL 2, 1995   APRIL 3, 1994
                                ------------   ------------   ------------   -------------   -------------
Net revenue...................    $544,227       $518,246       $452,286       $446,884        $406,265
Cost of goods sold............     274,290        258,670        234,879        225,927         208,851
                                ------------   ------------   ------------   -------------   -------------
Gross profit..................     269,937        259,576        217,407        220,957         197,414
                                ------------   ------------   ------------   -------------   -------------
Operating Expenses:
Research and development......      48,867         48,545         46,256         34,800          33,765
Selling, general and
 administrative...............     169,691        152,069        139,723        128,356         126,116
Restructuring charges.........      43,669         --             --              2,654          34,655
                                ------------   ------------   ------------   -------------   -------------
                                   262,227        200,614        185,979        165,810         194,536
                                ------------   ------------   ------------   -------------   -------------
Income from operations........       7,710         58,962         31,428         55,147           2,878
Litigation settlements, net...     (13,000)                                                       2,000
Interest expense..............      (4,565)        (3,720)        (2,064)        (4,846)         (3,381)
Interest income and other,
 net..........................       3,695          4,011          2,255          4,834           4,105
Costs associated with
 unsolicited offer............      --             --             --             (5,249)         --
                                ------------   ------------   ------------   -------------   -------------
Income/(loss) before income
 taxes........................      (6,160)        59,253         31,619         49,886           5,602
Provision for income taxes....         262         19,538          9,752         14,779           6,076
                                ------------   ------------   ------------   -------------   -------------
Net income/(loss) from
 operations...................    $ (6,422)      $ 39,715       $ 21,867       $ 35,107        $   (474)
                                ------------   ------------   ------------   -------------   -------------
                                ------------   ------------   ------------   -------------   -------------
Net income/(loss) from
 operations per share.........    $  (0.23)      $   1.46       $   0.83       $   1.26        $  (0.02)
                                ------------   ------------   ------------   -------------   -------------
                                ------------   ------------   ------------   -------------   -------------
Shares used to compute
 income/(loss) from operations
 per share....................      27,364         27,140         26,504         27,961          27,797
                                ------------   ------------   ------------   -------------   -------------
                                ------------   ------------   ------------   -------------   -------------

 See notes to the unaudited pro forma combined condensed financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

    1. The unaudited pro forma combined condensed financial statements of Nellcor and P-B give retroactive effect to the Merger using the pooling of interests method of accounting and, as a result, the unaudited pro forma combined condensed balance sheet and statements of operations are presented as if the combining companies had been combined for all periods presented. The unaudited pro forma combined condensed financial statements will become the historical financial statements of Nellcor upon issuance of financial statements for a period that includes the date of the acquisition. The unaudited pro forma combined condensed financial statements reflect the issuance of 0.88 of a fully paid and nonassessable share of Nellcor Common Stock for each share of P-B Common Stock (other than shares of P-B Common Stock held in P-B's treasury, which will be canceled) to effect the Merger. The actual number of shares of Nellcor Common Stock to be issued will be determined at the effective time of the Merger based on the Exchange Ratio and the number of shares of P-B Common Stock then outstanding. The unaudited pro forma combined condensed financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Nellcor and P-B incorporated by reference in this Proxy Statement/Prospectus.

    2. The unaudited pro forma combined condensed balance sheet combines Nellcor's April 2, 1995 unaudited consolidated balance sheet with P-B's April
30, 1995 unaudited consolidated balance sheet. The unaudited pro forma statements of operations combine Nellcor's historical results for each of the three fiscal years in the period ended July 3, 1994 and the unaudited nine months ended April 2, 1995 and April 3, 1994 with the P-B results for each of the two fiscal years in the period ended January 31, 1994, the year ended December 31, 1991 and the unaudited nine months ended April 30, 1995 and 1994, respectively.

    3. The unaudited pro forma combined condensed statements of operations for the period ended July 3, 1994 and the nine months ended April 2, 1995 and April 3, 1994 reflect an adjustment to reduce P-B's valuation allowance provided for its deferred tax assets based on the combined income from operations before tax of Nellcor and P-B as required by Statement of Financial Accounting Standard No.
109. These adjustments have the effect of decreasing unaudited net loss from operations by approximately $4.8 million and $3.4 million for the year ended July 3, 1994 and the nine months ended April 3, 1994, respectively, and increasing unaudited net income by approximately $2.9 million for the nine months ended April 2, 1995. The cumulative effect of reducing P-B's valuation allowance provided for its deferred tax assets at April 30, 1995 is approximately $9.7 million.

    4. The unaudited pro forma data are presented for informational purposes only and do not give effect to any synergies that may occur due to the combining of Nellcor's and P-B's existing operations. Nellcor expects to incur charges to operations currently estimated to be between $20 million and $30 million in the quarter ended October 1, 1995, the quarter in which the Merger is expected to be consummated, to reflect costs associated with combining the operations of the two companies, primarily the closing of duplicate facilities and transaction fees and costs incident to the Merger. An estimated charge, at the midpoint of the above range, after effecting for estimated tax benefits, of $15.5 million is reflected in the unaudited pro forma combined condensed balance sheet and is not included in the unaudited pro forma combined condensed statement of operations. This range is a preliminary estimate only and therefore is subject to change.

    5. There were no material differences between the accounting policies of Nellcor and P-B during the periods presented.

    6. As a result of the convention selected to combine the financial information of Nellcor and P-B, the results of operations of P-B for the one month period ended January 31, 1992 and the three month period ended July 31, 1994, do not appear in any of the periods presented under Unaudited Pro Forma Combined Condensed Statement of Operations. P-B changed its year end from a calendar year end to a fiscal year ended January 31, effective February 1, 1992. The one month period ended

January 31, 1992 (transition period) was audited. Selected historical financial data for P-B for the one month period are as follows: net revenue $19.7 million, loss from operations $1.5 million, net loss from operations $2.2 million, net loss from operations per share of $0.20 and 11.6 million shares used to compute net loss from operations per share. No cash dividends were declared or paid with respect to the transition period. Selected historical financial data for P-B for the unaudited three month period ended July 31, 1994 are as follows: net revenue $84.0 million, income from operations $5.3 million, net income from operations $4.2 million, net income from operations per share of $0.34 and 12.5 million shares used to compute net income from operations per share. A cash dividend of $0.03 per share was declared by P-B with respect to the three month period ended July 31, 1994.

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                  THE NELLCOR 1995 MERGER STOCK INCENTIVE PLAN

    At the Nellcor Special Meeting, Nellcor stockholders will be asked to vote on a proposal to adopt the 1995 Merger Stock Incentive Plan (the "1995 Plan"). The purpose of the 1995 Plan is to comply with Nellcor's obligations in the Merger Agreement to issue Replacement Options (as defined below) in exchange for certain outstanding options to purchase P-B Common Stock. Such Replacement Options will be issued at the Effective Time, subject to the conditions set forth below under "-- 1995 Plan -- Types of Awards," and no additional options will be issued thereafter under the 1995 Plan. If the Nellcor Share Proposal is not approved or the Merger is otherwise not consummated, Nellcor will not implement the 1995 Plan Proposal. Approval of the 1995 Plan Proposal is not a condition to consummation of the Merger.

    Pursuant to the Merger Agreement, Nellcor has agreed to provide for the issuance of options to purchase Nellcor Common Stock (the "Replacement Options")
(a) which evidence converted options previously granted under P-B's 1979 Employee Stock Benefit Plan (the "1979 P-B Plan") that remain outstanding and unexercised as of the Effective Time, and (b) which evidence substituted options in replacement of options previously granted under P-B's 1988 Employee Stock Benefit Plan (the "1988 P-B Plan") that had their vesting and exercisability accelerated as a result of the Merger and expired unexercised as of the Effective Time (collectively, the options referred to in (a) and (b), the "P-B Options"). The number of shares of Nellcor Common Stock covered by each Replacement Option will equal the number of shares of P-B Common Stock underlying the corresponding P-B Option multiplied by 0.88 (rounded up to the nearest whole share). The exercise price of each Replacement Option will equal the exercise price of the corresponding P-B Option divided by 0.88 (rounded down to the nearest penny). Nellcor has also agreed in the Merger Agreement that the terms of the Replacement Options shall be the same as those of the underlying P-B Options, except for the aforementioned changes and that any provisions pertaining to acceleration of vesting and exercisability as a result of the Merger shall not apply.

    As of July 19, 1995, P-B Options to purchase an aggregate of 883,583 shares of P-B Common Stock at a weighted average exercise price of $22.13 per share (at exercise prices ranging from $9.88 to $29.75 per share) were outstanding. Such P-B Options were held by approximately 200 persons. Assuming that none of such options are exercised prior to the Effective Time, a maximum of approximately 779,000 shares of Nellcor Common Stock would be required for the grant of Replacement Options under the 1995 Plan. However, fewer shares of Nellcor Common Stock will be required, and may be granted to fewer persons than the current number of holders of P-B Options, to the extent that P-B Options are exercised prior to the Effective Time. The number of any such P-B Options, if any, that may be exercised prior to the Effective Time cannot presently be determined.

    Nellcor is seeking stockholder approval for the authorization of up to 779,000 shares of Nellcor Common Stock under the 1995 Plan. However, Nellcor intends to implement the 1995 Plan only to the extent of the actual number of shares of Nellcor Common Stock required to cover the Replacement Options that are required to be issued. Such number will not be determinable until the Effective Time. Following the issuance of the Replacement Options, no additional awards will be available under the 1995 Plan.

    THE NELLCOR BOARD HAS UNANIMOUSLY APPROVED THE 1995 PLAN PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF NELLCOR COMMON STOCK VOTE "FOR" APPROVAL OF SUCH PROPOSAL.

    The essential features of the 1995 Plan are summarized below.

THE 1995 PLAN

    PURPOSE.   The purpose of  the 1995 Plan is to  allow Nellcor to comply with its obligations under the Merger Agreement to issue the Replacement Options. The intent and effect of the 1995 Plan is to

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
reflect the right of holders of P-B Options to acquire shares of Nellcor Common Stock in lieu of, but not in addition to, the shares of P-B Common Stock underlying unexercised P-B Options held by them immediately prior to the Effective Time.

    ADMINISTRATION. The 1995 Plan will be administered by a committee designated by the Nellcor Board (the "Committee"). Subject to the provisions of the 1995 Plan, the Committee shall have the authority to interpret the 1995 Plan, to prescribe, amend and rescind rules and regulations relating to the 1995 Plan and to make all other determinations deemed necessary or advisable in administering the 1995 Plan. All decisions, determinations and interpretations of the Committee shall be conclusive and binding on all participants.

    TYPES OF AWARDS. Awards under the 1995 Plan will consist solely of the issuance of Replacement Options to each holder of P-B Options. With respect to all P-B Options that are designed to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Code, the corresponding Replacement Options shall also be designed to qualify as Incentive Stock Options. With respect to all P-B Options that are not described in Sections 422 or 423 of the Code ("Non-Qualified Stock Options"), the corresponding Replacement Options shall also be Non-Qualified Stock Options. No Replacement Options will be issued under the Plan to any holder of a P-B Option unless and until such holder has either (i) returned the agreement evidencing such P-B Option to Nellcor for cancellation, or (ii) delivered to Nellcor (a) evidence reasonably satisfactory to Nellcor of the loss, theft or destruction of such option agreement and (b) indemnity or security reasonably satisfactory to Nellcor.

    AVAILABLE SHARES. A total of 779,000 shares of Nellcor Common Stock have been reserved for issuance under the 1995 Plan. However, as noted above, the number of shares actually covered by Replacement Options will be less than that number to the extent that P-B Options are exercised prior to the Effective Time.

    ELIGIBLE INDIVIDUALS. Only holders of P-B Options are eligible to receive Replacement Options under the 1995 Plan. All such persons were, at the time their P-B Options were awarded, employees of P-B with managerial, supervisory, professional, scientific, engineering or similar responsibilities. No Replacement Option is transferable by the optionee during his lifetime.

TERMS OF REPLACEMENT OPTIONS

    The terms of the Replacement Options granted under the 1995 Plan will be as set forth below:

        (a) NUMBER OF SHARES COVERED. Each Replacement Option will cover a number of shares of Nellcor Common Stock (rounded up to the nearest whole share) equal to the number of shares of P-B Common Stock covered by the corresponding P-B Option multiplied by 0.88, the Exchange Ratio.

        (b) EXERCISE PRICE. The exercise price per share of Nellcor Common Stock (rounded down to the nearest penny) covered by each Replacement Option will equal the per share exercise price of the corresponding P-B Option divided by 0.88, the Exchange Ratio.

        (c) OPTION TERM. The term of each Replacement Option will be the same as the term of the corresponding P-B Option, except that the termination of the 1988 P-B Options as a result of the Merger will be disregarded. The maximum term of the P-B Options is ten years from the date of initial grant of such P-B Options.

        (d) VESTING. The vesting restrictions, if any, contained in each Replacement Option will be the same as the vesting restrictions, if any, contained in the corresponding P-B Option, except that any acceleration of the 1988 P-B Options as a result of the Merger will be disregarded.

        (e)   CERTAIN  ADJUSTMENTS.   The number of  shares covered  by, and the
    exercise price of, each Replacement Option may, in the Committee's discretion, be adjusted appropriately to reflect any change in the capitalization of Nellcor resulting from any reorganization, recapitalization, stock split-up or combination of shares, or the payment of a stock dividend or other increase or decrease in the Nellcor Common Stock effected without receipt of consideration by Nellcor.

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
    EXERCISE OF OPTIONS. The exercise price for all Replacement Options must be paid to Nellcor at the time of exercise in cash, provided that the Committee may, in its discretion, permit the exercise price to be paid by transfer to Nellcor of shares of Nellcor Common Stock owned by the optionee, valued at fair market value as of the exercise date. With respect to Replacement Options issued in substitution of P-B Options issued under the 1988 P-B Plan ("1988 Replacement Options"), the Committee also may, in its discretion, permit the exercise price to be paid by delivery of an irrevocable direction to a securities broker to sell shares of Nellcor Common Stock and deliver the sale proceeds to Nellcor, or to arrange for the delivery to Nellcor of cash in any other manner that the Committee shall permit; provided that the payment method described in this sentence is not available to an optionee who is subject to Section 16(b) of the Exchange Act. The Committee also may, in its discretion, permit the holder of a Replacement Option to surrender all or part of such option in exchange for a payment (in cash, shares of Nellcor Common Stock valued at fair market value on the date of surrender, or any combination thereof) in an amount equal to the difference between the aggregate fair market value (as of the surrender date) and the aggregate exercise price of the shares as to which such option is surrendered. An option may be exercised only while the optionee is an employee of Nellcor or its subsidiaries or, in the event of termination of employment otherwise than by reason of death or total disability, within three months after termination of employment (but not later than the expiration of term of the option).

    WITHHOLDING TAXES. No shares of Nellcor Common Stock may be issued under the 1995 Plan until the optionee has made arrangements satisfactory to the Committee for the satisfaction of federal, state and local income and employment tax withholding obligations. The optionee may elect to have Nellcor withhold from the shares otherwise deliverable upon exercise of his or her Replacement Option a number of shares having a fair market value sufficient to satisfy such withholding obligations. Such election will be subject to certain restrictions if made by an optionee who is subject to Section 16(b) of the Exchange Act.

ACCELERATION AND/OR TERMINATION IN CERTAIN CIRCUMSTANCES

    (A) 1988 REPLACEMENT OPTIONS. Each 1988 Replacement Option shall become exercisable for 100% of the shares covered thereby (a) for a period of 30 days preceding any of the events described in (x) below, and shall, except as provided in the next sentence, terminate upon the occurrence of such event if not previously exercised, and (b) upon the occurrence of any of the events described in (y) or (z) below: (x) a merger of, or consolidation involving, Nellcor in which Nellcor Common Stock is converted into securities of another corporation or into cash; a plan of complete liquidation of Nellcor (whether or not in connection with a sale of all or substantially all of Nellcor's assets) shall be adopted; or any other transaction as a result of which Nellcor Common Stock shall no longer be publicly traded, in each case excluding a transaction solely for the purpose of reincorporating Nellcor in a different jurisdiction or recapitalizing the Nellcor Common Stock; (y) 40 percent or more of the combined voting power of the then outstanding voting securities of Nellcor shall become beneficially owned, directly or indirectly, by one or more persons acting together, other than Nellcor; or (z) unless otherwise determined by the Committee in its sole discretion, any purchase of Nellcor Common Stock shall be publicly disclosed pursuant to a tender offer or exchange offer to acquire 20 percent or more of the outstanding Nellcor Common Stock by one or more persons acting together, other than Nellcor; or a sale, exchange or other disposition of all or substantially all of the assets of Nellcor. At its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, that upon consummation of any of the events described in clause (x), (y) or (z) of the preceding sentence, any 1988 Replacement Options that remain unexercised shall be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by a similar option, covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices. In the event that the Committee provides for such assumption or substitution of options, the assumed or substituted options shall continue to be subject to their original vesting schedules notwithstanding the provision for acceleration of vesting set forth above.

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
    (B) 1979 REPLACEMENT OPTIONS. Subject to any required action by the stockholders, if Nellcor is the surviving corporation in any merger or consolidation, any Replacement Option issued in substitution of P-B Options issued under the 1979 P-B Plan ("1979 Replacement Options") will pertain to and apply to the securities to which a holder of the number of shares of Nellcor Common Stock subject to such 1979 Replacement Option would have been entitled. Upon a dissolution of Nellcor, or a merger or consolidation in which Nellcor is not the surviving corporation, every 1979 Replacement Option will terminate; PROVIDED, HOWEVER, that in the case of such dissolution, merger or consolidation, then during the period thirty days prior to the effective date of such event, each holder of a 1979 Replacement Option will have a right to exercise such 1979 Replacement Option, in whole or in part.

    ACCELERATION UPON TERMINATION OF EMPLOYMENT. If an optionee's employment with Nellcor or P-B is terminated following the Effective Time as a result of death, total disability, retirement or any reason unrelated to the optionee's employment performance, then each Replacement Option shall become exercisable for 100% of the shares covered thereby, in whole or in part, at any time and from time to time within three months after the date of such termination (12 months thereafter in the case of death or total disability), but in no event after the expiration date of the Replacement Option.

    AMENDMENT. The Nellcor Board may amend the 1995 Plan at any time and for any reason, subject to certain restrictions on the ability to adversely affect awards previously granted thereunder and to any legal requirement to obtain stockholder approval.

    RULE 16B-3 COMPLIANCE. Transactions under the 1995 Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the 1995 Plan, or any action of the Committee, fails so to comply, such provision or action will be deemed null and void to the extent that is permitted by applicable law and that the Committee deems advisable; PROVIDED, HOWEVER, that no such provision or action will be deemed null and void solely as a result of the failure of the stockholders of Nellcor to approve the Plan.

    SECTION 424(A) COMPLIANCE. Replacement Options issued under the 1995 Plan are intended to comply with all applicable conditions of Section 424(a) of the Code. To the extent any provision of the 1995 Plan, or any action of the Committee, fails to so comply, such provision or action will be deemed null and void to the extent that is permitted by applicable law and the Committee deems reasonable.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE 1995 PLAN

    The following is a brief summary of the current United States federal income tax rules generally applicable to the awards under the 1995 Plan.

    NON-QUALIFIED STOCK OPTIONS. An optionee is not subject to federal income tax upon grant of a Non-Qualified Stock Option. At the time of exercise, the optionee will realize compensation income (subject to withholding) to the extent that the then fair market value of the Nellcor Common Stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. Sale of the shares will result in capital gain or loss (long-term or short-term depending on the optionee's holding period). Nellcor is entitled to a business expense deduction at the same time and to the same extent that the optionee realizes compensation income.

    INCENTIVE STOCK OPTIONS. Incentive Stock Options awarded under the 1995 Plan are intended to constitute "incentive stock options" under Section 422 of the Code. An optionee is not subject to federal income tax upon either the grant or exercise of an Incentive Stock Option. If the optionee holds the shares acquired upon exercise for at least one year after issuance of the optioned shares and until at least two years after grant of the option, then the difference between the amount realized on a subsequent sale or other disposition of shares and the option price will constitute long-term capital gain or loss. Nellcor will not be entitled to any deduction with respect to the grant or exercise of the Incentive Stock Option.

    If the optionee sells the shares acquired under an Incentive Stock Option before the expiration of the requisite holding period, he/she will be deemed to have made a "disqualifying disposition" of the

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
shares and will realize compensation income in the year of disposition equal to the lesser of the fair market value of the shares at exercise or the amount realized on their disposition over the option price of the shares. Any gain recognized upon a disqualifying disposition in excess of the ordinary income portion will constitute either short-term or long-term capital gain. In the event of a disqualifying disposition, Nellcor will be entitled to a business expense deduction in the amount of the compensation income realized by the optionee.

    The option spread on the exercise of an Incentive Stock Option is an adjustment in computing alternative minimum taxable income. No adjustment is required, however, if the optionee made a disqualifying disposition of the shares in the same year as he is taxed on the exercise.

NEW PLAN BENEFITS

    No benefits will be received under the 1995 Plan by any person who is presently a director, officer or employee of Nellcor.

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
                           THE AMENDMENT TO NELLCOR'S
                           1994 EQUITY INCENTIVE PLAN

    At the Nellcor Special Meeting, Nellcor stockholders will be asked to vote on a proposed amendment to Nellcor's 1994 Equity Incentive Plan (the "1994 Plan") to increase the number of shares authorized for issuance thereunder from 1,500,000 to 2,500,000. If the Nellcor Share Proposal is not approved or the Merger is otherwise not consummated, Nellcor will not implement the 1994 Plan Amendment Proposal. Approval of the 1994 Plan Amendment Proposal is not a condition to consummation of the Merger.

    The 1994 Plan, which was approved by Nellcor's stockholders at the 1994 annual meeting, provides for the issuance of stock options and stock awards covering up to 1,500,000 shares of Nellcor Common Stock. Stock awards issued under the 1994 Plan may be made in the form of stock options (including "incentive stock options" as provided in Section 422 of the Code and options that do not qualify as incentive stock options ("nonqualified stock options")), and stock grants or purchases. The Nellcor Board has concluded that the number of shares authorized under the 1994 Plan will not be sufficient to achieve Nellcor's objectives following the Merger. In particular, immediately following the Merger Nellcor will have outstanding 28,120,080 shares of Nellcor Common Stock (based upon the capitalization of Nellcor and P-B as of July 19, 1995 and assuming no exercise of outstanding options to acquire Nellcor Common Stock or P-B Common Stock), and will have approximately 2,700 additional employees, more than doubling the size of its work force. The Nellcor Board has concluded that, given Nellcor's increased size as a result of the Merger, an increase in the authorized number of shares under the 1994 Plan is in the best interests of Nellcor and its stockholders.

    THE NELLCOR BOARD HAS UNANIMOUSLY APPROVED THE 1994 PLAN AMENDMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF NELLCOR COMMON STOCK VOTE "FOR" APPROVAL OF SUCH PROPOSAL.

    The essential features of the 1994 Plan are discussed below.

PURPOSE

    Nellcor, by means of the 1994 Plan, seeks to retain the services of persons now employed by or serving as consultants to Nellcor and to retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of Nellcor.

ADMINISTRATION

    The 1994 Plan is administered by the Nellcor Board or a committee of the Nellcor Board (the "Committee"). The 1994 Plan provides that, for purposes of
Section 162(m) of the Code, grants of stock awards to any "covered employee," as such term is defined by Section 162(m) (a "Covered Employee"), shall be made only by a subcommittee of the Committee which, in addition to meeting the other applicable requirements of the 1994 Plan, is composed solely of two or more "outside directors" (the "Subcommittee") for purposes of Section 162(m). As used herein with respect to the 1994 Plan, the "Nellcor Board" refers to the Committee or the Subcommittee to which the Nellcor Board may delegate administrative authority over the 1994 Plan as well as the Nellcor Board itself.

    The Nellcor Board has the final power to construe and interpret the 1994 Plan and the stock awards granted under it, and, subject to the provisions of the 1994 Plan, to determine, among other matters, the persons to whom stock awards will be granted, and the number of shares with respect to which stock awards shall be granted.

DURATION, AMENDMENT AND TERMINATION

    The Nellcor Board may, at any time, amend or terminate the 1994 Plan, provided, however, that no amendment or termination shall impair or alter any outstanding rights granted under the 1994 Plan without the written consent of the grantee of such rights. Any amendment of the 1994 Plan must be approved by the stockholders of Nellcor if the amendment would increase the number of shares authorized for stock awards or the maximum number of shares that may be acquired in any single

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
calendar year by any individual, or modify the 1994 Plan in any way that would require stockholder approval under the requirements of applicable law or regulation. Unless sooner terminated, the 1994 Plan will terminate on July 26, 2004.

ELIGIBILITY

    Incentive stock options may be granted only to employees (including executive officers) of Nellcor or any affiliate. Stock awards other than incentive stock options may be granted only to employees (including executive officers) of, or consultants to, Nellcor or any affiliate. A nonemployee director of Nellcor is not eligible to receive stock awards unless certain criteria described in the 1994 Plan are satisfied.

TERMS OF STOCK OPTIONS

    EXERCISE PRICE. The exercise price for any incentive stock option granted under the 1994 Plan may be not less than 100% of the fair market value of the Nellcor Common Stock on the date of grant. However, no incentive stock option may be granted to a person who, at the time of the grant, owns stock constituting more than 10% of the total combined voting power of all classes of stock entitled to vote of Nellcor or of an affiliate ("10% Stockholder"), unless the exercise price is at least 110% of the fair market value of such stock on the date of grant and the term of the option does not exceed five years from the grant date. The exercise price of any nonqualified stock option granted under the 1994 Plan may not be less than 85% of the fair market value of the stock subject to the option on the date of grant; provided, however, that the exercise price of each nonqualified stock option granted to a Covered Employee shall not be less than one hundred percent (100%) of the fair market value of the Nellcor Common Stock subject to the option on the date of grant.

    In the event of a decline in the value of Nellcor's Common Stock, the Nellcor Board has the authority to offer optionees the opportunity to replace outstanding higher-priced options with new lower-priced options.

    OPTION EXERCISE. Options granted under the 1994 Plan may be immediately exercisable or allotted in periodic installments as determined by the Nellcor Board. The Nellcor Board has the power to accelerate the time during which an option may be exercised. An option may, but need not, include a provision whereby the optionee may elect to exercise the option as to a part or all of the shares of Nellcor Common Stock subject to the option prior to the stated vesting dates of the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of Nellcor or to any other restriction the Nellcor Board determines to be appropriate.

    TERM. The term of an option granted under the 1994 Plan generally will not exceed ten years.

    TERMINATION  OF OPTION.   An  option will  terminate three  months after the
optionee ceases to be an employee of or consultant to Nellcor or an affiliate of Nellcor, except as provided in the 1994 Plan.

    NONTRANSFERABILITY. An option may not be transferred by the optionee other than by operation of law, by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee or any permitted transferee.

    LIMITATION.   No  individual may be  granted options  representing more than
200,000 shares of Nellcor Common Stock in any single calendar year.

TERMS OF STOCK GRANTS, RESTRICTED STOCK GRANTS AND RESTRICTED STOCK PURCHASES

    GENERAL. The terms of stock grants, restricted stock grants or restricted stock purchase agreements may change from time to time and may vary between participants, but each shall include the substance of the provisions set forth below:

    CONSIDERATION. The purchase price under each restricted stock purchase agreement shall be such amount as the Nellcor Board shall determine. Stock grants and restricted stock grants may, at the discretion of the Board, be awarded pursuant to stock grant or restricted stock grant agreements.

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
    NONTRANSFERABILITY. Rights under a stock grant agreement, restricted stock grant agreement or restricted stock purchase agreement shall not be assignable by any participant under the 1994 Plan, unless such assignment is required by law or is expressly authorized by the terms of the applicable agreement.

    REPURCHASE  OPTION BY COMPANY.   Stock sold  or awarded under  the 1994 Plan
may, but need not, be subject to a repurchase option in favor of Nellcor.

    LIMITATION. No individual may be granted stock or restricted stock or be granted the right to purchase restricted stock in an amount greater than 50,000 shares of Nellcor Common Stock in any single calendar year.

    PERFORMANCE-BASED COMPENSATION. Under the 1994 Plan, the Nellcor Board is authorized to grant stock awards to certain employees consisting of stock grants or restricted stock grants which qualify as performance-based compensation under
Section 162(m) of the Code, such that the issuance of, or the lapsing of restrictions on or the vesting of, such stock awards is contingent upon attainment of pre-established, objective performance goals of Nellcor.

ADJUSTMENT PROVISIONS

    In  the event  of a  change in control  of Nellcor  (as defined  in the 1994
Plan), then, at the sole discretion of the Nellcor Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any stock awards outstanding under the 1994 Plan or shall substitute similar stock awards for those outstanding under the 1994 Plan; (ii) such stock awards will continue in full force and effect; or (iii) the time during which such stock awards become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any stock awards shall be terminated if not exercised prior to such event.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK AWARDS

    INCENTIVE STOCK OPTIONS

    There are generally no federal income tax consequences to the optionee or Nellcor by reason of the grant or exercise of an incentive stock option.

    If an optionee holds stock for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the excess of the fair market value on the date of exercise over the exercise price. If the optionee disposes of the stock in a disqualifying disposition involving a sale or exchange, however, the optionee will realize taxable ordinary income equal to the optionee's actual gain, if any, on the sale or exchange. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    Upon exercise of an incentive stock option, the excess of the stock's fair market value on the date of exercise over the option exercise price will constitute an adjustment in calculating the optionee's alternative minimum tax liability, if any.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, Nellcor will be entitled (subject to the requirement of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

    NONQUALIFIED STOCK OPTIONS

    There generally are no tax consequences to the optionee or Nellcor by reason of the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option normally the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, Nellcor will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    STOCK GRANTS, RESTRICTED STOCK GRANTS AND RESTRICTED STOCK PURCHASES

    Generally, a recipient of stock under the 1994 Plan would recognize ordinary income equal to the difference between the market value of the stock on the grant or purchase date and any amount paid or required to be paid for the stock. If the stock is restricted and subject to vesting, then the recipient of the stock would recognize ordinary income as the restrictions are removed and the stock vests. On each vesting date, the recipient would recognize ordinary income equal to the difference between the fair market value of the shares of stock that have vested on such date and any amount paid or required to be paid for the shares of stock. The recipient of the stock would not recognize any income to the extent the rights to the stock have not vested. A recipient of stock under the 1994 Plan, however, may make an election under Section 83(b) of the Code within 30 days of the stock award to be taxed at the grant date at ordinary income rates on the difference between the fair market value of the stock on the grant or purchase date and any amount paid by the recipient for the stock. If a
Section 83(b) election is made the recipient will not recognize income on subsequent vesting of the award. However, no loss or deduction will be permitted the recipient if the restricted stock is forfeited.

    Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, Nellcor will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

    Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year.

    OTHER TAX CONSEQUENCES

    The foregoing discussion is not a complete description of the federal income tax aspects of stock awards granted under the 1994 Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable or any stock awards other than options. Participants in the 1994 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

NEW PLAN BENEFITS

    Because stock awards under the 1994 Plan are discretionary, the benefits to be received under the 1994 Plan by any director, officer or employee of Nellcor cannot presently be determined.

                     COMPENSATION OF DIRECTORS AND CERTAIN
                         EXECUTIVE OFFICERS OF NELLCOR

GENERAL

    This section of the Proxy Statement/Prospectus sets forth certain information pertaining to compensation of the Chief Executive Officer of Nellcor, Nellcor's four most highly compensated executive officers other than the Chief Executive Officer during its fiscal year ended July 3, 1994 ("Nellcor's Fiscal 1994") and two individuals who would have been among the four other most highly compensated executive officers but for the fact that they were not serving as executive officers of Nellcor at the end of Nellcor's Fiscal 1994 (collectively, the "Nellcor Named Executive Officers"), as well as information pertaining to the compensation of members of the Nellcor Board.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                                                                   AWARDS
                                                                ANNUAL COMPENSATION         ---------------------
                                                           ------------------------------   SECURITIES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                                YEAR  SALARY ($)    BONUS ($)         OPTIONS (#)        COMPENSATION (1)
- ---------------------------------------------------------  ----  ----------   -----------   ---------------------   ---------------
C. Raymond Larkin, Jr....................................  1994   $302,171    $178,000              54,000              $     0
 President and Chief Executive                             1993    284,530     199,171              50,000                    0
 Officer                                                   1992    266,641     232,837             100,000                    0
David B. Swedlow, M.D....................................  1994   $253,920    $102,025              20,000              $   800
 Vice President, Medical Affairs                           1993    240,128     100,800              22,500                  800
 and Technology Development                                1992    217,923     124,327              20,000                  750
Michael P. Downey........................................  1994   $181,001    $ 73,347              20,000              $   800
 Executive Vice President,                                 1993    168,840      81,043              17,500                  800
 Chief Financial Officer                                   1992    155,509      86,745              20,000                  750
Laureen DeBuono..........................................  1994   $169,478    $ 75,106              20,000              $   800
 Executive Vice President,                                 1993    150,000      73,200                   0                  400
 Human Resources, General                                  1992     31,731           0              40,000               29,000
 Counsel and Secretary
Keith M. Serzen (4)......................................  1994   $170,820    $ 62,768              20,000              $   800
                                                           1993    159,000      65,190              17,500                  800
                                                           1992    147,118      90,700              20,000                  750
David L. Schlotterbeck (5)...............................  1994   $240,793    $ 93,902              37,000              $ 6,410
                                                           1993    236,707     141,750              36,000                7,164
                                                           1992    225,400     154,350(2)                0                  400
Patricia E. Bashaw (6)...................................  1994   $162,735    $ 68,243              18,000              $ 3,120
                                                           1993    162,640      62,454              17,500                3,901
                                                           1992    155,509      77,100(3)           20,000                  750

- ------------------------------
Notes:

(1) Amounts reported as All Other Compensation represent the matching contributions paid by Nellcor to the named executive officers pursuant to the Voluntary Investment Plus Plan, as amended and restated ("VIP Plan"), described below, except that (i) with regard to Ms. Bashaw, All Other Compensation includes for each of fiscal years 1994 and 1993, $800 in VIP Plan matching contributions and $2,320 in Nellcor's fiscal 1994 and $3,101 in fiscal year 1993 as interest paid on compensation deferred under the terms of the Nellcor Incorporated Deferred Compensation Plan (the "Deferred Plan") described below under "-- Deferred Compensation Plan," (ii) with regard to Mr. Schlotterbeck, All Other Compensation includes for each of Nellcor's fiscal years 1994 and 1993, $800 in VIP Plan matching contributions and $5,610 in Nellcor's fiscal 1994 and $6,364 in Nellcor's fiscal year 1993 as interest paid on compensation deferred under the Deferred Plan and (iii) with regard to Ms. DeBuono, All Other Compensation in fiscal year 1992 consists of $29,000 paid upon her acceptance of her current position with Nellcor.

(2)  Includes $123,480 deferred under the terms of the Deferred Plan.

(3)  Includes $51,063 deferred under the terms of the Deferred Plan.

(4) Mr. Serzen resigned from his position as Vice President, Sensors and Monitoring Systems of Nellcor effective January 27, 1995.

(5) Mr. Schlotterbeck resigned from his position as Executive Vice President and Chief Operating Officer of Nellcor effective June 17, 1994. Upon Mr.
     Schlotterbeck's resignation from Nellcor, he was paid $133,395.80, the remaining balance (deferred compensation plus accrued but unpaid interest) in Mr. Schlotterbeck's account under the Deferred Plan. See "-- Certain
     Transactions."

(6)  Ms. Bashaw resigned from her position as Vice President, Corporate Services of Nellcor  effective June  15, 1994.  Upon Ms.  Bashaw's resignation  from
     Nellcor,   she  was  paid  $55,163.86,   the  remaining  balance  (deferred
     compensation plus  accrued but  unpaid interest)  in Ms.  Bashaw's  account under the Deferred Plan. See "-- Certain Transactions."

OTHER COMPENSATION

    Nellcor has in effect compensation plans providing various forms of benefits, payable in cash or deferred for several years (or until retirement). Executive officers are eligible to participate in certain of these plans, as discussed below. The cash bonus plan for executive officers is currently administered by the Nominating and Compensation Committee of the Nellcor Board; all other compensation plans are currently administered by the Board of Directors with the assistance of the Executive Vice President, Human Resources, General Counsel and Secretary.

EMPLOYEE STOCK OPTION PLANS

    As of July 3, 1994, Nellcor had options outstanding under the following three plans: its 1982 Incentive Stock Option Plan (the "ISO Plan"), its 1985 Equity Incentive Plan (the "1985 Plan") and its 1991 Equity Incentive Plan, as amended (the "1991 Plan"). Subsequent to July 3, 1994, Nellcor adopted the 1994 Plan, which was approved by Nellcor's stockholders at the 1994 annual meeting. Shares remaining available for issuance under the ISO Plan and the 1985 Plan at the time of such plans' termination by the stockholders in October 1991 became available for issuance under the 1991 Plan. Early in Nellcor's Fiscal 1994, Nellcor commenced a Limited Stock Repurchase Program (the "Limited Program") pursuant to which Nellcor repurchases shares of its Common Stock to mitigate the dilutive effects of Nellcor's stock option plans, including the 1991 Plan and the 1994 Plan. Repurchases made under the Limited Program are on a recurring basis to the extent that stock options are exercised during the fiscal year and totaled 522,500 shares as of the end of Nellcor's Fiscal 1994.

    The 1991 Plan and the 1994 Plan are currently administered by the Nominating and Compensation Committee of the Nellcor Board with respect to executive officers and by the Board with respect to other key employees and consultants. The Nellcor Board or the Nominating and Compensation Committee, as the case may be, has the sole discretion to determine the executive officers, key employees and consultants to whom options may be granted, the number of shares subject to such options and the type and term of the options.

    The option exercise price of an incentive stock option granted under the ISO Plan, the 1991 Plan and the 1994 Plan must be at least 100% of the fair market value of Nellcor's Common Stock on the date of grant, and the option exercise price of a nonqualified stock option granted under the 1985 Plan, the 1991 Plan and the 1994 Plan must be at least 85% of the fair market value of Nellcor's Common Stock on the date of grant. It should be noted, however, that all options granted to date pursuant to the plans described above have option exercise prices that are no less than 100% of the fair market value of Nellcor's Common Stock on the date of grant and that none may be exercised more than ten years from the date of grant. To date, no options have been granted under the 1994 Plan.

    The following table contains information concerning stock option grants in Nellcor's Fiscal 1994 to the named executive officers:

                     OPTION GRANTS IN NELLCOR'S FISCAL 1994

                                                                    INDIVIDUAL GRANTS
                               --------------------------------------------------------------------------------------------
                                NUMBER OF SECURITIES     % OF TOTAL OPTIONS/SARS
                               UNDERLYING OPTIONS/SARS   GRANTED TO EMPLOYEES IN   EXERCISE OF BASE PRICE
 NAME                              GRANTED (#)(1)           FISCAL YEAR 1994             ($/SH)(2)          EXPIRATION DATE
 ----------------------------  -----------------------   -----------------------   ----------------------   ---------------
 C. Raymond Larkin, Jr.......          54,000                        7.52                  $   23.25           07-27-03
 Laureen DeBuono.............          20,000                        2.78                      23.25           07-27-03
 Michael P. Downey...........          20,000                        2.78                      23.25           07-27-03
 Keith M. Serzen (4).........          20,000                        2.78                      23.25           07-27-03
 David B. Swedlow, M.D.......          20,000                        2.78                      23.25           07-27-03
 Patricia E. Bashaw (5)......          18,000                        2.50                      23.25           07-27-03
 David L. Schlotterbeck
  (6)........................          37,000                        5.15                      23.25           07-27-03


                               POTENTIAL REALIZABLE
                                     VALUE AT
                               ASSUMED ANNUAL RATES
                                     OF STOCK
                                PRICE APPRECIATION
                                 FOR OPTION TERM
                               --------------------
 NAME                          5%($)(3)  10%($)(3)
 ----------------------------  --------  ----------
 C. Raymond Larkin, Jr.......  $789,304  $2,000,093
 Laureen DeBuono.............   292,335     740,775
 Michael P. Downey...........   292,335     740,775
 Keith M. Serzen (4).........   292,335     740,775
 David B. Swedlow, M.D.......   292,335     740,775
 Patricia E. Bashaw (5)......   263,101     666,698
 David L. Schlotterbeck
  (6)........................   540,819   1,370,434

- ------------------------------
Notes:

(1) These stock options were granted to each of the named executive officers on July 28, 1993. The grants of stock options were made pursuant to the standard terms of the 1991 Plan as described above. These stock options have a ten-year term, vest on a quarterly basis over a four-year period beginning the date of grant and have exercise prices equal to 100% of the fair market value of Nellcor Common Stock on the date of grant. Nellcor has not granted Stock Appreciation Rights ("SARs") pursuant to any of its employee stock option plans to any past or present employee of Nellcor, including any executive officer.

(2) The exercise price may be paid in cash, in shares of Nellcor Common Stock valued at fair market value on the exercise date or through a cashless exercise involving a same-day sale of the purchased shares. The Nominating and Compensation Committee of the Nellcor Board also has the discretion to reprice outstanding options by canceling them and granting replacement options with an exercise price equal to the lower fair market value of Nellcor Common Stock on the re-grant date. Nellcor to date has not repriced options granted pursuant to its employee stock option plans.

(3) These columns reflect the potential realizable value of each stock option grant assuming that the market value of Nellcor Common Stock appreciates at 5% and 10% annually from the date of grant over the term of the option. The potential values of the options with an exercise price of $23.25 reflect a 42% increase (@ 5%) and a 126% increase (@ 10%) in the value of Nellcor Common Stock over the 1994 fiscal year-end market price of $26.625, the average of the high and low prices as reported by Nasdaq on July 1, 1994. There is no assurance that the actual stock price appreciation over the term of the option will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from option grants.

(4) Mr. Serzen resigned from his position as Vice President, Sensors and Monitoring Systems of Nellcor effective January 27, 1995.

(5) Ms. Bashaw resigned from her position as Vice President, Corporate Services of Nellcor effective June 15, 1994.

(6) Mr. Schlotterbeck resigned from his position as Executive Vice President and Chief Operating Officer effective June 17, 1994.

STOCK OPTION EXERCISES AND HOLDINGS

    The following table provides information concerning the exercise of stock options by the named executive officers during Nellcor's Fiscal 1994 and the unexercised options held by such officers as of the end of Nellcor's Fiscal 1994.

              AGGREGATED OPTION EXERCISES IN NELLCOR'S FISCAL 1994
                       AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                                                                  OPTIONS/SARS AT FISCAL YEAR      THE-MONEY OPTIONS/SARS AT
                                   SHARES ACQUIRED     VALUE               END (#)(1)                FISCAL YEAR END ($)(2)
                                     ON EXERCISE     REALIZED    ------------------------------  ------------------------------
NAME                                     (#)            ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- ---------------------------------  ---------------  -----------  -------------  ---------------  -------------  ---------------
C. Raymond Larkin, Jr............        75,500      1,209,875       157,000         107,000      $ 1,115,719      $ 364,781
Laureen DeBuono..................             0              0        23,750          36,250           32,187         72,812
Michael P. Downey................        14,000        238,150        64,531          32,969          573,047         95,703
Keith M. Serzen (3)..............        21,000        364,875        34,531          32,969          205,547         95,703
David B. Swedlow, M.D............        15,000        253,125        41,094          36,406          263,561         99,564
Patricia E. Bashaw (4)...........        35,000        590,625        46,031          24,469          309,094         47,531
David L. Schlotterbeck (5).......         6,500         53,000        61,188               0          330,548              0

- ------------------------------
Notes:

(1) Nellcor has not granted SARs pursuant to any of its employee stock option plans to any past or present employee of Nellcor, including any executive officer.

(2) Amounts in this column are calculated using the per share closing price on Nasdaq of Nellcor Common Stock at the end of Nellcor's Fiscal 1994 ($26.50) less the exercise price.

(3) Mr. Serzen resigned from his position as Vice President, Sensors and Monitoring Systems of Nellcor effective January 27, 1995.

(4) Ms. Bashaw resigned from her position as Vice President, Corporate Services of Nellcor effective June 15, 1994.

(5) Mr. Schlotterbeck resigned from his position as Executive Vice President and Chief Operating Officer of Nellcor effective June 17, 1994.

VOLUNTARY INVESTMENT PLUS PLAN

    Pursuant to the Nellcor Voluntary Investment Plus Plan, as amended and restated (the "VIP Plan"), employees of Nellcor and certain subsidiaries, including executive officers, approved by the Nellcor Board may defer compensation for income tax purposes under Sections 401(a) and 401(k) of the Code. All employees of Nellcor who regularly work 30 hours or more per week are eligible to participate in the VIP Plan at the beginning of their employment with Nellcor. In addition, all employees who complete 1,000 hours or more in their first 12 months of service or in any subsequent calendar year are eligible to participate in the VIP Plan. As of July 3, 1994, 736 employees other than executive officers were participating in the VIP Plan. Subject to certain limitations on "highly compensated employees" (as defined by the Code), eligible participants may contribute to their accounts, through payroll deductions, between 1% and 10% of their compensation on a "pre-tax" basis. Compensation for purposes of the VIP Plan includes base salary, cash profit sharing, bonuses, commissions and overtime pay. Pursuant to Section 401(k) of the Code, participants will not be taxed on the pre-tax amounts they contribute to their accounts until the accounts are distributed on death, disability, normal retirement or other termination of employment. Contributed amounts may also be withdrawn from the VIP Plan in cases of demonstrable hardship or if a participant has attained at least 59 years of age. All contributions are held by a trustee and participants are able to direct the investment of their accounts among various investment alternatives.

    Nellcor provides matching contributions equal to 100% of each participant's contribution, up to $400 semi-annually. Nellcor contributions to the named executive officers for each of the 1994, 1993 and 1992 fiscal years of Nellcor are included in All Other Compensation listed on the Summary Compensation Table above.

DEFERRED COMPENSATION PLAN

    Nellcor has established a deferred compensation plan for executive officers and director-level employees that was approved by the Nellcor Board on July 16, 1992 ("the Deferred Plan"). Eligibility for participation is based on achievement of a certain employment level at Nellcor. Under the terms of the Deferred Plan, an eligible participant may elect to defer all or part of the participant's annual base salary and/or bonus award. Amounts deferred under the Deferred Plan are credited to a separate bookkeeping account for each participant and are commingled with the general assets of Nellcor. Interest on the amounts deferred is calculated on a quarterly basis using an interest rate equal to the average pre-tax rate earned on Nellcor's Marketable Securities Portfolio during the same quarter. This rate, published monthly by the Marketable Securities Portfolio Manager, will be weighted to achieve a quarterly average pre-tax rate. The time and method of payment of deferred compensation and other terms and conditions are set forth in deferred compensation elections made prior to deferral by each participant. The Deferred Plan is not separately funded, and the undistributed balance of deferred compensation constitutes an unsecured contractual obligation of Nellcor to the participants in accordance with the terms of the plan. Deferred compensation by the named executive officers for each of the 1994, 1993 and 1992 fiscal years of Nellcor is set forth in the Summary Compensation Table above.

CERTAIN TRANSACTIONS

    Effective December 1, 1993, Robert M. Johnson ceased to be the Vice President and General Manager of Nellcor's Perinatal Division. Pursuant to an agreement entered into by Nellcor and Mr. Johnson, Nellcor agreed to (i) pay Mr. Johnson a severance payment of $157,446 in three installments, the last of which is payable on November 30, 1994, (ii) forgive a promissory note from Mr. Johnson to Nellcor in the aggregate principal amount of $15,000 and (iii) reimburse Mr. Johnson for COBRA insurance premiums for 12 months after his separation from Nellcor. Under the terms of a consulting agreement between Nellcor and Mr. Johnson, Mr. Johnson serves as a consultant to Nellcor's Perinatal Division until March 1, 1995. In consideration of Mr. Johnson's consulting services, Nellcor agreed to extend until March 1, 1995 the time period during which Mr. Johnson may exercise certain vested and exercisable stock options held by him as of December 1, 1993.

    Patricia  Bashaw, former  Vice President,  Corporate Services,  left Nellcor effective June 15, 1994. In connection with her departure, Nellcor paid Ms. Bashaw a lump-sum payment of $170,609. Nellcor also agreed to (i) pay Ms. Bashaw a bonus of $68,243 for her services to Nellcor during fiscal year 1994, (ii) reimburse her for COBRA insurance premiums for 18 months beginning July 1, 1994 and (iii) accelerate the vesting of options to purchase 8,125 shares of Nellcor Common Stock. Nellcor and Ms. Bashaw entered into a consulting agreement pursuant to which she would provide consulting services to Nellcor on an as-needed basis until June 15, 1996. Ms. Bashaw is to be paid $1,500 per day worked for her consulting services. Nellcor agreed that any unvested stock options held by Ms. Bashaw would continue to vest during the consulting period and that the time period during which Ms. Bashaw may exercise her stock options would extend until the end of the consulting period.

    In connection with David Schlotterbeck's resignation as Executive Vice President and Chief Operating Officer of Nellcor, effective June 17, 1994, Nellcor agreed to pay Mr. Schlotterbeck a bonus of $93,902 for his services to Nellcor during fiscal year 1994. Nellcor also extended from September 1994 to November 1994 the period of time during which Mr. Schlotterbeck may exercise vested and exercisable stock options held by him as of the effective date of his resignation.

    Effective July 3, 1994, Julio Guardado ceased to be Vice President and General Manager of Nellcor's Monitoring Systems Division. Nellcor paid Mr. Guardado a lump sum payment of $162,180. Nellcor also paid Mr. Guardado a bonus of $48,654 for his services to Nellcor during fiscal year 1994 and agreed to reimburse Mr. Guardado for COBRA insurance premiums for 12 months beginning August 1, 1994. Nellcor also extended from October 1994 to November 1994 the period of time during which Mr. Guardado may exercise vested and exercisable stock options held by him as of the effective date of his departure from Nellcor.

INDEBTEDNESS OF MANAGEMENT

    The following table sets forth information with regard to promissory notes from any person who was an executive officer of Nellcor as of July 3, 1994 who have had amounts of $60,000 or more outstanding at any time during Nellcor's Fiscal 1994. In general, the promissory notes have terms of three or four years and bear interest at the adjusted federal rate ("AFR") in effect on the date of the loan. Certain promissory notes allow quarterly or annual forgiveness of the principal and/or interest on the note.

                                                                                                LARGEST AMOUNT OF
                                                                            PRINCIPAL AMOUNT        PRINCIPAL
                                                                             OUTSTANDING AT    OUTSTANDING DURING
NAME OF INDIVIDUAL                                       DATE OF NOTE        AUGUST 19, 1994      7/5/93-7/3/94
- --------------------------------------------------  ----------------------  -----------------  -------------------
David J. Illingworth .............................       February 18, 1993    $     250,000        $   250,000
 Vice President, Field Operations and Service (1)

- ------------------------
Notes:

(1) Mr. Illingworth, Nellcor's Vice President, Field Operations and Service, joined Nellcor in November 1992. Pursuant to the terms of his offer letter, Mr. Illingworth received a sign-on bonus of $20,000, a guaranteed bonus of $60,000 payable in two installments ($30,000 paid on the initial date of employment; $30,000 paid on March 1, 1993) in lieu of a 1992 bonus from his former employer forfeited by Mr. Illingworth, an interest-free loan of $7,000 with principal forgiven over four years at the rate of 25% per year, and an interest-bearing loan of $250,000 with which to repay his outstanding relocation loan with his former employer. Mr. Illingworth's loan with Nellcor is secured by his primary residence with a second mortgage. Payment of interest on the loan, which accrues at an annual interest rate of 7.64%, is to be made in 20 semi-annual installments of $9,375 each over a period of 10 years, with the first payment made on August 18, 1993. An amount equal to each interest installment, as made, is added to Mr. Illingworth's base salary compensation. The principal amount of the loan is due upon the earlier of the sale of the residence, termination of employment with Nellcor, or February 18, 2003.

COMPENSATION OF DIRECTORS

    Each non-employee Nellcor director received a retainer fee of $10,000 for Nellcor's Fiscal 1994 to serve on the Nellcor Board plus a fee of $1,500 for each meeting of the Nellcor Board attended and $1,000 for each Nellcor Board committee meeting attended which was not held on the same day as a Nellcor Board meeting. Beginning fiscal year 1995, the chairperson of a Nellcor Board committee meeting received an additional $1,000 for each committee meeting. Nellcor does not pay directors' fees to directors who are employees of Nellcor. In addition to board retainer and attendance fees, Messrs. Glaser and Grafton received $948 and $37,958, respectively, in consulting fees during Nellcor's Fiscal 1994 pursuant to consulting agreements with Nellcor which provide for compensation at $138 and $150 per hour, respectively, for consulting services rendered to Nellcor.

    Non-employee directors also receive non-discretionary stock option grants under Nellcor's 1988 Stock Option Plan for Non-Employee Directors, as amended (the "Directors' Plan"). In May 1994, the Nellcor Board amended the Directors' Plan to reduce the stock option grants to non-employee directors. Effective in Nellcor's fiscal year 1995, each non-employee director (i) upon joining the Nellcor Board for the first time, will be automatically granted an option under the Directors' Plan to purchase 10,000 shares of Nellcor Common Stock, vesting over four years from the date of grant, 25% at the end of the first year and 6.25% per quarter thereafter, and (ii) at the beginning of each fiscal year (beginning fiscal year 1995), will be automatically granted an option under the Directors' Plan to purchase 5,000 shares, vesting over one year. Prior to amendment, the Directors' Plan provided for a non-discretionary stock option grant of 20,000 shares upon a non-employee director's initial election to the Nellcor Board and thereafter yearly stock option grants of 10,000 shares.

    The following table sets forth as to all current non-employee directors for Nellcor's Fiscal 1994 (i) the number of shares of Nellcor Common Stock subject to options granted under the Directors' Plan and the weighted average per share exercise price for such options and (ii) the number of shares of Nellcor Common Stock acquired and the net value realized (fair market value of the shares acquired on the date of exercise less the exercise price) upon the exercise of options.

                                                                             FISCAL YEAR 1994
                                                         ---------------------------------------------------------
                                                                OPTIONS GRANTED             OPTIONS EXERCISED
                                                         -----------------------------  --------------------------
                                                          NUMBER OF                      NUMBER OF     NET VALUE
NAME                                                       SHARES      EXERCISE PRICE     SHARES     REALIZED (1)
- -------------------------------------------------------  -----------  ----------------  -----------  -------------
Robert J. Glaser, M.D..................................      10,000      $   23.50               0    $         0
Frederick M. Grafton...................................      10,000          23.50           5,000         90,625
Donald L. Hammond......................................      10,000          23.50               0              0
Walter J. McNerney.....................................      10,000          23.50               0              0
Edwin E. van Bronkhorst................................      10,000          23.50               0              0

- ------------------------
Notes:

(1) Equal to the fair market value of the shares of Nellcor Common Stock acquired on the date the options were exercised less the exercise price.

    The per share closing price of Nellcor Common Stock as reported by Nasdaq on July 1, 1994 was $26.50.

NOMINATING AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are no Nominating and Compensation Committee interlocks between Nellcor and other entities involving any of Nellcor's executive officers and members of the Nellcor Board who serve as executive officers of such entities, and no member of the Nominating and Compensation Committee is a present or former officer or employee of Nellcor.

                   BENEFICIAL OWNERS OF NELLCOR COMMON STOCK

    The following table sets forth, as of June 30, 1995, the beneficial holdings of Nellcor Common Stock (Nellcor's only outstanding voting securities) by (i) each person known by Nellcor to be the beneficial owner of more than five percent of the Nellcor Common Stock, (ii) each of the five non-employee directors, (iii) the President and Chief Executive Officer (also a director of Nellcor and hereinafter referred to as the Chief Executive Officer) and the other named executive officers listed in the Summary Compensation Table appearing above in this Proxy Statement/Prospectus, and (iv) all directors and executive officers of Nellcor as a group.

                                                               AMOUNT AND NATURE OF
                                                                    BENEFICIAL
NAME OF BENEFICIAL OWNER                                           OWNERSHIP (1)       PERCENT OF CLASS
- -------------------------------------------------------------  ---------------------  -------------------
FMR Corp.
 82 Devonshire Street
 Boston, MA 02109 (2)........................................          1,798,500              10.84%
Laureen DeBuono, Executive Vice President, Human Resources,
 General Counsel and Secretary...............................             28,850                .17%
Michael P. Downey, Executive Vice President,
 Chief Financial Officer.....................................             59,125                .35%
Robert J. Glaser, M.D., Director.............................             31,500                .19%
Frederick M. Grafton, Director...............................             35,000                .21%
Donald L. Hammond, Director..................................             40,000                .24%
C. Raymond Larkin, Jr., Director, President and Chief
 Executive Officer...........................................            338,784               2.03%
Walter J. McNerney, Director.................................             55,300                .33%
Keith M. Serzen (4)(7).......................................            *                     *
David B. Swedlow, M.D., Vice President, Medical Affairs and
 Technology Development......................................            100,250                .60%
Edwin E. van Bronkhorst, Director............................             56,000                .34%
Patricia E. Bashaw (5)(7)....................................             62,094                .37%
David L. Schlotterbeck (6)(7)................................              1,500                .01%
All Directors and Executive Officers
 as a Group (15 persons) (3).................................            846,334               5.07%

- ------------------------
Notes:
(1) Each director and named executive officer listed in the table has sole voting and sole dispositive power. Includes for each director and named executive officer listed in the table: (i) in the cases of Messrs. Glaser, Grafton, Hammond, McNerney and van Bronkhorst, options to purchase 27,500, 30,000, 25,000, 55,000 and 25,000 shares of Nellcor Common Stock, respectively, and (ii) in the cases of Ms. Bashaw, Ms. DeBuono and Messrs. Downey, Larkin, Schlotterbeck, Serzen and Swedlow, options to purchase 30,094, 28,250, 58,125, 237,750, 0, 0 and 66,250 shares of Nellcor Common
     Stock, respectively, all of which options are exercisable within 60 days of June 30, 1995. Also includes for all directors and executive officers as a group options to purchase 654,000 shares of Nellcor Common Stock which are exercisable within 60 days of June 30, 1995.
(2) Information regarding FMR Corp.'s beneficial ownership of Nellcor Common Stock has been obtained from the Schedule 13G filed by FMR Corp. with the Commission on May 9, 1995.
(3) Executive Officers include the Chief Executive Officer and all Vice Presidents of Nellcor.

(4) Mr. Serzen resigned from his position as Vice President, Sensors and Monitoring Systems of Nellcor effective January 27, 1995.
(5) Ms. Bashaw resigned from her position as Vice President, Corporate Services of Nellcor effective June 15, 1994.
(6) Mr. Schlotterbeck resigned from his position as Executive Vice President and Chief Operating Officer of Nellcor effective June 17, 1994.
(7) Information regarding the number of shares of Nellcor Common Stock owned by these individuals, none of whom is presently employed by Nellcor, has been obtained from information provided by such individuals to Nellcor as of August 26, 1994.

                    DESCRIPTION OF CAPITAL STOCK OF NELLCOR

AUTHORIZED CAPITAL STOCK

    Nellcor's authorized capital stock presently consists of 50,000,000 authorized shares of Nellcor Common Stock, $0.001 par value, and 5,000,000 authorized shares of preferred stock (the "Nellcor Preferred Stock"), $0.001 par value. The Merger will not result in an increase or decrease of Nellcor's authorized capital.

NELLCOR COMMON STOCK

    As of July 19, 1995, 16,727,723 shares of Nellcor Common Stock were issued and outstanding, stock options to acquire 2,269,789 shares of Nellcor Common Stock were outstanding under all stock option plans of Nellcor.

    The holders of Nellcor Common Stock are entitled to one vote for each share on all matters voted on by the stockholders. At all elections of directors of Nellcor, each holder of Nellcor Common Stock is entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of Common Stock multiplied by the number of directors to be elected by him, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for or for any two or more of them. Subject to preferences that may be applicable to any outstanding Nellcor Preferred Stock, holders of Nellcor Common Stock are entitled to receive ratably such dividends as may be declared by the Nellcor Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Nellcor, holders of Nellcor Common Stock are entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of any outstanding Nellcor Preferred Stock. Holders of Nellcor Common Stock have no preemptive rights and have no rights to convert their Nellcor Common Stock into any other securities.

NELLCOR PREFERRED STOCK

    The Nellcor Board is authorized to issue Nellcor Preferred Stock from time to time in one or more series, to fix the number of shares of any such series, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Nellcor Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Nellcor Board originally fixing the number of shares constituting any series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series.

    As of July 19, 1995, no shares of Nellcor Preferred Stock were outstanding, and 500,000 shares of Series A Preferred Stock (as defined below) were reserved for issuance upon exercise of Nellcor's Preferred Stock Purchase Rights. See "-- Preferred Stock Purchase Rights."

    On June 11, 1991 the Nellcor Board designated 500,000 shares of Nellcor Preferred Stock as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock"). The Series A Preferred Stock will be nonredeemable and junior to any other series of Nellcor Preferred Stock (unless otherwise provided in the terms of such stock). Each share of Series A Preferred Stock will have a minimum preferential quarterly dividend of 100 times the dividend declared per share of

Nellcor Common Stock. In the event of liquidation, the holders of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Nellcor Common Stock. In the event of any merger, consolidation or other transaction in which shares of Nellcor Common Stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of Nellcor Common Stock. These rights are protected by customary anti-dilution provisions. For a description of the rights pursuant to which the Series A Preferred Stock may be issued, see "-- Preferred Stock Purchase Rights."

PREFERRED STOCK PURCHASE RIGHTS

    The Nellcor Board has authorized and directed the issuance of one right (a "Nellcor Preferred Stock Purchase Right") with respect to each share of Nellcor Common Stock that becomes outstanding prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined below). Each Nellcor Preferred Stock Purchase Right represents the right to purchase one one-hundredth of a share of Series A Preferred Stock at a price of $90.00, subject to adjustment (the "Purchase Price"). For a description of the terms of the Series A Preferred Stock, see "-- Nellcor Preferred Stock." The Purchase Price and the number of shares of Series A Preferred Stock or other securities or property issuable upon exercise of the Nellcor Preferred Stock Purchase Rights are subject to adjustment from time to time to prevent dilution.

    The Nellcor Preferred Stock Purchase Rights presently are issued in connection with the Rights Agreement between Nellcor and The First National Bank of Boston, as Rights Agent, dated as of September 1, 1992 (the "Nellcor Rights Agreement"). The following summary of certain aspects of the Nellcor Preferred Stock Purchase Rights is qualified in its entirety by reference to the Nellcor Rights Agreement, a copy of which is incorporated herein by reference. See "Incorporation of Documents by Reference." Nellcor may from time to time supplement or amend the Nellcor Rights Agreement without the approval of any holder of a Nellcor Preferred Stock Purchase Right in order to make any provisions with respect to the Rights which may it deem necessary or desirable, provided that after such time as any Person becomes an Acquiring Person (as such terms are defined below) the Nellcor Rights Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.

    The Nellcor Preferred Stock Purchase Rights are not exercisable until the date (the "Distribution Date") which is the earlier of (i) the tenth day after the date (the "Shares Acquisition Date") of public announcement by Nellcor or any individual, firm, corporation or other entity (each a "Person") that such a Person, together with all its affiliates and associates (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of Nellcor Common Stock then outstanding and (ii) the tenth business day (or such later date as may be determined by action of the Nellcor Board prior to such time as any person becomes an Acquiring Person) after the date of commencement by any Person of, or of the first public announcement of the intention of any Person to commence, a tender offer or exchange offer the consummation of which would result in any Person becoming an Acquiring Person. The Nellcor Preferred Stock Purchase Rights expire at the earlier of (i) the close of business on June 26, 2001 (the "Final Expiration Date"), (ii) the date (the "Redemption Date") of redemption of the Nellcor Preferred Stock Purchase Rights by Nellcor as described below and (iii) exchange of the rights as described below. Until the Distribution Date, the Nellcor Preferred Stock Purchase Rights will be transferred only in connection with the transfer of Nellcor Common Stock.

    In the event that an Acquiring Person becomes such, each holder of a Nellcor Preferred Stock Purchase Right (other than Nellcor Preferred Stock Purchase Rights beneficially owned by an Acquiring Person which will have become void) shall, for a period of 60 days after the expiration or termination of the redemption option as described below, have a right to receive, at a price equal to the Purchase Price multiplied by the number of one one-hundredths of Series A Preferred Stock for which a Nellcor Preferred Stock Purchase Right is then exercisable (and in lieu of the Series A Preferred

Stock), such number of shares of Nellcor Common Stock as shall equal (i) the product of the Purchase Price multiplied by the number of one one-hundredths of Series A Preferred Stock for which a Right is then exercisable (ii) divided by 50% of the per share market price of Nellcor Common Stock on the date the Acquiring Person became such, or, in certain circumstances, cash, securities or any property of equal value.

    In the event that, following the Shares Acquisition Date, Nellcor is involved in a consolidation or merger with any other Person, and Nellcor is the continuing or surviving corporation, or Nellcor (or one of its subsidiaries) sells, mortgages or otherwise transfers, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of Nellcor and its subsidiaries (taken as a whole) to any other Person, proper provision shall be made so that (i) each holder of a Nellcor Preferred Stock Purchase Right (other than Nellcor Preferred Stock Purchase Rights beneficially owned by an Acquiring Person which will thereafter be void) shall have the right to receive, upon the exercise thereof, at a price equal to the Purchase Price multiplied by the number of one one-hundredths of Series A Preferred Stock for which a Nellcor Preferred Stock Purchase Right is then exercisable (and in lieu of Series A Preferred Stock), such number of shares of freely tradable common stock of the other party to such transaction (the "Principal Party") as shall be equal to (a) the product of the Purchase Price multiplied by the number of one one-hundredths of Series A Preferred Stock for which a Nellcor Preferred Stock Purchase Right is then exercisable (b) divided by 50% of the per share market price of the common stock to be received on the date of such transaction, and
(ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such transaction, all the obligations and duties of Nellcor pursuant to the Nellcor Rights Agreement.

    At any time after the Shares Acquisition Date and prior to the acquisition by an Acquiring Person of 50% or more of the outstanding Nellcor Common Stock, the Nellcor Board may exchange the Nellcor Preferred Stock Purchase Rights (other than Nellcor Preferred Stock Purchase Rights owned by such Acquiring Person which will become void), in whole or in part, at an exchange ratio of one share of Nellcor Common Stock, or one one-hundredths of a share of Series A Preferred Stock (or of an share of Equivalent Preferred Stock), per Right, subject to adjustment.

    At any time prior to the earliest of (i) the twentieth day following the Shares Acquisition Date or such date more than 20 days after the Shares Acquisition Date to which such option has been extended by the Nellcor Board prior to the twentieth day following the Shares Acquisition Date, (ii) such time on or after the Shares Acquisition Date as there shall have occurred a Change of Control (as defined in the Nellcor Rights Agreement), and (iii) the Final Expiration Date, Nellcor may redeem all but not less than all the then outstanding Nellcor Preferred Stock Purchase Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Nellcor Rights Agreement (the "Redemption Price"), and Nellcor may pay the Redemption Price in Nellcor Common Stock, cash or any other form of consideration.

    The Nellcor Preferred Stock Purchase Rights have certain anti-takeover effects. The Nellcor Preferred Stock Purchase Rights will cause substantial dilution to a Person that attempts to acquire Nellcor without conditioning the offer on the Nellcor Preferred Stock Purchase Rights being redeemed or a substantial number of such Rights being acquired. The Nellcor Preferred Stock Purchase Rights should not interfere with any merger or other business combination approved by the Nellcor Board prior to twenty days after the Shares Acquisition Date, as such Rights may be redeemed by Nellcor at $0.001 per Right prior to such time, subject to adjustment.

                        COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

    As a result of the Merger, holders of P-B Common Stock will become stockholders of Nellcor and the rights of all such former P-B stockholders will thereafter be governed by the Nellcor Restated Certificate of Incorporation and By-Laws and the DGCL. The rights of the holders of P-B Common Stock are presently governed by the P-B Restated Certificate of Incorporation and By-Laws and the

DGCL. The following summary, which does not purport to be a complete statement of the general differences between the rights of the stockholders of Nellcor and P-B, sets forth certain differences between the Nellcor and P-B Restated Certificates of Incorporation and By-Laws. This summary is qualified in its entirety by reference to the full text of each of such documents and the DGCL. For information as to how such documents may be obtained, see "Available Information."

CLASSIFIED BOARD OF DIRECTORS

    The DGCL provides that a corporation's board of directors may be divided into various classes with staggered terms of office. The Nellcor Restated Certificate of Incorporation does not contain any classification provisions. The P-B Restated Certificate of Incorporation, however, provides that the P-B Board is divided into three classes of directors, as nearly equal in number as possible, and that one class of directors is elected each year for a three-year term.

    Classification of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the board of directors. Such a delay may help ensure that the directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be in the best interests of the stockholders. The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of a corporation, even though such a transaction could be beneficial to the corporation and its stockholders. The classification of the board might also increase the likelihood that incumbent directors will retain their positions.

STOCKHOLDERS RIGHTS PLAN

    Nellcor has adopted a stockholder rights plan that is designed to protect Nellcor stockholders from coercive or unfair takeover tactics. In general, upon the occurrence of specified triggering events, such as the acquisition by any person (other than Nellcor or any of its subsidiaries) of the beneficial ownership of securities representing 15% or more of the Nellcor Common Stock, Nellcor's stockholders other than Acquiring Persons shall have the right to acquire one one-hundredth of a share of Series A Preferred Stock at a purchase price of $90.00, subject to adjustment. The Series A Preferred Stock will not be redeemable and will have certain dividend and liquidation preferences over Nellcor Common Stock. The holders of a Nellcor Preferred Stock Purchase Right (other than Nellcor Preferred Stock Purchase Rights beneficially owned by an Acquiring Person which will have become void) have the right under certain circumstances upon exercise of the Right and in lieu of Series A Preferred Stock to receive that amount of Nellcor Common Stock (or in certain circumstances, cash, property or other securities of Nellcor) having a value equal to two times the purchase price. The Nellcor Rights Agreement further provides that if Nellcor is acquired in a merger or other business combination which is not approved by the Nellcor Board, Nellcor's stockholders shall have the right to receive common stock of the acquiring company having a value equal to two times the purchase price. Under certain circumstances, Nellcor may redeem the Rights at a redemption price of $0.001 per Nellcor Preferred Stock Purchase Right, or exchange the Nellcor Preferred Stock Purchase Rights at an exchange ratio of one share of Nellcor Common Stock per Nellcor Preferred Stock Purchase Right, and the Nellcor Preferred Stock Purchase Rights otherwise will expire on June 26, 2001. See "Description of Capital Stock of Nellcor -- Preferred Stock Purchase Rights." The effect of the Nellcor Rights Agreement may be to render more difficult a change in control of Nellcor.

    P-B presently has a stockholders rights plan (the "P-B Rights Plan"), the description and terms of which are set forth in the Rights Agreement (the "P-B Rights Agreement") between P-B and UMB Bank, N.A., as Rights Agent, dated as of May 2, 1989, as amended. The P-B Rights Agreement generally contains provisions which are similar to those of the Nellcor Rights Agreement described in the previous paragraph, except that (i) each right (a "P-B Common Stock Purchase Right") under the P-B Rights Agreement initially represents the right to purchase one-half share of P-B Common Stock,

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(ii) the  threshold for  the acquisition  of P-B  Common Stock  to be  an  event triggering the exercisability of the Rights is 20% of P-B Common Stock, (iii) the redemption price is $0.01 per right, (iv) there are no exchange provisions, and (v) the rights expire on May 1, 1999. The foregoing summary of certain terms of the P-B Rights Plan is qualified in its entirety by reference to the P-B Rights Agreement, a copy of which is incorporated herein by reference. See "Incorporation of Documents by Reference."

ELECTION AND NUMBER OF DIRECTORS; FILLING VACANCIES; REMOVAL

    The Nellcor By-Laws provide that elections of directors shall be by written ballot unless otherwise provided in the Nellcor Restated Certificate of Incorporation, which provides that such elections need not be by written ballot unless the By-Laws otherwise provide. The Nellcor Restated Certificate of Incorporation and By-Laws provide for cumulative voting rights in elections of directors (see "Description of Capital Stock of Nellcor -- Nellcor Common Stock"). The Nellcor By-Laws also disqualify from nomination to the Nellcor Board any person 72 years of age or older, subject to certain exceptions. The P-B Certificate of Incorporation and By-Laws do not contain such provisions, other than to provide that written ballots are not required unless the Chairman of the P-B Board so directs or it is required by law. However, P-B has a retirement policy for directors comparable to Nellcor's.

    The Nellcor By-Laws provide that the number of directors shall be six or such other number as may be designated from time to time by the members of the Nellcor Board then in office. The P-B By-Laws contain a comparable provision, except that the number of directors is to be no less than five and no more than ten.

    The Nellcor By-Laws provide that any vacancies (including newly created directorships) may be filled by a majority of the remaining directors, though less than a quorum. The P-B By-Laws contain a comparable provision.

    Under the DGCL, unless otherwise provided in the certificate of incorporation, any director or the entire board of directors may be removed with or without cause. The Nellcor By-Laws explicitly provide that directors may be removed with or without cause, provided that, if less than the entire Nellcor Board is to be removed, no directors may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. The P-B Certificate of Incorporation and By-Laws provide that directors of P-B may be removed only for cause.

    Both the Nellcor and P-B By-Laws allow their respective Boards of Directors to establish committees. The Nellcor By-Laws require each such committee to consist of one or more directors, while the P-B By-Laws require two or more directors. The Nellcor By-Laws provide that such committees shall not have the power to amend the Nellcor Restated Certificate of Incorporation or By-Laws or to adopt or recommend to the stockholders certain corporate actions. The P-B By-Laws do not contain such a provision.

STOCKHOLDERS MEETINGS

    The Nellcor By-Laws provide that special meetings of Nellcor stockholders may be called by Nellcor's President or Chief Executive Officer or the Nellcor Board at any time, and that Nellcor's Secretary shall call a special meeting upon the request of any stockholder or stockholders holding in the aggregate 10% of the voting power of all stockholders. The P-B By-Laws provide that special meetings of P-B stockholders may be called only by the Chairman of the P-B Board and, at the request of the majority of P-B's directors, P-B's Secretary, and disclaim the right of any other person to call a special meeting.

    The Nellcor By-Laws provide a procedure for nominating persons to be elected to the Nellcor Board including, among other things, the requirement of not less than 30 nor more than 60 days' notice prior to the scheduled meeting and the provision of certain information about the nominee. The P-B By-Laws also provide certain procedures regarding nominations of persons to the P-B Board, and further provide procedures regarding stockholder proposals generally, including in both cases, among other things, the requirement of not less than 60 days' notice prior to the scheduled meeting and the

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provision  of certain information about the proposal or the nominee, as the case may be. Although the respective procedures for nominating persons to the Boards of Directors of Nellcor and P-B do not give the Board of Directors of Nellcor or P-B, as the case may be, any power to approve or disapprove stockholder nominations for the election of directors, they may have the effect of precluding a contest for the election of directors if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors, without regard to whether consideration of such nominees might be harmful or beneficial to the corporation or its stockholders.

    The Nellcor By-Laws provide that any notice requirements for stockholders meetings may be waived and will be waived by any stockholder by his attendance thereat, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The P-B By-Laws contain a similar provision.

    The Nellcor By-Laws provide that any action by stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The P-B Restated Certificate of Incorporation denies the power of the stockholders to consent in writing to the taking of any action without a meeting and without a vote. The denial of stockholder action by written consent, coupled with the restrictions described above on the calling of special meetings of stockholders, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting of stockholders. Such denial also would prevent holders of a majority of the voting power of P-B stock from unilaterally using the written consent procedures to take stockholder action.

STOCKHOLDERS VOTE FOR BUSINESS COMBINATIONS

    The Nellcor Restated Certificate of Incorporation contains a "fair price" provision, requiring that, in addition to any other vote required by the Nellcor Restated Certificate of Incorporation or the DGCL, certain Business Combinations with an Interested Stockholder or any affiliate thereof (as such terms are defined below) will be subject to the affirmative vote of the holders of not less than 66 2/3% of the outstanding stock of Nellcor entitled to generally vote in the elections of directors (the "Voting Stock").

    For the purpose of the fair price provision, certain terms are defined as follows:

    "Business Combination" means (a) any merger or consolidation of Nellcor or a subsidiary of Nellcor with an Interested Stockholder or any affiliate thereof,
(b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition other than in the ordinary course of business to or with an Interested Stockholder or any affiliate thereof of any assets of Nellcor or a subsidiary of Nellcor having an aggregate Fair Market Value (as hereinafter defined) equal to or greater than 10% of Nellcor's assets, (c) the adoption of any plan or proposal for the liquidation or dissolution of Nellcor proposed by or on behalf of an Interested Stockholder or any affiliate thereof, or (d) any reclassification of securities (including any reverse stock split) or recapitalization of Nellcor, or any merger or consolidation of Nellcor with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Nellcor or any subsidiary of Nellcor which is directly or indirectly owned by any Interested Stockholders or any affiliate thereof.

    "Interested Stockholder" means any individual, firm, corporation or other entity that is (a) the beneficial owner of more than 20% of the voting power of the outstanding Voting Stock, (b) an affiliate of Nellcor and that was at any time within the two-year period immediately prior to the date in question the beneficial owner of 20% or more of the voting power of the then outstanding Voting Stock, or (c) an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any

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time  within  the two-year  period  immediately prior  to  the date  in question
beneficially  owned  by  any  Interested  Stockholder  if  such  assignment   or
succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act.

    "Fair Market Value" means (a) in the case of stock, the average of the closing sale prices during the 10-day period immediately preceding the date in question, or (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Nellcor Board in good faith.

    "Disinterested Directors" means any member of the Nellcor Board who is unaffiliated with the Interested Stockholder and was a member of the Nellcor Board prior to the time that the Interested Stockholder became an Interested Stockholder and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by the majority of Disinterested Directors then on the Nellcor Board.

    The 66 2/3% voting requirement will not be applicable to any Business Combination if either (1) the Business Combination is approved by the majority of the Disinterested Directors or (2) all of the following conditions are satisfied:

        (a) The aggregate amount of cash and the Fair Market Value as of the date of consummation of the Business Combination of consideration other than cash (the "Consideration") to be received per share by holders of Nellcor Common Stock in such Business Combination shall be at least equal to the higher of: (i) (if applicable) the highest per share price paid by the Interested Stockholder for any shares of Nellcor Common Stock acquired by it within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Stockholder, whichever is higher; and (ii) the Fair Market Value per share of Nellcor Common Stock on the Announcement Date or on the date (the "Determination Date") on which the Interested Stockholder became an Interested Stockholder, whichever is higher.

        (b) The Consideration to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of: (i) (if applicable) the highest per share price paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher, (ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of Nellcor, and (iii) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

        (c) The consideration to be received by holders of any particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Stockholder previously paid for shares of such class of Voting Stock.

        (d) A proxy or information statement describing the proposed Business Combination and complying with the Exchange Act shall be mailed to public stockholders of Nellcor at least 30 days prior to the consummation of such Business Combination.

    The fair price provision is intended to ensure that all stockholders receive equal treatment in the event of a tender or exchange offer and to protect stockholders against coercive or two-tiered takeover bids. Notwithstanding the foregoing, the provision could also have the effect of discouraging a third party from making a tender or exchange offer for Nellcor, even though such an offer might be beneficial to Nellcor and its stockholders.

    The P-B Restated Certificate of Incorporation also requires that any proposal for the merger or consolidation of P-B, or the sale or lease or other transfer of substantially all of P-B's assets, with or to

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a  Major Stockholder  (as defined  below) or  any other  person or  other entity controlling, controlled by or under common control with such Major Stockholder, in addition to receiving such other vote as may be required by law or the P-B Restated Certificate of Incorporation, be approved at a stockholders meeting held to act on such proposal by the favorable vote of not less than 66 2/3% of the outstanding voting stock entitled to cast thereon. "Major Stockholder" shall mean any person or other entity, or any combination, association, syndicate or other organization thereof acting in concert, directly or indirectly, for the purpose of carrying out or obtaining the approval, or otherwise in respect of, such proposal and which owns of record or beneficially, directly or indirectly, or is otherwise entitled to vote, whether by agreement or otherwise, that number of shares of P-B's voting stock, regardless of class or series, constituting 5% or more of the total votes which may be cast with respect to any such proposal.

    Such provision of the P-B Restated Certificate of Incorporation shall be inapplicable if the proposal in question first shall have been approved and recommended to the stockholders by the favorable vote of at least 66 2/3% of the whole P-B Board.

COMMON STOCK

    The terms of the Nellcor Common Stock are substantially the same as those of the P-B Common Stock.

PREFERRED STOCK

    Pursuant to the Nellcor Restated Certificate of Incorporation, the Nellcor Board is authorized, subject to the limitations prescribed by law, to provide for the issuance of shares of Nellcor Preferred Stock in one or more series. See "Description of Capital Stock of Nellcor -- Nellcor Preferred Stock." The Nellcor Board has issued certain rights to purchase, under certain conditions, shares of Series A Preferred Stock. See "Description of Capital Stock of Nellcor
- --   Preferred  Stock  Purchase   Rights."  The  P-B   Restated  Certificate  of
Incorporation contains no similar provisions relating to Preferred Stock.

    Nellcor believes that the ability of the Nellcor Board to issue one or more series of Nellcor Preferred Stock provides Nellcor with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of Nellcor Preferred Stock, as well as shares of Nellcor Common Stock, are available for issuance without further action by Nellcor stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Nellcor securities may be listed or traded. Nasdaq currently requires stockholder approval in connection with, among other matters, the sale or issuance of common stock (or securities or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book value or market value of the stock.

    Although the Nellcor Board has no intention at the present time of doing so, it could issue a series of Nellcor Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer of other takeover attempt. The Nellcor Board will make any determination to issue such shares based on its judgment as to the best interests of Nellcor and its stockholders. The Nellcor Board, in so acting, could issue Nellcor Preferred Stock having terms that discourage an acquisition attempt through which an acquiror may be able to change the composition of the Nellcor Board, including a tender offer or other transaction that some, or a majority, of Nellcor's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

BUSINESS COMBINATIONS

    Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any "interested stockholder" for a three-year period following the date that such stockholder becomes an interested stockholder, unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the

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transaction   which  resulted   in  the   stockholder  becoming   an  interested
stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employees stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person.

    Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Nellcor Restated Certificate of Incorporation does not exclude Nellcor from the restrictions imposed under section 203 of the DGCL. Similarly, the P-B Certificate of Incorporation does not exclude P-B from the restrictions imposed under section 203. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring Nellcor to negotiate in advance with the Nellcor Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

LIMITATION OF LIABILITY OF DIRECTORS

    The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Each of the Nellcor and P-B Restated Certificates of Incorporation includes such a provision, to the maximum extent permitted by, in the case of Nellcor, Section 102(b)(7) of the DGCL or, in the case of P-B, the DGCL.

    Section 102(b)(7) of the DGCL provides that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

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    The  Nellcor By-Laws provide  that Nellcor shall  indemnify its directors to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits Nellcor to provide broader indemnification rights then permitted prior thereto) and that Nellcor shall have the power to indemnify its officers, employees and other agents as set forth in the DGCL.

    The P-B By-Laws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of P-B, or is or was serving at the request of P-B as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by P-B to the full extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits P-B to provide broader indemnification rights then permitted prior thereto) against all expenses, liability and loss reasonably incurred in connection therewith. The P-B By-Laws also provide that P-B may, to the extent authorized from time to time by the P-B Board, grant rights to indemnification to any employee or agent of P-B to the fullest extent of the provisions of the P-B By-Laws with respect to the indemnification of directors and officers.

    The indemnification and advancement rights conferred by the Nellcor By-Laws are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, provision of the Nellcor Restated Certificate of Incorporation or By-Laws, agreement, or vote of the stockholders or disinterested directors. The P-B By-Laws contain a similar provision.

    The Nellcor By-Laws specifically authorize Nellcor to enter into contracts with directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the DGCL.

    The Nellcor By-Laws authorize Nellcor, upon approval of its Board of Directors, to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to such By-Laws. The P-B By-Laws authorize P-B to maintain insurance to protect itself and any director, officer, employee or agent of P-B against any expense, liability or loss, whether or not P-B would have the power under the DGCL to indemnify such person against such expense, liability or loss. Additionally, the Merger Agreement requires Nellcor, for a period of six years after the Effective Time, to maintain with respect to claims arising from facts or events which occurred before the Effective Time, officers' and directors' liability insurance for certain persons currently covered by P-B's existing officers' and directors' liability insurance. See "The Merger Agreement -- Director and Officer Indemnification."

OTHER PROVISIONS

    The Nellcor Restated Certificate of Incorporation provides that the Nellcor Board shall have full control over the affairs of Nellcor, and authorizes the Nellcor Board, among other things, to transfer all or any part of Nellcor's assets by way of mortgage, or in trust or in pledge, to secure indebtedness of Nellcor, and to sell, lease or exchange any part less than all or substantially all of the property and assets of Nellcor, in each case without any authorization, affirmative vote, written consent or other action of Nellcor stockholders. The P-B Restated Certificate of Incorporation contains no comparable provisions, although the P-B By-Laws provide that the business and affairs of P-B shall be managed by the P-B Board, except as required by law or the P-B Restated Certificate of Incorporation or By-Laws.

    The Nellcor Restated Certificate of Incorporation provides that, whenever a compromise or arrangement is proposed between Nellcor and any class of or all of its creditors or stockholders, certain courts may order a meeting of such creditors or stockholders and, if a majority representing three-fourths in value of such creditors and/or of such stockholders agree to, and the court sanctions, such compromise or arrangement, then such compromise or arrangement shall be binding on all such creditors or stockholders and on Nellcor. The P-B Restated Certificate of Incorporation does not contain a comparable provision.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

    The Nellcor Restated Certificate of Incorporation provides that the Nellcor Board reserves the right to amend, alter, change or repeal any provision of the Nellcor Restated Certificate of Incorporation. The Nellcor Restated Certificate of Incorporation also provides that the affirmative vote of the holders of 66 2/3% or more of the outstanding voting stock is required to amend the provisions described above under "Stockholders Vote for Business Combinations."

    The Nellcor Board, pursuant to the Nellcor Restated Certificate of Incorporation, may amend or repeal the Nellcor By-Laws without any action on the part of the stockholders, provided that the stockholders may amend or repeal any By-Laws made by the directors.

    The P-B Restated Certificate of Incorporation provides that P-B reserves the right at any time and from time to time to amend or repeal any provision of the P-B Restated Certificate of Incorporation, in the manner prescribed by law. The P-B Restated Certificate of Incorporation also provides that the favorable vote of the majority of the whole P-B Board and the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding voting stock of P-B is required to amend certain provisions of such Certificate, including the provisions described above under "Stockholders Vote for Business Combinations," certain provisions with respect to the P-B Board and the denial of the power of stockholders to take action by written consent described above under "Stockholders Meetings."

    The P-B Restated Certificate of Incorporation provides that the P-B Board may amend or repeal P-B's By-Laws. The P-B Restated Certificate of Incorporation also provides that the P-B stockholders may amend or repeal the P-B By-Laws, but only upon the favorable vote of not less than 66 2/3% of all votes entitled to be cast, which provision may not be amended or repealed unless authorized by the favorable vote of a majority of the whole P-B Board and the favorable vote of not less than 66 2/3% of the votes entitled to be cast thereon by the holders of outstanding stock.

                        PROPOSED AMENDMENT TO NELLCOR'S
                     RESTATED CERTIFICATE OF INCORPORATION

    Pursuant to the Merger Agreement, Nellcor agreed to take all action necessary to submit to its stockholders an amendment to Nellcor's Restated Certificate of Incorporation to change Nellcor's corporate name to Nellcor
Puritan Bennett Incorporated, effective as of the Effective Time. The Nellcor Charter Amendment Proposal would accomplish that name change. The form of proposed amendment to Nellcor's Restated Certificate of Incorporation is attached as Annex F to this Proxy Statement/Prospectus. Approval of the Nellcor Charter Amendment Proposal is not a condition to the consummation of the Merger.

    THE NELLCOR BOARD HAS UNANIMOUSLY APPROVED THE NELLCOR CHARTER AMENDMENT PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF NELLCOR COMMON STOCK VOTE "FOR" APPROVAL OF SUCH PROPOSAL.

                                 OTHER MATTERS

    It is not expected that any matters other than those described in this Proxy Statement/Prospectus will be brought before the Nellcor Special Meeting or the P-B Special Meeting. If any other matters are presented, however, it is the intention of the persons named in the Nellcor proxy and the P-B proxy to vote such proxies in accordance with their respective discretion.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the securities offered hereby and the federal income tax consequences of the Merger will be passed upon for Nellcor by Morrison & Foerster. Certain legal matters with respect to the federal income tax consequences of the Merger will be passed upon for P-B by Blackwell Sanders Matheny Weary & Lombardi L.C.

                                    EXPERTS

    The consolidated financial statements incorporated in this Proxy Statement/Prospectus by reference to Nellcor's Annual Report on Form 10-K for the year ended July 3, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of P-B incorporated by reference in P-B's Annual Report (Form 10-K) for the year ended January 31, 1995, incorporated by reference in this Proxy Statement/ Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

    The deadline for proposals of stockholders of Nellcor to be considered for inclusion in the proxy statement of the 1995 Annual Meeting of Stockholders of Nellcor, which is expected to be held in October 1995, has passed.

    For proposals of stockholders of P-B to be considered for inclusion in the proxy statement of the 1996 Annual Meeting of Stockholders of P-B (if the Merger is not consummated), such proposals must be received by the Corporate Secretary of P-B no later than January 20, 1996.

                   ANNEXES TO THE PROXY STATEMENT/PROSPECTUS

ANNEX A      MERGER AGREEMENT
ANNEX B      AMENDMENT NO. 1 TO MERGER AGREEMENT
ANNEX C      OPINION OF ROBERTSON, STEPHENS & COMPANY, L.P.
ANNEX D      OPINION OF GOLDMAN, SACHS & CO.
ANNEX E      OPINION OF SMITH BARNEY INC.
ANNEX F      FORM OF AMENDMENT TO NELLCOR'S RESTATED CERTIFICATE OF INCORPORATION

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                            DATED AS OF MAY 21, 1995
                                  BY AND AMONG
                             NELLCOR INCORPORATED,
                            PUMA MERGER CORPORATION
                                      AND
                          PURITAN-BENNETT CORPORATION

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
Agreement and Plan of Merger..............................................................................        A-1
Article I: The Merger.....................................................................................        A-1
  1.1 The Merger..........................................................................................        A-1
  1.2 Effective Time of the Merger........................................................................        A-1
Article II: The Surviving Corporation.....................................................................        A-1
  2.1 Certificate of Incorporation........................................................................        A-1
  2.2 By-Laws.............................................................................................        A-1
  2.3 Directors and Officers of Surviving Corporation.....................................................        A-1
Article III: Conversion of Shares.........................................................................        A-2
  3.1 Exchange Ratio......................................................................................        A-2
  3.2 Exchange of Shares..................................................................................        A-2
  3.3 Dividends; Transfer Taxes...........................................................................        A-3
  3.4 No Fractional Shares................................................................................        A-3
  3.5 Closing of P-B Transfer Books.......................................................................        A-4
  3.6 Closing.............................................................................................        A-4
  3.7 Supplementary Action................................................................................        A-4
Article IV: Representations and Warranties of Nellcor and Sub.............................................        A-4
  4.1 Organization........................................................................................        A-4
  4.2 Capitalization......................................................................................        A-5
  4.3 Authority Relative to this Agreement................................................................        A-6
  4.4 Consents and Approvals; No Violations...............................................................        A-6
  4.5 Reports and Financial Statements....................................................................        A-6
  4.6 Absence of Certain Changes or Events................................................................        A-7
  4.7 Information in Registration Statement and Proxy Statement...........................................        A-7
  4.8 Litigation..........................................................................................        A-7
  4.9 Contracts...........................................................................................        A-7
  4.10 Employee Benefit Plans.............................................................................        A-8
  4.11 Tax Matters........................................................................................       A-10
  4.12 Compliance with Applicable Law.....................................................................       A-12
  4.13 Subsidiaries.......................................................................................       A-12
  4.14 Section 203 of the DGCL Not Applicable.............................................................       A-12
  4.15 Labor and Employment Matters.......................................................................       A-12
  4.16 Ownership of Shares of P-B Common Stock............................................................       A-12
  4.17 Insurance..........................................................................................       A-13
  4.18 Contracts with Physicians, Hospitals, HMOs and Third Party Providers...............................       A-13
  4.19 Environmental Protection...........................................................................       A-13
  4.20 Intellectual Property Rights.......................................................................       A-14
  4.21 FDA and Related Matters............................................................................       A-15
  4.22 Real Property......................................................................................       A-17
  4.23 Rights Agreement...................................................................................       A-18
  4.24 Share Ownership....................................................................................       A-18
  4.25 Opinion of Financial Advisor.......................................................................       A-18
Article V: Representations and Warranties of P-B..........................................................       A-18
  5.1 Organization........................................................................................       A-18
  5.2 Capitalization......................................................................................       A-18
  5.3 Authority Relative to this Agreement................................................................       A-19
  5.4 Consents and Approvals; No Violations...............................................................       A-19
  5.5 Reports and Financial Statements....................................................................       A-20

                                                                                                              PAGE
                                                                                                            ---------
  5.6 Absence of Certain Changes or Events................................................................       A-20
  5.7 Information in Registration Statement and Proxy Statement...........................................       A-20
  5.8 Litigation..........................................................................................       A-20
  5.9 Contracts...........................................................................................       A-21
  5.10 Employee Benefit Plans.............................................................................       A-21
  5.11 Tax Matters........................................................................................       A-23
  5.12 Compliance with Applicable Law.....................................................................       A-25
  5.13 Subsidiaries.......................................................................................       A-25
  5.14 Section 203 of the DGCL Not Applicable.............................................................       A-25
  5.15 Labor and Employment Matters.......................................................................       A-25
  5.16 Ownership of Shares of Nellcor Common Stock........................................................       A-26
  5.17 Insurance..........................................................................................       A-26
  5.18 Contracts with Physicians, Hospitals, HMOs and Third Party Providers...............................       A-26
  5.19 Environmental Protection...........................................................................       A-26
  5.20 Intellectual Property Rights.......................................................................       A-27
  5.21 FDA and Related Matters............................................................................       A-28
  5.22 Real Property......................................................................................       A-29
  5.23 Rights Agreement...................................................................................       A-30
  5.24 Share Ownership....................................................................................       A-30
  5.25 Opinion of Financial Advisors......................................................................       A-30
Article VI: Conduct of Business Pending the Merger........................................................       A-30
  6.1 Conduct of Business by P-B and Nellcor Pending the Merger...........................................       A-30
  6.2 Conduct of Business of Sub..........................................................................       A-32
  6.3 Compensation Plans..................................................................................       A-32
  6.4 Current Information.................................................................................       A-32
  6.5 Letters of P-B's and Nellcor's Accountants..........................................................       A-32
  6.6 Legal Conditions to Merger..........................................................................       A-32
  6.7 Affiliates..........................................................................................       A-33
  6.8 Advise of Changes; Government Filings...............................................................       A-33
  6.9 Accounting Methods..................................................................................       A-33
Article VII: Additional Agreements........................................................................       A-33
  7.1 Access and Information..............................................................................       A-33
  7.2 No Solicitation of Transactions.....................................................................       A-34
  7.3 Registration Statement..............................................................................       A-34
  7.4 Proxy Statements; Stockholder Approvals.............................................................       A-34
  7.5 Nasdaq National Market..............................................................................       A-35
  7.6 Antitrust Law.......................................................................................       A-35
  7.7 Certain Employee Benefit Plans Matters..............................................................       A-35
  7.8 Stock Options and Warrants..........................................................................       A-36
  7.9 Director and Officer Indemnification, Etc...........................................................       A-37
  7.10 Public Announcements...............................................................................       A-37
  7.11 Expenses...........................................................................................       A-37
  7.12 Additional Agreements..............................................................................       A-38
  7.13 P-B Accruals and Reserves..........................................................................       A-38
  7.14 Certain Governance Matters.........................................................................       A-38
Article VIII: Conditions to Consummation of the Merger....................................................       A-39
  8.1 Conditions to Each Party's Obligation to Effect the Merger..........................................       A-39
  8.2 Conditions to Obligation of P-B to Effect the Merger................................................       A-40
  8.3 Conditions to Obligations of Nellcor and Sub to Effect the Merger...................................       A-41

                                                                                                              PAGE
                                                                                                            ---------
Article IX: Termination, Amendment and Waiver.............................................................       A-42
  9.1 Termination.........................................................................................       A-42
  9.2 Effect of Termination...............................................................................       A-43
  9.3 Cancellation Fees; Expenses.........................................................................       A-43
  9.4 Amendment...........................................................................................       A-44
  9.5 Extension; Waiver...................................................................................       A-44
Article X: General Provisions.............................................................................       A-44
  10.1 Survival of Representations,Warranties and Agreements..............................................       A-44
  10.2 Brokers............................................................................................       A-45
  10.3 Notices............................................................................................       A-45
  10.4 Descriptive Headings...............................................................................       A-46
  10.5 Entire Agreement; Assignment.......................................................................       A-46
  10.6 Governing Law......................................................................................       A-46
  10.7 Parties in Interest................................................................................       A-46
  10.8 Counterparts.......................................................................................       A-46
  10.9 Validity...........................................................................................       A-46
  10.10 Jurisdiction and Venue............................................................................       A-46
  10.11 Investigation.....................................................................................       A-46
  10.12 Consents..........................................................................................       A-46

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of May 21, 1995 by and among Nellcor Incorporated, a Delaware corporation ("Nellcor"), Puma Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Nellcor ("Sub"), and Puritan-Bennett Corporation, a Delaware corporation ("P-B").

    WHEREAS, the Boards of Directors of Nellcor and P-B each have determined that a strategic business combination between Nellcor and P-B is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein; and

    WHEREAS, for federal income tax purposes, it is intended that the merger contemplated herein shall qualify as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a pooling of interests.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Sub shall be merged with and into P-B, P-B shall be the surviving corporation (the "Surviving Corporation") and the separate existence of Sub shall thereupon cease (the "Merger"). The Merger shall have the effects set forth in Section 259 of the General Corporation Law of the State of Delaware (the "DGCL"). From and after the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of Nellcor.

    1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.6 hereof upon satisfaction or waiver of the conditions set forth in Article VIII. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Certificate of Merger is so filed.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

    2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of P-B shall be the Certificate of Incorporation of the Surviving Corporation, except that such Certificate of Incorporation shall be amended as of the Effective Time as set forth in EXHIBIT 2.1 hereto.

    2.2 BY-LAWS. The By-Laws of Sub as in effect at the Effective Time shall be the By-Laws of the Surviving Corporation.

    2.3  DIRECTORS AND OFFICERS OF SURVIVING CORPORATION.

    (a) The directors of Sub shall be the initial directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

    (b) The officers of P-B at the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office from the Effective Time until removed or until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

                                  ARTICLE III
                              CONVERSION OF SHARES

    3.1  EXCHANGE RATIO.   At the  Effective Time, by virtue  of the Merger  and
without any action on the part of the holder thereof:

        (a) Subject to Section 3.4 hereof, each share of common stock, par value $1.00 per share ("P-B Common Stock"), of P-B that is issued and outstanding immediately prior to the Effective Time, together with any associated rights under the P-B Rights Agreement (as defined in Section 5.23) (other than shares of P-B Common Stock to be cancelled pursuant to Section 3.1(b)) shall be converted at the Effective Time into the right to receive 0.88 shares (the "Exchange Ratio") of common stock, par value $0.001 per share, of Nellcor together with the corresponding preferred stock purchase rights associated with such shares of Nellcor common stock in accordance with the Nellcor Rights Agreement (as defined in Section 4.2(b)) ("Nellcor Common Stock"). All references herein to Nellcor Common Stock, including the shares issuable in the Merger, shall be deemed to include the associated preferred stock purchase rights except where the context otherwise clearly requires.

        At the Effective Time, all such shares of P-B Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares of P-B Common Stock (a "Certificate") shall thereafter represent the right to receive (i) the number of whole shares of Nellcor Common Stock and
    (ii) cash in lieu of fractional shares into which the shares of P-B Common Stock represented by such Certificate have been converted pursuant to
    Section 3.2 and Section 3.4 hereof. Each Certificate shall be exchanged  for
    (i) certificates representing whole shares of Nellcor Common Stock, and (ii) cash in lieu of fractional shares, issued in consideration therefor upon the surrender of such Certificate in accordance with the provisions hereof, without interest thereon. If prior to the Effective Time Nellcor should split or combine the shares of Nellcor Common Stock, or pay a stock dividend or other stock distribution in, or in exchange of, shares of Nellcor Common Stock, or engage in any similar transaction, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend, exchange or other distribution or similar transaction.

        (b) Each share of P-B Common Stock held in the treasury of P-B and each share of P-B Common Stock held by Nellcor or any subsidiary of Nellcor immediately prior to the Effective Time shall be cancelled and retired and cease to exist, and no shares of Nellcor Common Stock shall be issued in exchange therefor. All shares of Nellcor Common Stock owned by P-B or any subsidiary of P-B shall become treasury stock of Nellcor.

        (c) Each share of common stock, $0.001 par value per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation.

    3.2  EXCHANGE OF SHARES.

    (a) Prior to the Effective Time, Nellcor shall select, and enter into an agreement (in form and substance reasonably satisfactory to P-B) with, a bank or trust company to act as Exchange Agent hereunder (the "Exchange Agent"). Within a reasonable period of time after the Effective Time, Nellcor shall make available, and each holder of shares of P-B Common Stock will be entitled to receive upon surrender to the Exchange Agent of one or more Certificates, certificates representing the number of whole shares of Nellcor Common Stock and cash in lieu of fractional shares into which such shares of P-B Common Stock are converted in the Merger. The shares of Nellcor Common Stock into which the shares of P-B Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

    (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of P-B Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Nellcor may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Nellcor Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Nellcor Common Stock and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate so surrendered pursuant to the provisions of this Article III.

    (c) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Nellcor will issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate the number of whole shares of Nellcor Common Stock and cash in lieu of fractional shares into which the shares of P-B Common Stock represented by the Certificate are converted in the Merger in accordance with this Article III. When authorizing such issuance in exchange therefor, Nellcor may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Nellcor a bond in such sum as it may direct as indemnity, or such other form of indemnity, as it shall direct, against any claim that may be made against Nellcor with respect to the Certificate alleged to have been lost, stolen or destroyed.

    3.3 DIVIDENDS; TRANSFER TAXES. No dividends that are declared on shares of Nellcor Common Stock after the Effective Time will be paid to persons entitled to receive certificates representing shares of Nellcor Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Nellcor Common Stock shall be issued, any dividends which shall have become payable with respect to such shares of Nellcor Common Stock between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any shares of Nellcor Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall (i) pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Nellcor Common Stock in a name other than that of the registered holder of the Certificate surrendered or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of P-B Common Stock for any shares of Nellcor Common Stock or dividends thereon or, in accordance with Section 3.4 hereof, the cash payment for fractional interests, delivered to a public official pursuant to applicable escheat laws.

    3.4 NO FRACTIONAL SHARES. No fractional shares of Nellcor Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional share of Nellcor Common Stock pursuant to Section 3.2, cash adjustments will be paid to holders in respect of any fractional share of Nellcor Common Stock that would otherwise be issuable. The amount of such adjustment shall be the product of such fraction of a share of Nellcor Common Stock multiplied by the closing sales price per share of Nellcor Common Stock on the Nasdaq National Market on the business day immediately preceding the Closing Date.

    3.5 CLOSING OF P-B TRANSFER BOOKS. At the Effective Time, the stock transfer books of P-B shall be closed and no transfer of shares of P-B Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing shares of Nellcor Common Stock or cash in lieu of fractional shares in accordance with the terms hereof. At and after the Effective Time, the holders of shares of P-B Common Stock to be exchanged for shares of Nellcor Common Stock pursuant to this Agreement shall cease to have any rights as stockholders of P-B, except for the right to surrender such stock certificates in exchange for shares of Nellcor Common Stock as provided hereunder.

    3.6 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Morrison & Foerster, 345 California Street, San Francisco, California 94104 at 9:00 a.m., local time, on the first business day (the "Closing Date") after the later of
(a) the date on which both P-B's and Nellcor's stockholders' meetings referred to in Section 7.4 hereof shall have occurred, and (b) the day on which all of the conditions set forth in Article VIII hereof are satisfied or waived, or at such other date, time and place as Nellcor and P-B shall agree.

    3.7 SUPPLEMENTARY ACTION. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either P-B or the Sub, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of P-B and Sub, in the name of and on behalf of either P-B or Sub as appropriate, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF NELLCOR AND SUB

    Except as set forth in the disclosure letter delivered to P-B at or prior to the execution of this Agreement ("Nellcor Disclosure Schedule"), Nellcor and Sub, jointly and severally, represent and warrant to P-B as follows:

    4.1   ORGANIZATION.    Nellcor  is a  corporation  duly  organized,  validly
existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. Nellcor is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not in the aggregate have a Material Adverse Effect. Each subsidiary of Nellcor is a corporation duly organized, validly existing and in good standing (to the extent the concept of good standing exists) under the laws of its jurisdiction of incorporation or organization, has the corporate power to carry on its business as it is now being conducted and is duly qualified to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so duly organized, validly existing and in good standing, to have such corporate power or to be so qualified will not in the aggregate have a Material Adverse Effect. Nellcor has delivered to P-B or its counsel complete and correct copies of its Certificate of Incorporation and Bylaws. Sub has not engaged in any business since the date of its incorporation other than as contemplated hereby.

    As used in this Agreement, (i) the term "Material Adverse Effect" means, with respect to P-B or Nellcor, as the case may be, a material adverse effect on the business, assets, results of operation or financial condition of P-B or Nellcor, in each case including its subsidiaries taken as a whole, or in its ability to perform its obligations hereunder and (ii) the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships

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the  general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such
corporations   or  other  organizations  is  directly  or  indirectly  owned  or controlled by such party and/or by any one or more of the subsidiaries.

    4.2  CAPITALIZATION.

    (a) As of April 30, 1995, the authorized capital stock of Nellcor consists of 50,000,000 shares of Nellcor Common Stock, and 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Nellcor Preferred Stock"). As of April 30, 1995, 16,608,507 shares of Nellcor Common Stock were issued and outstanding, stock options to acquire 2,234,133 shares of Nellcor Common Stock were outstanding under all stock option plans of Nellcor, no warrants to acquire shares of Nellcor Common Stock were outstanding, no shares of Nellcor Preferred Stock were issued and outstanding, and 2,463,528 additional shares of Nellcor Common Stock (under Nellcor's stock option plans) and 500,000 shares of Nellcor Preferred Stock were reserved for issuance. No changes in such capitalization have occurred since April 30, 1995 that, in the aggregate, would be material to Nellcor, except for option exercises in the ordinary course of business. All of the issued and outstanding shares of Nellcor Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights or similar rights created by statute, the Certificate of Incorporation or By-Laws of Nellcor or any agreement to which Nellcor or any of its subsidiaries is a party or by which Nellcor or any of its subsidiaries is bound. Since December 31, 1994, Nellcor has not issued any shares of its capital stock, except upon the exercise of stock options to acquire shares of Nellcor Common Stock to employees under employee benefit plans. All of the shares of Nellcor Common Stock issuable in exchange for shares of Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

    (b) Except as described in Section 4.2(b) of the Nellcor Disclosure Schedule and as set forth above and pursuant to Nellcor's employee benefit plans and as otherwise provided in this Agreement and that certain Rights Agreement dated September 1, 1992 between Nellcor and The First National Bank of Boston as Rights Agent (the "Nellcor Rights Agreement"), there are not now, and at the Effective Time there will not be, any shares of capital stock of Nellcor issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Nellcor to issue, transfer or sell any shares of its capital stock. As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of Nellcor were issued and outstanding and none will be outstanding as of the Effective Time. All outstanding shares of the capital stock of Nellcor's subsidiaries are validly issued, fully paid, non-assessable and owned by Nellcor or one of its subsidiaries free and clear of any liens, security interest, pledges, agreements, claims, charges, or encumbrances of any nature whatsoever. There are no voting trust or other agreements or understandings to which Nellcor is a party with respect to the voting of the capital stock of Nellcor or any of its subsidiaries. Except as described in Section 4.2(b) of the Nellcor Disclosure Schedule, none of Nellcor or its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of Nellcor, or any of its subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. Except for options and warrants described above or as contemplated by
Section 7.8 and Section 7.14 below, and except as described in Section 4.2(b) of the Nellcor Disclosure Schedule, immediately after the Effective Time, there will be no option, warrant, call, right or agreement obligating Nellcor or any subsidiary of Nellcor to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Nellcor Common Stock or any Voting Debt, or obligating Nellcor or any subsidiary of Nellcor to grant, extend, or enter into any such option, warrant, call, right or agreement.

    (c) The authorized capital stock of Sub consists of 100 shares of Common Stock, $0.001 par value per share, 100 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Nellcor.

    4.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Nellcor and Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Nellcor and Sub and the consummation by Nellcor and Sub of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Nellcor and Sub, and by Nellcor as the sole stockholder of Sub, and no other corporate proceedings on the part of Nellcor or Sub are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Nellcor and Sub and constitutes a valid and binding agreement of each of Nellcor and Sub, enforceable against Nellcor and Sub in accordance with its terms.

    4.4  CONSENTS AND APPROVALS; NO VIOLATIONS.  Except as described in  Section
4.4 of the Nellcor Disclosure Schedule, and except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing and recordation of a Certificate of Merger as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by Nellcor and Sub of the transactions contemplated by this Agreement, except where a failure to make such filing or to obtain such permit, registration, authorization, consent or approval will not in the aggregate have a Material Adverse Effect. Except as described in Section 4.4 of the Nellcor Disclosure Schedule, neither the execution and delivery of this Agreement by Nellcor or Sub, nor the consummation by Nellcor or Sub of the transactions contemplated hereby, nor compliance by Nellcor or Sub with any of the provisions hereof, will (a) result in any breach of the Certificate of Incorporation or By-Laws of Nellcor or any of its subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or change in the award, grant, vesting or determination) under, or give rise to creation of any lien, charge, security interest or encumbrance upon, any of the respective properties or assets of Nellcor or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement, arrangement or other instrument or obligation to which Nellcor or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Nellcor, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches, defaults (or rights of termination, cancellation, acceleration or change), liens, charges, security interests or encumbrances which would not in the aggregate have a Material Adverse Effect.

    4.5 REPORTS AND FINANCIAL STATEMENTS. Nellcor has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since July 7, 1984 including, without limitation, an Annual Report on Form 10-K for the year ended July 3, 1994 and Quarterly Reports on Form 10-Q for the quarters ended October 2, 1994, January 1, 1995 and April 2, 1995 (all such reports, collectively, the "Nellcor SEC Reports"), and has previously furnished or made available to P-B true and complete copies of all Nellcor SEC Reports filed with respect to periods beginning after December 31, 1991 (including any exhibits thereto) and will promptly deliver to P-B any Nellcor SEC Reports filed between the date hereof and the Effective Time. None of such Nellcor SEC Reports, as of their respective dates (as amended through the date hereof), contained or, with respect to the Nellcor SEC Reports filed after the date hereof, will contain any untrue statement of a material fact or omitted or, with respect to the Nellcor SEC Reports filed after the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Nellcor SEC Reports fairly presents the consolidated financial position of Nellcor and its subsidiaries as of the date thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in cash flows of Nellcor and its subsidiaries for the respective periods set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which would not in the aggregate be material in amount or effect.

    4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Nellcor SEC Reports filed prior to the date of this Agreement, since July 3, 1994, neither Nellcor nor any of its subsidiaries has: (a) taken any of the actions set forth in Sections 6.1(b), 6.1(c) or 6.1(e) hereof; (b) incurred any material liability, except in the ordinary course of its business, consistent with past practices; (c) suffered any change, or any event involving a prospective change, in its business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by Nellcor to P-B prior to the execution of this Agreement); or (d) subsequent to the date hereof, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

    4.7 INFORMATION IN REGISTRATION STATEMENT AND PROXY STATEMENT. The information relating to Nellcor and its subsidiaries to be contained in (a) the Registration Statement on Form S-4 to be filed with the SEC by Nellcor under the Securities Act for the purpose of registering the shares of Nellcor Common Stock to be issued in the Merger or pursuant to this Agreement (the "Registration Statement") and (b) the joint proxy statement to be distributed in connection with Nellcor's and P-B's meetings of stockholders to vote upon this Agreement (the "Proxy Statement"), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    4.8 LITIGATION. As of the date of this Agreement, except as disclosed in the Nellcor SEC Reports filed prior to the date of this Agreement and except to the extent that in the aggregate they would not reasonably be expected to have a Material Adverse Effect: (i) there is no action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to the best knowledge of Nellcor, threatened against or involving Nellcor or any of its subsidiaries, or any of their properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Nellcor or any of its subsidiaries; and (iii) Nellcor and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions or orders outstanding against them.

    4.9  CONTRACTS.

    (a) Each of the contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings, whether written or oral, to which Nellcor or any of its subsidiaries is a party that relates to or affects the assets or operations of Nellcor or any of its subsidiaries or to which Nellcor or any of its subsidiaries or their respective assets or operations may be bound or subject is a valid and binding obligation of Nellcor and in full force and effect with respect to Nellcor or such subsidiary and, to the best of Nellcor's knowledge, with respect to all other parties thereto, except for where the failure to be valid, binding and in full force and effect would not in the aggregate have a Material Adverse Effect. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, there are no existing defaults by Nellcor or any of its subsidiaries thereunder or, to the knowledge of Nellcor, by any other party thereto, which defaults in the aggregate would have a Material Adverse Effect; and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time, the declaration of default or other similar event) would constitute a default by Nellcor or any of its subsidiaries thereunder, other than defaults that would not in the aggregate have a Material Adverse Effect. Section 4.9(a) of the Nellcor Disclosure Schedule lists all consents of third parties required for the consummation of the transactions contemplated by this Agreement, other than consents which the failure to obtain would not in the aggregate have a Material Adverse Effect.

    (b) Except (A) as set forth in the Nellcor SEC Reports (including the exhibits thereto) filed prior to the date of this Agreement, (B) as set forth in
Section 4.9(b) of the Nellcor Disclosure Schedule, and (C) for this Agreement and other agreements that are not in the aggregate material to Nellcor's business, as of the date of this Agreement neither Nellcor nor any of its subsidiaries is a party to any oral or written (i) consulting agreement, (ii) joint venture, (iii) noncompetition or similar agreement that restricts Nellcor or its subsidiaries from engaging in a line of business, (iv) agreement with any executive officer or other employee of Nellcor or any subsidiary the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving Nellcor of the nature contemplated by this Agreement, or
(v) agreement with respect to any executive officer of Nellcor or any subsidiary providing any term of employment or compensation guaranty. Except as set forth in Section 4.9(b) of the Nellcor Disclosure Schedule, Nellcor has no agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

    (c) Except as set forth in Section 4.9(c) of the Nellcor Disclosure Schedule, Nellcor has no agreements or arrangements to sell or otherwise dispose of, or lease, acquire or otherwise invest in, any property, lines of business or other assets that are in the aggregate material to Nellcor's business, other than agreements and arrangements for such sale, disposition, lease, acquisition or investment that are in the ordinary course of Nellcor's business.

    4.10  EMPLOYEE BENEFIT PLANS.

    (a) Section 4.10 of the Nellcor Disclosure Schedule sets forth a true and complete list of each material written or oral employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), policy or agreement (including, without limitation, any employment agreement or severance agreement) that is maintained (all of the foregoing, the "Nellcor Plans"), or is or was contributed to by Nellcor or pursuant to which Nellcor is still potentially liable for payments, benefits or claims. A copy of each Nellcor Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and a Determination Letter issued by the IRS for each Nellcor Plan have heretofore been delivered to P-B or its counsel. Neither Nellcor nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Nellcor would be deemed a "single employer" within the meaning of Section 4001 of ERISA, has maintained or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code (including any "multiemployer plan," as defined in Section 3(37) of ERISA ("Multiemployer Plan")) during the six calendar years preceding the date of this Agreement.

    (b) Each Nellcor  Plan which is  an "employee benefit  plan", as defined  in
Section 3(3) of ERISA, complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Nellcor Plan, including but not limited to ERISA and the Code, except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect.

    (c) All reports, forms and other documents required to be filed with any government entity with respect to any Nellcor Plan (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate, except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect.

    (d) Each Nellcor Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify after January 1, 1985, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under Section 501 of the Code. Except as set forth in Section 4.10(d) of the Nellcor Disclosure Schedule, nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of any Nellcor Plan and related trust, except such adverse effects as would not in the aggregate constitute a Material Adverse Effect. Nellcor and each ERISA Affiliate of Nellcor have timely and properly applied for a written determination by the Internal Revenue Service on the qualification of each such Nellcor Plan and its related trust under Section 401(a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

    (e) Except as set forth in Section 4.10(e) of the Nellcor Disclosure Schedule, all contributions or other amounts payable by Nellcor or its subsidiaries as of the Effective Time with respect to each Nellcor Plan and in respect of current or prior plan years have been or will be (prior to the Effective Time) either paid or accrued on the Financial Statements of Nellcor in accordance with past practice and the recommended contribution in any applicable actuarial report.

    (f) No Nellcor Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees for periods extending beyond their retirement or other termination of service (other than (i) continuation group health coverage pursuant to Section 4980B of the Code, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits with respect to which there is an accrual of liability on the books of Nellcor or its ERISA Affiliates, (iv) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), (v) benefits set forth in Section 4.10(f) of the Nellcor Disclosure Schedule or (vi) benefits which in the aggregate are not material to Nellcor's business).

    (g) All  insurance  premiums  (including premiums  to  the  Pension  Benefit
Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Nellcor Plans for plan years ending on or before the date hereof, except for instances of non-payment that would not in the aggregate have a Material Adverse Effect.

    (h) As of the date hereof, except as set forth in Section 4.10(h) of the Nellcor Disclosure Schedule, no Nellcor Plan subject to Title IV of ERISA, and no employee benefit plan maintained by an ERISA Affiliate of Nellcor and subject to Title IV of ERISA, has benefit liabilities (as defined in Section 4001(a)(16) of ERISA) exceeding the assets of such plan or has been completely or partially terminated.

    (i) Except as set forth in Section 4.10(i) of the Nellcor Disclosure Schedule and except for prohibited transactions, reportable events and actions or claims as would not in the aggregate have a Material Adverse Effect, with respect to each Nellcor Plan:

        (1) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

        (2) no reportable event (as defined in Section 4043 of ERISA) has occurred as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation;

        (3) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending or, to the knowledge of Nellcor, threatened or imminent against or with respect to the

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
    Nellcor Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Plan, except for actions or claims that would not in the aggregate have a Material Adverse Effect; and

        (4) neither Nellcor nor any fiduciary has any knowledge of any facts which could give rise to any such action or claim.

    (j) Neither Nellcor nor any ERISA Affiliate of Nellcor has any liability or is threatened with any liability (whether joint or several) (i) for the termination of any single employer plan under Sections 4062 or 4064 of ERISA or any multiple employer plan under Section 4063 of ERISA, (ii) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (iv) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, (v) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, (vi) to a fine under
Section 502 of ERISA, or (vii) for any transaction within the meaning of Section 4069 of ERISA, except in each case for such liabilities that would not in the aggregate have a Material Adverse Effect.

    (k) Nellcor has not incurred any withdrawal liability with respect to any Multiemployer Plan within the meaning of Sections 4201 and 4204 of ERISA which would in the aggregate have a Material Adverse Effect, and no liabilities exist with respect to withdrawals from any Multiemployer Plans which could subject Nellcor to any controlled group liability under Section 4001(b) of ERISA which would in the aggregate have a Material Adverse Effect.

    (l) All of the Nellcor Plans, to the extent applicable, are in substantial compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA, except for such instances of noncompliance that would not in the aggregate have a Material Adverse Effect.

    4.11   TAX  MATTERS.    Nellcor  makes  the  following  representations  and
warranties with respect to tax matters.

    (a)    DEFINITIONS.    For  purposes of  this  Section  4.11,  the following
definitions shall apply:

        (1) The term "Nellcor Group" shall mean, individually and  collectively,
    (i) Nellcor and (ii) any individual, trust, corporation, partnership or any other entity as to which Nellcor is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations.

        (2) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Nellcor Group is required to pay, withhold or collect.

        (3) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

    (b) RETURNS FILED AND TAXES PAID. Except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect, (i) all Returns required to be filed by or on behalf of members of the Nellcor Group have been duly filed on a timely basis and such Returns are true, complete and correct, (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and (iii) no other Taxes are payable by the Nellcor Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. Except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect, each member of the Nellcor Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. Except for liens that would not in the aggregate have a Material Adverse Effect, there are no liens on any of the assets of any member of the Nellcor Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the Nellcor Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

    (c) TAX RESERVES. The amount of Nellcor's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not in the aggregate exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the consolidated balance sheet of Nellcor included in the Nellcor SEC Report for the quarter ending closest to the date of this Agreement, and the amount of Nellcor's liability for unpaid Taxes for all periods ending on or before the Effective Time shall not in the aggregate exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the consolidated balance sheet of Nellcor included in the Nellcor SEC Report for the quarter ending closest to the Effective Time, except (as to all matters covered by this Section 4.11(c)) for any excess that does not in the aggregate have a Material Adverse Effect.

    (d) CONSOLIDATED RETURNS FURNISHED. P-B has been furnished by Nellcor true and complete copies of (i) income tax audit reports, statements of deficiencies, closing or other agreements received by the Nellcor Group relating to federal income taxes and (ii) all federal income tax returns for the Nellcor Group, in each case for all periods ending on and after December 31, 1991. Nellcor has never been a member of an affiliated group filing consolidated returns other than a group of which Nellcor was the common parent.

    (e) TAX DEFICIENCIES; AUDITS; STATUTES OF LIMITATIONS. No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the Nellcor Group that would cause Nellcor's reserve for taxes to be understated in an amount material to Nellcor. Except as disclosed in Section 4.11(e) of the Nellcor Disclosure Schedule, no federal income tax returns of the Nellcor Group are currently under audit, and no waiver or extension of the statute of limitations is in effect with respect to any federal income tax returns.

    (f) TAX SHARING AGREEMENTS. Nellcor is not (nor has it ever been) a party to any tax sharing agreement.

    (g) SECTION 6038A COMPLIANCE. Except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect and any maintenance agreements that are not in the aggregate material to Nellcor: (i) Nellcor has filed all reports and has created and/or retained all records required under
Section 6038A of the Code with respect to its ownership by and transactions with related parties; (ii) each related foreign person required to maintain records under Section 6038A with respect to transactions between Nellcor and the related foreign person has maintained such records; (iii) all documents that are required to be created and/or preserved by the related foreign person with respect to transactions with Nellcor are either maintained in the United States, or Nellcor is exempt from the record maintenance requirements of Section 6038A with respect to such transactions under Treasury Regulation section 1.6038A-1;
(iv) Nellcor is not a party to any record maintenance agreement with the Internal Revenue Service with respect to Section 6038A; and (v) each related foreign person that has engaged in transactions with Nellcor has authorized Nellcor to act as its limited agent solely for purposes of Sections 7602, 7603, and 7604 of the Code with respect to any request by the Internal Revenue Service to examine records or produce testimony related to any transaction with Nellcor and each such authorization remains in full force and effect.

    4.12 COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in the Nellcor SEC Reports filed prior to the date of this Agreement, Nellcor and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of Nellcor and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Nellcor or any of its subsidiaries, except to the extent that the failure to hold any such licenses, franchises, permits, variances, exemptions, orders, approvals or authorizations, or the existence of any such violation, would not in the aggregate have a Material Adverse Effect.

    4.13 SUBSIDIARIES. Exhibit 21 to Nellcor's most recent Form 10-K included in the Nellcor SEC Reports lists all the subsidiaries of Nellcor as of the date of this Agreement (except for Sub) and indicates for each such subsidiary as of such date the jurisdiction of incorporation or organization.

    4.14 SECTION 203 OF THE DGCL NOT APPLICABLE. The Board of Directors of Nellcor has approved the transactions contemplated by this Agreement pursuant to
Section 203(a)(1) of the DGCL such that the remaining provisions of Section 203 (assuming the accuracy of the representations contained in Section 5.16) are thereby made inapplicable to the Merger and the transactions contemplated by this Agreement.

    4.15  LABOR AND EMPLOYMENT MATTERS.

    (a) Except for such matters that would not in the aggregate have a Material Adverse Effect, (i) Nellcor and its subsidiaries are and have been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act ("IRCA"), the Worker Adjustment and Retraining Notification Act ("WARN"), and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (ii) no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending or, to the knowledge of Nellcor, threatened, nor has any such investigation occurred during the last seven years, and no governmental entity has provided any notice to Nellcor or any of its subsidiaries asserting an intention to conduct any such investigation; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Nellcor, threatened against Nellcor or any of its subsidiaries; (iv) no union representation question or union organizational activity exists respecting the employees of Nellcor or any of its subsidiaries; and (v) neither Nellcor nor any of its subsidiaries has experienced any work stoppage or other labor difficulty.

    No collective bargaining agreement exists which is binding on Nellcor or any of its subsidiaries.

    (b) Except for benefits provided under agreements and plans described in the Nellcor SEC Reports or in Section 4.15(b) of the Nellcor Disclosure Schedule, in the event of termination of the employment of any of the current officers, directors, employees or agents of Nellcor or any of its subsidiaries, neither Nellcor, any of its subsidiaries, P-B, the Surviving Corporation, nor any subsidiaries of P-B, will pursuant to any agreement or by reason of anything done prior to the Effective Time by Nellcor or any of its subsidiaries be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits.

    4.16  OWNERSHIP  OF SHARES  OF P-B  COMMON STOCK.   As of  the date  hereof,
neither Nellcor nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act),

(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of P-B Common Stock, except for (i) shares of P-B Common Stock in the aggregate representing less than 1% of the outstanding shares of P-B Common Stock and (ii) the "standstill" provisions of the Confidentiality Agreement dated March 1, 1995 between Nellcor and P-B (the "Confidentiality Agreement") relating to acquisition of P-B Common Stock.



____4.17__INSURANCE.__As  of  the   date  hereof,  Nellcor   and  each  of   its
subsidiaries are insured by insurers reasonably believed by Nellcor to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring Nellcor or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. Except as described in
Section 4.17 of the Nellcor Disclosure Schedule, as of the date hereof, there are no material claims by Nellcor or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.



____4.18__CONTRACTS WITH PHYSICIANS, HOSPITALS, HMOS AND THIRD PARTY PROVIDERS.__Nellcor has made available to representatives of P-B a list of all outstanding contracts, partnerships, joint ventures and other arrangements or understandings (written or oral) that are material to Nellcor's business and that are between (a) Nellcor or any of its subsidiaries and (b) any physician, hospital, HMO, other managed care organization, or other third-party provider relating to the sale or supply of medical devices, the provision of medical or consulting services, treatments or patient referrals or any other similar activities.



____4.19__ENVIRONMENTAL PROTECTION.


____(a)_None of Nellcor, Nellcor's subsidiaries, or, to the best of Nellcor's knowledge, any Nellcor Property (as defined in sub-section (d) below) is or has been in violation of any federal, state or local law, ordinance or regulation concerning industrial hygiene or environmental conditions, including, but not limited to, soil and groundwater conditions ("Environmental Laws"), except for violations that would not in the aggregate have a Material Adverse Effect.



____(b)_Neither Nellcor nor any of its subsidiaries has reported any, or has had knowledge of any circumstances giving rise to any reporting requirement under applicable Environmental Laws as to any, spills or releases of any Hazardous Material that would in the aggregate have a Material Adverse Effect, nor has Nellcor or any of its subsidiaries received any notices of spills or releases of Hazardous Materials that would in the aggregate have a Material Adverse Effect.



____(c)_There is no proceeding or investigation pending or, to the best knowledge of Nellcor, threatened by any governmental entity or other person with respect to the presence of Hazardous Material on Nellcor's Properties or the migration thereof from or to other property that would in the aggregate have a Material Adverse Effect. Neither Nellcor nor any of its subsidiaries has ever been required by any governmental entity to treat, clean up, or otherwise dispose of, remove or neutralize any Hazardous Material from or on any Nellcor Property that would in the aggregate have a Material Adverse Effect.



____(d)_Neither Nellcor, any current or former subsidiary of Nellcor, nor any other person has engaged in any activity that might reasonably be expected to involve the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any property that Nellcor or any of its current or former subsidiaries now owns or leases or has previously owned or leased or in which Nellcor or any such subsidiary now holds or has previously held any security interest, mortgage, or other lien or interest ("Nellcor Property") which generation, use, manufacture, treatment, transportation, storage or disposal would in the aggregate have a Material Adverse Effect, and no (i) presence, release, threatened release, discharge, spillage or migration of Hazardous Material, (ii) condition that has resulted or could result in any use, ownership or transfer restriction, or (iii) condition of actual or potential nuisance has occurred on or from such Nellcor

Property, and no condition exists that could give rise to any suit, claim, action, proceeding or investigation by any person or governmental entity against Nellcor, any of its subsidiaries or any other person or such Nellcor Property as a result of or in connection with (a) any of the foregoing events, (b) any failure to obtain any required permits or approvals of any governmental entity,
(c) the violation of any terms or conditions of such permits, or (d) any other violation of Environmental Laws; other than (as to all of the foregoing matters) events, failures, violations or conditions that would not in the aggregate have a Material Adverse Effect.



____"Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as hazardous, toxic or dangerous under any applicable law; as well as any petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "by-product" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. SectionSection2011 ET SEQ.



____(e)_To the best of Nellcor's knowledge, there are no substances or conditions in or on Nellcor Property which may support claims or causes of action under any applicable Environmental Law, which claims or causes of action would in the aggregate have a Material Adverse Effect.



____(f)_For purposes of this Section 4.19, the term "Material Adverse Effect" includes (i) any material injunction or criminal action or proceeding against or involving Nellcor and (ii) any requirement that executive officers of Nellcor or P-B be subjected to a consent decree or become individually involved in any proceeding in clause (i) above.



____4.20__INTELLECTUAL PROPERTY RIGHTS.


____(a)_Section 4.20(a) of the Nellcor Disclosure Schedule sets forth an accurate and complete list of all (i) patents, applications for patents, registrations of trademarks (including service marks) and applications therefor and registrations of copyrights and applications therefor that are owned by Nellcor or any of Nellcor's subsidiaries and that are in the aggregate material to Nellcor's business; (ii) other Intellectual Property Rights that are owned by Nellcor or Nellcor's subsidiaries and that are in the aggregate material to the conduct of Nellcor's business; (iii) unexpired licenses relating to Nellcor Intellectual Property Rights (as defined below) that have been granted to or by Nellcor or any of Nellcor's subsidiaries and that are in the aggregate material to the conduct of Nellcor's business; and (iv) other agreements relating to Intellectual Property Rights that are in the aggregate material to the conduct of Nellcor's business.



____(b)_To Nellcor's knowledge, Nellcor and Nellcor's subsidiaries collectively own and have the right to use, and to license others to use, all Nellcor Intellectual Property Rights that are in the aggregate material to the conduct of Nellcor's business. Such ownership and right to use, and to license others to use, are free and clear of, and without liability under, all liens and security interests of third parties that would in the aggregate be material to Nellcor's business. To Nellcor's knowledge, such ownership and right to use, and to license others to use, are free and clear of, and without liability under, all claims and rights of third parties that, if determined to be legally protectable, could in the aggregate have a Material Adverse Effect.



____(c)_Nellcor has taken reasonable steps sufficient to safeguard and maintain the secrecy and confidentiality of, or Nellcor's proprietary rights in, the unpatented know-how, technology, proprietary processes, formulae, and other information that is in the aggregate material to the conduct of Nellcor's business, including, without limitation, the know-how, technology, proprietary processes, formulae, and other information listed as trade secrets in Section 4.20(c) of the Nellcor Disclosure Schedule. Without limitation of the generality of the foregoing, to Nellcor's knowledge, Nellcor and Nellcor's subsidiaries have obtained confidentiality and inventions assignment agreements from substantially all Nellcor's past and present employees and independent contractors involved in the creation or development of Nellcor Intellectual
Property  Rights  (including,  without   limitation,  from  all  employees   and
contractors who are inventors, authors, creators or developers of Nellcor Intellectual Property Rights) that are in the aggregate material to the conduct of Nellcor's business.

____(d)_Except for licenses listed in Section 4.20(d) of the Nellcor Disclosure Schedule as royalty-bearing, there are no royalties, honoraria, fees or other payments payable by Nellcor or Nellcor subsidiaries to any person by reason of the ownership, use, license, sale or disposition of any of Nellcor's Intellectual Property Rights, which Intellectual Property Rights are in the aggregate material to the conduct of Nellcor's business.



____(e)_Neither Nellcor nor any of Nellcor's subsidiaries (i) is infringing in the conduct of Nellcor's business the right or claimed right of any other party with respect to any Intellectual Property Rights, or (ii) has knowledge of any alleged or claimed infringement by any product or process manufactured, used, sold or under development by or for Nellcor or Nellcor's subsidiaries in the conduct of Nellcor's business that, if proven, would in the aggregate have a Material Adverse Effect.



____(f)_To Nellcor's knowledge, no independent contractors who have performed services related to Nellcor's business have any right, title or interest in Nellcor's Intellectual Property Rights that in the aggregate can be reasonably expected to have a Material Adverse Effect.



____(g)_The execution, delivery and performance of this Agreement by Nellcor, and the consummation by Nellcor of the transactions contemplated hereby, will not breach, violate or conflict with any agreement governing Nellcor's Intellectual Property Rights that are in the aggregate material to the conduct of Nellcor's business, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of Nellcor's Intellectual Property Right or in any way impair the right of Nellcor to use, sell, license or dispose of, or bring any action for the infringement of, Nellcor's Intellectual Property Rights or portion thereof.



____(h)_For purposes of this Section 4.20, "use," with respect to Intellectual Property Rights, includes make, reproduce, display or perform (publicly or otherwise), prepare derivative works based on, sell, distribute, disclose and otherwise exploit such Intellectual Property Rights and products incorporating or subject to such Intellectual Property Rights.



____(i)_As used in this Agreement, the term "Intellectual Property Rights" means intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, publication rights, computer programs and other computer software (including source codes and object codes), inventions, know-how, trade secrets, technology, proprietary processes and formulae. The term "Nellcor Intellectual Property Rights" means all Intellectual Property Rights that are part of the conduct of the business of Nellcor.



____(j)__Nellcor has provided P-B with copies of all background information and documents with respect to the litigation described at Section 4.20(j) of the Nellcor Disclosure Schedule that have been requested by P-B and that are not subject to the attorney-client privilege.



____(k)_For purposes of this Section 4.20, the term "material" when used in reference to rights or agreements, shall mean rights or agreements the loss or impairment of which, in the aggregate could be reasonably expected to have a Material Adverse Effect.



____4.21__FDA AND RELATED MATTERS.


____(a)_Section 4.21 of the Nellcor Disclosure Schedule sets forth a complete and accurate list, referencing relevant records and documents, for the last five years, of (i) all Regulatory or Warning Letters, Notices of Adverse Findings and
Section 305 notices and similar letters or notices issued by the Food and Drug Administration ("FDA") or any other governmental entity that is concerned with the safety, efficacy, reliability or manufacturing of the medical products sold by Nellcor or its subsidiaries (hereafter in this Section 4.21 "Medical Device Regulatory Agency") to Nellcor or any of its subsidiaries that are in the aggregate material to the conduct of Nellcor's business; (ii) all United States Pharmacopoeia product problem reporting program complaints or reports, MedWatch FDA forms 3500 and device experience network complaints received by Nellcor or any of its subsidiaries and all Medical Device Reports filed by Nellcor or any of its subsidiaries, which complaints or reports

(A) pertain to any incident involving death or serious injury, and for which incident there has been any of (x) a notice or follow-up inquiry to Nellcor by the FDA, (y) a litigation or arbitration claim or cause of action commenced, or
(z) a notice to any insurance carrier of Nellcor tendering the defense or giving any notice of a possible or actual claim against Nellcor, and (B) are in the aggregate material to the conduct of Nellcor's business; (iii) all product recalls and safety alerts conducted by or issued to Nellcor or any of its subsidiaries and any requests from the FDA or any Medical Device Regulatory Agency requesting Nellcor or any of its subsidiaries to cease to investigate, test or market any product, which recalls, safety alerts or requests are in the aggregate material to the conduct of Nellcor's business; (iv) any civil penalty actions begun by FDA or any Medical Device Regulatory Agency against Nellcor or any of its subsidiaries and known about by Nellcor or any of its subsidiaries and all consent decrees issued with respect to Nellcor or Nellcor's subsidiaries; and (v) any other written communications between Nellcor or any of its subsidiaries, on the one hand, and the FDA or any Medical Device Regulatory Agency, on the other hand, which communications are in the aggregate material to the conduct of Nellcor's business. Nellcor has delivered to P-B copies of all documents referred to in Section 4.21 of the Nellcor Disclosure Schedule as well as copies of all complaints and other information required to be maintained by Nellcor pursuant to 21 CFR Section 820, to the extent that such complaints or other information relate to events that would in the aggregate have a Material Adverse Effect.



____(b)_Nellcor (or, if applicable, a subsidiary of Nellcor) has obtained all consents, approvals, certifications, authorizations and permits of, and has made all filings with, or notifications to, all Medical Device Regulatory Agencies pursuant to applicable requirements of all FDA laws, rules and regulations, and all corresponding state and foreign laws, rules and regulations applicable to Nellcor or any of its subsidiaries and relating to its medical device business or otherwise applicable to Nellcor's or its subsidiaries' business, except for failures to obtain or file any of the foregoing that would not in the aggregate have a Material Adverse Effect. All representations made by Nellcor or any of its subsidiaries in connection with any such consents, approvals, certifications, authorizations, permits, filings and notifications were true and correct in all material respects at the time such representations and warranties were made, and Nellcor's products, and the products of Nellcor's subsidiaries, comply with, and perform in accordance with the specifications described in, such representations, except for instances of noncompliance or failure to perform that would not in the aggregate have a Material Adverse Effect. Nellcor or Nellcor's subsidiaries are in compliance with all applicable FDA laws, rules and regulations, and all corresponding applicable state and foreign laws, rules and regulations (including Good Manufacturing Practices and Medical Device Reporting requirements) relating to medical device manufacturers and distributors or otherwise applicable to Nellcor's or Nellcor's subsidiaries' business, except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect. Nellcor has no reason to believe that any of the consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it or any of its subsidiaries has received or made to operate their respective businesses have been or are being revoked or challenged, other than such revocations and challenges as would not in the aggregate have a Material Adverse Effect. There are no investigations or inquiries pending or threatened relating to the operation of Nellcor's or Nellcor's subsidiaries' business or Nellcor's compliance with applicable laws relating to its medical device business or otherwise applicable to Nellcor's or its subsidiaries' business, the outcome of which could reasonably be expected in the aggregate to have a Material Adverse Effect.



____(c)_For purposes of this Section 4.21, the term "Material Adverse Effect" includes (i) any material injunction or criminal action or proceeding against or involving Nellcor and (ii) any requirement that executive officers of Nellcor or P-B be subjected to a consent decree or become individually involved in any proceeding in clause (i) above.

____4.22__REAL PROPERTY.__


____(a)_Section 4.22(a) of the Nellcor Disclosure Schedule lists all of the real property owned or currently used by Nellcor in the course of Nellcor's business ("Nellcor Real Property"). Section 4.22(a) of the Nellcor Disclosure Schedule also lists all material real property owned or used by Nellcor in the course of Nellcor's business at any time since December 31, 1984, other than the Nellcor Real Property.



____(b)_All Nellcor Real Property is in all material respects suitable and adequate for the uses for which it is currently devoted. Nellcor has good and marketable title in fee simple absolute to the Nellcor Real Property indicated on Section 4.22(a) of the Nellcor Disclosure Schedule to be owned by it, and to the buildings, structures and improvements thereon, and a valid leasehold interest in all other Nellcor Real Property, in each case free and clear of all Material Encumbrances (as defined below).



____(c)_To Nellcor's knowledge, all buildings, structures, fixtures and other improvements on the Nellcor Real Property are in good repair, free of defects (latent or patent), and fit for the uses to which they are currently devoted, except for deficiencies, defects and other conditions that would not in the aggregate have a Material Adverse Effect. To Nellcor's knowledge, all such buildings, structures, fixtures and improvements on the Nellcor Real Property conform to all applicable laws, except for non-conformities that would not in the aggregate have a Material Adverse Effect. To Nellcor's knowledge, the buildings, structures, fixtures and improvements on each parcel of Nellcor Real Property lie entirely within the boundaries of such parcel of Nellcor Real Property, and no structures of any kind encroach on the Nellcor Real Property, except, in each case, for instances of encroachment that would not in the aggregate have a Material Adverse Effect.



____(d)_To Nellcor's knowledge, none of the Nellcor Real Property is subject to any Other Agreement (as defined below) or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting Nellcor's right to use it, except for agreements or other restrictions that would not in the aggregate have a Material Adverse Effect.



____(e)_Except for proceedings that would not in the aggregate have a Material Adverse Effect, to Nellcor's knowledge, no portion of the Nellcor Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and Nellcor has no knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.



____(f)_The Nellcor Real Property has direct and unobstructed access to adequate electric, gas, water, sewer and telephone lines, and public streets, all of which are adequate for the uses to which the Nellcor Real Property is currently devoted, except for obstructions to access and instances of inadequacy that would not in the aggregate have a Material Adverse Effect.



____(g)_"Material Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Other Agreement, claim or equity of any kind, except for (i) any of the foregoing which secures a liability which is accurately reflected in the financial statements of the party whose interest in property is affected thereby; (ii) liens for taxes not yet due; (iii) easements or other similar rights which do not in the aggregate materially interfere with the present use of the property affected thereby; and
(iv) other encumbrances that do not in the aggregate have a Material Adverse Effect.



____(h)_"Other Agreements" means any agreement or arrangement between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, commitments or understandings.

____4.23__RIGHTS AGREEMENT.__Subject to there being no material change in the representation and warranty contained in Section 5.24 (including Section 5.24 of P-B Disclosure Schedule), neither the execution and delivery of this Agreement nor the performance by the respective parties hereto of their obligations hereunder will give rise to a "Shares Acquisition Date" or "Distribution Date" or constitute any person or entity an "Acquiring Person," in each case as defined in the Nellcor Rights Agreement. As a result, Section 13 of the Nellcor Rights Agreement is not applicable to the transactions contemplated by this Agreement, including the Merger.



____4.24__SHARE OWNERSHIP.__As of the date hereof, to Nellcor's knowledge there are no stockholders with beneficial ownership (as defined in the Exchange Act) of more than 5% of the Nellcor Common Stock.



____4.25__OPINION OF FINANCIAL ADVISOR.__Nellcor has received the opinions of Robertson, Stephens & Company, L.P. and Goldman, Sachs & Co. to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Nellcor Common Stock from a financial point of view.



                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF P-B



____Except as set forth in the disclosure letter delivered to Nellcor at or prior to the execution of this Agreement ("P-B Disclosure Schedule"), P-B represents and warrants to Nellcor and Sub as follows:



____5.1__ORGANIZATION.__P-B is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted. P-B is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not in the aggregate have a Material Adverse Effect. Each subsidiary of P-B is a corporation duly organized, validly existing and in good standing (to the extent the concept of good standing exists) under the laws of its jurisdiction of incorporation or organization, has the corporate power to carry on its business as it is now being conducted and is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so duly organized, validly existing and in good standing, to have such corporate power or to be so qualified will not in the aggregate have a Material Adverse Effect. P-B has delivered to Nellcor or its counsel complete and correct copies of its Certificate of Incorporation and Bylaws.



____5.2__CAPITALIZATION.


____(a)_As of April 30, 1995, the authorized capital stock of P-B consists of 30,000,000 shares of P-B Common Stock. As of April 30, 1995, 12,634,401 shares of P-B Common Stock (including the associated rights under P-B Rights Agreement) were issued and outstanding, stock options to acquire 1,193,194 shares of P-B Common Stock (the "P-B Stock Options") were outstanding under all stock option plans of P-B, and 524,070 additional shares of P-B Common Stock were reserved for issuance under P-B's stock option plans. No changes have occurred in such capitalization since April 30, 1995 that, in the aggregate, would be material to P-B, except for option exercises in the ordinary course of business. Except as set forth in Section 5.2 of the P-B Disclosure Schedule, all of the issued and outstanding shares of P-B Common Stock are validly issued, fully paid, nonassessable and free of preemptive rights or similar rights created by statute, the Certificate of Incorporation or By-laws of P-B or any agreement to which P-B or any of its subsidiaries is a party or by which P-B or any of its subsidiaries is bound. Since January 31, 1995, P-B has not issued any shares of its capital stock, except upon the exercise of P-B Stock Options and the grant of Restricted Stock under employee benefits plans and issuances of P-B Common Stock pursuant to its 401(k) plan.

____(b)_Except as described in Section 5.2(b) of the P-B Disclosure Schedule and as set forth above and pursuant to P-B employee benefit plans and as otherwise provided for in this Agreement and the P-B Rights Agreement, there are not now, and at the Effective Time there will not be, any shares of capital stock of P-B issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating P-B to issue, transfer or sell any shares of its capital stock. As of the date hereof, no Voting Debt of P-B was issued or outstanding, nor will there be any issued or outstanding at the Effective Time. Except as provided in this Agreement, and as described in Section 5.2(b) of the P-B Disclosure Schedule, after the Effective Time, P-B will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise. Except as set forth in Section 5.2 of the P-B Disclosure Schedule, all outstanding shares of the capital stock of P-B's subsidiaries are validly issued, fully paid, non-assessable and owned by P-B or one of its subsidiaries free and clear of any liens, security interest, pledges, agreements, claims, charges, or encumbrances of any nature whatsoever. There are no voting trust or other agreements or understandings to which P-B is a party with respect to the voting of the capital stock of P-B or any of its subsidiaries. Except as described in Section 5.2(b) of the P-B Disclosure Schedule, none of P-B or its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of P-B, or any of its subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. Except as described in Section 5.2(b) of the P-B Disclosure Schedule, immediately after the Effective Time, there will be no option, warrant, call, right or agreement obligating P-B or any subsidiary of P-B to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of P-B Common Stock or any Voting Debt, or obligating P-B or any subsidiary of P-B to grant, extend, or enter into any such option, warrant, call, right or agreement.



____5.3__AUTHORITY RELATIVE TO THIS AGREEMENT.__P-B has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by P-B and the consummation by P-B of the transactions contemplated hereby have been duly authorized by P-B's Board of Directors and, except for the favorable vote of a majority of the shares of outstanding capital stock of P-B entitled to vote thereon in accordance with
Section 251(c) of the DGCL, no other corporate proceedings on the part of P-B are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by P-B and constitutes a valid and binding agreement of P-B, enforceable against P-B in accordance with its terms.



____5.4__CONSENTS AND APPROVALS; NO VIOLATIONS.__Except as described in  Section
5.4 of the P-B Disclosure Schedule, and except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing and recordation of a Certificate of Merger as required by the DGCL, no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by P-B of the transactions contemplated by this Agreement except where a failure to make such filing or to obtain such permit, registration, authorization, consent or approval will not in the aggregate have a Material Adverse Effect. Except as described in Section 5.4 of the P-B Disclosure Schedule, neither the execution and delivery of this Agreement by P-B, nor the consummation by P-B of the transactions contemplated hereby, nor compliance by P-B with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of P-B or any of its subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or change in the award, grant, vesting or determination) under, or give rise to creation of any lien, charge, security interest or encumbrance upon any of the respective properties or assets of P-B or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement, arrangement or other instrument or obligation to which P-B or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected or (c) violate any order, writ, injunction, decree, statute, rule or regulation of any court or government authority applicable to P-B, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and

(c) for violations, breaches, defaults (or rights of termination, cancellation, acceleration or change), liens, charges, security interests or encumbrances which would not in the aggregate have a Material Adverse Effect.



____5.5__REPORTS AND FINANCIAL STATEMENTS.__P-B has filed a Schedule 14d-9 and amendments thereto and all reports required to be filed with the SEC pursuant to the Exchange Act since December 31, 1984 including, without limitation, Annual Reports on Form 10-K for the years ended January 31, 1994 and 1995 and Quarterly Reports on Form 10-Q for the quarters ended April 30, 1994, July 31, 1994 and October 31, 1994 (the Schedule 14d-9 and amendments thereto and all such reports, collectively, the "P-B SEC Reports"), and has previously furnished or made available to Nellcor true and complete copies of all P-B SEC Reports filed with respect to periods beginning after December 31, 1991 (including any exhibits thereto) and will promptly deliver to Nellcor any P-B SEC Reports filed between the date hereof and the Effective Time. None of such P-B SEC Reports, as of their respective dates (as amended through the date hereof), contained or, with respect to the P-B SEC Reports filed after the date hereof, will contain any untrue statement of a material fact or omitted or, with respect to the P-B SEC Reports filed after the date hereof, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the P-B SEC Reports fairly presents the consolidated financial position of P-B and its subsidiaries as of the date thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in cash flows of P-B and its subsidiaries for the respective periods set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year end adjustments which would not in the aggregate be material in amount or effect.



____5.6__ABSENCE OF CERTAIN CHANGES OR EVENTS.__Except as disclosed in the P-B SEC Reports filed prior to the date of this Agreement, since January 31, 1995, neither P-B nor any of its subsidiaries has: (a) taken any of the actions set forth in Sections 6.1(b), 6.1(c) or 6.1(e) hereof; (b) incurred any material liability, except in the ordinary course of its business, consistent with past practices; (c) suffered any change, or any event involving a prospective change, in its business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by P-B to Nellcor prior to the execution of this Agreement); or (d) subsequent to the date hereof, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.



____5.7__INFORMATION IN REGISTRATION STATEMENT AND PROXY STATEMENT.__The information relating to P-B and its subsidiaries to be contained in the Proxy Statement or the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.



____5.8__LITIGATION.__As of the date of this Agreement, except as disclosed in the P-B SEC Reports filed prior to the date of this Agreement and except to the extent that in the aggregate they would not reasonably be expected to have a Material Adverse Effect: (i) there is no action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to the best knowledge of P-B, threatened against or involving P-B or any of its subsidiaries, or any of their properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against P-B or any of its subsidiaries; and (iii) P-B and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions or orders outstanding against them.



____5.9__CONTRACTS.__


____(a)_Each of the contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings, whether written or oral, to which P-B or any of its subsidiaries is a party that relates to or affects the assets or operations of P-B or any of its subsidiaries or to which P-B or any of its subsidiaries or their respective assets or operations may be bound or subject is a valid and binding obligation of P-B and in full force and effect with respect to P-B or such subsidiary and, to the best knowledge of P-B, with respect to all other parties thereto, except for where the failure to be valid, binding and in full force and effect would not in the aggregate have a Material Adverse Effect. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, there are no existing defaults by P-B or any of its subsidiaries thereunder or, to the knowledge of P-B, by any other party thereto, which defaults in the aggregate would have a Material Adverse Effect; and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time, the declaration of default or other similar event) would constitute a default by P-B or any of its subsidiaries thereunder, other than defaults that would not in the aggregate have a Material Adverse Effect. Section 5.9(a) of the P-B Disclosure Schedule lists all consents of third parties required for the consummation of the transactions contemplated by this Agreement, other than consents which the failure to obtain would not in the aggregate have a Material Adverse Effect.



____(b)_Except (A) as set forth in the P-B SEC Reports (including the exhibits thereto) filed prior to the date of this Agreement, (B) as set forth in Section 5.9(b) of the P-B Disclosure Schedule, and (C) for this Agreement and other agreements that are not in the aggregate material to P-B's business, as of the date of this Agreement neither P-B nor any of its subsidiaries is a party to any oral or written (i) consulting agreement, (ii) joint venture, (iii) noncompetition or similar agreement that restricts P-B or its subsidiaries from engaging in a line of business, (iv) agreement with any executive officer or other employee of P-B or any subsidiary the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving P-B of the nature contemplated by this Agreement, or (v) agreement with respect to any executive officer of P-B or any subsidiary providing any term of employment or compensation guaranty. Except as set forth in Section 5.9(b) of the P-B Disclosure Schedule, P-B has no agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.



____(c)_Except as set forth in Section 5.9(c) of the P-B Disclosure Schedule, P-B has no agreements or arrangements to sell or otherwise dispose of, or lease, acquire or otherwise invest in, any property, lines of business or other assets that are in the aggregate material to P-B's business, other than agreements and arrangements for such sale, disposition, lease, acquisition or investment that are in the ordinary course of P-B's business.



____5.10__EMPLOYEE BENEFIT PLANS.


____(a)_Section 5.10 of the P-B Disclosure Schedule sets forth a true and complete list of each material written or oral employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA), policy or agreement (including, without limitation, any employment agreement or severance agreement) that is maintained (all of the foregoing, the "P-B Plans"), or is or was contributed to by P-B or pursuant to which P-B is still potentially liable for payments, benefits or claims. A copy of each P-B Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and a Determination Letter issued by the IRS for each P-B Plan have heretofore been delivered to

Nellcor or its counsel. Neither P-B nor any ERISA Affiliate, which together with P-B would be deemed a "single employer" within the meaning of Section 4001 of ERISA, has maintained or contributed to any plan subject to Title IV of ERISA or
Section 412 of the Code (including any Multiemployer Plan) during the six calendar years preceding the date of this Agreement, other than the Restated P-B Pension Plan.



____(b)_Each P-B Plan which is an "employee benefit plan", as defined in Section 3(3) of ERISA, complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to P-B Plan, including but not limited to ERISA and the Code, except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect.



____(c)_All reports, forms and other documents required to be filed with any government entity with respect to any P-B Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate, except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect.



____(d)_Each P-B Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify after January 1, 1985, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under Section 501 of the Code. Except as set forth in Section 5.10(d) of the P-B Disclosure Schedule, nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the P-B Plan and its related trust, except such adverse effects as would not in the aggregate constitute a Material Adverse Effect. P-B and each ERISA Affiliate of P-B have timely and properly applied for a written determination by the Internal Revenue Service on the qualification of each such P-B Plan and its related trust under Section 401(a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.



____(e)_Except as set forth in Section 5.10(e) of the P-B Disclosure Schedule, all contributions or other amounts payable by P-B or its subsidiaries as of the Effective Time with respect to each P-B Plan and in respect of current or prior plan years have been or will be (prior to the Effective Time) either paid or accrued on the Financial Statements of P-B in accordance with past practice and the recommended contribution in any actuarial report.



____(f)_No P-B Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees for periods extending beyond their retirement or other termination of service (other than (i) continuation group health coverage pursuant to Section 4980B of the Code, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits with respect to which there is an accrual of liability on the books of P-B or its ERISA Affiliates, (iv) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary), (v) benefits set forth in Section 5.10(f) of the P-B Disclosure Schedule, or (vi) benefits which in the aggregate are not material to P-B's business).



____(g)_All insurance premiums (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to P-B Plans for plan years ending on or before the date hereof, except for instances of non-payment that would not in the aggregate have a Material Adverse Effect.



____(h)_As of the date hereof, no P-B Plan subject to Title IV of ERISA, and no employee benefit plan maintained by an ERISA Affiliate of P-B and subject to Title IV of ERISA, has benefit liabilities (as defined in Section 4001(a)(16) of ERISA) exceeding the assets of such plan or has been completely or partially terminated.

____(i)_Except as set forth in Section 5.10(i) of the P-B Disclosure Schedule and except for prohibited transactions, reportable events and actions or claims as would not in the aggregate have a Material Adverse Effect, with respect to each P-B Plan:



    ____(1)_no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;



    ____(2)_no reportable event (as defined in Section 4043 of ERISA) has occurred as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation;



    ____(3)_no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending or, to the knowledge of P-B, threatened or imminent against or with respect to P-B Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the P-B Plan, except for actions or claims that would not in the aggregate have a Material Adverse Effect; and



    ____(4)_neither P-B nor any fiduciary has any knowledge of any facts which could give rise to any such action or claim.



____(j)__Neither P-B nor any ERISA Affiliate of P-B has any liability or is threatened with any liability (whether joint or several) (i) for the termination of any single employer plan under Sections 4062 or 4064 of ERISA or any multiple employer plan under Section 4063 of ERISA, (ii) for any lien imposed under
Section 302(f) of ERISA or Section 412(n) of the Code, (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code,
(iv) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, (v) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, (vi) to a fine under Section 502 of ERISA, or (vii) for any transaction within the meaning of Section 4069 of ERISA, except in each case for such liabilities that would not in the aggregate have a Material Adverse Effect.



____(k)_P-B has not incurred any withdrawal liability with respect to any Multiemployer Plan within the meaning of Sections 4201 and 4204 of ERISA which would in the aggregate have a Material Adverse Effect, and no liabilities exist with respect to withdrawals from any Multiemployer Plans which could subject P-B to any controlled group liability under Section 4001(b) of ERISA which would in the aggregate have a Material Adverse Effect.



____(l)_All of the P-B Plans, to the extent applicable, are in substantial compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA, except for such instances of noncompliance which would not in the aggregate have a Material Adverse Effect.



____5.11__TAX MATTERS.__P-B makes the following representations and warranties with respect to tax matters.


____(a)__DEFINITIONS.__For  purposes  of  this   Section  5.11,  the   following
definitions shall apply:



    ____(1)_The term "P-B Group" shall mean, individually and collectively, (i) P-B and (ii) any individual, trust, corporation, partnership or any other entity as to which P-B is liable for Taxes incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations.



    ____(2)_The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the P-B Group is required to pay, withhold or collect.



    ____(3)_The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.



____(b)__RETURNS FILED AND TAXES PAID.__Except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect, (i) all Returns required to be filed by or on behalf of members of the P-B Group have been duly filed on a timely basis and such Returns are true, complete and correct, (ii) all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and (iii) no other Taxes are payable by the P-B Group with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. Except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect, each member of the P-B Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. Except for liens that would not in the aggregate have a Material Adverse Effect, there are no liens on any of the assets of any member of the P-B Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the P-B Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.



____(c)__TAX RESERVES.__The amount of P-B's liability for unpaid Taxes for all periods ending on or before the date of this Agreement does not in the aggregate exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the consolidated balance sheet of P-B included in the P-B SEC Report for the quarter ending closest to the date of this Agreement, and the amount of P-B's liability for unpaid Taxes for all periods ending on or before the Effective Time shall not in the aggregate exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes), as such accruals are reflected on the consolidated balance sheet of P-B included in the P-B SEC Report for the quarter ending closest to the Effective Time, except (as to all matters covered in this Section 5.11(c)) for any excess that does not in the aggregate have a Material Adverse Effect.



____(d)__CONSOLIDATED RETURNS FURNISHED.__Nellcor has been furnished by P-B true and complete copies of (i) income tax audit reports, statements of deficiencies, closing or other agreements received by P-B Group or on behalf of the P-B Group relating to federal income taxes, and (ii) all federal income tax returns for the P-B Group, in each case for all periods ending on and after December 31, 1991. P-B has never been a member of an affiliated group filing consolidated returns other than a group of which P-B was the common parent.



____(e)__TAX DEFICIENCIES; AUDITS; STATUTES OF LIMITATIONS.__No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of the P-B Group that would cause P-B's reserves for taxes to be understated in an amount material to P-B. Except as disclosed in Section 5.11(e) of the P-B Disclosure Schedule, no federal income tax returns of the P-B Group are currently under audit, and no waiver or extension of the statute of limitations is in effect with respect to any federal income tax returns.



____(f)__TAX SHARING AGREEMENTS.__P-B is not (nor has it ever been) a party to any tax sharing agreement.

____(g)__TAX ELECTIONS AND SPECIAL TAX STATUS.__Nellcor is not required to withhold tax on the acquisition of the stock of P-B by reason of Section 1445 of the Code. No member of P-B Group is a "consenting corporation" under Section 341(f) of the Code.



____(h)__SECTION 6038A COMPLIANCE.__Except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect and any maintenance agreements that are not in the aggregate material to P-B: (i) P-B has filed all reports and has created and/or retained all records required under Section 6038A of the Code with respect to its ownership by and transactions with related parties; (ii) each related foreign person required to maintain records under
Section 6038A with respect to transactions between P-B and the related foreign person has maintained such records; (iii) all documents that are required to be created and/or preserved by the related foreign person with respect to transactions with P-B are either maintained in the United States, or P-B is exempt from the record maintenance requirements of Section 6038A with respect to such transactions under Treasury Regulation section 1.6038A-1; (iv) P-B is not a party to any record maintenance agreement with the Internal Revenue Service with respect to Section 6038A; and (v) each related foreign person that has engaged in transactions with P-B has authorized P-B to act as its limited agent solely for purposes of Sections 7602, 7603, and 7604 of the Code with respect to any request by the Internal Revenue Service to examine records or produce testimony related to any transaction with P-B, and each such authorization remains in full force and effect.



____5.12__COMPLIANCE WITH APPLICABLE LAW.__Except as disclosed in the P-B SEC Reports filed prior to the date of this Agreement, P-B and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of P-B and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to P-B or any of its subsidiaries, except to the extent that the failure to hold any such licenses, franchises, permits, variances, exemptions, orders, approvals or authorizations, or the existence of any such violation, would not in the aggregate have a Material Adverse Effect.



____5.13__SUBSIDIARIES.__Exhibit 21 to P-B's most recent Form 10-K included in the P-B SEC Reports lists all the subsidiaries of P-B as of the date of this Agreement and indicates for each such subsidiary as of such date the jurisdiction of incorporation or organization.



____5.14__SECTION 203 OF THE DGCL NOT APPLICABLE.__The Board of Directors of P-B has approved the transactions contemplated by this Agreement pursuant to Section 203(a)(1) of the DGCL such that (assuming the accuracy of the representations contained in Section 4.16) the remaining provisions of Section 203 are thereby made inapplicable to the Merger and the transactions contemplated by this Agreement.



____5.15__LABOR AND EMPLOYMENT MATTERS.


____(a)_Except for such matters that would not in the aggregate have a Material Adverse Effect, (i) P-B and its subsidiaries are and have been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, IRCA, WARN, and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (ii) no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending or, to the knowledge of P-B, threatened, nor has any such investigation occurred during the last seven years, and no governmental entity has provided any notice to P-B or any of its subsidiaries asserting an intention to conduct any such investigation; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of P-B, threatened against P-B or any of its subsidiaries; (iv) no union representation question or union organizational activity exists respecting the employees of P-B or any of its subsidiaries; and (v) neither P-B nor any of its subsidiaries has experienced any work stoppage or other labor difficulty.



____No collective bargaining agreement exists which is binding on P-B or any of its subsidiaries.



____(b)_Except for benefits provided under agreements and plans described in the P-B SEC Reports or in Section 5.15(b) of the P-B Disclosure Schedule, in the event of termination of the employment of any officers, directors, employees or agents of P-B or any of its subsidiaries, neither P-B, any of its subsidiaries, Nellcor, Sub, the Surviving Corporation, nor any other subsidiaries of Nellcor, will pursuant to any agreement or by reason of anything done prior to the
Effective Time by P-B or any of its subsidiaries be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, post-employment healthcare (other than pursuant to COBRA) or insurance benefits.



____5.16__OWNERSHIP OF SHARES OF NELLCOR COMMON STOCK.__As of the date hereof, neither P-B nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly, or (b) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Nellcor Common Stock, except for (i) shares of Nellcor Common Stock in the aggregate representing less than 1% of the outstanding shares of Nellcor Common Stock and (ii) the "standstill" provisions of the Confidentiality Agreement relating to the acquisition of Nellcor Common Stock.



____5.17__INSURANCE.__As of the date hereof, P-B and each of its subsidiaries are insured by insurers reasonably believed by P-B to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring P-B or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. Except as described in Section 5.17 of the P-B Disclosure Schedule, as of the date hereof, there are no material claims by P-B or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.



____5.18__CONTRACTS WITH PHYSICIANS, HOSPITALS, HMOS AND THIRD PARTY PROVIDERS.__P-B has made available to representatives of Nellcor a list of all outstanding contracts, partnerships, joint ventures and other arrangements or understandings (written or oral) that are material to P-B's business and that are between (a) P-B or any of its subsidiaries and (b) any physician, hospital, HMO, other managed care organization, or other third-party provider relating to the sale or supply of medical devices, the provision of medical or consulting services, treatments or patient referrals or any other similar activities.



____5.19__ENVIRONMENTAL PROTECTION.


____(a)_None of P-B, P-B's subsidiaries, or, to the best of P-B's knowledge, any P-B Property (as defined in sub-section (d) below) is or has been in violation of any Environmental Law, except for violations that would not in the aggregate have a Material Adverse Effect.



____(b)_Neither P-B nor any of its subsidiaries has reported any, or has had knowledge of any circumstances giving rise to any reporting requirement under applicable Environmental Laws as to any, spills or releases of any Hazardous Material that would in the aggregate have a Material Adverse Effect, nor has P-B or any of its subsidiaries received any notices of spills or releases of Hazardous Materials that would in the aggregate have a Material Adverse Effect.



____(c)_There is no proceeding or investigation pending or, to the best knowledge of P-B, threatened by any governmental entity or other person with respect to the presence of Hazardous Material on P-B's Properties or the migration thereof from or to other property that would in the aggregate have a

Material Adverse Effect. Neither P-B nor any of its subsidiaries has ever been required by any governmental entity to treat, clean up, or otherwise dispose of, remove or neutralize any Hazardous Material from or on any P-B Property that would in the aggregate have a Material Adverse Effect.



____(d)_Neither P-B, any current or former subsidiary of P-B, nor any other person has engaged in any activity that might reasonably be expected to involve the generation, use, manufacture, treatment, transportation, storage in tanks or otherwise, or disposal of Hazardous Material on or from any property that P-B or any of its current or former subsidiaries now owns or leases or has previously owned or leased or in which P-B or any such subsidiary now holds or has previously held any security interest, mortgage, or other lien or interest ("P-B Property") which generation, use, manufacture, treatment, transportation, storage or disposal would in the aggregate have a Material Adverse Effect, and no (i) presence, release, threatened release, discharge, spillage or migration of Hazardous Material, (ii) condition that has resulted or could result in any use, ownership or transfer restriction, or (iii) condition of actual or potential nuisance has occurred on or from such P-B Property, and no condition exists that could give rise to any suit, claim, action, proceeding or investigation by any person or governmental entity against P-B, any of its subsidiaries or any other person or such P-B Property as a result of or in connection with (a) any of the foregoing events, (b) any failure to obtain any required permits or approvals of any governmental entity, (c) the violation of any terms or conditions of such permits, or (d) any other violation of Environmental Laws; other than (as to all of the foregoing matters) events, failures, violations or conditions that would not in the aggregate have a Material Adverse Effect.



____(e)_To the best of P-B's knowledge, there are no substances or conditions in or on P-B Property which may support claims or causes of action under any applicable Environmental Law, which claims or causes of action would in the aggregate have a Material Adverse Effect.



____(f)_For purposes of this Section 5.19, the term "Material Adverse Effect" includes (i) any material injunction or criminal action or proceeding against or involving P-B and (ii) any requirement that executive officers of Nellcor or P-B be subjected to a consent decree or become individually involved in any proceeding in clause (i) above.



____5.20__INTELLECTUAL PROPERTY RIGHTS.


____(a)_Section 5.20(a) of the P-B Disclosure Schedule sets forth an accurate and complete list of all (i) patents, applications for patents, registrations of trademarks (including service marks) and applications therefor and registrations of copyrights and applications therefor that are owned by P-B or any of P-B's subsidiaries and that are in the aggregate material to P-B's business; (ii) other Intellectual Property Rights that are owned by P-B or P-B's subsidiaries and that are in the aggregate material to the conduct of P-B's business; (iii) unexpired licenses relating to P-B Intellectual Property Rights (as defined below) that have been granted to or by P-B or any of P-B's subsidiaries and that are in the aggregate material to the conduct of P-B's business; and (iv) other agreements relating to Intellectual Property Rights that are in the aggregate material to the conduct of P-B's business.



____(b)_To P-B's knowledge, P-B and P-B's subsidiaries collectively own and have the right to use, and to license others to use, all P-B Intellectual Property Rights that are in the aggregate material to the conduct of P-B's business. Such ownership and right to use, and to license others to use, are free and clear of, and without liability under, all liens and security interests of third parties that would in the aggregate be material to P-B's business. To P-B's knowledge, such ownership and right to use, and to license others to use, are free and clear of, and without liability under, all claims and rights of third parties that, if determined to be legally protectable, could in the aggregate have a Material Adverse Effect.



____(c)_P-B has taken reasonable steps sufficient to safeguard and maintain the secrecy and confidentiality of, or P-B's proprietary rights in, the unpatented know-how, technology, proprietary processes, formulae, and other information that is in the aggregate material to the conduct of P-B's business, including, without limitation, the know-how, technology, proprietary processes, formulae, and other information listed as trade secrets in Section 5.20(c) of the P-B Disclosure Schedule. Without limitation of the generality of the foregoing, to P-B's knowledge, P-B and P-B's subsidiaries have obtained confidentiality and inventions assignment agreements from substantially all P-B's past and present employees and independent contractors involved in the creation or development of P-B Intellectual Property Rights (including, without limitation, from all employees and contractors who are inventors, authors, creators or developers of P-B Intellectual Property Rights) that are in the aggregate material to the conduct of P-B's business.



____(d)_Except for licenses listed in Section 5.20(d) of the P-B Disclosure Schedule as royalty-bearing, there are no royalties, honoraria, fees or other payments payable by P-B or P-B subsidiaries to any person by reason of the ownership, use, license, sale or disposition of any of P-B's Intellectual
Property Rights, which Intellectual Property Rights are in the aggregate material to the conduct of P-B's business.



____(e)_Neither P-B nor any of P-B's subsidiaries (i) is infringing in the conduct of P-B's business the right or claimed right of any other party with respect to any Intellectual Property Rights, or (ii) has knowledge of any alleged or claimed infringement by any product or process manufactured, used, sold or under development by or for P-B or P-B's subsidiaries in the conduct of P-B's business that, if proven, would in the aggregate have a Material Adverse Effect.



____(f)_To P-B's knowledge, no independent contractors who have performed services related to P-B's business have any right, title or interest in P-B's Intellectual Property Rights that in the aggregate can be reasonably expected to have a Material Adverse Effect.



____(g)_The execution, delivery and performance of this Agreement by P-B, and the consummation by P-B of the transactions contemplated hereby, will not breach, violate or conflict with any agreement governing P-B's Intellectual Property Rights that are in the aggregate material to the conduct of P-B's business, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of P-B's Intellectual Property Right or in any way impair the right of P-B to use, sell, license or dispose of, or bring any action for the infringement of, P-B's Intellectual Property Rights or portion thereof.



____(h)_For purposes of this Section 5.20, "use," with respect to Intellectual Property Rights, includes make, reproduce, display or perform (publicly or otherwise), prepare derivative works based on, sell, distribute, disclose and otherwise exploit such Intellectual Property Rights and products incorporating or subject to such Intellectual Property Rights.



____(i)_As used in this Agreement, the term "P-B Intellectual Property Rights" means all Intellectual Property Rights that are part of the conduct of the business of P-B.



____(j)__For purposes of this Section 5.20, the term "material" when used in reference to rights or agreements, shall mean rights or agreements the loss or impairment of which in the aggregate could be reasonably expected to have a Material Adverse Effect.



____5.21__FDA AND RELATED MATTERS.


____(a)_Section 5.21 of the P-B Disclosure Schedule sets forth a complete and accurate list, referencing relevant records and documents, for the last five years, of (i) all Regulatory or Warning Letters, Notices of Adverse Findings and
Section 305 notices and similar letters or notices issued by the FDA or any other governmental entity that is concerned with the safety, efficacy, reliability or manufacturing of the medical products sold by P-B or its subsidiaries (hereafter in this Section 5.21 "Medical Device Regulatory Agency") to P-B or any of its subsidiaries that are in the aggregate material to the conduct of P-B's business; (ii) all United States Pharmacopoeia product problem reporting program complaints or reports, MedWatch FDA forms 3500 and device experience network complaints received by P-B or any of its subsidiaries and all Medical Device Reports filed by P-B or any of its subsidiaries, which complaints or reports (A) pertain to any incident involving death or serious injury, and for which incident there has been any of (x) a notice or follow-up inquiry to P-B by the FDA, (y) a litigation or arbitration claim or cause of action commenced, or (z) a notice to any insurance carrier of P-B tendering the defense or giving any notice of a possible or actual claim against P-B, and (B) are in the aggregate material to the conduct of P-B's business;
(iii) all product recalls and safety alerts conducted by or issued to P-B or any of its subsidiaries and any requests from the FDA or any Medical Device Regulatory Agency requesting P-B or any of its subsidiaries to cease to investigate, test or market any product, which recalls, safety alerts or requests are in the aggregate material to the conduct of P-B's business; (iv) any civil penalty actions begun by FDA or any Medical Device Regulatory Agency against P-B or any of its subsidiaries and known about by P-B or any of its subsidiaries and all consent decrees issued with respect to P-B or P-B's subsidiaries; and (v) any other written communications between P-B or any of its subsidiaries, on the one hand, and the FDA or any Medical Device Regulatory Agency, on the other hand, which communications are in the aggregate material to the conduct of P-B's business. P-B has delivered to Nellcor copies of all documents referred to in Section 5.21 of the P-B Disclosure Schedule as well as copies of all complaints and other information required to be maintained by P-B pursuant to 21 CFR Section 820, to the extent that such complaints or other information relate to events that would in the aggregate have a Material Adverse Effect.



____(b)_P-B (or, if applicable, a subsidiary of P-B) has obtained all consents, approvals, certifications, authorizations and permits of, and has made all filings with, or notifications to, all Medical Device Regulatory Agencies pursuant to applicable requirements of all FDA laws, rules and regulations, and all corresponding state and foreign laws, rules and regulations applicable to P-B or any of its subsidiaries and relating to its medical device business or otherwise applicable to P-B's or its subsidiaries' business, except for failures to obtain or file any of the foregoing that would not in the aggregate have a Material Adverse Effect. All representations made by P-B or any of its subsidiaries in connection with any such consents, approvals, certifications, authorizations, permits, filings and notifications were true and correct in all material respects at the time such representations and warranties were made, and P-B's products, and the products of P-B's subsidiaries, comply with, and perform in accordance with the specifications described in, such representations, except for instances of noncompliance or failure to perform that would not in the aggregate have a Material Adverse Effect. P-B or P-B's subsidiaries are in compliance with all applicable FDA laws, rules and regulations, and all corresponding applicable state and foreign laws, rules and regulations (including Good Manufacturing Practices and Medical Device Reporting requirements) relating to medical device manufacturers and distributors or otherwise applicable to P-B's or P-B's subsidiaries' business, except for instances of noncompliance that would not in the aggregate have a Material Adverse Effect. P-B has no reason to believe that any of the consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it or any of its subsidiaries has received or made to operate their respective businesses have been or are being revoked or challenged, other than such revocations and challenges as would not in the aggregate have a Material Adverse Effect. There are no investigations or inquiries pending or threatened relating to the operation of P-B's or P-B's subsidiaries' business or P-B's compliance with applicable laws relating to its medical device business or otherwise applicable to P-B's or its subsidiaries' business, the outcome of which could reasonably be expected in the aggregate to have a Material Adverse Effect.



____(c)_For purposes of this Section 5.21, the term "Material Adverse Effect" includes (i) any material injunction or criminal action or proceeding against or involving P-B and (ii) any requirement that executive officers of P-B or Nellcor be added as a named individual party to the consent decree to which P-B is presently subject.



____5.22__REAL PROPERTY.


____(a)_Section 5.22(a) of the P-B Disclosure Schedule lists all of the real property owned or currently used by P-B in the course of P-B's business (the "P-B Real Property"). Section 5.22(a) of the P-B Disclosure Schedule also lists all material real property owned or used by P-B's in the course of P-B's business at any time since December 31, 1984, other than P-B Real Property.



____(b)_All P-B Real Property is in all material respects suitable and adequate for the uses for which it is currently devoted. P-B has good and marketable title in fee simple absolute to P-B Real Property indicated on Section 5.22(a) of the P-B Disclosure Schedule to be owned by it, and to the buildings, structures and improvements thereon, and a valid leasehold interest in all other P-B Real Property, in each case free and clear of all Material Encumbrances (as defined in Section 4.22(g)).



____(c)_To P-B's knowledge, all buildings, structures, fixtures and other improvements on P-B Real Property are in good repair, free of defects (latent or patent), and fit for the uses to which they are currently devoted, except for deficiencies, defects and other conditions that would not in the aggregate have a Material Adverse Effect. To P-B's knowledge, all such buildings, structures, fixtures and improvements on P-B's Real Property conform to all applicable laws, except for non-conformities that would not in the aggregate have a Material Adverse Effect. To P-B's knowledge, the buildings, structures, fixtures and improvements on each parcel of P-B Real Property lie entirely within the boundaries of such parcel of P-B Real Property, and no structures of any kind encroach on P-B Real Property, except, in each case, for instances of encroachment that would not in the aggregate have a Material Adverse Effect.



____(d)_To P-B's knowledge, none of the P-B Real Property is subject to any Other Agreement or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting P-B's right to use it, except for agreements or other restrictions that would not in the aggregate have a Material Adverse Effect.



____(e)_Except for proceedings that would not in the aggregate have a Material Adverse Effect, to P-B's knowledge, no portion of the P-B Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and P-B has no knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.



____(f)_The P-B Real Property has direct and unobstructed access to adequate electric, gas, water, sewer and telephone lines, and public streets, all of which are adequate for the uses to which the P-B Real Property is currently devoted, except for obstructions to access and instances of inadequacy that would not in the aggregate have a Material Adverse Effect.



____5.23__RIGHTS AGREEMENT.__Neither the execution and delivery of this Agreement nor the performance by the respective parties hereto of their obligations hereunder will give rise to a "Stock Acquisition Date" or "Distribution Date" or constitute Nellcor or Sub an "Acquiring Person," in each case as defined in that certain Rights Agreement dated May 2, 1989 between P-B and UMB Bank, N.A., as amended (the "P-B Rights Agreement"). P-B shall take any further action necessary prior to the Effective Time to cause the dilutive provisions of the P-B Rights Agreement to be inapplicable to the Merger, without any payment to holders of rights issued under the P-B Rights Agreement.



____5.24__SHARE OWNERSHIP.__As of the date hereof, to P-B's knowledge there are no stockholders with beneficial ownership (as defined in the Exchange Act) of more than 5% of P-B Common Stock.



____5.25__OPINION OF FINANCIAL ADVISORS.__P-B has received the opinion of Smith Barney Inc. to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of P-B Common Stock from a financial point of view.



                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER



____6.1__CONDUCT OF BUSINESS BY P-B AND NELLCOR PENDING THE MERGER.__During the period from the date of this Agreement and continuing until the Effective Time, except as set forth in Section 6.1 of each of the P-B Disclosure Schedule and the Nellcor Disclosure Schedule:



____(a)_the respective businesses of P-B and its subsidiaries and Nellcor and its subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices;

____(b)_neither P-B nor Nellcor or their respective subsidiaries shall (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities or shares of the capital stock or other securities of any of its subsidiaries, other than (i) in connection with the use of shares of capital stock to pay the exercise price or tax withholdings in connection with its stock-based employee benefit plans in the ordinary course of business in accordance with past practice, and (ii) P-B's $0.03 per share regular cash dividend declared in May, 1995.



____(c) neither P-B or any of its subsidiaries nor Nellcor or any of its subsidiaries shall (i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class or exchangeable into shares of stock of any class or any Voting Debt (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued shares of Nellcor Common Stock or P-B Common Stock, as the case may be, reserved for issuance upon the exercise of the stock options or warrants described (A) in the case of Nellcor, in the Nellcor Disclosure Schedule pursuant to Nellcor's employee and director stock plans or (B) in the case of P-B, in the P-B Disclosure Schedule pursuant to P-B's employee stock plans; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any material fixed or other assets, other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any material indebtedness, liability or obligation or any other material liabilities or issue any debt securities, other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than a subsidiary) in a material amount, other than in the ordinary course of business and consistent with past practices; (v) make any material loans, advances or capital contributions to, or investments in, any other person (other than to subsidiaries), other than in the ordinary course of business and consistent with past practices; (vi) fail to maintain adequate insurance consistent with past practices for their businesses and properties; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;



____(d)_each of P-B and Nellcor shall use its best efforts to preserve intact the business organization of P-B and its subsidiaries, on the one hand, and Nellcor and its subsidiaries, on the other hand, to keep available the services of its and its subsidiaries' present officers and key employees, and to preserve the goodwill of those having business relationships with it and its subsidiaries; PROVIDED, HOWEVER, that no breach of this representation shall be deemed to have occurred if a failure to comply with this Section 6.1(d) occurs as a result of any matter arising out of the transactions contemplated by this Agreement or any acquisition proposals made to P-B or Nellcor or the public announcement thereof;



____(e)_neither P-B, Nellcor nor any of their respective subsidiaries shall (i) knowingly take, or allow to be taken, any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or
(ii) knowingly take, or allow to be taken or fail to take any action, which act or omission would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; and



____(f)_each of P-B and Nellcor shall, and shall cause their respective subsidiaries to, use all reasonable efforts not to take any action and not to omit to take any action (and not to agree in writing or otherwise to take any such action or make any such omission) the effect of which action or omission would be to make any representation or warranty of P-B or Nellcor, as applicable, herein untrue or incorrect in any material respect.

____6.2__CONDUCT OF BUSINESS OF SUB.__During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.



____6.3__COMPENSATION PLANS.__During the period from the date of this Agreement and continuing until the Effective Time, each of P-B and Nellcor agrees as to itself and its subsidiaries that it will not, without the prior written consent of the other party hereto (except as required by applicable law or pursuant to existing contractual arrangements or solely to the extent necessary to make compensation increases in the ordinary course of business consistent with past practices or make available existing benefit arrangements to new or promoted employees in the ordinary course of business in accordance with past practice):
(a) enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, plan, fund or other arrangement between P-B or Nellcor, as applicable, and one or more of its officers, directors or employees, in each case so as to materially increase benefits thereunder (collectively, "Compensation Plans"), (b) grant or become obligated to grant any increase in the compensation or fringe benefits of directors, officers or employees (including any such increase pursuant to any Compensation
Plan) or any increase in the compensation payable or to become payable to any officer, except, with respect to employees other than officers, for increases in compensation in the ordinary course of business consistent with past practice, or enter into any contract, commitment or arrangement to do any of the foregoing, except for normal increases and non-stock benefit changes in the ordinary course of business consistent with past practice, (c) institute any new employee benefit, welfare program or Compensation Plan, (d) make any change in any Compensation Plan or other employee welfare or benefit arrangement or enter into any employment or similar agreement or arrangement with any employee, or
(e) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement.



____6.4__CURRENT INFORMATION.__From the date of this Agreement to the Effective Time, each of P-B and Nellcor will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than semi-monthly) with representatives of the other and to report the general status of its ongoing operations and to deliver to the other (not less than quarterly) unaudited consolidated balance sheets and related consolidated statements of income, changes in stockholders equity and changes in financial position for the period since the last such report. Each of P-B and Nellcor will promptly notify the other of any material change in the normal course of its or its subsidiaries' business or in its or its subsidiaries' properties.



____6.5__LETTERS OF P-B'S AND NELLCOR'S ACCOUNTANTS.__P-B shall use all reasonable efforts to cause to be delivered to Nellcor a letter of Ernst & Young LLP ("Ernst & Young"), P-B's independent auditors, and Nellcor shall use all reasonable efforts to cause to be delivered to P-B a letter of Price Waterhouse, LLP ("Price Waterhouse"), Nellcor's independent auditors, each such letter dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Nellcor or P-B, as applicable, in form and substance reasonably satisfactory to such recipient, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Each of P-B and Nellcor, if requested by the other, shall use reasonable efforts to cause to be delivered to the other an update, dated the Closing Date, of the letter of their independent auditors described in the preceding sentence.



____6.6__LEGAL CONDITIONS TO MERGER.__Each of P-B and Nellcor shall, and shall cause its subsidiaries to, use all reasonable efforts (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and the consummation of the transactions contemplated by this Agreement, subject to the appropriate vote or consent of stockholders and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption would, in such party's reasonable opinion, (i) be materially burdensome to such party and its subsidiaries taken as a whole or impact in such a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger or (ii) to result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in Section 8.1(e). Each of P-B and Nellcor will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.



____6.7__AFFILIATES.__Not later than ten days prior to the date of the mailing of the joint Proxy Statement referred to in Section 7.4, each of P-B and Nellcor shall deliver to the other a letter identifying all persons who are "affiliates" of P-B or Nellcor, as applicable, for purposes of Rule 145 under the Securities Act. Each of P-B and Nellcor shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to the other party on or before such mailing date a written "affiliates" agreement, in customary form, restricting the disposition by such person of the shares of Nellcor Common Stock to be received by such person in the Merger. Certificates surrendered for exchange by any person constituting an "affiliate" of P-B within the meaning of Rule 145 under the Securities Act shall not be exchanged by the Exchange Agent for shares of Nellcor Common Stock pursuant to Section 3.2 until the parties have received such agreement described in the preceding sentence.



____6.8__ADVICE OF CHANGES; GOVERNMENT FILINGS.__Each party shall confer on a regular and frequent basis with the other, report on operational matters and shall promptly advise the other both orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. Nellcor and P-B shall file all reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, and subject to Section 7.1 hereof, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state or federal government entity in connection with this Agreement or the transactions contemplated hereby.



____6.9__ACCOUNTING METHODS.__Except as otherwise contemplated by Section 7.13, neither Nellcor nor P-B shall change its methods of accounting in effect at July 3, 1994 or January 31, 1995, respectively, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors. Neither Nellcor nor P-B will change its fiscal year.



                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS



____7.1__ACCESS AND INFORMATION.


____(a)_P-B and Nellcor and their respective subsidiaries shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives access during normal business hours throughout the period from the date hereof to the Effective Time to all of its books, records, properties, facilities, personnel commitments and records (including but not limited to Tax Returns) and, during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. No investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.


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____(b)_All information furnished by P-B to  either Nellcor or Sub or  furnished by either or both of Nellcor and Sub to P-B pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger contemplated hereby. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with the Confidentiality Agreement, and such Confidentiality Agreement shall survive the termination of this Agreement.



____7.2__NO SOLICITATION OF TRANSACTIONS.__From the date hereof until the earlier of termination of this Agreement or consummation of the Merger, neither P-B on the one hand, nor Nellcor on the other hand, nor any of their respective subsidiaries will, directly or indirectly, whether through any director, officer, employee, financial advisor, legal counsel, accountant, other agent or representative (as used in this Section 7.2, "affiliates") or otherwise, (A) initiate, solicit or encourage, or take any other action to facilitate any inquiries or the making of any proposal with respect to, or (B) except to the extent required in the exercise of the fiduciary duties of the Board of Directors of P-B or Nellcor, as the case may be, under applicable law as advised by independent counsel in connection with an unsolicited proposal, engage or participate in negotiations concerning, provide any nonpublic information or data to, or have any discussions with, any person other than a party hereto or their affiliates relating to, any (i) acquisition, (ii) tender offer (including a self-tender offer), (iii) exchange offer, (iv) merger, (v) consolidation, (vi) acquisition of beneficial ownership of (or the right to vote securities representing) 10% or more of the total voting power of such entity or any of its subsidiaries, (vii) dissolution, (viii) business combination, (ix) purchase of all or any significant portion of the assets or any division of (or any equity interest in) such entity or any subsidiary, or (x) any similar transaction other than the Merger (such proposals, announcements, or transactions being referred to as "Acquisition Proposals"). Each of P-B and Nellcor will notify the other orally (within one business day) and in writing (as promptly as practicable) if any such Acquisition Proposals (including the identity of the persons making such proposals and, subject to the fiduciary duties of the Board of Directors of P-B or Nellcor, the terms of such proposals) are received and furnish to the other party hereto a copy of any written proposal.



____7.3__REGISTRATION STATEMENT.__As promptly as practicable, Nellcor and P-B shall cooperate and prepare and Nellcor shall file with the SEC the Registration Statement and use reasonable efforts to have the Registration Statement declared effective. Nellcor shall also use reasonable efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the shares of Nellcor Common Stock pursuant hereto. P-B shall furnish Nellcor with all information concerning P-B and the holders of its capital stock and shall take such other action as Nellcor may reasonably request in connection with such Registration Statement and issuance of shares of Nellcor Common Stock.



____7.4__PROXY STATEMENTS; STOCKHOLDER APPROVALS.__Nellcor and P-B, acting through their respective Boards of Directors, shall, in accordance with applicable law and their Certificates of Incorporation and By-Laws:



____(a)_promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of their respective stockholders for the purpose of voting to approve and adopt this Agreement and shall use their respective best efforts, except to the extent required in the exercise of the fiduciary duties of the Board of Directors of P-B or Nellcor, as the case may be, under applicable law as advised by independent counsel, to obtain such stockholders approval;



____(b)_except to the extent required in the exercise of the fiduciary duties of the Board of Directors of P-B or Nellcor, as the case may be, under applicable law as advised by independent counsel, recommend approval and adoption of this Agreement by the stockholders of Nellcor, on the one hand, and of P-B, on the other hand, and include in the Proxy Statement such recommendations, and take all lawful action to solicit such approvals; and

____(c)_as promptly as practicable, prepare and file with the SEC a preliminary joint Proxy Statement and, after consultation with each other, respond to any comments of the SEC with respect to the preliminary Proxy Statement and cause the definitive Proxy Statement to be mailed to their respective stockholders. At the stockholders' meeting of P-B, Nellcor shall vote or cause to be voted in favor of approval and adoption of this Agreement all shares of P-B Common Stock which it beneficially owns at such time. Whenever any event occurs which should be set forth in an amendment or a supplement to the Proxy Statement or any filing required to be made with the SEC, each party will promptly inform the other and will cooperate in filing with the SEC and/or mailing to stockholders such amendment or supplement. The Proxy Statement, and all amendments and supplements thereto, shall comply with applicable law and be in form and substance satisfactory to Nellcor and P-B.



____7.5__NASDAQ  NATIONAL  MARKET.__Nellcor  shall  notify  the  Nasdaq National
Market of the listing of the shares of Nellcor Common Stock to be issued pursuant to the Merger.



____7.6__ANTITRUST LAWS.__As promptly as practicable, P-B, Nellcor and Sub shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, P-B will furnish to Nellcor and Sub, and Nellcor and Sub will furnish to P-B, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.1 hereof, P-B will provide Nellcor and Sub, and Nellcor and Sub will provide P-B, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby, except to the extent that Nellcor or P-B is advised by independent counsel that the provision of such information would be inadvisable under applicable antitrust laws.



____7.7__CERTAIN EMPLOYEE BENEFIT PLANS MATTERS.


____(a)_Nellcor confirms to P-B that it is Nellcor's present intent to provide after the Effective Time to continuing employees of P-B and its subsidiaries employee benefit programs that in the aggregate are generally not less favorable to such employees than those being provided to Nellcor's employees on the date of this Agreement, except as otherwise provided IN SCHEDULE 7.7(A). To the extent the Nellcor employee benefit programs provide medical or dental welfare benefits after the Closing Date, Nellcor shall cause all pre-existing condition exclusions and actively at work requirements to be waived, and Nellcor shall provide that any expenses incurred on or before the Closing Date shall be taken into account under the Nellcor employee benefit programs for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions for such employees and their covered dependents.



____(b)_P-B hereby confirms to Nellcor that (i) all P-B Stock Options granted under the 1988 Stock Benefit Plan that are not fully vested as of the date of this Agreement provide for acceleration of vesting or exercisability effective 30 days prior to the Merger and all restricted stock awards granted under such plan provide for acceleration of vesting upon the Merger, (ii) all P-B Stock Options under the 1988 Stock Benefit Plan expire upon consummation of the Merger and (iii) all P-B Stock Options under the 1979 Employee Stock Benefit Plan shall carry over and become options to acquire Nellcor Common Stock.



____(c)_P-B confirms that it has amended its Change of Control Severance Plan effective on or prior to the date hereof so that (i) none of the transactions contemplated by this Agreement will constitute a "Change of Control" as defined therein, and (ii) effective immediately prior to consummation of the Merger, such Change of Control Severance Plan shall without any further action on the part of P-B automatically terminate and be of no further force and effect. P-B agrees that it shall not rescind or alter such amendment or take any other action to nullify its effect without the prior written consent of Nellcor.


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____(d)_Except  as set forth in  SCHEDULE 7.7(D), P-B shall  take no action from and after the date hereof to deposit into any trust (including any "rabbi trust") amounts in respect of any employee benefit obligations.



____(e)_P-B confirms that it has amended its Management Incentive Compensation Plan A and Plan B for Fiscal Year 1996 in accordance with Section II(e)(6) thereof to provide that no further benefits shall be payable thereunder subject to the consummation of the Merger and that such plans shall without any further action on the part of P-B automatically terminate and be of no further force and effect from and after the Merger. P-B agrees that it shall not rescind or alter such amendment or take any other action to nullify its effect without the prior written consent of Nellcor. In lieu of the benefits payable under such Management Incentive Compensation Plan A and Plan B for Fiscal Year 1996, Nellcor shall cause P-B to adopt immediately after the consummation of the Merger, a Merger Incentive Compensation Plan (which shall be effective from and after the consummation of the Merger) for the benefit of employees of P-B that previously participated in such Management Incentive Compensation Plans on the terms and conditions as set forth in SCHEDULE 7.7(E).



____(f)_From and after the Effective Time, neither Nellcor nor P-B shall take any action to amend or modify P-B's Directors Post-Retirement Income Plan, except that such plan shall not be available to new directors of P-B appointed by Nellcor from and after the Merger. P-B shall continue to make all payments required to be made under such plan to each former director of P-B entitled to benefits thereunder (regardless of whether such director subsequently serves as a director of Nellcor). Neither P-B nor Nellcor shall fund any rabbi trust with respect to such plan, provided that Nellcor will guarantee the payment by P-B of P-B's obligations under such plan.



____(g)_P-B confirms that it will amend its Supplemental Retirement Benefit Plan and its Pension Benefit Make Up Plan effective on or prior to the Effective Time in the manner specified in SCHEDULE 7.7(G).



____(h)_Nellcor shall cause P-B to adopt immediately after consummation of the Merger, a Retention Compensation Plan (which shall be effective from and after the consummation of the Merger) for the benefit of certain senior level employees of P-B on the terms and conditions as set forth in SCHEDULE 7.7(H).



____7.8__STOCK OPTIONS AND WARRANTS.


____(a)_As of the Effective Time, each of the P-B Stock Options which is outstanding as of the date hereof and has not expired as of the Effective Time shall be assumed by Nellcor and converted into an option (or a new substitute option shall be granted) to purchase the number of shares of Nellcor Common Stock (rounded up to the nearest whole share) equal to the number of shares of P-B Common Stock subject to such option multiplied by the Exchange Ratio, at an exercise price per share of Nellcor Common Stock (rounded down to the nearest penny) equal to the former exercise price per share of P-B Common Stock under such option immediately prior to the Effective Time divided by the Exchange Ratio; PROVIDED, HOWEVER, that in the case of any P-B Stock Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the converted or substituted P-B Stock Options shall be subject to the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to P-B Stock Options immediately prior to the Effective Time.



____(b)_As of the Effective Time, Nellcor shall grant an option intended to qualify as an incentive stock option under Section 422 of the Code in substitution for each incentive stock option (within the meaning of Section 422 of the Code) which (i) was issued by P-B under P-B's 1988 Stock Benefit Plan,
(ii) had its vesting and exercisability accelerated under the terms of the 1988 Stock Benefit Plan as a result of the Merger, and (iii) expired unexercised as of the Effective Time. As of the Effective Time, Nellcor shall grant a non-qualified stock option in substitution for each P-B Stock Option that is a non-qualified stock option which (i) was issued by P-B under P-B's 1988 Stock Benefit Plan, (ii) had its vesting and exercisability accelerated under the terms of the 1988 Stock Benefit Plan as a result of the Merger, and (iii) expired unexercised as of the Effective Time. The number of shares of Nellcor Common Stock subject to the substituted options under each of the preceding two sentences, and the exercise price per share of such Nellcor Common Stock, shall be based upon the number of shares of P-B Common Stock and the exercise price per share of P-B Common Stock under the terms of the expired option, in each case as provided in Section 7.8(a). To the extent that any P-B Stock Options under P-B's 1979 Employee Stock Benefit Plan would terminate as of the Effective Time as a result of the Merger, Nellcor shall make appropriate arrangements to substitute equivalent options to acquire Nellcor Common Stock on the same basis as provided herein with respect to options under P-B's 1988 Stock Benefit Plan. Subject to the foregoing, all substituted options under this Section 7.8(b) to purchase Nellcor Common Stock shall be subject to the same terms and conditions as were applicable to the expired P-B Stock Options for which they are substituted immediately prior to the Effective Time, except that the acceleration of vesting and exercisability as a result of the Merger shall not be given effect.



____(c)_Nellcor agrees that within fifteen (15) days after the Effective Time it will cause to be filed one or more registration statements on Form S-8 under the Securities Act, or amendments to its existing registration statements on Form S-8 or amendments to such other registration statements as may be available, in order to register the shares of Nellcor Common Stock issuable upon exercise of the aforesaid converted P-B Stock Options, and at or prior to the Effective Time, Nellcor shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Nellcor Common Stock for delivery upon exercise of the options substituted pursuant to this Section 7.8. The consummation of the Merger shall not be treated as a termination of employment for purposes of the Option Plans.



____7.9__DIRECTOR AND OFFICER INDEMNIFICATION, ETC.


____(a)_Nellcor and the Surviving Corporation each agrees that for acts occurring prior to the Effective Time, all rights to indemnification and advancement of expenses existing in favor of the directors and officers of P-B (the "Indemnified Parties") under the provisions existing on the date hereof of the Certificate of Incorporation, By-Laws and indemnification agreements of P-B shall survive the Effective Time, and Nellcor and the Surviving Corporation each agrees to indemnify and advance expenses to the Indemnified Parties to the full extent required or permitted under the provisions existing on the date hereof of P-B's Certificate of Incorporation and By-Laws and indemnification agreements of P-B.



____(b)_For a period of six years after the Effective Time, Nellcor shall maintain, with respect to claims arising from facts or events which occurred before the Effective Time, officers' and directors' liability insurance covering the Indemnified Parties who are currently covered (in their capacities as officers and directors) by P-B's existing officers' and directors' liability insurance policies, on terms substantially no less advantageous to such officers and directors than such existing insurance.



____7.10__PUBLIC ANNOUNCEMENTS.__The initial press release relating to this Agreement shall be a joint press release and thereafter, so long as this Agreement is in effect, Nellcor and Sub, on the one hand, and P-B, on the other hand, agree that they will each obtain the approval of the other party prior to issuing any press release or any other written communication (including any written communication to employees) and that they will use their best efforts to consult with one another before otherwise making any public statement or responding to any press inquiry with respect to this Agreement or the transactions contemplated hereby, except as may be required by law or any governmental agency if required by such agency or the rules of the National Association of Securities Dealers, Inc.



____7.11__EXPENSES.__Except as provided in Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (whether or not the Merger is consummated) shall be paid by the party incurring such expenses, except that if the Merger is not consummated Nellcor and P-B shall share equally the expenses incurred in connection with filings under the HSR Act, printing and mailing the Proxy Statement and all aspects of the Registration Statement.



____7.12__ADDITIONAL AGREEMENTS.


____(a)_Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings and to obtain from each natural person who owns of record any shares of the capital stock of any subsidiary of P-B a power of attorney, in form acceptable to Nellcor and its counsel, appointing one or more representatives of Nellcor as attorney in fact for such person, effective as of the Effective Time, for purposes of executing any documents and taking any other actions required to transfer record ownership of such shares to such entity as Nellcor shall determine. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Nellcor, Sub and P-B shall take all such necessary action.



____(b)_Nellcor and P-B each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement.



____(c)_Each party will keep the other party apprised of the status of any inquiries made of such party by the Department of Justice, the SEC, or any other governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated herein.



____7.13__P-B ACCRUALS AND RESERVES.__Prior to the Closing Date, P-B shall review and, to the extent determined necessary or advisable, consistent with generally accepted accounting principles and the accounting rules, regulations and interpretations of the SEC and its staff, modify and change its accrual, reserve and provision policies and practices to (a) reflect the Surviving Corporation's plans with respect to the conduct of P-B's business following the Merger and (b) make adequate provision (for the costs and expenses relating thereto) so as to be applied consistently on a mutually satisfactory basis with those of Nellcor. The parties agree to cooperate in preparing for the implementation of the adjustments contemplated by this Section 7.13. Notwithstanding the foregoing, (i) P-B shall not be obligated to take in any respect any such action pursuant to this Section 7.13 (other than pursuant to the preceding sentence) unless and until Nellcor acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and
(ii) the Exchange Ratio shall be determined for all purposes of this Agreement without taking into account any adjustments made solely as a result of this
Section 7.13.



____7.14__CERTAIN GOVERNANCE MATTERS.


____(a)_Nellcor's Board of Directors shall take all action necessary to submit to the stockholders of Nellcor, for approval at the special meeting of Nellcor stockholders referred to in Section 7.4(a), an amendment to Nellcor's Certificate of Incorporation to change Nellcor's name at the Effective Time or promptly thereafter to Nellcor Puritan Bennett Incorporated. Nellcor's Board of Directors shall take all action necessary to cause (i) one person selected by Nellcor, prior to the mailing of the Proxy Statement described in Section 7.4, who is mutually agreeable to P-B and is not a current or former officer, director or employee of P-B, (ii) one person selected by P-B, prior to the mailing of the Proxy Statement described in Section 7.4, who is mutually agreeable to Nellcor and is a current director of P-B, and (iii) Burton A. Dole, Jr. ("Dole"), each to be elected as directors of Nellcor for a term expiring at the next annual meeting of Nellcor's stockholders following the Effective Time. If prior to the Effective Time, either Dole or such person selected pursuant to clause (ii) above shall decline or be unable to serve as a director of Nellcor, P-B shall designate another person who is a current director of

P-B to serve in such person's stead; provided such designated person is mutually agreeable to Nellcor. In addition, the Board of Directors of Nellcor shall take all action necessary to nominate and endorse such persons for reelection as directors of Nellcor at the first annual meeting of Nellcor following the Effective Time.



____(b)_P-B agrees that (i) it will terminate the employment of Dole effective at the Effective Time, (ii) it will obtain from Dole an agreement modifying certain employee benefits effective as of the Effective Time in substantially the form set forth in SCHEDULE 7.14(B)(I), and (iii) in connection therewith the Surviving Corporation shall be bound by the terms of the employment agreement between Dole and P-B dated April 25, 1980 pursuant to which it shall pay to him the amounts specified in Section 2.2 therein. Nellcor agrees to offer to Dole employment as an officer of Nellcor pursuant to a written employment agreement reflecting the terms attached as SCHEDULE 7.14(B)(II) hereto.



____(c)_P-B agrees that (i) it will obtain from John H. Morrow ("Morrow") an agreement cancelling his existing employment agreement effective at the Effective Time in substantially the form set forth in SCHEDULE 7.14(C)(I), (ii) it will obtain from Morrow an agreement modifying certain employee benefits effective as of the Effective Time on the terms set forth in SCHEDULE 7.14(C)(II), and (iii) in connection therewith Nellcor agrees to offer to Morrow employment pursuant to the terms of the Employment Agreement attached as
SCHEDULE 7.14(C)(III) hereto.



                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER



____8.1__CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.__The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any one of which may be waived by both P-B and Nellcor:



____(a)_Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.



____(b)_The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Registration Statement shall have been issued, no action, suit, proceedings or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws relating to the issuance or trading of the Nellcor Common Stock to be issued to P-B stockholders in connection with the Merger shall have been received.



____(c)_This Agreement and the transactions contemplated hereby shall have been approved and adopted (i) by the favorable vote of a majority of the shares of outstanding capital stock of Nellcor casting votes thereon at a stockholders meeting at which a quorum is present in accordance with the DGCL in order to satisfy the stockholder approval requirements of Part III, Section 5(i)(1)(c)(ii) of Schedule D of the NASD Manual applicable to Nasdaq National Market issuers, and (ii) by the favorable vote of a majority of the shares of outstanding capital stock of P-B entitled to vote thereon in accordance with
Section 251(c) of the DGCL.



____(d)_No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Merger shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree, or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger. Other than the filing of the Certificate of Merger with the Secretary of State of Delaware, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Merger, other than Consents the failure to obtain which would not materially, adversely affect the consummation of the

Merger or in the aggregate have a Material Adverse Effect on the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. Nellcor shall have received all state securities or blue sky permits and other authorizations necessary to issue the shares of Nellcor Common Stock in exchange for the shares of P-B Common Stock and to consummate the Merger.



____(e)_There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon the Surviving Corporation or its subsidiaries (or, in the case of any disposition of assets required in connection with such Requisite Regulatory Approval, upon Nellcor or its subsidiaries or P-B or its subsidiaries), including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.



____(f)_Nellcor and P-B shall have received (i) a letter, dated the Closing Date, addressed to Nellcor from Price Waterhouse, in response to a letter from Nellcor summarizing the relevant facts and in form and substance reasonably satisfactory to Nellcor, a copy of which shall be provided to P-B, and (ii) a letter, dated the Closing Date, addressed to P-B from Ernst & Young, in response to a letter from P-B summarizing the relevant facts and in form and substance reasonably satisfactory to P-B, a copy of which shall be given to Nellcor, in each case to the effect that the Merger qualifies for "pooling of interests" treatment for financial reporting purposes and that such accounting treatment is in accordance with generally accepted accounting principles. Price Waterhouse shall also have received from Ernst & Young, a letter in form and substance satisfactory to Price Waterhouse, that Ernst & Young is not aware of any fact concerning P-B or any of its affiliates that would preclude Nellcor from accounting for the Merger by the "pooling of interests" method for financial reporting purposes.



____8.2__CONDITIONS TO OBLIGATION OF P-B TO EFFECT THE MERGER.__The obligation of P-B to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by P-B:



____(a)_Each of Nellcor and Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Nellcor and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and P-B shall have received a certificate of the President or an Executive Vice President of Nellcor as to the satisfaction of this condition.



____(b)_P-B shall have received an opinion of Blackwell Sanders Matheny Weary & Lombardi L.C., counsel to P-B, dated the Closing Date, substantially to the effect that, on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Closing Date, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Nellcor and P-B will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering any such opinion, such counsel may require and, to the extent they deem necessary and appropriate, may rely upon representations made in certificates of officers of Nellcor, Sub, P-B, affiliates of the foregoing and others. In addition, P-B shall have received the opinion, dated the Closing Date, of Morrison & Foerster, counsel for Nellcor, covering the matters set forth in EXHIBIT 8.2(B).



____(c)_Nellcor shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not materially adversely affect the consummation of the transactions contemplated hereby or in the aggregate have a Material Adverse Effect on the Surviving Corporation and its subsidiaries taken as a whole.



____(d)_There shall not have occurred following the date of this Agreement and prior to the Closing Date any change, or any event involving a prospective change, in Nellcor's business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by Nellcor to P-B prior to the execution of this Agreement).



____8.3__CONDITIONS TO OBLIGATIONS OF NELLCOR AND SUB TO EFFECT THE MERGER.__The obligations of Nellcor and Sub to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by Nellcor:



____(a)_P-B shall have performed in all material respects its obligations under this Agreement required to be performed and complied with by it at or prior to the Effective Time and the representations and warranties of P-B contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and Nellcor and Sub shall have received a Certificate of the Chairman of the Board or an Executive or Senior Vice President of P-B as to the satisfaction of this condition.



____(b)_P-B shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of P-B or any subsidiary under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not materially adversely affect the consummation of the transactions contemplated hereby or in the aggregate have a Material Adverse Effect on the Surviving Corporation and its subsidiaries taken as a whole.



____(c)_Nellcor shall have received the opinion of Morrison & Foerster, counsel to Nellcor, dated the Closing Date and addressed to Nellcor, to the effect that, on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Nellcor and P-B will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering any such opinion, such counsel may require and, to the extent they deem necessary and appropriate, may rely upon representations made in certificates of officers of P-B, Nellcor, Sub, affiliates of the foregoing and others. In addition, Nellcor shall have received the opinion, dated the Closing Date, of Blackwell, Sanders, Matheny, Weary & Lombardi L.C., counsel for P-B, covering the matters set forth in EXHIBIT 8.3(C).



____(d)_There shall not have occurred following the date of this Agreement and prior to the Closing Date any change, or any event involving a prospective change, in P-B's business, assets, financial condition or results of operation which has had, or is reasonably likely to have, in the aggregate a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles and changes that could, under the circumstances, reasonably have been anticipated in light of disclosures made in writing by P-B to Nellcor prior to the execution of this Agreement).

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    9.1    TERMINATION.    This  Agreement  may  be  terminated  and  the Merger
contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of P-B or Nellcor:

    (a) by mutual written consent of Nellcor, Sub and P-B;

    (b) by either Nellcor and Sub, on the one hand, or P-B, on the other hand, if the Merger shall not have been consummated on or before December 31, 1995;

    (c) by P-B if there shall have been any material breach of a representation and warranty or material obligation of Nellcor or Sub hereunder and, if such breach is curable, such default shall have not been remedied within 10 days after receipt by Nellcor of notice in writing from P-B specifying such breach and requesting that it be remedied; PROVIDED, that such 10 day period shall be extended for so long as Nellcor or Sub shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

    (d) by Nellcor and Sub if there shall have been any material breach of a representation and warranty or material obligation of P-B hereunder and, if such breach is curable, such default shall not have been remedied within 10 days after receipt by P-B of notice in writing from Nellcor or Sub specifying such breach and requesting that it be remedied; PROVIDED, that such 10 day period shall be extended for so long as P-B shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

    (e) by Nellcor if the Board of Directors of P-B shall have (i) withdrawn or modified in a manner adverse to Nellcor its approval or recommendation (or failed to make such recommendation) of this Agreement or the Merger, or shall have resolved to do any of the foregoing, or (ii) recommended an Acquisition Proposal other than the Merger;

    (f) by P-B if the Board of Directors of Nellcor shall have (i) withdrawn or modified in a manner adverse to P-B its approval or recommendation (or failed to make such recommendation) of this Agreement or the Merger, or shall have resolved to do any of the foregoing, or (ii) recommended an Acquisition Proposal other than the Merger;

    (g) by either Nellcor or P-B if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action shall have become final and non-appealable; PROVIDED, that the party seeking to terminate this Agreement pursuant to this clause (g) shall have used all reasonable efforts to remove such order, decree or ruling;

    (h) by Nellcor, upon written notice to P-B, if any approval of the stockholders of P-B required for the consummation of the Merger submitted for approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

    (i) by P-B, upon written notice to Nellcor and Sub, if any approval of the stockholders of Nellcor required for the consummation of the Merger submitted for approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof; or

    (j) by (i) Nellcor, if its Board of Directors, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders under applicable law as advised by independent counsel, determines that such termination is required by reason of another Acquisition Proposal being made with respect to Nellcor, or (ii) P-B, if its Board of Directors, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders under applicable law as advised by independent counsel, determines that such termination is required by reason of another Acquisition Proposal being made with respect to P-B.

    9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party of this Agreement, there shall be no liability or obligation on the part of either Nellcor, Sub or P-B or their respective officers or directors (except as set forth in Section 7.1(b) hereof and except for Sections 7.11, 9.3, 10.2 and 10.6 hereof which shall survive the termination). Moreover, in the event of termination of this Agreement pursuant to Section 9.1(c) or 9.1(d), nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity. Upon request therefor, each party will redeliver or, at the option of the party receiving such request, destroy all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

    9.3  CANCELLATION FEES; EXPENSES.

    (a) If at any time (i) P-B shall have entered into an agreement, including without limitation an agreement in principle, with respect to an Acquisition Proposal, other than the Merger contemplated by this Agreement; (ii) P-B shall breach any of the provisions of Section 7.2 above or shall recommend or approve an Acquisition Proposal pursuant to Section 7.2; or (iii) any person, entity or group of persons or entities acting in concert shall acquire beneficial ownership of more than fifty percent (50%) of the voting securities of P-B as a result of an Acquisition Proposal and, in the case of (i) or (ii), this Agreement is terminated pursuant to Section 9.1(d), Section 9.1(e), Section 9.1(h) or Section 9.1(j)(ii); then Nellcor shall be entitled to be paid by P-B a fee in cash or immediately available funds of ten million U.S. dollars ($10,000,000) (the "P-B Cancellation Fee").

    (b) P-B shall pay to Nellcor the P-B Cancellation Fee provided in Section 9.3(a) above within ten (10) days of written demand therefor by the Nellcor. The payment of the P-B Cancellation Fee shall be conditioned on there being no material breach of the obligations of Nellcor and Sub hereunder. If P-B fails to pay any amount due Nellcor pursuant to this Section 9.3 when due, P-B shall pay interest thereon, from the date due until the date paid in full, at the Prime Rate as announced from time to time by Bank of America or any successor thereto (the "Prime Rate") and shall reimburse Nellcor for all reasonable attorneys' fees and other costs and expenses incurred by Nellcor in collecting such amount from P-B.

    (c) Notwithstanding anything herein to the contrary, payment of the P-B Cancellation Fee as provided in subsections (a) and (b) of this Section 9.3 shall constitute full settlement of any and all liabilities and obligations of P-B under this Agreement, except for liabilities arising from fraud or intentional misrepresentation with respect to this Agreement by P-B and except as provided in subsection (d).

    (d) In the event that either P-B or Nellcor terminates this Agreement pursuant to, respectively, Section 9.1(c) or Section 9.1(d) hereof, then the nonterminating party shall pay to the terminating party two million U.S. dollars ($2,000,000) representing full payment of the terminating party's reasonable out-of-pocket expenses incurred in connection with the negotiation, execution and performance of this Agreement ("Expense Reimbursement Payment"); PROVIDED, HOWEVER, that the terminating party shall not be entitled to any Expense Reimbursement Payment pursuant to this Section 9.3(d) if at the time of termination the nonterminating party also would have been entitled to terminate this Agreement pursuant to Section 9.1(c) or Section 9.1(d), as applicable. In addition, if the stockholders of Nellcor or P-B fail to approve the Merger and this Agreement is terminated by P-B or Nellcor pursuant to Section 9.1(h) or 9.1(i), as the case may be, then the party whose stockholders have so failed to approve the Merger shall pay to the other party hereto the Expense Reimbursement Payment; PROVIDED, HOWEVER, that no such Expense Reimbursement Payment shall be due under this sentence if the stockholders of the party which would have otherwise been entitled to such Expense Reimbursement Payment have previously failed to approve the Merger at the stockholders meeting called for that purpose. Notwithstanding the foregoing, the parties hereby acknowledge that they do not intend that any party hereto would be entitled to bring a claim against another party hereto for negligent misrepresentation in connection with the breach of any representations made herein by such other party.

    (e) If at any time (i) Nellcor shall have entered into an agreement, including without limitation an agreement in principle, with respect to an Acquisition Proposal, other than the Merger contemplated by this Agreement; (ii) Nellcor shall breach any of the provisions of Section 7.2 above or shall recommend or approve an Acquisition Proposal pursuant to Section 7.2; or (iii) any entity, person or group of persons or entities acting in concert shall acquire beneficial ownership of more than fifty percent (50%) of the voting securities of Nellcor as a result of an Acquisition Proposal, and, in the case of (i) or (ii), this Agreement is terminated pursuant to Section 9.1(c), Section 9.1(f), Section 9.1(i) or Section 9.1(j)(i); then P-B shall be entitled to be paid by Nellcor a fee in cash or immediately available funds of ten million U.S. dollars ($10,000,000) (the "Nellcor Cancellation Fee").

    (f) Nellcor  shall pay  to  P-B the  Nellcor  Cancellation Fee  provided  in
Section 9.3(e) above within ten (10) days of written demand therefor by P-B. The payment of the Nellcor Cancellation Fee shall be conditioned on there being no material breach of the obligations of P-B hereunder. If Nellcor fails to pay any amount due P-B pursuant to this Section 9.3 when due, Nellcor shall pay interest thereon, from the date due until the date paid in full, at the Prime Rate and shall reimburse P-B for all reasonable attorneys' fees and other costs and expenses incurred by P-B in collecting such amount from Nellcor.

    (g) Notwithstanding anything herein to the contrary, payment of the Nellcor Cancellation Fee as provided in subsections (e) and (f) of this Section 9.3 shall constitute full settlement of any and all liabilities and obligations of Nellcor under this Agreement, except for liabilities arising from fraud or intentional misrepresentation with respect to this Agreement by Nellcor and except as provided in subsection (d).

    9.4 AMENDMENT. This Agreement may be amended by action taken by Nellcor, Sub and P-B at any time before or after approval hereof by the stockholders of P-B and Nellcor, but, after any such approval, no amendment shall be made which alters the Exchange Ratio or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X
                               GENERAL PROVISIONS

    10.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. No representations, warranties or agreements contained herein shall survive beyond the Effective Time except that the agreements contained in Sections 2.3, 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 7.8, 7.9, 7.12(a), 7.14, 9.3, 10.1, 10.6 and 10.7
hereof shall survive beyond the Effective Time, and the agreements of the "affiliates" of Nellcor and P-B delivered pursuant to Section 6.7 shall survive beyond the Effective Time.

    10.2  BROKERS.

    (a) P-B represents and warrants to Nellcor and Sub that, (i) except for its financial advisor, Smith Barney Inc., no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of P-B and (ii) a true and complete copy of all engagement letters or agreements between P-B and Smith Barney Inc. and between P-B and any third party for whom any amounts payable contingent upon consummation of the Merger, have previously been delivered to Nellcor.

    (b) Nellcor represents and warrants to P-B that, (i) except for its financial advisors, Robertson, Stephens & Company, L.P. and Goldman, Sachs & Co., no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Nellcor or Sub and (ii) a true and complete copy of the engagement letters or agreements among Nellcor and Robertson, Stephens & Company, L.P. and Goldman, Sachs & Co. and between Nellcor and any third party for whom any amounts payable are contingent upon consummation of the Merger, have previously been delivered to P-B.

    10.3 NOTICES. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to Nellcor or Sub, to:
       Nellcor Incorporated
       4280 Hacienda Drive
       Pleasanton, California 94288
       Attention: Laureen DeBuono, Esq.
                 Vice President of
                 Human Resources, General
                 Counsel and Corporate
                 Secretary

       with a copy to:

        Morrison & Foerster
       Twelfth Floor
       19900 McArthur Boulevard
       Irvine, California 92715
       Attention: Robert M. Mattson, Jr., Esq.

       and

        Morrison & Foerster
       345 California Street
       San Francisco, California 94104
       Attention: Gavin B. Grover, Esq.

    (b) if to P-B, to:
       Puritan-Bennett Corporation
       9401 Indian Creek Parkway
       Overland Park, Kansas 66225
       Attention: Burton A. Dole, Jr.
                 Chairman, President and
                 Chief Executive Officer
       with a copy to:

        Blackwell Sanders Matheny
         Weary & Lombardi L.C.
       Suite 1100
       Two Pershing Square
       2300 Main Street
       Kansas City, Missouri 64108
       Attention: Daniel C. Weary, Esq.

    10.4   DESCRIPTIVE HEADINGS.   The headings contained  in this Agreement are
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    10.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Exhibits, and other documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; (b) except for Sections 7.8,
7.9 and 7.14, is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, provided that Nellcor or Sub may assign its rights and obligations hereunder to a direct or indirect subsidiary of Nellcor, but no such assignment shall relieve Nellcor or Sub, as the case may be, of its obligations hereunder.

    10.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

    10.7 PARTIES IN INTEREST. Except for Sections 7.8, 7.9 and 7.14 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever or by reason of this Agreement.

    10.8    COUNTERPARTS.    This  Agreement may  be  executed  in  two  or more
counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

    10.9 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

    10.10 JURISDICTION AND VENUE. Each party hereto hereby agrees that any proceeding relating to this Agreement and the Merger shall be brought in a state court of Delaware. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such Delaware court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Delaware court or to any claim that such Delaware court is an inconvenient forum.

    10.11 INVESTIGATION. The respective representations of warranty of Nellcor, Sub and P-B contained herein or in the certificates or other documents delivered prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

    10.12 CONSENTS. For purposes of any provision of this Agreement requiring, permitting or providing for the consent of Nellcor or P-B, the written consent of the Chief Executive Officer of Nellcor or P-B, as the case may be shall be sufficient to constitute such consent.

    IN WITNESS WHEREOF, each of Nellcor, Sub and P-B has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

NELLCOR INCORPORATED
By: /S/ C. RAYMOND LARKIN, JR.
    ------------------------------------------
    Name: C. Raymond Larkin, Jr.
    Title: President and Chief
    Executive Officer

                                          PUMA MERGER CORPORATION

                                          By: /S/ C. RAYMOND LARKIN, JR.
                                             -----------------------------------
                                             Name: C. Raymond Larkin, Jr.
                                             Title: President

                                          PURITAN-BENNETT CORPORATION

                                          By: /S/ BURTON A. DOLE, JR.
                                             -----------------------------------
                                             Name: Burton A. Dole, Jr.
                                             Title: Chairman, President
                                             and Chief Executive Officer

                                                                         ANNEX B



                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER



____This Amendment No. 1 to Agreement and Plan of Merger (this "Amendment"), dated as of June 30, 1995, is made by and between Nellcor Incorporated, a Delaware corporation ("Nellcor"), Puma Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Nellcor ("Sub"), and Puritan-Bennett Corporation, a Delaware corporation ("P-B").



____A.__The parties to this Amendment have entered into that certain Agreement and Plan of Merger, dated as of May 21, 1995 (the "Merger Agreement"), pursuant to which, on the terms and subject to the conditions set forth therein, Sub is to be merged with and into P-B such that P-B becomes a wholly-owned subsidiary of Nellcor.



____B.__The parties desire to amend the Merger Agreement as set forth herein.



____Accordingly, the parties hereto agree as follows:



____1.__Section 7.14(a) of the Merger Agreement is amended to read in its entirety as follows:



    ____"(a)_Nellcor's Board of Directors shall take all action necessary to submit to the stockholders of Nellcor, for approval at the special meeting of Nellcor stockholders referred to in Section 7.4(a), an amendment to Nellcor's Certificate of Incorporation to change Nellcor's name at the Effective Time or promptly thereafter to Nellcor Puritan Bennett Incorporated. Nellcor's Board of Directors shall take all action necessary to cause (i) one person selected by P-B, prior to the mailing of the Proxy Statement described in Section 7.4, who is mutually agreeable to Nellcor and is a current director of P-B, and (ii) Burton A. Dole, Jr. ("Dole"), each to be elected as directors of Nellcor for a term expiring at the next annual meeting of Nellcor's stockholders following the Effective Time. If prior to the Effective Time, either Dole or such person selected pursuant to clause
    (i) above shall decline or be unable to serve as a director of Nellcor, P-B shall designate another person who is a current director of P-B to serve in such person's stead; provided such designated person is mutually agreeable to Nellcor. In addition, the Board of Directors of Nellcor shall take all action necessary to nominate and endorse such persons selected pursuant to clause (i) and (ii) above for reelection as directors of Nellcor at the first annual meeting of Nellcor following the Effective Time and to nominate for election as an additional director of Nellcor at the first annual meeting of Nellcor following the Effective Time one person selected by Nellcor who is not a current or former officer, director or employee of P-B and who is mutually agreeable to the persons selected pursuant to clause (i) and (ii) above."



____2.__Except as set forth above, all provisions of the Merger Agreement shall remain in full force and effect.



____3.__This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.



____IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first noted above.



                                          NELLCOR INCORPORATED
                                          By:_ ____/s/_C. RAYMOND LARKIN, JR.___





                                             -----------------------------------


                                                   C. Raymond Larkin, Jr.
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                            OFFICER

                                          PUMA MERGER CORPORATION
                                          By:_ ____/s/_C. RAYMOND LARKIN, JR.___





                                             -----------------------------------


                                                   C. Raymond Larkin, Jr.
                                                          PRESIDENT



                                          PURITAN-BENNETT CORPORATION
                                          By:_ _____/s/_BURTON A. DOLE, JR._____





                                             -----------------------------------


                                                     Burton A. Dole, Jr.
                                                CHAIRMAN, PRESIDENT AND CHIEF
                                                       EXECUTIVE OFFICER

                                                                         ANNEX C



_ROBERTSON
STEPHENS &
_____COMPANY



                                                                    May 21, 1995



PRIVILEGED AND CONFIDENTIAL



Board of Directors
Nellcor Incorporated
4280 Hacienda Drive
Pleasanton, CA 94588



Members of the Board:



____You have asked our opinion with respect to the fairness to Nellcor Incorporated ("Nellcor") and its stockholders, from a financial point of view and as of the date hereof, of the Exchange Ratio (as defined below), in the proposed merger of Puritan-Bennett Corporation ("Puritan-Bennett") with and into Nellcor, pursuant to the Agreement and Plan of Merger, dated as of May 21, 1995 (the "Agreement"). Under the terms of the Agreement, a wholly-owned subsidiary of Nellcor will merge with and into Puritan-Bennett, and thereafter Puritan-Bennett will become a wholly-owned subsidiary of Nellcor in accordance with the Agreement (the "Merger"). In the Merger, each outstanding share of the common stock of Puritan-Bennett will be converted into the right to receive 0.88 shares of the common stock of Nellcor (the "Exchange Ratio"). Outstanding options to acquire shares of Puritan-Bennett will vest on an accelerated basis at closing and will be converted into options to acquire shares of Nellcor. The Merger is intended to qualify as a tax-free reorganization and to be accounted for as a "pooling of interests." The terms and conditions of the Merger are set out more fully in the Agreement.



____For purposes of this opinion we have: (i) reviewed financial information on Nellcor and Puritan-Bennett furnished to us by both companies, including certain internal financial analyses and forecasts prepared by Nellcor's management; (ii) reviewed publicly available information; (iii) held discussions with the management of Nellcor and Puritan-Bennett concerning the businesses, past and current business operations, results of regulatory examinations, financial condition and future prospects of both companies, independently and combined, including certain information prepared jointly by the managements of Nellcor and Puritan-Bennett concerning potential cost savings and synergies that could result from this Merger; (iv) reviewed the Agreement; (v) reviewed the stock price and trading histories of both companies; (vi) reviewed the exchange ratio implied by historical stock prices of the two companies; (vii) reviewed the contribution by each company to pro forma combined revenue, gross income, research and development expenditures, operating income, pretax income and net income; (viii) reviewed the valuations of publicly traded companies which we deemed comparable to Nellcor and Puritan-Bennett; (ix) compared the financial terms of the Merger with other transactions which we deemed relevant; (x) prepared discounted cash flow analyses of both companies; (xi) analyzed the pro forma earnings per share of the combined company; and (xii) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

____In connection with our opinion, we have not however independently verified any of the foregoing information and have relied on all such information being complete and accurate in all material respects. Furthermore, we did not obtain any independent appraisal of the properties or assets and liabilities of Nellcor or Puritan-Bennett or of any of their subsidiaries. With respect to the financial and operating forecasts (and the assumptions and bases therefor) of Nellcor and Puritan-Bennett which we have reviewed, we have assumed that such forecasts have been reasonably prepared and reflect the best available estimates and judgments of such respective managements and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the managements of Nellcor and Puritan-Bennett. In addition, Robertson Stephens has relied upon estimates and judgments of Nellcor and P-B managements as to the future financial performance of both companies, including the cost savings and synergies resulting from the Merger. We also have assumed, with your consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. While we believe that our review, as described within, is an adequate basis for the opinion that we express, this opinion is necessarily based upon market, economic, and other conditions that exist and can be evaluated as of the date of this letter, and on information available to us as of the date hereof.



____Robertson, Stephens & Company is familiar with Nellcor having provided certain investment banking services to Nellcor from time to time, including acting as an underwriter for the initial public offering of shares of the common stock of Nellcor on May 19, 1987. Robertson, Stephens & Company maintains a market in shares of the common stock of Nellcor. Furthermore, Robertson, Stephens & Company has acted as financial advisor to Nellcor in connection with the Merger for which fees are due and payable contingent upon the closing of the Merger.



____It is understood that this letter is for the information of the Board of Directors of Nellcor only and may not be used for any other purpose without prior written consent. Based upon and subject to the foregoing considerations, it is our opinion, as investment bankers, that, as of the date hereof, the Exchange Ratio is fair to Nellcor and its stockholders from a financial point of view.



                                          Very truly yours,
                                          ROBERTSON, STEPHENS & COMPANY, L.P.
                                          By: Robertson, Stephens & Company,
                                          Inc.
                                          Authorized Signatory

                                                                         ANNEX D



                              GOLDMAN, SACHS & CO.



                                                                    May 21, 1995



PERSONAL AND CONFIDENTIAL



Board of Directors
Nellcor Incorporated
4280 Hacienda Drive
Pleasanton, CA 94588



Gentlemen:



____You have requested our opinion as to the fairness to Nellcor Incorporated (the "Company") of the exchange ratio (the "Exchange Ratio") of 0.88 shares of Common Stock, par value $0.001 per share ("Shares"), of the Company to be exchanged by the Company for each share of Common Stock, par value $1.00 per share (the "Puritan-Bennett Shares"), of Puritan-Bennett Corporation ("Puritan-Bennett") pursuant to the merger of Puma Merger Corporation, a wholly-owned subsidiary of the Company ("Sub") with and into Puritan-Bennett (the "Merger") as set forth in the Agreement and Plan of Merger dated as of May 21, 1995, by and among the Company, Sub and Puritan-Bennett (the "Agreement").



____This opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other business combination in which the Company might engage.



____Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have not participated in the negotiations leading to the Agreement, and have been retained solely to provide a fairness opinion. We are familiar with the Company having provided certain investment banking services to the Company from time to time, including having acted as managing underwriter of a public offering of Shares on May 19, 1987. In the course of the trading activities of Goldman, Sachs & Co. and its affiliates, the Firm has accumulated a long position of 73,500 Shares against which the Firm is short 18,039 Shares, as well as a long position of 217,500 Puritan-Bennett Shares.



____In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended July 3, 1994; Annual Reports to Stockholders and Annual Reports on Form 10-K of Puritan-Bennett for the five fiscal years ended January 31, 1995; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Puritan-Bennett and certain other communications from the Company and Puritan-Bennett to their respective stockholders; certain internal financial analyses and forecasts for the Company and Puritan-Bennett prepared by the Company's management; and certain information (the "Synergies Information") prepared jointly by the managements of the Company and Puritan-Bennett concerning potential cost savings and synergies that could result from the Merger. We also have held discussions with members of the senior management of the Company and Puritan-Bennett regarding the past and current business operations, results of regulatory examinations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and Puritan-Bennett Shares, compared certain financial and stock market information for the Company and Puritan-Bennett with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the medical devices industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.



____We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefore) provided to us, and with your consent we have assumed that such projections and forecasts reflect the best currently available estimates and judgements of the management of the Company and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the management of the Company. Furthermore, we have relied upon the managements of the Company and Puritan-Bennett as to the reasonableness and achievability of the cost savings and synergies resulting from the Merger reflected in the Synergies Information (and the assumptions and bases therefore) provided to us, and with your consent we have assumed that the cost savings and synergies resulting from the Merger reflect the best currently available estimates and judgments of such respective managements and that such cost savings and synergies will be realized in the amounts and in the time periods currently estimated by the managements of the Company and Puritan-Bennett. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Puritan-Bennett or of any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We also have assumed, with your consent, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles.



____Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the Company.



                                          Very truly yours,
                                          GOLDMAN, SACHS & CO.

                                                                         ANNEX E



                                                                    May 21, 1995



Board of Directors
Puritan-Bennett Corporation
9401 Indian Creek Parkway
Overland, Kansas 66210



Gentlemen:



____You have requested our opinion as to the fairness, from a financial point of view, to the holders of the shares of common stock, par value $1.00 per share ("Puritan-Bennett Common Stock"), of Puritan-Bennett Corporation ("Puritan-Bennett") of the exchange ratio (the "Exchange Ratio") of 0.88 shares of common stock, par value $0.001 per share ("Nellcor Common Stock"), of Nellcor Incorporated ("Nellcor") to be exchanged for each share of Puritan Bennett Common Stock, in the proposed merger (the "Merger") of a wholly owned subsidiary of Nellcor ("Merger Sub") with and into Puritan-Bennett pursuant to the Agreement and Plan of Merger dated as of May 21, 1995 by and among Puritan-Bennett, Nellcor and the Merger Sub (the "Merger Agreement").



____In  arriving  at our  opinion,  we reviewed  the  Merger Agreement  and held discussions with certain senior officers, directors and other representatives and advisors of Puritan-Bennett and certain senior officers and other representatives and advisors of Nellcor concerning the businesses, operations and prospects of Puritan-Bennett and Nellcor. We examined certain publicly available business and financial information relating to Puritan-Bennett and
Nellcor as well as certain financial forecasts and other data for Puritan-Bennett and Nellcor that was provided to us by the respective managements of Puritan-Bennett and Nellcor, including information relating to certain strategic implications of and operational benefits anticipated from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among things: current and historical market prices and trading volumes of Puritan-Bennett Common Stock and Nellcor Common Stock; the respective companies' historical and projected earnings; and the capitalization and financial condition of Puritan-Bennett and Nellcor. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected that we considered comparable to the Merger and analyzed certain, financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered comparable to those of Puritan-Bennett and Nellcor. We also evaluated the potential pro forma financial impact of the Merger and the relative contributions of Puritan-Bennett and Nellcor to selected pro forma financial data of the combined companies. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed necessary to arrive at our opinion.



____In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise discussed with us. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with us, we have been advised by the respective managements of Puritan-Bennett and Nellcor that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Puritan-Bennett and Nellcor as to the expected future financial performance of Puritan-Bennett and Nellcor and the strategic implications of and operational benefits anticipated from the Merger. We have also relied, with your consent and without independent verification, upon the assessment by the respective managements of Nellcor and Puritan-Bennett concerning certain litiga-
tion and contingencies with respect to Nellcor. We have also assumed that the Merger will be treated as a pooling-of-interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Our opinion, as set forth herein, relates to the relative values of Puritan-Bennett and Nellcor. We are not expressing any opinion as to what the value of the Nellcor Common Stock actually will be when issued to Puritan-Bennett stockholders pursuant to the Merger or the price at which the Nellcor Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Puritan-Bennett or Nellcor nor have we made any physical inspection of the properties or assets of Puritan-Bennett or Nellcor. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Puritan-Bennett or the effect of any other transaction in which Puritan-Bennett might engage. Our opinion is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.



____Smith Barney has been engaged to render financial advisory services to Puritan-Bennett in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We have in the past provided financial advisory services to Puritan-Bennett and have received compensation for the rendering of such services. In the ordinary course of our business, we may actively trade debt and equity securities of Puritan-Bennett and Nellcor for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including The Travelers Inc. and its affiliates) may maintain business relationships with Puritan-Bennett.



____Our advisory services and the opinion expressed herein are provided solely for the use of the Board of Directors of Puritan-Bennett in its evaluation of the proposed Merger and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Smith Barney be made, without our prior written consent.



____Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Puritan-Bennett Common Stock.



                                          Very truly yours,
                                          SMITH BARNEY INC.

                                                                         ANNEX F



____RESOLVED, that Article First of the Restated Certificate of Incorporation of Nellcor Incorporated be, and it hereby is, amended to read in its entirety as follows:



____________"FIRST: The  name  of the  Corporation  is Nellcor  Puritan  Bennett
       Incorporated."

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                    PART II
                            INFORMATION NOT REQUIRED
                               IN THE PROSPECTUS



ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS


____Reference is made to Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") which provides for indemnification of directors and officers in certain circumstances.



____Nellcor's Restated Certificate of Incorporation provides that a director of Nellcor will not be personally liable to Nellcor or its stockholders for monetary damages for breach of fiduciary duty as a director of Nellcor except for liability (i) for any breach of such director's duty of loyalty to Nellcor or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under
Section 174 of the DGCL (unlawful payment of dividends) or (iv) for any transaction from which such director derived an improper personal benefit.



____Nellcor is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director or officer of Nellcor. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.



____Nellcor's By-Laws provide that Nellcor shall indemnify its directors, and may indemnify its officers, to the full extent permitted by law. Nellcor has entered into agreements with each of its directors and executive officers, and with certain other employees, providing that Nellcor will indemnify those persons to the full extent permitted by law against claims arising out of their actions as agents of Nellcor and will advance expenses of defending against such claims. Nellcor may enter into similar indemnification agreements with other officers, employees or directors in the future.



____Nellcor presently maintains directors and officers liability insurance coverage.



ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



____(a)_The following exhibits are filed herewith unless otherwise indicated:



  EXHIBIT
  NUMBER
- -----------
       2.1   Agreement and Plan of Merger Among Nellcor Incorporated, Puma Merger Corporation, a wholly-owned subsidiary of Nellcor Incorporated, and Puritan-Bennett Corporation, dated May 21, 1995 (included as Annex A to the Proxy Statement/Prospectus filed as part of this Registration Statement).
       2.2   Amendment No. 1 to Agreement and Plan of Merger, dated as of June 30, 1995 (included as Annex B to the Proxy Statement/Prospectus filed as part of this Registration Statement).
       4.1   Restated Certificate of Incorporation of Nellcor Incorporated (incorporated by reference to
             Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended July 7, 1991).
       4.2   Certificate of Determination of Preferences of Series A Junior Participating Preferred Stock of
             Nellcor Incorporated (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended July 7, 1991).
       4.3   Bylaws of Nellcor Incorporated, as amended (incorporated by reference to Exhibit 3.3 of the
             Registrant's Annual Report on Form 10-K for the year ended July 3, 1994).

  EXHIBIT
  NUMBER
- -----------
       4.4   Rights Agreement, dated as of September 1, 1992, between Nellcor Incorporated and The First
             National Bank of Boston, as Rights Agent (incorporated by reference to Exhibit 2.1 of Amendment
             No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on July
             13, 1995).
       5.1   Opinion of Morrison & Foerster as to legality of issuance of Nellcor Common Stock.
       8.1   Opinion of Morrison & Foerster as to certain U.S. tax issues.
       8.2   Opinion of Blackwell Sanders Matheny Weary & Lombardi L.C. as to certain U.S. tax issues.
      23.1   Consent of Price Waterhouse LLP.
      23.2   Consent of Ernst & Young LLP.
      23.3   Consent of Morrison & Foerster (included in Exhibit 5.1).
      23.4   Consent of Morrison & Foerster (included in Exhibit 8.1).
      23.5   Consent of Blackwell Sanders Matheny Weary & Lombardi L.C. (included in Exhibit 8.2).
      23.6   Consent of Burton A. Dole, Jr.
      23.7   Consent of Thomas A. McDonnell.
      24.1   Powers of Attorney (included on page II-4).
      99.1   Form of Proxy Card for Nellcor Incorporated.
      99.2   Form of Proxy Card for Puritan-Bennett Corporation.



____(b)_Financial Statement Schedules



Schedule I__--_ Marketable Securities  --  Other  Investments  (incorporated  by reference to page S-3 of the Registrant's Annual Report on Form 10-K for the year ended July 3, 1994).



Schedule II_--_ Amounts  Receivable  from  Related  Parties  and   Underwriters,
                Promoters, and Employees other than Related Parties (incorporated by reference to page S-4 of the Registrant's Annual Report on Form 10-K for the year ended July 3, 1994).



____Other schedules are omitted because the absence of conditions under which they are required or because the required information is given in the consolidated financial statements or notes thereto.



ITEM 22. UNDERTAKINGS


____The undersigned registrant hereby undertakes as follows:



    ____(a)_That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;



    ____(b) (1)__That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;



    ____(2)_That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;



    ____(c)_Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;



    ____(d)_To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and



    ____(e)_To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES



____Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on the 21st day of July, 1995.


                                          NELLCOR INCORPORATED


                                          By_____/s/ C. RAYMOND LARKIN, JR._____

                                          --------------------------------------
                                                  C. Raymond Larkin, Jr.
                                                   PRESIDENT AND CHIEF
                                                    EXECUTIVE OFFICER



____Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on the 21st day of July, 1995.



                      SIGNATURE                                                 TITLE
- ------------------------------------------------------  ------------------------------------------------------

              /s/ C. RAYMOND LARKIN, JR.
     -------------------------------------------        President and Chief Executive Officer and Director
                C. Raymond Larkin, Jr.                   (principal executive officer)

                          *
     -------------------------------------------        Executive Vice President, Chief Financial Officer
                  Michael P. Downey                      (principal financial and accounting officer)

                          *
     -------------------------------------------        Director
                Robert J. Glaser, M.D.

                          *
     -------------------------------------------        Director
                 Frederick M. Grafton

                          *
     -------------------------------------------        Director
                  Donald L. Hammond

                          *
     -------------------------------------------        Director
                  Walter J. McNerney

                          *
     -------------------------------------------        Director
               Edwin E. van Bronkhorst

                *By/s/ LAUREEN DEBUONO
       ---------------------------------------
                   Laureen DeBuono
                   ATTORNEY-IN-FACT